UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:
☒ Preliminary Proxy Statement
 ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
 ☐ Definitive Proxy Statement
 ☐ Definitive Additional Materials
 ☐ Soliciting Material Pursuant to § 240.14a-12
J. Alexander’s Holdings, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

Common stock, par value $0.001 per share, of J. Alexander’s Holdings, Inc.
	(2)	Aggregate number of securities to which transaction applies:

16,946,187 shares of common stock, which consists of: (i) 15,090,077 shares of common stock issued and outstanding as of July 2, 2021, including (a) 52,500 shares of common stock with respect to Company performance share awards and (b) 281,003 shares of common stock with respect to Company restricted share awards; (ii) 1,739,250 shares of common stock underlying options to purchase shares of common stock outstanding as of July 2, 2021 that have an exercise price below the merger consideration of $14.00 per share; and (iii) 116,860 shares of common stock to be exchanged for Class B Units of J. Alexander’s Holdings, LLC outstanding as of July 2, 2021.

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for the purpose of calculating the filing fee, the underlying value of the transaction was calculated based on the sum of: (A) the product of (i) 15,090,077 shares of common stock issued and outstanding as of July 2, 2021 and (ii) the merger consideration of $14.00 per share; plus (B) the product of: (i) 1,739,250 shares of common stock underlying options to purchase shares of common stock outstanding as of July 2, 2021 with an exercise option price below the merger consideration of $14.00 per share and (ii) the difference between the merger consideration of $14.00 and the weighted-average exercise price of such options of $8.92 per share; plus (C) the product of (i) 116,860 shares of common stock to be exchanged for Class B Units of J. Alexander’s Holdings, LLC outstanding as of July 2, 2021 and (ii) the merger consideration of $14.00. The filing fee was determined by multiplying 0.0001091 by the proposed maximum aggregate value of the transaction of $221,732,508.

	(4)	Proposed maximum aggregate value of transaction:

$221,732,508
	(5)	Total fee paid:

$24,191.02
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

PRELIMINARY PROXY STATEMENT—SUBJECT TO COMPLETION, DATED AUGUST 9, 2021

[    ], 2021
Dear Shareholder:
You are cordially invited to attend a special meeting of shareholders of J. Alexander’s Holdings, Inc. (“J. Alexander’s,” the “Company,” “we,” “our” or “us”) to be held at Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, Tennessee 37203, on [    ], 2021 at [    ] a.m., Central time (such meeting, including any adjournment or postponement thereof, the “special meeting”).
At the special meeting, holders of our common stock, par value $0.001 per share (“Company common stock”), will be asked to consider and vote on (1) a proposal to approve the Agreement and Plan of Merger, dated as of July 2, 2021 (as it may be amended from time to time, the “merger agreement”), by and among the Company, SPB Hospitality LLC, a Delaware limited liability company (“Parent”), and Titan Merger Sub, Inc., a Tennessee corporation and an indirect, wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “merger”), effective as of the effective time of the merger (the “effective time”), with the Company surviving the merger as an indirect, wholly-owned subsidiary of Parent, (2) a proposal to approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger agreement and the transactions contemplated by the merger agreement, and (3) a proposal to approve one or more adjournments of the special meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement or to seek a quorum if one is not initially obtained.
If the merger is completed, pursuant to the terms of the merger agreement, you will be entitled to receive $14.00 in cash, without interest and subject to any applicable taxes (the “merger consideration”), for each share of Company common stock you own. The accompanying proxy statement includes additional information on the treatment of the Company's outstanding equity awards pursuant to the terms of the merger agreement.
The Company’s board of directors (the “board”) has determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and its shareholders, has approved the merger agreement, the merger and other transactions contemplated by the merger agreement and has recommended the approval of the merger agreement by the shareholders of the Company. The board recommends that shareholders of the Company vote (1) “FOR” the proposal to approve the merger agreement, (2) “FOR” the proposal to approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger agreement and the transactions contemplated by the merger agreement, and (3) “FOR” the proposal to approve one or more adjournments of the special meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement or to seek a quorum if one is not initially obtained.
The accompanying proxy statement provides detailed information about the merger agreement and the merger and provides specific information about the special meeting. A copy of the merger agreement is attached as Annex A to the proxy statement. The accompanying proxy statement also describes the actions and determinations of the board in connection with its evaluation of the merger agreement and the merger. We urge you to read the proxy statement, including any documents incorporated by reference, and the annexes carefully and in their entirety. In addition, you may obtain information about the Company from documents filed with the United States Securities and Exchange Commission (the “SEC”). See “Where You Can Find More Information” in the accompanying proxy statement.
Your vote is very important, regardless of the number of shares you own. The merger cannot be completed unless shareholders holding a majority of the outstanding shares of Company common stock entitled to vote at the special meeting vote in favor of the proposal to approve the merger agreement. A failure to vote your shares of Company common stock on the proposal to approve the merger agreement will have the same effect as a vote “AGAINST” the proposal to approve the merger agreement.
If you have any questions or need assistance in voting your shares, please contact our proxy solicitor, Okapi Partners LLC, toll-free at (877) 629-6355. Banks and brokers may call (212) 297-0720.
On behalf of the board, thank you for your continued support.
Sincerely,

Lonnie J. Stout II
Executive Chairman of the Board
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THE MERGER, PASSED UPON THE MERITS OF THE MERGER AGREEMENT, THE MERGER OR THE OTHER TRANSACTIONS CONTEMPLATED BY THE MERGER AGREEMENT OR DETERMINED IF THE ACCOMPANYING PROXY STATEMENT IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
This proxy statement is dated [    ], 2021 and is first being mailed to Company shareholders on or about [    ], 2021.

J. ALEXANDER’S HOLDINGS, INC.

3401 West End Avenue, Suite 260
P.O. Box 24300
Nashville, Tennessee 37202
NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

[    ] , 2021
To Our Shareholders:
Notice is hereby given that a special meeting of the shareholders of J. Alexander’s Holdings, Inc., a Tennessee corporation (“J. Alexander’s,” the “Company,” “we,” “our” or “us”), will be held on [     ], 2021 at [    ] a.m., Central time, at Loews Vanderbilt Hotel located at 2100 West End Avenue, Nashville, Tennessee 37203 (such meeting, including any adjournment or postponement thereof, the “special meeting”) for the following purposes:
1.
Approval of the Merger Agreement. To consider and vote on a proposal to approve the Agreement and Plan of Merger, dated as of July 2, 2021 (as it may be amended from time to time, the “merger agreement”), by and among the Company, SPB Hospitality LLC, a Delaware limited liability company (“Parent”), and Titan Merger Sub, Inc., a Tennessee corporation and an indirect, wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger as an indirect, wholly-owned subsidiary of Parent (the “merger proposal”);

2.
Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements. To consider and vote on the proposal to approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger agreement and the transactions contemplated by the merger agreement (the “merger-related compensation proposal”); and

3.
Adjournment of the Special Meeting. To consider and vote on a proposal to approve one or more adjournments of the special meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement or to seek a quorum if one is not initially obtained (the “adjournment proposal”).

Only shareholders of record of the Company’s common stock, par value $0.001 per share (“Company common stock”), at the close of business on [    ], 2021 are entitled to notice of and to vote at the special meeting.
The board of directors of the Company (the “board”) has determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the Company and its shareholders, has approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and has recommended, subject to the ability of the board to make a “recommendation withdrawal” (as defined in the merger agreement) pursuant to and in accordance with the merger agreement, the approval of the merger agreement by the shareholders of the Company.
The board recommends that shareholders of the Company vote (1) “FOR” the merger proposal, (2) “FOR” the merger-related compensation proposal, and (3) “FOR” the adjournment proposal.
Your vote is important, regardless of the number of shares of Company common stock you own. Approval of the merger agreement by the affirmative vote of shareholders holding a majority of the outstanding shares of Company common stock entitled to vote at the special meeting is a condition to the completion of the merger. Approval, on an advisory, non-binding basis, of the merger-related compensation proposal, requires that the votes cast in favor of the merger-related compensation proposal exceed the votes cast against the merger-related compensation proposal. Approval of the adjournment proposal requires that the votes cast in favor of the adjournment proposal exceed the votes cast against the adjournment proposal.
Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return the enclosed proxy card and thus ensure that your shares of Company common stock will be represented at the special meeting. You may also submit your proxy by using a toll-free number or the Internet. We have provided instructions on the proxy card for using these convenient services. If your shares of Company common stock are held in the name of a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of Company common stock in accordance with the voting instruction card furnished by your broker, bank or other nominee.
YOUR VOTE IS VERY IMPORTANT. YOU MAY VOTE BY MAIL, THROUGH THE INTERNET, BY TELEPHONE OR BY ATTENDING THE SPECIAL MEETING AND VOTING BY BALLOT, IN EACH CASE AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IF YOU FAIL TO VOTE ON THE APPROVAL OF THE MERGER AGREEMENT OR FAIL TO INSTRUCT YOUR BROKER, BANK OR OTHER NOMINEE ON HOW TO VOTE, THE EFFECT WILL BE THE SAME AS A VOTE AGAINST THE APPROVAL OF THE MERGER AGREEMENT.
Please note that we intend to limit attendance at the special meeting to Company shareholders of record as of the record date (or their authorized representatives). If you plan to attend the special meeting, please note that you will need to provide proof of ownership of Company common stock. If your shares of Company common stock are held by a broker, bank or other nominee, please bring to the special meeting your statement evidencing your beneficial ownership of Company common stock as of the record date and, if you intend to vote your shares of Company common stock in person at the special meeting, a “legal proxy” from your broker, bank or other nominee. All shareholders and authorized representatives should also bring photo identification. A list of shareholders entitled to notice and to vote at the special meeting will be made available at the Company’s corporate offices located at 3401 West End Avenue, Suite 260, Nashville, Tennessee 37203 during regular business hours beginning two business days after the date of this notice, and will be available at the special meeting.
Company shareholders are not entitled to assert dissenters’ rights in connection with the merger under the Tennessee Business Corporation Act.
The accompanying proxy statement provides a detailed description of the merger and the merger agreement, a copy of which is attached as Annex A to the proxy statement. We urge you to read the proxy statement, including any documents incorporated by reference, and the annexes carefully and in their entirety. If you have any questions concerning the merger or the proxy statement, of which this notice forms a part, would like additional copies of the proxy statement or need help voting your shares of Company common stock, please contact Okapi Partners LLC, the Company’s proxy solicitor, at:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036
Banks and Brokers Call: (212) 297-0720
All Others Call Toll Free: (877) 629-6355
Email: info@okapipartners.com
By Order of the Board of Directors,

Jessica L. Hagler
Vice President, Chief Financial Officer, Treasurer and Secretary
Nashville, Tennessee
[    ], 2021

SUMMARY VOTING INSTRUCTIONS

YOUR VOTE IS VERY IMPORTANT
Ensure that your shares of Company common stock are voted at the special meeting by submitting your proxy or, if your shares of Company common stock are held in the name of a broker, bank or other nominee, by contacting your broker, bank or other nominee. If you do not vote or do not instruct your broker, bank or other nominee on how you wish to vote your shares of Company common stock, it will have the same effect as voting “AGAINST” the approval of the merger agreement.
If your shares of Company common stock are registered in your name: submit your proxy as soon as possible by signing, dating and returning the enclosed proxy card in the enclosed postage-paid envelope, so that your shares of Company common stock can be voted at the special meeting. You may also submit your proxy by using a toll-free number or the Internet. We have provided instructions on the proxy card for using these convenient services. You may also attend the special meeting to vote in person by following the procedures described in this proxy.
If your shares of Company common stock are registered in the name of a broker, bank or other nominee: check the voting instruction card forwarded by your broker, bank or other nominee or contact your broker, bank or other nominee in order to obtain directions as to how to ensure that your shares of Company common stock are voted at the special meeting.
If you need assistance in completing your proxy card or have questions regarding the special meeting, please contact Okapi Partners LLC, our proxy solicitor, at:
Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036
Banks and Brokers Call: (212) 297-0720
All Others Call Toll Free: (877) 629-6355
Email: info@okapipartners.com

i

ANNEX A—Agreement and Plan of Merger
ANNEX B—Fairness Opinion of Piper Sandler & Co.
ANNEX C—Voting Agreement with Newport Global Opportunities Fund I-A LP
ANNEX D—Voting Agreement with Ancora Holdings Inc.
ANNEX E—Voting Agreement with Certain Directors and Officers of J. Alexander’s Holdings, Inc.
ii

SUMMARY
This summary highlights selected information contained elsewhere in this proxy statement and may not contain all the information that is important to you with respect to the merger or the special meeting. We urge you to read the remainder of this proxy statement carefully, including the attached annexes, and the other documents referred to or incorporated by reference in this proxy statement. We have included page references in this summary to direct you to a more complete description of the topics presented in the summary below. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under the section entitled “Where You Can Find More Information.”
All references to the “Company,” “J. Alexander’s,” “we,” “us,” or “our” in this proxy statement refer to J. Alexander’s Holdings, Inc., a Tennessee corporation, and, where appropriate, its subsidiaries. All references in this proxy statement to “Parent” refer to SPB Hospitality LLC, a Delaware limited liability company. All references to “Merger Sub” refer to Titan Merger Sub, Inc., a Tennessee corporation and an indirect, wholly-owned subsidiary of Parent.
The Parties Involved in the Merger (page 19)
J. Alexander’s Holdings, Inc. (the Company)
The Company is a Tennessee corporation and was formed on August 15, 2014. The Company’s common stock, par value $0.001 per share (“Company common stock”), is listed on the New York Stock Exchange (the “NYSE”) under the symbol “JAX.” The Company is a collection of boutique restaurants that focus on providing high quality food, outstanding professional service and an attractive ambiance. The Company presently owns and operates the following concepts: J. Alexander’s, Redlands Grill, Stoney River Steakhouse and Grill, Overland Park Grill and Merus Grill.
The Company’s principal executive offices are located at 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202 and its telephone number is (615) 269-1900. Additional information about the Company and its subsidiaries is included in documents incorporated by reference into this proxy statement.
SPB Hospitality LLC (Parent)
Parent is a Delaware limited liability company and was formed on May 13, 2020. Parent is an owner, operator and franchisor of full-service dining restaurants, spanning a national footprint of approximately 250 restaurants and breweries in 38 states and the District of Columbia. Parent’s diverse portfolio of restaurant brands includes Logan’s Roadhouse, Old Chicago Pizza & Taproom, Rock Bottom Restaurant & Brewery, Gordon Biersch Brewery Restaurant, and a collection of specialty restaurant concepts. Parent’s principal executive offices are located at 19219 Katy Freeway, Suite 500, Houston, Texas 77094 and its telephone number is (346) 440-0772.
Titan Merger Sub, Inc. (Merger Sub)
Merger Sub, a Tennessee corporation and an indirect, wholly-owned subsidiary of Parent, was formed on June 28, 2021, solely for the purpose of consummating the merger (as defined below). It has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the merger. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect, wholly-owned subsidiary of Parent.
Merger Sub’s principal executive offices are located at 19219 Katy Freeway, Suite 500, Houston, Texas 77094 and its telephone number is (346) 440-0772.
The Merger (Proposal 1) (page 25)
You will be asked to consider and vote upon the proposal to approve the Agreement and Plan of Merger, dated as of July 2, 2021, by and among the Company, Parent and Merger Sub (as it may be amended from time to time, the “merger agreement”). A copy of the merger agreement is attached as Annex A to this proxy statement. The merger agreement provides, among other things, that at the effective time of the merger (the

“effective time”), Merger Sub will be merged with and into the Company (the “merger”), with the Company surviving the merger (the “surviving corporation”) as an indirect, wholly-owned subsidiary of Parent. Upon the completion of the merger, the Company common stock will no longer be publicly traded, and the Company’s existing shareholders will cease to have any ownership interest in the Company. Instead, at the effective time, each outstanding share of Company common stock, other than shares owned by the Company (except for shares that are held either in a fiduciary or agency capacity that are beneficially owned by third parties) or by Parent (such shares, “excluded shares”), will be converted into the right to receive the merger consideration.
Merger Consideration (page 25)
Upon the terms and subject to the conditions of the merger agreement, at the effective time, Company shareholders will have the right to receive $14.00 in cash (the “merger consideration”), without interest and subject to applicable taxes, for each share of Company common stock that they own immediately prior to the effective time, other than excluded shares.
Treatment of Outstanding Equity Awards (page 56)
Company Options. At the effective time, each option to purchase Company common stock (each, a “Company option”) granted under the Company’s Amended and Restated 2015 Equity Incentive Plan (the “Company equity incentive plan”) that is outstanding as of immediately prior to the effective time, whether vested or unvested, will become fully vested and converted into the right to receive a cash payment from the Company or the surviving corporation (without interest and subject to applicable taxes) equal to the product of (1) the excess, if any, of the merger consideration over the exercise price per share of such option as of immediately prior to the effective time and (2) the number of shares of Company common stock subject to such Company option as of immediately prior to the effective time. Each Company option outstanding as of immediately prior to the effective time with an exercise option price equal to or in excess of the merger consideration will be cancelled at the effective time and without any payment to the holder thereof.
Company Performance Share Awards. At the effective time, each performance share award granted under the Company equity incentive plan (each, a “Company performance share award”) that is outstanding as of immediately prior to the effective time will automatically become fully vested and free of any forfeiture restrictions and will entitle the holder of such Company performance share award to receive a cash payment from the Company or the surviving corporation (without interest and subject to applicable taxes) equal to the product of (1) the number of shares of Company common stock then underlying such Company performance share award as of immediately prior to the effective time and (2) the merger consideration.
Company Restricted Share Awards. At the effective time, each award of restricted shares of Company common stock granted under the Company equity incentive plan (each, a “Company restricted share award”) that is outstanding as of immediately prior to the effective time will automatically become fully vested and free of any forfeiture restrictions and will entitle the holder of such Company restricted share award to receive a cash payment from the Company or the surviving corporation (without interest and subject to applicable taxes) equal to the product of (1) the number of shares of Company common stock then underlying such Company restricted share award as of immediately prior to the effective time and (2) the merger consideration.
Class B Units. The merger agreement provides that each Class B Unit of J. Alexander’s Holdings, LLC, a Delaware limited liability company and a majority-owned subsidiary of the Company (“JAX LLC”), (each, a “Class B Unit”) outstanding immediately prior to the effective time will become fully vested, and each Class B Unit will be exchanged for Company common stock in accordance with JAX LLC’s Second Amended and Restated Limited Liability Company Agreement (the “LLC agreement”) and the merger agreement and entitle each holder of Class B Units to receive a cash payment from the Company or the surviving corporation (without interest and subject to applicable taxes) equal to the per share merger consideration multiplied by the number of shares of Company common stock issued (or issuable) to such holder in such exchange. All such outstanding Class B Units had previously vested in full prior to the date of the merger agreement. The merger agreement provides that any Class B Unit not eligible to be exchanged will be cancelled, however, based on the applicable hurdle rate of such outstanding Class B Units and the merger consideration, all such outstanding Class B Units are eligible to be exchanged and will be converted into the right to receive the cash payment described above.

Financing Related to the Merger (page 45)
In connection with the merger agreement, on July 2, 2021, Parent entered into an equity commitment letter (the “equity commitment letter”) with Drawbridge Special Opportunities Fund LP (“Drawbridge”), an affiliate of Parent and Fortress Investment Group LLC (“Fortress”), to fund the transaction. Subject to the terms and conditions of the equity commitment letter, Drawbridge has committed to purchase, or cause to be purchased, securities of Parent for the purpose of providing, and to the extent necessary to provide, sufficient cash to allow Parent to pay the aggregate merger consideration and other amounts pursuant to, and in accordance with, the merger agreement and to pay the related expenses of Parent and Merger Sub that are incurred in connection with the transactions contemplated by the merger agreement.
Voting Agreements (page 53)
In connection with the merger, and as a condition to Parent’s execution of the merger agreement, certain of the Company’s officers and directors, Newport Global Opportunities Fund I-A LP (“Newport”) and Ancora Holdings Inc. (“Ancora”), holding (directly or indirectly), in the aggregate, as of July 2, 2021, approximately 20% of the outstanding shares of Company common stock, and, as of the record date (as defined below in the section entitled “Summary — The Special Meeting — Record Date and Voting Information”), approximately [      ]% of the outstanding shares of Company common stock, entered into voting agreements (the “voting agreements”) with Parent and Merger Sub pursuant to which they agreed, among other things, to vote shares of Company common stock owned or controlled by them in favor of approving the merger agreement. Copies of the voting agreements are attached as Annex C, Annex D, and Annex E. See the section entitled “The Merger (Proposal 1) — Voting Agreements.”
The Special Meeting (page 20)
Date, Time and Place of the Special Meeting. The Company special meeting of shareholders is scheduled to be held on [     ], 2021 at [     ] a.m., Central time, at the Loews Vanderbilt Hotel located at 2100 West End Avenue, Nashville, Tennessee 37203 (such meeting, including any adjournment or postponement thereof, the “special meeting”).
Purpose of the Special Meeting. At the special meeting, you will be asked to consider and vote on: (1) a proposal to approve the merger agreement, pursuant to which Merger Sub will be merged with and into the Company, with the Company surviving as a wholly-owned subsidiary of Parent (the “merger proposal”), (2) a proposal to approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger agreement and the transactions contemplated by the merger agreement (the “merger-related compensation proposal”), and (3) a proposal to approve one or more adjournments of the special meeting from time to time, if necessary or appropriate, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement or to seek a quorum if one is not initially obtained (the “adjournment proposal”).
Record Date and Voting Information. Only holders of record of Company common stock at the close of business on [     ], 2021, the record date for the special meeting (the “record date”), will be entitled to notice of, and to vote at, the special meeting or any adjournments or postponements thereof. At the close of business on the record date, [     ] shares of Company common stock were issued and outstanding and held by [     ] holders of record. Holders of record of Company common stock are entitled to one vote for each share of Company common stock they owned at the close of business on the record date.
Quorum. The presence at the special meeting in person or represented by proxy of a majority of the shares of Company common stock issued and outstanding and entitled to vote at the special meeting at the close of business on the record date for the special meeting will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment. Abstentions are counted as present or represented for purposes of determining the presence or absence of a quorum.
Required Vote. The merger proposal requires the affirmative vote of shareholders holding a majority of the outstanding shares of Company common stock entitled to vote at the special meeting. The merger-related compensation proposal requires, to be approved on an advisory, non-binding basis, that the votes cast in favor of the merger-related compensation proposal exceed the votes cast against the merger-related compensation proposal. The approval of the adjournment proposal requires that the votes cast in favor of the adjournment proposal exceed the votes cast against the adjournment proposal.
Voting by the Company’s Directors and Officers. As of the record date, our directors and executive officers beneficially owned and are entitled to vote, in the aggregate, [     ] shares of Company common stock, representing approximately [     ]% of the outstanding shares of Company common stock as of the record date.
Voting and Proxies. Any shareholder of record entitled to vote may submit a proxy by returning a signed proxy card by mail, through the Internet or by telephone or may vote in person by appearing at the special meeting. If you are a beneficial owner and hold your shares of Company common stock in the name of a broker, bank or other nominee, you should instruct your broker, bank or other nominee on how you wish to vote your shares of Company common stock in accordance with the voting instruction card furnished by your broker, bank or other nominee. The broker, bank or other nominee cannot vote on these proposals without your instructions. Therefore, it is important that you instruct your broker, bank or other nominee on how you wish to vote your shares of Company common stock. If your shares of Company common stock are held in the name of a broker, bank or other nominee and you wish to vote in person by ballot at the special meeting, you must provide a “legal proxy” from your broker, bank or other nominee.
Conditions to Completion of the Merger (page 72)
Under the merger agreement, each party’s obligation to complete the merger is subject to the satisfaction or waiver, on or prior to the closing date of the merger (the “closing date”), of the following conditions:
•
the approval of the merger agreement by the affirmative vote of shareholders holding a majority of the outstanding shares of Company common stock entitled to vote at the special meeting (the “requisite shareholder vote”);

•	no law, order or injunction preventing consummation of the merger will be in effect; and
•	the early termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended (the “HSR Act”).
In addition, the obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or waiver, on or prior to the closing date, of certain conditions, including but not limited to the following:
•
the accuracy of the representations and warranties of the Company set forth in the merger agreement, but subject to a “material adverse effect,” materiality or other standard, as applicable, as provided in the merger agreement;

•	the Company having performed or complied in all material respects with all covenants required to be performed by the Company at or prior to the closing of the merger (the “closing”); and
•	there shall not have occurred any Company material adverse effect since July 2, 2021;
The Company’s obligations to complete the merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver by the Company, on or prior to the closing date, of certain conditions, including but not limited to the following:
•
the accuracy of the representations and warranties of Parent and Merger Sub set forth in the merger agreement, but subject to a “material adverse effect” or materiality standard, as applicable, as provided in the merger agreement; and

•	each of Parent and Merger Sub having performed or complied in all material respects with all covenants required to be performed by Parent and Merger Sub at or prior to the closing.
See the section entitled “The Merger Agreement — Conditions to Completion of the Merger.”
Expected Timing of the Merger (page 55)
We currently expect to complete the merger during the fourth quarter of calendar year 2021. However, the merger is subject to receipt of regulatory clearance and approval and satisfaction or waiver of other conditions, which are described below, and it is possible that factors outside the control of the Company, Parent and/or Merger Sub could delay the completion of the merger, or prevent it from being completed at all.
Recommendation of the Company’s Board of Directors (page 20)
The Company’s board of directors (the “board”) determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair and in the best interests of the Company and its shareholders, approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommended the approval of the merger agreement by the shareholders of the Company. The board recommends that Company shareholders vote:
•	“FOR” the merger proposal;
•	“FOR” the merger-related compensation proposal; and
•	“FOR” the adjournment proposal.
The board’s recommendation is subject to the ability of the board to make a “recommendation withdrawal” (as defined in the merger agreement) pursuant to and in accordance with the merger agreement and as further described herein.
The foregoing recommendation was made unanimously by the members of the board participating in the final review of strategic alternatives, including in regard to the merger agreement with Parent. As further discussed herein, as a result of one board member’s affiliation with a party (unrelated to Parent) making a proposal for a business combination with the Company, such board member was recused from all aspects of the Company’s strategic review and board matters that could be impacted by, or had an impact on, the strategic process, including business updates to the board from and after the time that such board member’s affiliate entered into the strategic process.
Reasons for the Merger (page 32)
For a description of the reasons considered by the board in deciding to recommend approval of the merger agreement, see the section entitled “The Merger (Proposal 1) — Reasons for the Merger.”
Fairness Opinion of Piper Sandler & Co. (page 37)
The Company engaged Piper Sandler & Co. (“Piper Sandler”) to provide financial advice in connection with the proposed merger based on Piper Sandler’s qualifications, expertise, reputation and knowledge of the Company’s business and the industry in which the Company operates. At a meeting of the board on July 1, 2021, Piper Sandler issued its oral opinion to the board, later confirmed in a written opinion dated July 2, 2021, that, based upon and subject to the assumptions, procedures, considerations and limitations set forth in the written opinion and based upon such other factors as Piper Sandler considered relevant, the merger consideration is fair, from a financial point of view, to the holders of shares of Company common stock as of the date of the opinion.
The full text of the opinion of Piper Sandler, dated as of July 2, 2021, is attached to this proxy statement as Annex B and is incorporated into this proxy statement by reference. The opinion sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations and of the scope of review undertaken by Piper Sandler in rendering its opinion. You should read the opinion carefully in its entirety.
Piper Sandler’s opinion was provided to the board and addressed solely the fairness, from a financial point of view, to holders of the shares of Company common stock of the merger consideration, as set forth in the merger agreement, and did not address any other terms or agreement relating to the merger or any other terms of the merger agreement. Piper Sandler was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with the merger, the merits of the merger relative to any alternative transaction or business strategy that may be available to the Company, Parent’s ability to fund the merger consideration, any other terms contemplated by the merger agreement or the fairness of the merger to any other class of securities, creditor or other constituency of the Company. Furthermore, Piper Sandler expressed no opinion with respect to the amount or nature of the compensation to any officer, director or employee of any party to the merger, or any class of such persons, relative to the compensation to be received by the holders of shares of Company common stock or with respect to the fairness of any such compensation. Piper Sandler’s opinion was directed solely to the board in connection with its consideration of the merger agreement and was not intended to be, and does not constitute, a recommendation to any holder of shares of Company common stock as to how such holder should act with respect to the merger or any other matter, and does not in any manner address the price at which the shares of common stock may trade following announcement of the merger or at any future time.
For a description of the opinion, see “The Merger (Proposal 1) — Fairness Opinion of Piper Sandler & Co.,” which is qualified in its entirety by reference to the full text of Piper Sandler’s written opinion.
Interests of the Company’s Directors and Executive Officers in the Merger (page 45)
In considering the recommendation of the board to approve the merger agreement, you should be aware that certain of the Company’s directors and executive officers have interests in the merger that are different from, or in addition to, those of Company shareholders generally. Interests of officers and directors that may be different from or in addition to the interests of Company shareholders include, among others, treatment pursuant to the merger agreement of the outstanding Company options, the Company restricted share awards, Company performance share awards and Class B Units (together with the Company options, Company restricted share awards and Company performance share awards, the “Company equity awards”), potential severance benefits and other payments and rights to ongoing indemnification and insurance coverage. The board was informed and aware of these interests and considered them, among other matters, in evaluating the merger agreement, in reaching its decision to approve the merger agreement, and in recommending to Company shareholders that the merger agreement be approved. These interests are described in the section entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger.”
Material U.S. Federal Income Tax Consequences of the Merger (page 50)
The exchange of shares of Company common stock for cash in the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Company common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis in his or her shares of Company common stock surrendered in the merger generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Company common stock (i.e., shares of Company common stock acquired at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the shares of Company common stock exceeds one year at the time of the completion of the merger. In addition, depending on a U.S. holder’s particular circumstances, a U.S. holder may also be subject to an additional 3.8% net investment income tax. The deductibility of capital losses is subject to limitations.
Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. Moreover, U.S. federal tax laws are subject to change (possibly with retroactive effect). You should consult your tax advisor to determine the tax consequences of the merger to you.
Regulatory Clearance and Approval (page 52)
HSR Clearance. Under the HSR Act and related rules, certain transactions, including the merger, may not be completed until notifications have been given and information furnished to the Federal Trade Commission (the “FTC”) and the Antitrust Division of the United States Department of Justice (the “DOJ”), and all statutory waiting period requirements have been terminated or have expired. On July 19, 2021, Parent and the Company each filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC. The waiting period under the HSR Act will expire at 11:59 p.m. on August 18, 2021, unless the DOJ or FTC earlier terminates the waiting period or the DOJ or the FTC makes a request for additional information related to the merger, which may extend the waiting period, potentially for a significant period of time.
Dissenters’ Rights (page 80)
Company shareholders are not entitled to assert dissenters’ rights in connection with the merger under the Tennessee Business Corporation Act (the “TBCA”).
Delisting and Deregistration of Company Common Stock (page 53)
Upon completion of the merger, shares of Company common stock currently listed on the NYSE will be delisted from the NYSE and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

No Solicitation of Alternative Proposals (page 64)
Under the terms of the merger agreement, the Company, its subsidiaries or its and their respective directors, officers, employees, affiliates, investment bankers, attorneys, accountants, consultants and other agents, advisors or representatives (collectively, “representatives”) may not, directly or indirectly: (i) initiate, solicit, knowingly facilitate or knowingly encourage any inquiry that constitutes, or would reasonably be expected to lead to, an acquisition proposal; (ii) engage in any discussions or negotiations with, or provide any non-public information to, any person, relating to an acquisition proposal; (iii) grant any person a waiver, amendment or release under any standstill or confidentiality agreement or any takeover statute (unless the failure to do so would be inconsistent with the Company directors’ fiduciary duties under applicable law); or (iv) otherwise facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt by any person to make an acquisition proposal.
However, if the Company receives a bona fide, unsolicited written acquisition proposal (that did not result from a breach of the non-solicitation provisions of the merger agreement), which, prior to the receipt of the requisite shareholder vote, but not after, the board determines constitutes, or could reasonably be expected to result in, a “superior proposal” (as described in the section entitled “The Merger Agreement — No Solicitation of Alternative Proposals; Changes in Board Recommendation”) and the failure to take the following actions would be inconsistent with the fiduciary duties of the board under applicable law, the Company may, subject to the terms and conditions in the merger agreement, (i) contact such person or group to ascertain facts or to clarify the terms and conditions thereof; (ii) provide non-public information and data concerning the Company to the person or group making such acquisition proposal and its representatives and financing sources (provided that the Company concurrently furnishes Parent and Merger Sub with all such nonpublic information and such person first executes an acceptable confidentiality agreement); and (iii) engage in discussions or negotiations with such person or group regarding such acquisition proposals (provided that prior to taking such actions, such person first executes an acceptable confidentiality agreement).
Changes in Board Recommendation (page 66)
The merger agreement permits the board to make a “recommendation withdrawal” (as described in the section entitled “The Merger Agreement — No Solicitation of Alternative Proposals; Changes in Board Recommendation”) only in certain limited circumstances, as described below.
Prior to the receipt of the requisite shareholder vote, but not after, the board may, in response to any bona fide, unsolicited acquisition proposal from any person that did not result from a breach of the non-solicitation provisions of the merger agreement, make a recommendation withdrawal and, subject to compliance with the terms of the merger agreement, terminate the merger agreement in order to enter into a binding agreement in respect of an acquisition proposal (subject to paying a termination fee to Parent under the terms of the merger agreement as further described below) if, and only if, prior to taking either such action (i) the Company has complied in all material respects with its obligations under the non-solicitation provisions of the merger agreement; (ii) the board concludes in good faith, after consultation with its outside financial advisors and outside legal counsel, that such acquisition proposal constitutes a superior proposal and that the failure to take make a recommendation withdrawal and terminate the merger agreement would be inconsistent with its fiduciary duties under applicable law; (iii) the board provides Parent with prior written notice of its intention to take such action, and provides to Parent a copy of the superior proposal and related documents; (iv) following such written notice, the Company and its representatives negotiate in good faith with Parent and Merger Sub and its representatives to make amendments to the terms and conditions of the merger agreement; and (v) the board concludes in good faith, after consultation with its outside financial advisors and outside legal counsel and taking into account any modification of the terms of the merger agreement as a result of such negotiations, that the acquisition proposal continues to be a superior proposal. See the sections entitled “The Merger Agreement — No Solicitation of Alternative Proposals; Changes in Board Recommendation” and “The Merger Agreement — Termination Fees; Effect of Termination.”
Further, the board may effect a recommendation withdrawal at any time prior to receiving the requisite shareholder vote in response to a “Company intervening event” (as described in the section entitled “The Merger Agreement — No Solicitation of Alternative Proposals; Changes in Board Recommendation”) if (1) the Company has complied in all material respects with its obligations under the non-solicitation provisions of the merger agreement and (2) prior to taking such action, the board (or a committee thereof) concludes in good faith (after consultation with its outside financial advisors and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties under applicable law; provided, that prior to making such “intervening event recommendation withdrawal” (as defined in the section entitled “The Merger Agreement — No Solicitation of Alternative Proposals; Changes in Board Recommendation”) (i) the board provides Parent with prior written notice of its intention to take such action, and specifies in reasonable detail the applicable Company intervening event; (ii) the Company and its representatives negotiate in good faith with Parent and Merger Sub and its representatives to make amendments to the terms and conditions of the merger agreement; and (iii) the board will have considered in good faith any revisions to the terms of the merger agreement resulting from such negotiations, and concludes in good faith, after consultation with its outside financial advisors and outside legal counsel, such revisions would not change the determination of the board of the need for an intervening event recommendation withdrawal. See the section entitled “The Merger Agreement — No Solicitation of Alternative Proposals; Changes in Board Recommendation.”
Termination of the Merger Agreement (page 73)
In addition to the circumstances described above, the Company and Parent have certain rights to terminate the merger agreement under certain customary circumstances, including (i) by mutual agreement, (ii) the imposition of a law or non-appealable court order that makes the merger illegal or otherwise prohibits the merger, (iii) an uncured breach of the representations, warranties or covenants in the merger agreement by the other party that results in a failure of the conditions to complete the merger, (iv) if the merger has not been consummated on or before December 31, 2021, and (v) if the Company’s shareholders fail to approve the merger agreement at the special meeting (as may be adjourned from time to time). Parent may also terminate the merger agreement if there has been a Company material adverse effect. See the section entitled “The Merger Agreement — Termination of the Merger Agreement.”
Termination Fees (page 74)
Generally, all expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring those expenses with certain exceptions expressly set forth in the merger agreement. The merger agreement provides that, upon termination of the merger agreement under certain circumstances, (i) the Company may be required to pay to Parent a termination fee of $7,750,000 (the “Company termination fee”) or (ii) Parent may be required to pay to the Company a termination fee of $10,000,000 (the “Parent termination fee”). See the section entitled “The Merger Agreement — Termination Fees; Effect of Termination.”
Effect on the Company if the Merger Is Not Completed (page 11)
If the merger agreement is not approved by the Company’s shareholders, or if the merger is not completed for any other reason:
(i) the shareholders will not be entitled to, nor will they receive, any payment for their respective shares of Company common stock pursuant to the merger agreement;
(ii) (a) the Company will remain an independent public company; (b) Company common stock will continue to be listed and traded on the NYSE and registered under the Exchange Act; and (c) the Company will continue to file periodic reports with the United States Securities and Exchange Commission (the “SEC”); and
(iii) under certain specified circumstances, the Company will be required to pay the Company termination fee to Parent upon the termination of the merger agreement. See the section entitled “The Merger Agreement — Termination Fees; Effect of Termination.”

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER
The following questions and answers are intended to address certain questions you may have regarding the special meeting and the merger. The Company urges you to carefully read the remainder of this proxy statement, including the annexes, because the information in this section does not provide all the information that might be important to you with respect to the special meeting and the merger. Additional important information is also contained in the documents incorporated by reference into this proxy statement, which you are urged to read carefully.
Q:	WHY AM I RECEIVING THIS PROXY STATEMENT?
A:
On July 2, 2021, the Company entered into the merger agreement providing for the merger of Merger Sub, an indirect, wholly-owned subsidiary of Parent, with and into the Company, with the Company surviving the merger as an indirect, wholly-owned subsidiary of Parent. You are receiving this proxy statement in connection with the solicitation of proxies by the board in favor of the proposal to approve the merger agreement and to approve the other related proposals to be voted on at the special meeting.

Q:	WHAT WILL I RECEIVE IN THE MERGER?
A:
Upon the terms and subject to the conditions of the merger agreement, if the merger is completed, Company shareholders will have the right to receive $14.00 in cash, without interest and subject to any applicable taxes, for each share of Company common stock that they own immediately prior to the effective time, other than shares owned by the Company (except for shares of Company common stock held either in a fiduciary or agency capacity that are beneficially owned by third parties) or Parent.

The merger agreement provides that each Company option to purchase Company common stock granted under the Company equity incentive plan outstanding immediately prior to the effective time, whether or not vested and exercisable, will become fully vested and converted into the right to receive an amount in cash equal to the product of (1) the excess of per share merger consideration over the exercise price per share of such Company option and (2) the number of shares of Company common stock subject to such Company option, less any applicable taxes. Any Company options outstanding immediately prior to the effective time with exercise prices equal to or in excess of the per share merger consideration will be cancelled.
Each Company performance share award and Company restricted share award granted under the Company equity incentive plan outstanding immediately prior to the effective time will become fully vested and converted into the right to receive an amount in cash equal to the product of (1) the number of shares of Company common stock subject to the Company performance share award or Company restricted share award, as applicable, and (2) the merger consideration, less any applicable taxes.
The merger agreement provides that each Class B Unit outstanding immediately prior to the effective time will become fully vested, and each Class B Unit will be exchanged for Company common stock in accordance with the LLC agreement and the merger agreement and entitle each holder of Class B Units to receive cash equal to the per share merger consideration multiplied by the number of shares of Company common stock issued (or issuable) to such holder in such exchange. All such outstanding Class B Units had previously vested in full prior to the date of the merger agreement. The merger agreement provides that any Class B Unit not eligible to be exchanged will be cancelled, however, based on the applicable hurdle rate of such outstanding Class B Units and the merger consideration, all such outstanding Class B Units are eligible to be exchanged and will be converted into the right to receive the cash payment described above.
Q:	WHEN AND WHERE IS THE SPECIAL MEETING?
A:	The special meeting will be held at the Loews Vanderbilt Hotel, located at 2100 West End Avenue, Nashville, Tennessee 37203 on [ ], 2021 at [ ] a.m., Central time.
If you plan to attend the special meeting, please note that you will need to provide proof of ownership of Company common stock and provide a government-issued picture identification card, such as your driver’s license. If you hold shares through an account with a broker, bank, or other nominee, please bring to the special meeting your statement evidencing your beneficial ownership of Company common stock as of the record date and provide a government-issued picture identification card, such as your driver’s license. Please note that if you hold shares through a broker, bank, or other nominee and plan to attend the special meeting in person and would like to vote there, you will need to contact your broker, bank, or other nominee and request a “legal proxy.” If your shares are held through a broker, bank, or other nominee and you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Company common stock, to:
J. Alexander’s Holdings, Inc.
P.O. Box 24300
Nashville, Tennessee 37202
Attention: Secretary
Q:	WHO IS ENTITLED TO VOTE AT THE SPECIAL MEETING?
A:
Only holders of record of Company common stock at the close of business on the record date for the special meeting, are entitled to receive these proxy materials and vote at the special meeting. At the close of business on the record date, there were [  ] shares of Company common stock outstanding and entitled to vote at the special meeting, held by [  ] holders of record. Each share of Company common stock issued and outstanding as of the record date will be entitled to one vote on each matter submitted to a vote at the special meeting.

Q:	WHAT MATTERS WILL BE VOTED ON AT THE SPECIAL MEETING?
A:	At the special meeting, you will be asked to consider and vote on the following proposals:
•	the merger proposal;
•	the merger-related compensation proposal; and
•	the adjournment proposal.
Q:	WHAT VOTE OF COMPANY SHAREHOLDERS IS REQUIRED TO APPROVE THE MERGER PROPOSAL?
A:
Approval of the merger agreement requires that shareholders holding a majority of the outstanding shares of Company common stock entitled to vote at the special meeting vote “FOR” the merger proposal. An abstention or a failure to vote your shares of Company common stock with respect to the merger proposal (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have the same effect as a vote “AGAINST” the merger proposal.

Q:	WHAT IS THE VOTE REQUIRED TO APPROVE THE MERGER-RELATED COMPENSATION PROPOSAL?
A:
Approval, on an advisory, non-binding basis, of the merger-related compensation proposal requires that the votes cast in favor of the merger-related compensation proposal exceed the votes cast against the merger-related compensation proposal. An abstention or a failure to vote your shares of Company common stock with respect to the merger-related compensation proposal (including a failure of your broker, bank or other nominee to vote shares held on your behalf), assuming a quorum is present, will have no effect on such proposal.

Q:	WHAT IS THE VOTE REQUIRED TO APPROVE THE ADJOURNMENT PROPOSAL?
A:
Approval of the adjournment proposal requires that the votes cast in favor of the adjournment proposal exceed the votes cast against the adjournment proposal. An abstention or a failure to vote your shares of Company common stock with respect to the adjournment proposal (including a failure of your broker, bank or other nominee to vote shares held on your behalf), assuming a quorum is present, will have no effect on such proposal.

Q:	HOW DOES THE COMPANY’S BOARD OF DIRECTORS RECOMMEND I VOTE ON THE PROPOSALS?
A:	The board recommends that you vote as follows:
•	“FOR” the merger proposal;
•	“FOR” the merger-related compensation proposal; and
•	“FOR” the adjournment proposal.
For a discussion of the factors that the board considered in determining to recommend the approval of the merger agreement, see the section entitled “The Merger (Proposal 1) — Reasons for the Merger.” In considering the recommendation of the board with respect to the merger agreement, you should be aware that some of our directors and executive officers have interests that may be different from, or in addition to, the interests of Company shareholders generally. For a discussion of these interests, see the section entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger.”
Q:	WHAT CONSTITUTES A “QUORUM”?
A:
A quorum will be present if a majority of the shares of Company common stock issued and outstanding and entitled to vote at the special meeting on the close of business on the record date for the special meeting are present in person or represented by proxy at the special meeting. If a quorum is not present at the special meeting, the special meeting may be adjourned from time to time until a quorum is obtained.

As of the close of business on [  ], 2021, the record date for the special meeting, there were [  ] shares of Company common stock outstanding.
If you submit a proxy but fail to provide voting instructions or abstain on any of the proposals listed on the proxy card, your shares will be counted for the purpose of determining whether a quorum is present at the special meeting.
If your shares are held in “street name” by your broker, bank or other nominee and you do not instruct the nominee how to vote your shares, your broker, bank or other nominee will not vote on your behalf with respect to any of the proposals, and your shares will not be counted for purposes of determining whether a quorum is present for the transaction of business at the special meeting.
Q:	WHEN IS THE MERGER EXPECTED TO BE COMPLETED?
A:
As of the date of this proxy statement, we currently expect to complete the merger during the fourth quarter of calendar year 2021. However, the merger is subject to receipt of regulatory clearance and approval and satisfaction or waiver of other conditions, which are described below, and it is possible that factors outside the control of the Company, Parent and/or Merger Sub could delay the completion of the merger, or prevent it from being completed at all.

Q:	WHAT HAPPENS IF THE MERGER IS NOT COMPLETED?
A:
If the merger agreement is not approved by Company shareholders, or if the merger is not completed for any other reason, the Company shareholders will not receive any payment for their shares of Company common stock in connection with the merger. Instead, the Company will remain a public company and shares of Company common stock will continue to be registered under the Exchange Act, as well as listed and traded on the NYSE. In the event that either the Company or Parent terminates the merger agreement, then, in certain circumstances, (1) the Company will be required to pay to Parent the termination fee of $7,750,000 or (2) Parent will be required to pay to the Company the termination fee of $10,000,000. See the section entitled “The Merger Agreement — Termination Fees; Effect of Termination.”

Q:	WHAT WILL HAPPEN IF THE COMPANY SHAREHOLDERS DO NOT APPROVE THE MERGER-RELATED COMPENSATION PROPOSAL?
A:
In the merger-related compensation proposal, the Company is providing its shareholders with a separate advisory, non-binding vote to approve the payment of certain compensation to the named executive officers of the Company in connection with the merger, as described in the table entitled “Merger-Related

Compensation,” which is included in the section entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Potential Payments to Named Executive Officers in Connection with the Merger,” including the associated narrative discussion. The inclusion of the merger-related compensation proposal is required by SEC rules; however, the approval of the merger-related compensation proposal is not a condition to the completion of the merger and the vote on the merger-related compensation proposal is an advisory vote by shareholders and will not be binding on the Company. If the merger agreement is approved by the Company shareholders and the merger is completed, the merger-related compensation will be paid to the Company’s named executive officers in accordance with the terms of their compensation agreements and arrangements even if shareholders fail to approve the merger-related compensation proposal.
Q:	AM I ENTITLED TO DISSENTERS’ RIGHTS INSTEAD OF RECEIVING MERGER CONSIDERATION?
A:	No. Company shareholders are not entitled to assert dissenters’ rights in connection with the merger under the TBCA.
Q:	DO YOU EXPECT THE MERGER TO BE TAXABLE TO COMPANY SHAREHOLDERS?
A:
The exchange of shares of Company common stock for cash in the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Company common stock are converted into the right to receive cash in the merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares.

Tax matters can be complicated and the tax consequences of the merger to you will depend on your particular tax situation. You should consult your tax advisor to determine the tax consequences of the merger to you.
Q:	WHO IS SOLICITING MY VOTE?
A:
The board is soliciting your proxy, and the Company will bear the cost of soliciting proxies. Okapi Partners LLC (“Okapi”) has been retained to assist with the solicitation of proxies. Okapi will be paid approximately $10,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Company common stock, in which case the Company will reimburse these parties for their reasonable out-of-pocket expenses for forwarding solicitation material to such beneficial owners. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or via the Internet by Okapi or by certain of the Company’s directors, officers and employees, without additional compensation.

Q:	WHAT DO I NEED TO DO NOW?
A:
Carefully read and consider the information contained in and incorporated by reference into this proxy statement, including the annexes. Whether or not you expect to attend the special meeting in person, please submit a proxy to vote your shares as promptly as possible so that your shares may be represented and voted at the special meeting.

Q:	WHAT IS THE DIFFERENCE BETWEEN HOLDING SHARES OF COMPANY COMMON STOCK AS A SHAREHOLDER OF RECORD AND AS A BENEFICIAL HOLDER?
A.
Most of our shareholders hold their shares of Company common stock through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares of Company common stock held of record and those owned beneficially through a broker, bank or other nominee.

•
Shareholder of Record. If your shares of Company common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A. (“Computershare”), you are considered the shareholder of record with respect to those shares of Company common stock, and these proxy materials are being sent directly to you by us. As the shareholder of record, you have the right to grant your voting proxy directly to us or to vote your shares of Company common stock in person at the special meeting. We have enclosed a proxy card for you to use.

•
Beneficial Owner. If your shares of Company common stock are held in a brokerage account or in the name of a broker, bank or other nominee, you are considered the beneficial owner of those shares of Company common stock, and these proxy materials are being forwarded to you together with a voting instruction card by your broker, bank or other nominee who is considered the shareholder of record with respect to those shares of Company common stock. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares of Company common stock, and you are also invited to attend the special meeting where you can vote your shares of Company common stock in person in accordance with the following procedures. Because a beneficial owner is not the shareholder of record, you may not vote these shares of Company common stock at the special meeting unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of Company common stock giving you the right to vote the shares of Company common stock at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this “legal proxy” from your broker, bank or other nominee who is the shareholder of record.

Q:	HOW DO I VOTE MY SHARES OF COMPANY COMMON STOCK?
A:
Before you vote, you should determine whether you hold your shares of Company common stock directly in your name as a registered holder (which would mean that you are a “shareholder of record”) or through a broker, bank or other nominee (which would mean that you are a “beneficial owner”), because this will determine the procedure that you must follow in order to vote.

If you are the shareholder of record, you may vote in any of the following ways:
•
Via the Internet — If you choose to vote via the Internet, go to the website on the enclosed proxy card and follow the instructions. You will need the control number shown on your proxy card in order to vote.

•
Via Telephone — If you choose to vote via telephone, use a touch-tone telephone to call the telephone number indicated on the enclosed proxy card and follow the voice prompts. You will need the control number shown on your proxy card in order to vote.

•
Via Mail — If you choose to vote via mail, mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted.

•
At the Special Meeting — Shareholders of record may vote in person by following the procedures described above to attend the special meeting. You may also be represented by another person at the special meeting by executing a proper proxy card designating that person. Any previously submitted proxies will be superseded by the vote cast at the special meeting.

Although the Company offers four different voting methods, the Company encourages you to vote through the Internet, as the Company believes it is the most cost-effective method. We also recommend that you vote as soon as possible, even if you are planning to attend the special meeting, so that the vote count will not be delayed. Both the Internet and the telephone provide convenient, cost-effective alternatives to returning your proxy card by mail. If you vote your shares of Company common stock through the Internet, you may incur costs associated with electronic access, such as usage charges from Internet access providers.

If your shares of Company common stock are held in a brokerage account or in the name of a broker, bank or other nominee, you are considered the “beneficial owner” of the shares of Company common stock held for you in what is known as “street name.” If this is the case, this proxy statement has been forwarded to you by your broker, bank or other nominee, or its agent. As the beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares of Company common stock. Because a beneficial owner is not the shareholder of record, you may not vote these shares of Company common stock at the special meeting, unless you obtain a “legal proxy” from the broker, bank or other nominee that holds your shares of Company common stock giving you the right to vote the shares of Company common stock at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this “legal proxy” from your broker, bank or other nominee who is the shareholder of record.
If you hold your shares of Company common stock in the name of a broker, bank or other nominee, please refer to the information on the voting instruction card forwarded to you by your broker, bank or other nominee to see which voting options are available to you. In many cases, you may be able to submit your voting instructions by the Internet or telephone. If you do not properly submit your voting instructions, the broker, bank or other nominee will not be able to vote on these proposals. Under applicable rules, brokers, banks and other nominees have the discretion to vote on routine matters. The proposals in this proxy statement are non-routine matters, and therefore brokers, banks and other nominees cannot vote on these proposals without your instructions. This means that a “broker non-vote” cannot occur at the special meeting. Therefore, it is important that you cast your vote by instructing your broker, bank or nominee on how you wish to vote your shares of Company common stock.
Q:	DO I NEED TO ATTEND THE SPECIAL MEETING IN PERSON?
A:	No. It is not necessary for you to attend the special meeting in person in order to vote your shares of Company common stock.
Q:	MAY I CHANGE MY VOTE AFTER I HAVE MAILED MY SIGNED PROXY CARD OR OTHERWISE SUBMITTED MY VOTE?
A:
Yes. Even after you sign the proxy card or voting instruction card in the form accompanying this proxy statement, vote via telephone or vote via the Internet, you retain the power to revoke your proxy or change your vote. If you are a shareholder of record, you can revoke your proxy or change your vote at any time before it is exercised by giving written notice specifying such revocation to our Secretary at J. Alexander’s Holdings, Inc., 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202, so that it is received prior to 11:59 p.m., Eastern time, on the night before the special meeting. You may also change your vote by timely delivery of a valid, later-dated proxy signed and returned by mail prior to 11:59 p.m., Eastern time, on the night before the special meeting or by attending and voting in person at the special meeting. Simply attending the special meeting will not constitute revocation of your proxy. If your shares of Company common stock are held in the name of a broker, bank or other nominee, you should follow the instructions of such broker, bank or other nominee regarding the revocation of proxies. If you have voted via the Internet or by telephone, you may change your vote by signing on to the website and following the prompts or calling the toll-free number again and following the instructions.

Q:	WHAT IF I ABSTAIN FROM VOTING?
A:
The requisite number of shares to approve the merger agreement is based on the total number of shares of Company common stock outstanding and entitled to vote thereon on the record date for the special meeting, not just the shares that are voted. If you do not vote or if you abstain from voting on the merger proposal, it will have the same effect as a vote “AGAINST” the merger proposal.

The requisite number of shares to approve the merger-related compensation proposal or adjournment proposal is based on the number of votes cast with respect to such proposals. If you do not vote or if you abstain from voting with respect to the merger-related compensation proposal or adjournment proposal, such failure to vote or abstention from voting will have no effect on the applicable proposal, assuming a quorum is present.

Q:	WHAT HAPPENS IF I RETURN MY PROXY CARD BUT I DO NOT INDICATE HOW I WILL VOTE?
A:
If you properly return your proxy card but do not include instructions on how to vote, your shares of Company common stock will be voted “FOR” the merger proposal, thereby voting such shares of Company common stock in favor of approving the merger and, “FOR” the merger-related compensation proposal, and “FOR” the adjournment proposal.

Q:	WHAT IS THE EFFECT OF A BROKER NON-VOTE?
A:
If your shares of Company common stock are held in a brokerage account or in the name of a broker, bank or other nominee, you are considered the “beneficial owner” of the shares of Company common stock held for you in what is known as “street name.” Under applicable rules, brokers, banks and other nominees have the discretion to vote on routine matters. The proposals in this proxy statement are non-routine matters, and therefore brokers, banks and other nominees cannot vote on these proposals without your instructions. This means that a “broker non-vote” cannot occur at the special meeting. Therefore, it is important that you cast your vote by instructing your broker, bank or nominee on how you wish to vote your shares of Company common stock.

Q:	CAN I PARTICIPATE IF I AM UNABLE TO ATTEND?
A:
If you are unable to attend the special meeting in person, we encourage you to send in your proxy card or to vote by telephone or over the Internet. The special meeting will not be broadcast telephonically or over the Internet.

Q:	WHERE CAN I FIND THE VOTING RESULTS OF THE SPECIAL MEETING?
A:
The Company intends to announce preliminary voting results at the special meeting and publish final results in a Current Report on Form 8-K that will be filed with the SEC following the special meeting. All reports the Company files with the SEC are publicly available when filed. See the section entitled “Where You Can Find More Information.”

Q:	WHAT HAPPENS IF I SELL MY SHARES BEFORE COMPLETION OF THE MERGER?
A:
In order to receive the merger consideration, you must hold your shares of Company common stock through completion of the merger. Consequently, if you transfer your shares of Company common stock before completion of the merger, you will have transferred your right to receive the merger consideration.

The record date for shareholders entitled to vote at the special meeting is earlier than the consummation of the merger. If you transfer your shares of Company common stock after the record date but before the closing of the merger, you will have the right to vote at the special meeting, but not the right to receive the merger consideration.
Q:	DO I NEED TO DO ANYTHING WITH MY COMPANY COMMON STOCK CERTIFICATES NOW?
A:
No. After the merger is completed, if you hold certificates representing shares of Company common stock prior to the merger, the exchange agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of Company common stock for the merger consideration. Upon surrender of the certificates for cancellation along with the executed letter of transmittal and other required documents described in the instructions or otherwise required by the exchange agent in accordance with the merger agreement, you will receive the merger consideration. If your shares of Company common stock are held in “street name” by your broker, bank or other nominee, you may receive instructions from your broker, bank or other nominee as to what action, if any, you need to take to effect the surrender of your “street name” shares in exchange for the merger consideration. Do not send in your certificates now.

Q:	HOW CAN I OBTAIN ADDITIONAL INFORMATION ABOUT THE COMPANY?
A:	You can find more information about us from various sources described in the section entitled “Where You Can Find More Information.”

Q:	WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE SET OF PROXY MATERIALS?
A:
This means that you hold shares of Company common stock in more than one way. For example, you may own some shares of Company common stock directly as a shareholder of record and other shares of Company common stock as a beneficial owner through a broker, bank or other nominee, or you may own shares of Company common stock as a beneficial owner through more than one broker, bank or other nominee. In these situations, you may receive more than one set of proxy materials or multiple control numbers for use in submitting your proxy. To ensure that ALL of your shares of Company common stock are voted, sign and return each proxy card or voting instruction card you receive or, if you submit your proxy through the Internet or by telephone, vote at least once for each proxy card or control number you receive.

Q:	WHO CAN HELP ANSWER MY QUESTIONS?
A:
If you have questions about the merger or the other matters to be voted on at the special meeting, desire additional copies of this proxy statement or additional proxy cards or otherwise need assistance voting, you should contact:

Okapi Partners LLC
1212 Avenue of the Americas, 24th Floor
New York, New York 10036
Banks and Brokers Call: (212) 297-0720
All Others Call Toll Free: (877) 629-6355
Email: info@okapipartners.com

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS
This proxy statement and the documents incorporated by reference in this proxy statement include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are made based on known events and circumstances at the time of release, and as such, are subject to uncertainty and changes in circumstances. These statements may be identified from the use of forward-looking terminology such as “anticipates,” “believes,” “may,” “should,” “could,” “potential,” “continues,” “plans,” “forecasts,” “estimates,” “projects,” “predicts,” “would,” “intends,” “expects,” “targets,” “is likely,” “will,” or the negative of these terms and similar expressions, and include all statements regarding future performance, earnings projections, events or developments. The Company intends that such forward-looking statements be subject to the safe harbors created thereby. All forward-looking statements are based on current expectations regarding important risk factors and should not be regarded as a representation by the Company or any other person that the results expressed therein will be achieved. The Company assumes no obligation to revise or update any forward-looking statements for any reason, except as required by law. There is no assurance that the acquisition of the Company by Parent will be consummated and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein. In addition to other factors and matters contained in or incorporated by reference in this document, we believe the following factors could cause actual results to differ materially from those discussed in the forward-looking statements:
•	the occurrence of any event, change or other circumstances that could delay the closing of the merger;
•	the possibility that the merger is not consummated and the merger agreement is terminated;
•	the ability and timing to obtain the approval of Company shareholders or to satisfy any of the other conditions to the merger agreement;
•	the possibility that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval in connection with the merger;
•	the risk that shareholder litigation in connection with the merger may affect the timing or occurrence of the merger or result in significant costs of defense, indemnification and liability;
•	adverse effects on Company common stock because of the failure to complete the merger in a timely manner or at all;
•	limitations placed on the Company’s ability to operate its business under the merger agreement;
•	the possibility that the merger might divert management’s attention from the Company’s ongoing business operations;
•
the Company’s business experiencing disruptions from ongoing business operations due to transaction-related uncertainty or other factors making it more difficult than expected to maintain relationships with employees, business partners or governmental entities;

•	significant transaction costs which have been and may continue to be incurred related to the merger, in the event that the merger is not consummated;
•	unexpected costs, charges, or expenses resulting from the merger;
•	changes in business relationships with and purchases by or from major customers, suppliers or distributors, including delays or cancellations in shipments;
•	the business of the Company may suffer as a result of uncertainty surrounding the merger;
•	the Company may be adversely affected by other economic, business, and/or competitive factors;
•
the occurrence of any event, change or other circumstances could give rise to the termination of the merger agreement and, in certain cases, the payment by us of a termination fee to Parent of $7,750,000;

•	the possibility that the merger might be delayed or not completed if the party to the equity commitment letter does not fulfill its commitment;
•	risks that the proposed transaction disrupts current plans;

•	other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all;
•	the impact of the COVID-19 pandemic on the Company’s business and general economic conditions; and
•	other risks detailed in the Company’s filings with the SEC (see the section entitled “Where You Can Find More Information”).
Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which speak only as of the date hereof. We cannot guarantee any future results, levels of activity, performance or achievements. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

THE PARTIES INVOLVED IN THE MERGER
J. Alexander’s Holdings, Inc. (the Company)
The Company is a Tennessee corporation and was formed on August 15, 2014. The Company’s common stock is publicly traded on the NYSE under the symbol “JAX.” The Company is a collection of boutique restaurants that focus on providing high quality food, outstanding professional service and an attractive ambiance. The Company presently owns and operates the following concepts: J. Alexander’s, Redlands Grill, Stoney River Steakhouse and Grill, Overland Park Grill and Merus Grill.
The Company’s principal executive offices are located at 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202, its telephone number is (615) 269-1900 and its Internet website address is www.jalexandersholdings.com. Additional information about the Company and its subsidiaries is included in documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find More Information.”
SPB Hospitality LLC (Parent)
Parent is a Delaware limited liability company and was formed on May 13, 2020.
Parent is an owner, operator and franchisor of full-service dining restaurants, spanning a national footprint of approximately 250 restaurants and breweries in 38 states and the District of Columbia. Based in Houston, Parent’s diverse portfolio of restaurant brands includes Logan’s Roadhouse, Old Chicago Pizza & Taproom, Rock Bottom Restaurant & Brewery, Gordon Biersch Brewery Restaurant, and a collection of specialty restaurant concepts.
Parent’s principal executive offices are located at 19219 Katy Freeway, Suite 500, Houston, Texas 77094, its telephone number is (346) 440-0772 and its Internet website address is www.spbhospitality.com. The information provided on or accessible through Parent’s website is not part of this proxy statement and is not incorporated into this proxy statement by this or any other reference to Parent’s website provided in this proxy statement.
Titan Merger Sub, Inc. (Merger Sub)
Merger Sub, a Tennessee corporation and an indirect, wholly-owned subsidiary of Parent, was formed on June 28, 2021, solely for the purpose of consummating the merger. It has not carried on any activities or operations to date, except for those activities incidental to its formation and undertaken in connection with the merger. Upon the terms and subject to the conditions of the merger agreement, Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect, wholly-owned subsidiary of Parent.
Merger Sub’s principal executive offices are located at 19219 Katy Freeway, Suite 500, Houston, Texas 77094 and its telephone number is (346) 440-0772.

THE SPECIAL MEETING
This proxy statement is being provided to Company shareholders as part of a solicitation of proxies by the board for use at the special meeting to be held at the time and place specified below, and at any properly convened meeting following an adjournment or postponement thereof.
Date, Time and Place of the Special Meeting
The special meeting is scheduled to be held at Loews Vanderbilt Hotel, located at 2100 West End Avenue, Nashville, Tennessee 37203 on [   ], 2021 at [   ] a.m., Central time, unless the special meeting is adjourned or postponed. We intend to commence mailing this proxy statement and the accompanying proxy card on or about [   ], 2021, to all shareholders entitled to vote at the special meeting.
Purpose of the Special Meeting
At the special meeting, Company shareholders will be asked to consider and vote on the following proposals:
•	the merger proposal, which is further described in the section entitled “The Merger (Proposal 1);”
•
the merger-related compensation proposal, discussed under the sections entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Potential Payments to Named Executive Officers in Connection with the Merger” and “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2);” and

•	the adjournment proposal, discussed under the section entitled “Vote on Adjournment (Proposal 3).”
Our shareholders must approve the merger agreement for the merger to occur. If our shareholders fail to approve the merger agreement, the merger will not occur. A copy of the merger agreement is attached to this proxy statement as Annex A and the material provisions of the merger agreement are described in the section entitled “The Merger Agreement.”
The vote on the merger-related compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, our shareholders may vote to approve the merger proposal and vote not to approve the merger-related compensation proposal and vice versa. Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on the Company. Accordingly, if the merger agreement is approved and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on the merger-related compensation proposal.
Recommendation of the Company’s Board of Directors
After consideration of all factors the board deemed relevant, the participating members of the board unanimously determined that the merger agreement, the merger and the other transactions contemplated by the merger agreement are advisable, fair and in the best interests of the Company and its shareholders, approved the merger agreement, the merger and the other transactions contemplated by the merger agreement and recommended the approval of the merger agreement by the shareholders of the Company. Certain factors considered by the board in reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement can be found in the section entitled “The Merger (Proposal 1) — Reasons for the Merger.” The board’s recommendation is subject to the ability of the board to make a “recommendation withdrawal” (as defined in the merger agreement) pursuant to and in accordance with the merger agreement and as further described herein.
The foregoing recommendation was made unanimously by the members of the board participating in the final review of strategic alternatives, including in regard to the merger agreement with Parent. As further discussed in the section entitled “The Merger (Proposal 1) — Background of the Merger,” as a result of one board member’s affiliation with a party (unrelated to Parent) making a proposal for a business combination with the Company, such board member was recused from all aspects of the Company’s strategic review and board matters that could be impacted by, or had an impact on, the strategic process, including business updates to the board from and after the time of such board member’s affiliate’s entry into the strategic process.

Record Date; Voting Information
Only holders of record of Company common stock at the close of business on [   ], 2021, the record date for the special meeting, will be entitled to notice of and to vote at the special meeting or any adjournments or postponements thereof. At the close of business on the record date, [   ] shares of Company common stock were issued and outstanding and held by [   ] holders of record.
Holders of record of Company common stock are entitled to one vote for each share of Company common stock they owned at the close of business on the record date.
Brokers, banks or other nominees who hold shares of Company common stock for clients typically have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. Absent specific instructions from the beneficial owner of the shares of Company common stock, however, brokers, banks or other nominees are not allowed to exercise their voting discretion with respect to the approval of non-routine matters, which include all of the proposals being voted on at the special meeting.
Quorum
The presence at the special meeting in person or represented by proxy of a majority of the shares of Company common stock issued and outstanding and entitled to vote at the special meeting at the close of business on the record date for the special meeting will constitute a quorum. There must be a quorum for business to be conducted at the special meeting. Failure of a quorum to be represented at the special meeting will necessitate an adjournment. Once a share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting. However, if a new record date is set for an adjourned special meeting, then a new quorum will have to be established. Abstentions are counted as present or represented for purposes of determining the presence or absence of a quorum. In the event that a quorum is not present, or if there are insufficient votes to approve the merger agreement at the time of the special meeting, it is expected that the special meeting will be adjourned to solicit additional proxies. The special meeting may be adjourned whether or not a quorum is present.
Required Vote
The merger proposal requires the affirmative vote of shareholders holding a majority of the outstanding shares of Company common stock entitled to vote at the special meeting. An abstention or a failure to vote your shares of Company common stock with respect to the merger proposal (including a failure of your broker, bank or other nominee to vote shares held on your behalf) will have the same effect as a vote “AGAINST” the merger proposal.
The merger-related compensation proposal requires, to be approved on an advisory, non-binding basis, the votes cast in favor of the merger-related compensation proposal exceed the votes cast against the merger-related compensation proposal. An abstention or a failure to vote your shares of Company common stock with respect to the merger-related compensation proposal (including a failure of your broker, bank or other nominee to vote shares held on your behalf), assuming a quorum is present, will have no effect on this proposal.
The adjournment proposal requires the votes cast in favor of the adjournment proposal exceed the votes cast against the adjournment proposal. An abstention or a failure to vote your shares of Company common stock with respect to the adjournment proposal (including a failure of your broker, bank or other nominee to vote shares held on your behalf), assuming a quorum is present, will have no effect on this proposal.
Voting by Shareholders
After carefully reading and considering the information contained in this proxy statement, each shareholder of record (that is, if your shares of Company common stock are registered in your name with the Company’s transfer agent, Computershare) should vote by mail, through the Internet, by telephone, by attending the special meeting and voting by ballot, by granting a proxy or by submitting voting instructions, according to the instructions described below.

Voting Methods
For shareholders of record:
If your shares of Company common stock are held in your name by the Company’s transfer agent, Computershare, you can vote:
•
Via the Internet — If you choose to vote via the Internet, go to the website indicated on the enclosed proxy card and follow the instructions. You will need the control number shown on your proxy card in order to vote.

•
Via Telephone — If you choose to vote via telephone, use a touch-tone telephone to call the toll-free phone number indicated on the enclosed proxy card and follow the voice prompts. You will need the control number shown on your proxy card in order to vote.

•
Via Mail — If you choose to vote via mail, mark your proxy card, date and sign it, and return it in the postage-paid envelope provided. Proxy cards that are returned without a signature will not be counted as present at the special meeting and cannot be voted. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the board.

•
At the Special Meeting — Shareholders of record may vote in person by following the procedures described above to attend the special meeting. You may also be represented by another person at the special meeting by executing a proper proxy card designating that person. Any previously submitted proxies will be superseded by the vote cast at the special meeting.

For beneficial owners:
If your shares of Company common stock are held in a brokerage account or in the name of a broker, bank or other nominee, you are considered the “beneficial owner” of the shares of Company common stock held for you in “street name.” As beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote your shares of Company common stock. Because a beneficial owner is not the shareholder of record, you may not vote these shares of Company common stock at the special meeting unless you provide a “legal proxy” from the broker, bank or other nominee that holds your shares of Company common stock giving you the right to vote such shares of Company common stock at the special meeting. You should allow yourself enough time prior to the special meeting to obtain this “legal proxy” from your broker, bank or other nominee who is the shareholder of record.
Proxies received at any time before the special meeting and not expired, revoked or superseded before being voted will be voted at the special meeting. If the proxy indicates a specification, it will be voted in accordance with the specification. If no specification is indicated, the proxy will be voted “FOR” the merger proposal, thereby voting such shares of Company common stock in favor of approving the merger, “FOR” the merger-related compensation proposal, and “FOR” the adjournment proposal.
Revocation of Proxies
Shareholders of record retain the power to revoke their proxy or change their vote at any time before it is voted at the special meeting, even if they sign the proxy card or voting instruction card in the form accompanying this proxy statement, via telephone or via the Internet. Shareholders of record can revoke their proxy or change their vote at any time before it is exercised by giving written notice specifying such revocation to our Secretary at 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, Tennessee 37202, so that it is received prior to 11:59 p.m., Eastern time, on the night before the special meeting. Shareholders of record may also change their vote by timely delivery of a valid, later-dated proxy signed and returned by mail prior to 11:59 p.m., Eastern time, on the night before the special meeting or by voting by ballot in person at the special meeting. Simply attending the special meeting will not constitute revocation of your proxy. If your shares of Company common stock are held in the name of a broker, bank or other nominee, you should follow the instructions of such broker, bank or other nominee regarding the revocation of proxies. If you have voted via the Internet or via telephone, you may change your vote by signing on to the website and following the prompts or calling the toll-free number again and following the instructions.

Abstentions
An abstention occurs when a shareholder attends a meeting, either in person or represented by proxy, but votes to abstain with respect to any particular matter or otherwise abstains from voting with respect to any matter. Abstentions will be included in the calculation of the number of shares of common stock present or represented at the special meeting for purposes of determining whether a quorum has been achieved. Abstaining from voting will have the same effect as a vote “AGAINST” the merger proposal. Assuming a quorum of shares of Company common stock is present or represented at the special meeting, abstentions from voting on the merger-related compensation proposal or adjournment proposal will not have any effect on the applicable proposal.
Failure to Vote
If you do not vote and do not attend the special meeting in person or by proxy, your shares will have the same effect as a vote “AGAINST” the merger proposal, but will have no effect on the merger-related compensation proposal or adjournment proposal.
If you hold your shares of Company common stock in the name of a broker, bank or other nominee, please refer to the information on the voting instruction card forwarded to you by your broker, bank or other nominee to see which voting options are available to you. In many cases, you may be able to submit your voting instructions by the Internet or telephone. If you do not properly submit your voting instructions, the broker, bank or other nominee will not be able to vote on these proposals. Under applicable rules, brokers, banks and other nominees have the discretion to vote on routine matters. The proposals in this proxy statement are non-routine matters, and therefore brokers, banks and other nominees cannot vote on these proposals without your instructions. This means that a “broker non-vote” cannot occur at the special meeting. Therefore, it is important that you cast your vote by instructing your broker, bank or nominee on how you wish to vote your shares of Company common stock.
Tabulation of Votes
All votes will be tabulated by a representative of Broadridge Financial Solutions, Inc., who will act as the inspector of election appointed for the special meeting and will separately tabulate affirmative and negative votes and abstentions.
Solicitation of Proxies
The board is soliciting your proxy, and the Company will bear the cost of soliciting proxies. Okapi has been retained to assist with the solicitation of proxies. Okapi will be paid approximately $10,000 and will be reimbursed for its reasonable out-of-pocket expenses for these and other advisory services in connection with the special meeting. Solicitation initially will be made by mail. Forms of proxies and proxy materials may also be distributed through brokers, banks and other nominees to the beneficial owners of shares of Company common stock, in which case the Company will reimburse these parties for their reasonable out-of-pocket expenses for forwarding solicitation material to such beneficial owners. Proxies may also be solicited in person or by telephone, facsimile, electronic mail, or via the Internet by Okapi or by certain of the Company’s directors, officers and employees, without additional compensation.
Householding of Proxy Materials
Certain shareholders who share the same address may receive only one copy of this proxy statement in accordance with a notice delivered from such shareholders’ broker, bank or other nominee, unless the applicable broker, bank or other nominee received contrary instructions. This practice, known as “householding,” is designed to reduce printing and postage costs. Shareholders owning their shares through a broker, bank or other nominee who wish to either discontinue or commence householding may request or discontinue householding, or may request a separate copy of the proxy statement, either by contacting their broker, bank or other nominee at the telephone number or address provided in the above referenced notice, or contacting the Company by telephone at (615) 269-1900 or in writing at J. Alexander’s Holdings, Inc., P.O. Box 24300, Nashville, Tennessee 37202, Attention: Secretary. Shareholders who are requesting to commence or discontinue householding should provide their name, the name of their broker, bank or other nominee and their account information.

Attending the Special Meeting
Only shareholders of record or beneficial owners of Company common stock as of the close of business on the record date or their duly appointed proxies are entitled to attend the special meeting. If you plan to attend the special meeting, please note that you will need to provide proof of ownership of Company common stock and provide a government-issued picture identification card, such as your driver’s license. If you hold shares through an account with a broker, bank or other nominee, please bring to the special meeting your statement evidencing your beneficial ownership of Company common stock as of the record date and provide a government-issued picture identification card, such as your driver’s license. Please note that if you hold shares through a broker, bank or other nominee and plan to attend the special meeting in person and would like to vote there, you will need to contact your broker, bank or other nominee and request a “legal proxy.” If your shares are held through a broker, bank or other nominee and you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of Company common stock, to:
J. Alexander’s Holdings, Inc.
P.O. Box 24300
Nashville, Tennessee 37202
Attention: Secretary
All shareholders and beneficial owners should bring a government-issued picture identification card, such as your driver’s license, as you will also be asked to provide a government-issued identification card at the registration desk on the day of the special meeting or any adjournment or postponement of the special meeting. Everyone who attends the special meeting must abide by the rules for the conduct of the special meeting. These rules will be printed on the special meeting agenda. Even if you plan to attend the special meeting, please submit your proxy and vote by telephone, Internet or mail so your vote will be counted if you later decide not to (or are otherwise unable to) attend the special meeting. No cameras, recording equipment, other electronic devices, large bags or packages will be permitted in the special meeting.
Adjournments and Postponements
In addition to the merger proposal and merger-related compensation proposal, shareholders of the Company are also being asked to approve a proposal that will give the board authority to adjourn the special meeting from time to time, if necessary or appropriate in the view of the board, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement or to seek a quorum if one is not initially obtained. In addition, the chair of the special meeting may adjourn the special meeting or the board could postpone the special meeting before it commences. If the special meeting is so adjourned for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you return a signed proxy and do not indicate how you wish to vote on any proposal, your shares of Company common stock will be voted in favor of each proposal. If you return a signed proxy and do not indicate a choice on the adjournment proposal, your shares of Company common stock will be voted in favor of the adjournment proposal.
Any adjournment may be made without notice to another date, time or place if the new date, time and place to which the meeting is adjourned are announced at the meeting before adjournment. At the adjourned meeting, any business may be transacted that might have been transacted on the original date of the meeting. If the board fixes a new record date for the adjourned meeting, or if the adjournment is to a date more than four months after the date fixed for the original meeting, a notice of the adjourned meeting will be given to each shareholder of record entitled to vote at the adjourned meeting.
Other Information
You should not return your stock certificate or send documents representing Company common stock with the proxy card. If the merger is completed, the exchange agent for the merger will send you a letter of transmittal and instructions for exchanging your shares of Company common stock for the merger consideration.
Assistance
If you need assistance in completing your proxy card or have questions regarding the special meeting, please call Okapi Partners LLC, our proxy solicitor, toll-free at (877) 629-6355. Banks and brokers may call (212) 297-0720.

THE MERGER (PROPOSAL 1)
The discussion of the merger in this proxy statement is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger that is important to you. You are urged to read the merger agreement carefully and in its entirety.
Effects of the Merger
Pursuant to the terms of the merger agreement, if the merger agreement is approved by the Company shareholders and if the other conditions to the closing of the merger are satisfied or waived, at the effective time, Merger Sub will be merged with and into the Company, with the Company surviving the merger as an indirect, wholly-owned subsidiary of Parent.
At the effective time, each share of Company common stock issued and outstanding immediately before the effective time (other than (a) shares owned by the Company (except for shares held either in a fiduciary or agency capacity that are beneficially owned by third parties) or by Parent, which will be cancelled, and (b) Company performance share awards and Company restricted share awards, which will be treated as described under “—Treatment of Outstanding Equity Awards”) will be converted into the right to receive the merger consideration of $14.00 in cash, without interest and subject to any applicable taxes. Each share of Merger Sub common stock issued and outstanding immediately before the effective time will be converted into one fully paid and nonassessable share of common stock of the surviving corporation.
As a result of the merger, the Company will cease to be a publicly traded company and will be wholly-owned by Parent. Following the completion of the merger, the Company common stock will be delisted from the NYSE and deregistered under the Exchange Act, and the Company will no longer be required to file periodic reports with the SEC with respect to its common stock in accordance with applicable law, rules and regulations.
Background of the Merger
The following chronology summarizes the key meetings and events that led to the signing of the merger agreement. The Company held many conversations with numerous parties, both by telephone and in-person, about a potential transaction. The chronology below covers only the key events leading up to the merger agreement and does not purport to catalogue every conversation among the board, officers or other representatives of the Company and other parties.
From time to time, the board and the Company’s senior management have evaluated potential transactions relating to the Company’s business, including prospects for alternative financing structures, potential additional restaurant concepts or other uses of capital, all with a view toward enhancing shareholder value. The board periodically receives financial updates from the Company’s senior management and discusses the strategic direction of the Company. The board’s consideration and ultimate recommendation of the approval of the merger is the result of the board’s past efforts to maximize shareholder value and in particular a renewed strategic review that the board initiated in August 2019. Throughout the events described below, the board was kept regularly informed of developments.
The Company became a public company in 2015 as the result of a spinoff transaction from Fidelity National Financial, Inc. (“FNF”). The board recognized that upon separating from FNF, as a small independent publicly traded company, the Company faced certain challenges. The board believed the Company’s stock was relatively illiquid and that the Company could be more susceptible to market fluctuations and other adverse events. Further, the board recognized that agreements with FNF or its affiliates in connection with the spinoff were negotiated in the context of the separation while the Company was a majority-owned subsidiary of FNF and did not have an independent board of directors or a management team independent of FNF.
The board and management determined that it would be beneficial to pursue a strategic transaction as a way to increase the scale of the Company, and from time to time the Company considered various acquisition targets. In March 2017, representatives of FNF contacted Mr. Stout concerning whether the Company would have an interest in purchasing 99 Restaurant and Pub from affiliates of FNF. The Company engaged in due diligence review of the 99 Restaurants business and assets, structuring efforts and negotiation of definitive agreements.

In August 2017, the Company announced that it entered into a definitive agreement under which J. Alexander’s would acquire 99 Restaurants, LLC (“99 Restaurants”) from Cannae Holdings, LLC (formerly known as Fidelity National Financial Ventures, LLC), a Delaware limited liability company and an affiliate of FNF (“Cannae”), and Fidelity Newport Holdings, LLC, a Delaware limited liability company and a joint venture owned by Cannae, Newport and certain individuals, in an all-stock transaction valued at approximately $199 million, including the assumption of $20 million in net debt. After the transaction, shareholders of the Company would have continued to own stock listed on the NYSE, which would represent 47.5 % of the outstanding shares of capital stock of the Company, and the owners of 99 Restaurants would receive shares of a new unlisted class of stock of the Company representing 52.5% of the outstanding stock, along with certain partnership interests representing economic interests. The board believed the transaction would be significantly accretive to the Company’s earnings in 2018 and that additional scale and liquidity would benefit the Company’s shareholders. A significant shareholder that owned over 5% of the outstanding Company common stock, Marathon Partners Equity Management, LLC, actively and publicly opposed the transaction in open letters to the board and SEC filings. In February 2018, following a special meeting of shareholders at which the requisite vote of the disinterested shareholders was not obtained, the Company abandoned the transaction and terminated the related transaction agreements.
In February 2018, the board considered the position of the Company after the termination of the 99 Restaurants transaction. The board continued to be concerned about the relatively small size of the Company, the cost of remaining a public company, the relative lack of analyst coverage of the Company and the relative illiquidity of the Company’s common stock. The board determined to engage in a broader consideration of strategic alternatives, and in March 2018, engaged a financial advisor to assist in its consideration of strategic alternatives, focusing on the sale of the Company. The Company and its advisers actively engaged in a confidential sales process with multiple bidders from May 2018 through September 2018. The board determined to terminate the sales effort in October 2018, after no parties submitted a definitive offer at a price that was deemed acceptable to the board.
In late 2018, the board continued to consider strategic alternatives other than a sale of the Company, in an effort to maximize shareholder value.
In 2019, believing the Company should attempt to obtain capital for growth or possibly making a dividend to shareholders, the board and management engaged in communications with a targeted number of institutional investors concerning possible preferred equity investments or other structures that would benefit the Company. After several months of discussion with various potential equity investors in the first and second quarters of 2019, the Company determined that it could not obtain an investment on satisfactory financial terms and discontinued the efforts.
In April 2019, one of the Company’s largest shareholders, Ancora Advisors, LLC (“Ancora Advisors”), made an unsolicited public proposal to buy the Company at a price of $11.75 per share. The board determined that Ancora Advisors’ proposed offer was inadequate. In May and June 2019, Ancora Advisors conducted a “withhold” campaign in proxy filings with the SEC and publicly advocated that shareholders withhold votes for the board’s nominees at the 2019 annual meeting of shareholders of the Company.
In July 2019, at the request of the board, the Company consulted Piper Sandler (then Piper Jaffray & Co.) with respect to a potential financial advisory engagement in connection with the board’s consideration of strategic alternatives. The board met on August 1, 2019, and Piper Sandler joined the meeting to discuss an engagement and to advise on the potential process to explore strategic alternatives and the timing and nature of the process. After engaging Piper Sandler as financial adviser, on August 9, 2019, the Company announced that the board, in consultation with its financial and legal advisors and the Company’s executive management team, would explore, review and evaluate a full range of options focused on maximizing shareholder value. These options included, among others, a possible merger or sale of the Company; a strategic large investment in the Company, accompanied by a significant share repurchase; or the acquisition of complementary concepts to increase the Company’s revenue base and operating leverage.
Commencing in August 2019, the Company provided Piper Sandler with information and materials that enabled Piper Sandler to analyze the Company’s business, assets and capital structure. Based on this review, Piper Sandler met with the board to discuss various alternatives, and after considering the alternatives, the board directed Piper Sandler to focus its efforts primarily on the sale of the Company. The board believed, and took into account the views of shareholders, that the small size of the Company and the high costs of public company compliance requirements made it inefficient to be a standalone publicly traded company.
After that time, the Company’s management and Piper Sandler prepared materials for prospective transaction participants. Piper Sandler developed a list of target prospective bidders based on its knowledge of potential investors and the Company’s prior engagements with potentially interested parties. Piper Sandler ultimately contacted over 125 potential interested parties, and conducted a process with multiple rounds of bids, during the fourth quarter of 2019, continuing into the first quarter of 2020.
As a result of the sale process managed by Piper Sandler, three interested parties emerged in February 2020 as serious potential acquirers. In February 2020, each submitted comments to the Company’s proposed draft merger agreement and information concerning its financing plans. The Company engaged in negotiations of merger agreement terms and financing arrangements with these parties. By early March 2020, one of those parties was in advanced negotiations with the Company to acquire the Company at a premium to the then-current market price, and had demonstrated financing. The initial impacts of the COVID-19 pandemic led the potential acquirer to reduce its proposed purchase price twice in March 2020 and to insist on conditions to closing in the proposed merger agreement relating to the continued performance levels of the Company, which conditions were not customary for the sale of a public company.
Ultimately, when government entities mandated the closure of the Company’s restaurants except for limited carry-out service, the board determined and on March 24, 2020, the Company announced that, given the uncertainties in the business community, the restaurant industry and the financial markets, the ongoing review of strategic alternatives by the board would not be completed until those uncertainties were resolved, but that the Company expected to continue discussions with interested parties.
In the first quarter of 2020, Ancora Advisors sought to nominate directors to the board, and in April 2020, the Company entered into a cooperation agreement with Ancora Advisors, pursuant to which the Company expanded the board and appointed Carl J. Grassi to the board and Ancora Advisors agreed to certain standstill and other provisions.
On June 9, 2020, the Company issued a press release that announced the board’s view as well as its intention to focus on rebuilding its sales base as its restaurants were able to reopen and increase capacity, and announced its belief that, in light of the ongoing business challenges, it would be sometime in 2021 before the Company could conclude its evaluation of strategic alternatives, focusing on the potential sale of the Company.
While the Company through Piper Sandler remained in communication with several interested parties in the second, third and fourth quarters of 2020, the board believed, and the Company stated publicly, that the uncertainties in both consumer sentiment and the financial markets caused by the COVID-19 pandemic made it relatively less likely that a satisfactory agreement with respect to both price and conditionality would be reached imminently.
Throughout 2020, the Company remained in ongoing discussions with Piper Sandler concerning market trends, the Company’s performance and sales prospects. Piper Sandler made updated presentations to the board in August 2020 and October 2020. During this time, the Company, with Piper Sandler’s assistance, also entered into additional nondisclosure agreements and provided business updates to several potential parties that were under nondisclosure agreements, even though the Company indicated that it would not be open to discussing a sale at any per-share price near the Company’s then-current prevailing market trading prices.
During late 2020 and early 2021, the Company and Piper Sandler remained in communication concerning weekly sales trends and company financial performance, as well as the timing of completing the strategic review.
On February 9, 2021 the Company announced that the board and management team remained committed to completing the previously announced review of strategic alternatives and would pursue completing that process prudently in 2021, as the Company’s restaurants moved toward reopening at full capacity and the results of the business improved. After this announcement, several interested parties, including parties that participated in the prior 2019-2020 process and Parent, contacted Piper Sandler, or the Company, which referred all inquiries to Piper Sandler, to indicate interest in a potential transaction.

On February 18, 2021, Party A, which was not then under a nondisclosure agreement, submitted an unsolicited indication of interest to acquire the Company at a price of $8.75 per share. The Company considered various aspects of the proposal, including a request for a period of exclusivity, as well as the fact that the party had declined to agree to the terms of the nondisclosure agreement that the Company had requested in a prior contact with Party A. The board met in early March 2021 and determined that the board believed the proposal was not in the best interest of the Company and its shareholders and did not reflect a full and fair value for the Company. In addition, the board noted the lack of financing and therefore, the lack of certainty of closing any transaction. The board indicated its belief that entering into an exclusivity agreement would not produce the most attractive alternative for shareholders. Given these concerns, the board determined that it was in the best interests of the Company and the shareholders to reject the proposed exclusivity arrangement. Piper Sandler communicated these concerns to Party A and later provided a form of nondisclosure and standstill agreement for the party’s consideration. Party A ultimately entered into a nondisclosure agreement and commenced to participate in the process in May 2021.
On February 25, 2021, one of the Company’s directors indicated to Mr. Stout, the Company’s Chairman, that Party B, an entity controlled by such board member and such board member’s affiliates, may have interest in making a proposal for a business combination with the Company. Mr. Stout informed the director that if any entity with which he was affiliated desired to make a proposal, the director would need to be recused from any discussion or actions of the board or any committee of the board that may be relevant to a transaction.
Given the level of interest and the fact that multiple credible parties had contacted the Company or Piper Sandler after the February 9, 2021 announcement concerning a 2021 process, in March 2021, Piper Sandler made a presentation to the board concerning its views on favorable timing to relaunch a strategic process focusing on a sale, and the board determined that it would be beneficial to the Company to have the first quarter earnings results available prior to reengaging in discussions with potential bidders. At the direction of the board, in April 2021, Piper Sandler contacted parties that were most active in the prior 2019-2020 process, new parties that had contacted Piper Sandler or the Company to express interest in 2020 or 2021 (including Party A) and a few other parties that Piper Sandler believed to have specific interest in restaurant investments. The Company and its advisers also worked on extending nondisclosure agreements with those parties involved in the process in 2019-2020 and executing nondisclosure agreements with new parties that had not previously been involved in the prior 2019-2020 process.
On April 5, 2021, the Company received an unsolicited indication of interest from Party B at a price of $12.00 per share. Party B subsequently entered into a nondisclosure agreement with the Company in April 2021, and, following a board meeting on April 7, 2021, at which the board member’s affiliation with Party B was disclosed to the board, such board member was thereafter recused from that point forward from all aspects of the Company’s strategic review or Company actions that could be impacted by, or had an impact on, the strategic process, including business updates to the board. Thereafter, Party B was provided the same access to the due diligence datasite and through Piper Sandler, the Company’s management, as other parties in the process.
After the Company’s results of operations for the first quarter of 2021 became available, in April 2021, the Company and Piper Sandler prepared and disseminated information to a total of 27 parties (including Parent), consisting of both strategic and financial parties. In late April 2021, the Company distributed to 23 of such parties a business update and confidential information memorandum describing the Company and its business. In early May 2021, the Company also reopened its due diligence datasite and provided updated information concerning its assets and business. Throughout May and June 2021, the Company made additional updated due diligence information available and, with Piper Sandler, engaged with various parties in management meetings and due diligence meetings.
Pursuant to its bid procedures, Piper Sandler requested that parties submit indications of interest including bid amounts on May 24, 2021, and seven parties (including Parent), submitted indications of interest at a range of per share prices. The indications ranged from a low indicative price submitted as a range of $10.00-$11.00 per share to a high price submitted as a range of $12.54-$13.67 per share. One of the parties, Party C, that was actively engaged in the process had been an active participant in the prior 2019-2020 process. On May 24, 2021, Party B sent a letter to the board proposing to acquire the Company at a price of $12.50 per share, which purported to be a final proposal but did not include financing commitments, and therefore did not enable the board to evaluate certainty of closing. The proposal also requested exclusivity, which would have required the Company to terminate discussions with other bidders.

On June 1, 2021, the board met to review and discuss the indications of interest, with the participation of Piper Sandler and Bass, Berry & Sims PLC (the Company’s legal counsel, “Bass Berry”). The board considered the pricing, forms of transaction, proposed financing, due diligence accomplished, and other information submitted to the board regarding each bidder party. The board also discussed with Bass Berry their fiduciary obligations under applicable law in the context of considering and approving a strategic transaction contemplated by the proposals. Given that most of the proposals were not backed by specific financing plans or commitments and most parties had remaining diligence to complete, the board determined that none of the leading bidders’ proposals were sufficiently distinguished from the others for purposes of selecting the best proposal. In addition, the board determined that one bidder who submitted a $10.00-$11.00 per share indication of interest should be excluded from the sales process. Finally, the board determined that the six bidders that submitted an indication of interest at a price of $12.00 per share or higher, including Parent, should advance to the next phase of the sales process and continue performing due diligence on the Company. The board directed Piper Sandler to continue engagement with the six parties and to request the submission of final proposals, with full financing commitments, in June 2021. Specifically, with respect to Party B’s proposal and request for exclusivity, the board discussed that Party B’s proposed price was not as high as the high end of the price range that another party indicated in its initial indication of interest ($13.67 per share). The board also considered Piper Sandler’s information indicating that several other bidders selected to advance to the next phase of the process were spending significant time on diligence and incurring advisers’ fees, and such parties appeared to be actively preparing to submit bids. The board also considered the director’s affiliation with Party B. The board discussed various concerns including the non-binding nature of Party B’s proposal, the lack of financing, the fact that other bidders continued to work on diligence and the short period of time until the final bid due date, which weighed in favor of rejecting exclusivity and waiting for other bids. Given these concerns, the participating members of the board unanimously determined that it was in the best interests of the Company and the shareholders to reject Party B’s proposed exclusivity arrangement. Piper Sandler responded to Party B and encouraged the party to remain engaged in the process.
Throughout this time, the Company’s management continued to meet and hold calls with various parties and to encourage parties to complete business, financial and legal due diligence. At any bidder’s request, the Company also made its counsel available for legal due diligence calls and conferences concerning a potential transaction and any legal issues raised by the bidders.
On June 4, 2021, Party B sent a letter to the board submitting its offer to purchase the Company for $13.50 per share, which purported to be its revised final proposal. The letter requested exclusivity and indicated that the offer would remain open until June 7, 2021. Party B indicated that it was willing to include a go-shop provision with a termination fee in a merger agreement.
Later that same day, on June 4, 2021, Piper Sandler circulated a final bid procedures letter to the five active parties (excluding Party B) that required bidders to submit final bids on June 23, 2021. The Company made available to all of the parties a draft merger agreement prepared by the Company and its counsel, and Piper Sandler requested bidders to provide comments on the draft merger agreement by June 18, 2021.
The board met on June 6, 2021 and determined that its position remained that Party B’s bid would be evaluated along with other potential bids in the coming weeks in accordance with Piper Sandler’s final bid procedures letter. On June 6, 2021, Piper Sandler circulated a final bid procedures letter to Party B. On June 7, 2021, Party B indicated through its advisor that the offer was withdrawn. Piper Sandler indicated to Party B the Company remained open to Party B’s continuing in the process on the same timing as other participants.
On June 15, 2021, Party A sent a letter resubmitting its offer to purchase the Company for $12.00 per share, the same price that was submitted on May 24, 2021 as its initial indication of interest. In addition, Party A submitted comments to the Company’s bid draft merger agreement along with debt and equity commitments and confirmed that it completed its due diligence. In this letter, Party A requested exclusivity and stated it believed it could fully negotiate and announce an agreement within 48 hours. The letter indicated that Party A was willing to include a go-shop provision with expense reimbursement and a termination fee in a merger agreement. The board’s position remained that Party A’s bid would be evaluated along with other potential bids the following week in accordance with Piper Sandler’s process letter dated June 4, 2021.

Party A and Party B did not withdraw from the process. Piper Sandler reiterated to all parties that parties should submit comments to the merger agreement draft by June 18, 2021 and final bids with financing commitments by June 23, 2021. Further, Piper Sandler, acting at the direction of the board, indicated to the parties that bids below $13.00 per share would not be considered favorably.
Four of the parties, Party A, Party B, Party C and Parent, provided revised merger agreement drafts to counsel on or before June 18, 2021. Further, Piper Sandler required final bids and financing commitments to be submitted by June 23, 2021. These four of the six parties submitted renewed indications of interest with updated pricing by June 24, 2021.
The bids received on June 23, 2021 were at the following prices: Party A at $12.00 per share; Party B at $13.50 per share; Party C at $12.65 per share; and Parent at $13.00 per share.
On June 24, 2021, the board met to discuss the bids received from the four parties prior to the June 23, 2021 deadline. The board evaluated the proposed financing arrangements and other key information submitted by the bidders.
Following the board meeting on June 24, 2021, at the request of the board, Piper Sandler communicated to each of Party A, Party B, Party C and Parent to encourage all four bidders to submit a higher offer and improve certain terms and conditions of their draft merger agreement.
On June 24, 2021, in response to the foregoing, Party B revised its final proposal to a price of $13.75 per share and indicated it should be accepted by 5:00 pm on June 25, 2021, or it would be withdrawn. Party B engaged in discussions through its counsel concerning its financing plans, its equity partner and its assets and sources of liquidity, and provided evidence of its financial resources, which Piper Sandler and the Company reviewed and discussed. Bass Berry and the Company discussed certain material terms and conditions reflected in the draft merger agreement comments submitted by Party B and the material terms and conditions reflected in the draft merger agreement comments submitted by Parent.
On June 24, 2021, Bass Berry, through Piper Sandler, provided to Parent’s representatives, including Hunton Andrews Kurth LLP (Parent’s legal counsel, “Hunton”), a list of issues on Parent’s draft merger agreement. On June 25, 2021, representatives of Bass Berry and Hunton discussed the issues and Hunton indicated Parent’s flexibility with respect to certain key terms, which would result in few material differences in the parties’ positions on key terms and conditions of the merger agreement drafts. Bass Berry and Hunton also discussed the terms of proposed voting agreements Parent had requested as a condition to Parent’s execution of any merger agreement. Significantly, Hunton indicated that Parent would agree: to a reduced Company termination fee of 3.5% of the equity value of the Company (compared to 4.5% proposed in the Parent draft); that the Company termination fee would not be payable in the event the merger agreement is terminated due to the passage of the “outside date” followed by the Company’s consummation of a sale transaction within 12 months following such termination (where an acquisition proposal was publicly announced or communicated in writing to the board prior to the date of termination); to delete the proposed buyer expense reimbursement provisions payable to Parent in the event of termination of the merger agreement in certain circumstances; that the termination fee payable by Parent would not be the sole remedy of a willful breach by Parent of the merger agreement; and to accept certain “fiduciary out” provisions proposed in the Company’s draft merger agreement.
On June 25, 2021, each of Party A and Party C revised its proposed price to $13.25 per share. Party C indicated that the increased bid was its best and final offer. Party A subsequently revised its proposed price to $13.50 per share that same day.
On June 25, 2021, the Company received a revised proposal from Parent at an increased price of $14.00 per share and confirmation of improved terms of its proposed merger agreement draft as discussed between counsel to the Company and Parent earlier that day, and requesting exclusivity to negotiate definitive agreements with the Company. Piper Sandler subsequently informed Party B that it had received a higher offer and encouraged Party B to submit a higher offer. Party B indicated that the $13.75 per share offer submitted on June 24, 2021 was its best and final offer.
On June 25, 2021, the board held a meeting to review and discuss the improved bids received. Representatives of Piper Sandler and Bass Berry participated. In each case, the board considered the value of the consideration offered, the nature of the potential buyer and the financing sources which ranged from 100% committed debt financing, to a mixture of debt financing and equity financing, compared to 100% committed equity financing proposed by Parent, as well as anticipated timing for each party. The board considered the improved Parent offer, including the $14.00 per share price and the improved terms of the merger agreement as discussed among counsel to the parties, to represent the greatest value to the Company shareholders. Based on this assessment and an understanding of Parent’s financing capabilities and its ability to complete a transaction on an expeditious basis, the participating members of the board unanimously approved entering into an exclusivity agreement with Parent in order to negotiate a definitive merger agreement. Effective June 25, 2021, the Company entered into an exclusivity agreement with Parent that provided that the Company would negotiate exclusively with Parent until 5:00 pm CDT on July 1, 2021.
Thereafter, the Company worked with Bass Berry on the merger agreement draft and disclosure schedules, including reflecting the terms discussed between Hunton and Bass Berry on June 25, 2021. On June 27, 2021, Bass Berry provided to Hunton a responsive draft including the Company’s comments to the draft merger agreement, consistent with the parties’ discussions on June 25, 2021, which also raised the following material issues that had not been resolved: the terms and conditions of the covenants to operating the business in the ordinary course after signing; certain post-closing covenants with respect to the Company’s employees; the Company’s ability to terminate upon Parent’s failure to close if the Company was then in breach of the merger agreement (but where other conditions to closing had been satisfied or waived); and the extent to which COVID-19 and related actions and measures would be excluded from the definition of a “Company Material Adverse Effect.” On June 28, 2021, Hunton provided to Bass Berry a responsive draft including Parent’s comments to the draft merger agreement which, in response to the revisions proposed by Bass Berry on June 27, 2021, rejected the Company’s request for the items mentioned in the previous sentence, although Parent did propose a narrower list of restrictions on the operation of the Company’s business between signing and closing for which Parent’s consent could be withheld in its sole discretion.
During the week of June 28, 2021, Parent continued to engage in due diligence review, including legal due diligence, and counsel discussed the disclosure schedules to the draft merger agreement in an effort to finalize them.
On June 29, 2021, Bass Berry provided to Hunton a responsive draft of the merger agreement. The remaining issues were: the terms and conditions of the covenants to operating the business in the ordinary course after signing; certain post-closing covenants with respect to the Company’s employees; and the Company’s ability to terminate the merger agreement upon Parent’s failure to close if the Company was then in breach of the merger agreement (but where other conditions to closing had been satisfied or waived).
On June 30, 2021, Hunton provided to Bass Berry a responsive draft of the merger agreement including Parent’s comments. Differences remained in relation to certain terms and conditions of the covenants to operate the business in the ordinary course after signing and certain post-closing covenants with respect to the Company’s employees. Also on June 29, 2021, Hunton provided to Bass Berry a draft of an asset transfer agreement relating to the post-closing structuring needs of Parent related to the Company’s ownership of the Company’s owned real property assets. The Company was requested to sign it as an accommodation.
On July 1, 2021, Bass Berry provided to Hunton a responsive draft of the merger agreement, including the Company’s comments. Certain terms and conditions of the covenants to operate the business in the ordinary course after signing and certain post-closing covenants with respect to the Company’s employees remained the material outstanding issues. Later that day, Bass Berry provided to Hunton further comments to the merger agreement as well as comments to the draft asset transfer agreement. The parties also negotiated the form of voting agreements (including with the institutional shareholders) that would be required by Parent as a condition to Parent’s execution of the merger agreement. The parties worked to finalize drafts of the merger agreement, the voting agreements and the asset transfer agreement and the equity commitment letter. On July 1, 2021, Bass Berry and Hunton discussed the draft of the merger agreement and certain terms about which the parties had not yet agreed and ultimately reached agreement with respect to the differences identified in their respective drafts of June 30, 2021 and July 1, 2021, including the covenants to operate the business in the ordinary course after signing and certain post-closing covenants with respect to the Company’s employees.
On July 1, 2021, the board convened a meeting to discuss the status of the possible transaction with Parent. Representatives of Bass Berry and Piper Sandler participated. Piper Sandler presented an updated analysis and fairness opinion presentation and a draft of its fairness opinion letter. The board reviewed the process for pursuing strategic alternatives, including that, from the beginning of the 2021 continuation of the process until

July 1, 2021: Piper Sandler contacted 27 potential financial and strategic buyers in 2021 that had indicated interest or were known to have interest in restaurant investments; the Company entered into 23 new or renewed confidentiality agreements and provided confidential information to those parties; and the Company received indications of interest from seven parties with which the Company had engaged in discussion, which resulted in four final bids. The board also considered that the Company had successfully negotiated a “fiduciary out” provision in the merger agreement, which would permit the Company to terminate the merger agreement to accept a superior proposal with the payment of a termination fee that the board believed was in a customary range. Piper Sandler had disclosed to the board that Piper Sandler had provided services to affiliates of Fortress.
Representatives of Piper Sandler and Bass Berry updated the board on the finalization of the transaction documents and summarized the terms and conditions. Piper Sandler then delivered its fairness opinion to the board verbally, which was later confirmed in a written opinion dated July 2, 2021, that, based upon and subject to the matters described in its fairness opinion, the merger consideration to be received by the holders of the Company’s common stock, other than Parent or its affiliates, pursuant to the merger agreement was fair, from a financial point of view, to such holders of the Company’s common stock. After further deliberations, the participating members of the board, after due consideration of its fiduciary duties under applicable law, resolved by a unanimous vote of the participating members of the board that the merger agreement, the equity commitment letter and the other agreements contemplated by any of the foregoing (collectively, the “transaction agreements”) and the merger and the other transactions contemplated thereby, were approved and declared advisable, fair to, and in the best interests of the Company and its shareholders, and the form, terms, provisions, and conditions of the transaction agreements were adopted and approved, and the consummation of the merger was approved. The board recommended, subject to the ability of the Company to make a recommendation withdrawal (as defined in the merger agreement) pursuant to and in accordance with the merger agreement, that the shareholders of the Company approve the merger agreement and the transactions contemplated thereby.
After the board meeting, overnight on July 1, continuing to July 2, 2021, Hunton and Bass Berry finalized the disclosure schedules and the merger agreement as approved by the board. The merger agreement was executed by Parent and the Company, and the equity commitment letter was executed by Parent and Drawbridge, prior to the opening of business on July 2, 2021. Certain directors, executive officers and shareholders of the Company also executed the voting agreements. On July 2, 2021, before the opening of trading on the NYSE, the Company issued a press release announcing the execution of the merger agreement. Upon the Company’s public announcement of its execution of the merger agreement, counterparties to Company nondisclosure agreements were released from their applicable standstill restrictions, though such parties continue to be bound by the remaining terms of such nondisclosure agreements.
Reasons for the Merger
In evaluating the merger agreement and the merger, the board regularly consulted with the Company’s senior management, its outside legal advisor, Bass Berry, and its financial advisor, Piper Sandler.
In reaching its decision that, as of July 1, 2021, the merger, according to the terms of the merger agreement, is advisable, fair to, and in the best interest of the Company and its shareholders, and in reaching its recommendation that the shareholders approve the merger and the merger agreement, the board considered a number of factors, including the following material factors and benefits of the merger, which the board viewed as supporting its recommendation:
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The Company’s Operating and Financial Condition. The board’s consideration of its knowledge and familiarity with the Company’s business, including its current and historical financial condition and results of operations, competitive position, properties and assets, as well as the Company’s business strategy and prospects, in light of the current and prospective economic environment.

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Prospects of the Company as an Independent Company. The board’s evaluation of the Company’s long-term strategic plan and the related execution risks and uncertainties (including the risk factors set forth in the Company’s Annual Report on Form 10-K for the year ended January 3, 2021), and its weighing of the prospects of achieving long-term value for its shareholders through execution of the Company’s strategic business plan against the near-term value to shareholders which could be realized through the merger at a significant premium to the recent market price of the Company common stock.

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Unpredictability of Future Operating Environment. The board’s assessment, after discussions with the Company’s management and advisors, of the risks of remaining an independent company and pursuing the Company’s strategic plan, including risks relating to the effect of competition in the Company’s markets, and other risks and uncertainties relating to the financial markets, the economy and the restaurant industry.

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Review of Strategic Alternatives. The board’s extended consideration of strategic alternatives predating 2019 and thereafter, including, among others, remaining an independent company and pursuing the Company’s strategic plan, conducting a sale process from 2019, ending in 2021, and pursuing a strategic transaction with, or the sale of the Company to, another party (including those that submitted indications of interest prior to the execution of the merger agreement), and the board’s belief, after a review of the proposals and discussions with the Company’s management and advisors, that the value offered to shareholders in the merger, combined with their assessment concerning the certainty of closing, was more favorable to the shareholders of the Company than the potential value that might have resulted from other strategic opportunities reasonably available to the Company, including remaining an independent company.

•	Cash Consideration. The fact that the consideration consists solely of cash, providing the Company’s shareholders with certainty of value and liquidity upon consummation of the merger.
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Premium to Market Price. The $14.00 price to be paid for each share represented a significant premium to recent and historical market prices of the Company’s common stock, including an approximate premium of:

•	20.3% over $11.64, the closing price per share of the common stock on June 30, 2021, the last trading day prior to the date of the board meeting to approve the merger agreement;
•	14.9% over $12.18, the closing price per share of the common stock on June 1, 2021, the thirtieth trading day prior to the date of the board meeting to approve the merger agreement;
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77.7% over $7.88, the closing price per share of the common stock on February 9, 2021, the day on which the Company announced (after market close) its commitment to completing the previously announced review of strategic alternatives;

•
27.0% over the volume weighted average price per share (“VWAP”) of the common stock over the preceding 90-day period ended June 30, 2021, the last trading day prior to the date of the board meeting to approve the merger agreement; and

•	125.1% over the VWAP of the common stock over the preceding one-year period ended June 30, 2021, the last trading day prior to the date of the board meeting to approve the merger agreement.
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Likelihood of Completion. The belief of the board that the merger is likely to be completed in a short period of time, based on, among other things, the absence of a financing condition, the financial strength of Parent and Drawbridge and the terms of the equity commitment letter, the limited number of conditions to the merger, Fortress’s extensive prior experience in successfully completing acquisitions of other companies, in each case, as compared to alternative acquisition proposals considered by the board, and the likelihood of obtaining required regulatory approvals for the merger and the terms of the merger agreement regarding the obligations of both companies to pursue such approvals.

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Sale Process. The competitive nature of the sales process conducted by the Company, together with its financial and legal advisors, in soliciting and evaluating multiple acquisition proposals for the Company, and the number and terms of the acquisition proposals received by the Company, and the board’s determination that Parent’s proposal represented the best value and likelihood of closing currently available to the Company’s shareholders and was superior to other proposals, based on the board’s expectation as to the certainty of closing the merger without material delay.

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Advisors. The fact that the Company’s legal and financial advisors were involved throughout the process and negotiations and updated the board directly and regularly, which provided the board with additional perspectives on the negotiations in addition to those of management.

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Negotiations with Parent. The course of discussions and negotiations between the Company and Parent, improvements to the terms of Parent’s acquisition proposal in connection with those negotiations, including those ultimately resulting in Parent’s final price of $14.00 in cash per share, and the board’s belief based on these negotiations, that Parent’s proposal represented the highest price per share that Parent was willing to pay and that these were the most favorable terms to the Company to which Parent was willing to agree.

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Opinion of Piper Sandler. The opinion of Piper Sandler, issued to the board verbally, and later confirmed in a written opinion dated July 2, 2021, that, based upon and subject to the limitations and assumptions set forth in its written opinion, the $14.00 per share in cash to be paid to the Company’s shareholders pursuant to the merger under the merger agreement was fair, from a financial point of view, to such shareholders, and the related financial analyses performed by Piper Sandler.

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Unanimous Determination of Participating Board Members. The fact that the members of the board participating in the decision were unanimous in their determination to recommend that the shareholders approve the merger and the merger agreement.

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Customary Conditions; Specific Enforcement. The fact that the terms and conditions of the merger agreement minimize, to the extent reasonably practicable, the risk that a condition to the merger would not be satisfied and the Company’s ability to specifically enforce Parent’s obligations, including the obligations to consummate the merger, under the merger agreement, and to enforce the equity commitment letter as a third party beneficiary.

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Ability to Withdraw or Change Recommendation. The board’s ability under the merger agreement to withdraw or modify its recommendation in favor of the merger under certain circumstances, including its ability to terminate the merger agreement in connection with a superior offer (as specified in the merger agreement), subject to payment of a termination fee of $7,750,000, and the board’s determination that the termination fee is within the customary range of termination fees for transactions of this type.

The board also considered a variety of uncertainties and risks in its deliberations concerning the merger agreement and the merger, including the following:
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No Shareholder Participation in Future Growth or Earnings. The nature of the transaction as an all-cash transaction will prevent shareholders from being able to participate in any future earnings or growth of the Company, or any restaurant company of Parent with which the Company may be combined, and shareholders will not benefit from any potential future appreciation in the value of the Company common stock, including any value that could be achieved if the Company engages in future strategic or other transactions or as a result of the growth of the Company’s operations.

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Taxable Consideration. The gains from the merger would be taxable to the Company’s shareholders for federal income tax purposes, subject to the countervailing consideration that amounts received prior to any future change in tax law would be subject to favorable tax rates on capital gains, compared to any rates that could be increased in the future.

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Effect of Failure to Complete Transactions. If the merger is not consummated, the trading price of the Company common stock could be adversely affected, the Company will have incurred significant transaction and opportunity costs attempting to consummate the merger, the Company may have lost customers, suppliers, business partners and employees after the announcement of the merger agreement, the Company’s business may be subject to disruption, the market’s perceptions of the Company’s prospects could be adversely affected and the Company’s directors, officers and other employees will have expended considerable time and effort to consummate the merger.

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Interim Restrictions on Business. The restrictions in the merger agreement on the conduct of the Company’s business prior to the consummation of the merger, requiring the Company to operate its business in the ordinary course of business and subject to other restrictions, other than with the consent of Parent, may delay or prevent the Company from undertaking business opportunities that could arise prior to the consummation of the merger.

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Restrictions on Soliciting Proposals; Termination Fee. The restrictions in the merger agreement on the active solicitation of competing proposals and the requirement, under the merger agreement, that the Company pay, if the merger agreement is terminated in certain circumstances, a termination fee of $7,750,000, which fee may deter third parties from making a competing offer for the Company prior to the consummation of the merger and could impact the Company’s ability to engage in another transaction for up to one year if the merger agreement is terminated in certain circumstances.

•	Dissenters’ Rights. The Company’s shareholders are not entitled to assert dissenters’ rights in connection with the merger under the TBCA.
•	Potential Conflicts of Interest. The executive officers and directors of the Company may have interests in the merger that are different from, or in addition to, those of the Company’s shareholders.
The foregoing discussion of the factors considered by the board is not intended to be exhaustive, but does set forth the principal factors considered by the board. The participating members of the board collectively reached the unanimous conclusion to approve the merger and the merger agreement in light of the various factors described above and other factors that each member of the board deemed relevant. In view of the wide variety of factors considered by the members of the board in connection with their evaluation of the merger and the complexity of these matters, the board did not consider it practical, and did not attempt, to quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The board made its decision based on the totality of information presented to and considered by it. In considering the factors discussed above, individual directors may have given different weights to different factors.
Recommendation of the Company’s Board of Directors
After careful consideration, the participating members of the board unanimously determined that the terms of the merger are advisable, fair to, and in the best interests of the Company and its shareholders, and recommended that the shareholders of the Company approve the merger and the merger agreement.
Certain Prospective Financial Information
The Company does not, as a matter of general practice, publicly disclose financial projections due to the difficulty of predicting the Company’s results. The Company is especially wary of making such projections for extended periods into the future due to, among other reasons, the unpredictability of the underlying assumptions and estimates, though the Company has in the past provided investors with limited quarterly or full-year financial guidance covering limited areas of its expected financial performance. However, in connection with the Company’s review of strategic alternatives, including a potential sale, during April 2021, Company management provided the board and Piper Sandler with certain non-public, unaudited prospective financial information prepared by Company management for the fiscal years ending 2021 through 2025. The prospective financial information for the fiscal year ending 2021 incorporated actual results through the first fiscal quarter of fiscal year 2021 and Company management’s expectations for the second, third and fourth fiscal quarters of fiscal year 2021. This information was also provided to prospective bidders who participated in the potential sale process in connection with their due diligence review of a possible transaction. The prospective financial information for the fiscal years ending 2021 through 2025 provided in April 2021, was relied upon and used as the basis for the financial analyses conducted by Piper Sandler and summarized below in “— Fairness Opinion of Piper Sandler & Co.”
A summary of this financial information (collectively, the “Company projections”) is provided below only to provide shareholders of the Company with access to certain prospective financial information concerning the Company that was made available to the board and Piper Sandler, as described herein. The Company projections were not prepared with a view to public disclosure, but rather solely for internal use of the Company. The Company projections are not included in this proxy statement in order to influence any shareholder of the Company to make any decision regarding the proposals relating to the transactions contemplated by the merger agreement or for any other purpose, and readers of this proxy statement are cautioned not to place any reliance on the Company projections included herein.
The Company projections included in this proxy statement are the responsibility of the Company’s management. The Company projections represent Company management’s reasonable estimates and good faith judgments as to the future growth and financial performance of the Company, including forecasts of revenues and adjusted EBITDA, that Company management believed were reasonable at the time the Company projections were prepared, taking into account relevant information available at the time. However, this information is not fact and should not be relied upon as being necessarily indicative of actual future results. Although a summary of the Company projections is presented with numerical specificity, it reflects numerous assumptions and estimates made by the Company’s management, including assumptions and estimates with respect to future industry performance, general business, economic, regulatory, litigation, market and financial conditions, and matters specific to the Company’s business, all of which are difficult to predict and many of which are beyond the Company’s control. The Company projections reflect the subjective judgment of the Company’s management in many respects and, thus, are susceptible to multiple interpretations and periodic revisions based on actual experience and business developments. As such, the Company projections constitute forward-looking statements and are subject to risks and uncertainties that could cause actual results to differ materially from the results forecasted in such prospective information, including the factors described under “Cautionary Statement Concerning Forward-Looking Statements,” the Company’s performance, industry performance, general business and economic conditions, customer requirements, competition, COVID-19 pandemic or future pandemics or disease outbreaks, adverse changes in applicable laws, regulations or rules, and the various risks set forth in the reports filed by the Company with the SEC, including the Company’s most recent filings on Forms 10-K and 10-Q. There can be no assurance that the Company projections would be realized or that actual results would not be significantly higher or lower than forecast. Since the Company projections cover multiple years, by their nature, they become subject to greater uncertainty with each successive year.
The Company projections include certain non-GAAP measures (including adjusted EBITDA) because the Company believed such measures would be useful to the board in evaluating the prospects of the Company. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in accordance with GAAP, including net income from continuing operations. The Company’s calculations of these non-GAAP measures may differ from calculations of such measures by others in the Company’s industry and are not necessarily comparable with information presented under similar sounding captions used by other companies.
The Company projections were not prepared with a view toward complying with GAAP, the published guidelines of the SEC regarding projections and the use of non-GAAP financial measures, or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. In addition, the Company projections are unaudited and neither the Company’s independent registered public accounting firm, nor any other independent accountants, have compiled, examined or performed any procedures with respect to the Company projections, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, the Company projections.
The inclusion of the Company projections should not be regarded as an admission, representation or indication that any of the board, the independent directors, the Company, the Company’s management, Piper Sandler, any of their respective advisors or any other person considered, or now considers, the forecasts to be material or a reliable prediction of future results, and the Company projections should not be relied upon as such. The Company has made no representation to Parent or Merger Sub in the merger agreement or otherwise, concerning the Company projections. The Company projections should be evaluated, if at all, in conjunction with the historical financial statements and other information regarding the Company contained in this proxy statement and the Company’s public filings with the SEC.
No representation or warranty was made in the merger agreement concerning prospective financial information, including the Company projections. The Company projections should only be evaluated in conjunction with the historical financial statements and other information regarding the Company contained in the Company’s public filings with the SEC.
The Company projections in this proxy statement do not take into account any conditions, circumstances or events occurring after the date they were prepared, including the transactions contemplated by the merger agreement. Except as required by law, the Company does not intend to update or otherwise revise the Company projections to reflect any condition, circumstance or event existing after the date they were prepared or to reflect the occurrence of any future event (including any failure of the transactions contemplated by the merger agreement to occur), even in the event that any or all of the assumptions underlying the Company projections are in error or are no longer appropriate. In light of the foregoing factors and uncertainties inherent in the Company projections, readers of this proxy statement are cautioned not to place any reliance on the portions of the Company projections set forth below.
FY 2021E to FY 2025E Company Projections
Subject to the foregoing qualifications, the portions of the Company projections that were provided to the board, Piper Sandler and prospective bidders in April 2021 are summarized below. The prospective financial information for the fiscal years ending 2021 through 2025 was relied upon and used as the basis for the financial analyses conducted by Piper Sandler and summarized below in “— Fairness Opinion of Piper Sandler & Co.”
($ in millions)	Fiscal Year Ending December
	2021E	2022E	2023E	2024E	2025E
Net Sales	244.7	276.5	296.0	315.9	337.7
Restaurant Operating Expenses(1)	197.7	220.9	236.0	249.8	265.7
General and Administrative Expenses(2)	21.0	18.9	19.1	19.3	20.2
Pre-Opening Expenses	1.0	1.4	1.5	1.5	1.5
Other (Income), Net	(0.1)	(0.1)	(0.1)	(0.1)	(0.1)
Adjusted EBITDA(3)	25.0	35.3	39.5	45.4	50.3
(1)
Restaurant operating expenses consist of food and beverage costs, restaurant labor and related costs and other operating expenses, and excludes depreciation and amortization of restaurant property and equipment and losses on disposals of assets.

(2)	General and administrative expenses excludes depreciation of corporate assets.
(3)	Adjusted EBITDA represents a non-GAAP financial measure. See “— Reconciliation of Non-GAAP Financial Measures” below.
Reconciliation of Non-GAAP Financial Measures
Certain of the measures included in the Company projections may be considered non-GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. These non-GAAP measures are included in this proxy statement because such information was made available to the board and Piper Sandler and used in the process leading to the execution of the merger agreement, as described elsewhere in this proxy statement. Reconciliations of certain of these measures are provided below. The figures included in the reconciliation are part of the Company projections, and are subject to and should be read together with the disclosures above.
Adjusted EBITDA. Adjusted EBITDA is defined as net income plus income tax expense, plus interest expense, plus depreciation and amortization, plus transaction costs, plus loss on disposal of assets, and plus loss (gain) on discontinued operations. A reconciliation of adjusted EBITDA is provided below:
FY 2021E to FY 2025E Company Projections (Reconciliation of Non-GAAP Financial Measures)
($ in millions)	Fiscal Year Ending December
	2021E	2022E	2023E	2024E	2025E
Net Income	11.1	19.0	23.7	28.4	32.2
Plus: Income Tax Expense	1.2	2.2	1.2	1.5	1.7
Plus: Interest Expense	0.7	0.5	—	—	—
Plus: Depreciation and Amortization	12.4	13.4	14.4	15.3	16.2
Plus: Transaction Costs	0.0	—	—	—	—
Plus: Loss on Disposal of Assets	0.2	0.2	0.2	0.2	0.2
Plus: Loss (Gain) on Discontinued Operations	(0.6)	—	—	—	—
Adjusted EBITDA	25.0	35.3	39.5	45.4	50.3
Fairness Opinion of Piper Sandler & Co.
Pursuant to an engagement letter dated August 9, 2019, the Company retained Piper Sandler to evaluate strategic alternatives and, if requested, deliver its opinion as to the fairness, from a financial point of view, to the holders of shares of Company common stock of the consideration to be received pursuant to the merger agreement. At a meeting of the board on July 1, 2021, Piper Sandler issued its oral opinion to the board, later confirmed in a written opinion dated July 2, 2021, that, based upon and subject to the assumptions, procedures, considerations and limitations set forth in the written opinion and based upon such other factors as Piper Sandler considered relevant, the merger consideration is fair, from a financial point of view, to the holders of shares of Company common stock as of the date of the opinion.
The full text of the written opinion of Piper Sandler, dated July 2, 2021, which sets forth, among other things, the assumptions made, procedures followed, matters considered and limitations on the scope of the review undertaken by Piper Sandler in rendering its opinion, is attached as Annex B. The Piper Sandler opinion addresses only the fairness, from a financial point of view and as of the date of the opinion, of the merger consideration to the holders of shares of Company common stock. Piper Sandler’s opinion was directed solely to the board in connection with its consideration of the merger agreement and was not intended to be, and does not constitute, a recommendation to any holder of shares of Company common stock as to how such holder should act with respect to the merger or any other matter. Piper Sandler’s opinion was approved for issuance by the Piper Sandler opinion committee and Piper Sandler has consented to the disclosure of its opinion in this proxy statement.
In connection with rendering the opinion described above and performing its financial analyses, Piper Sandler, among other things:
•	reviewed and analyzed the financial terms of the merger agreement;
•	reviewed and analyzed certain financial and other data with respect to the Company which was publicly available;
•
reviewed and analyzed certain information furnished to Piper Sandler by Company management relating to the business, operations and prospects of the Company, including the Company projections provided by Company management;

•
conducted discussions with members of senior management and representatives of the Company concerning the two immediately preceding matters described above, as well as its business, operations and prospects before and after giving effect to the merger;

•	reviewed the current and historical reported prices and trading activity of the shares of Company common stock and similar information for certain other companies that Piper Sandler deemed relevant;
•	compared the financial performance of the Company with that of certain other publicly traded companies that Piper Sandler deemed relevant;
•	reviewed the financial terms, to the extent publicly available, of certain precedent transactions that Piper Sandler deemed relevant in evaluating the merger;
•	conducted a discounted cash flow analysis on the Company based on projections that were prepared by Company management; and
•	conducted such other analyses, examinations and inquiries and considered such other financial, macroeconomic and market criteria as Piper Sandler deemed necessary in arriving at its opinion.
The following is a summary of the material financial analyses performed by Piper Sandler in connection with the preparation of its fairness opinion, which was reviewed with, and issued verbally to the board at a meeting held on July 1, 2021, and later confirmed in a written opinion dated July 2, 2021. The preparation of analyses and a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, this summary does not purport to be a complete description of the analyses performed by Piper Sandler or of its presentation to the board on July 1, 2021. You are urged to, and should, read the Piper Sandler opinion in its entirety and this summary is qualified in its entirety by the written opinion of Piper Sandler attached as Annex B hereto, which is incorporated herein.
This summary includes information presented in tabular format, which tables must be read together with the text of each analysis summary and considered as a whole in order to fully understand the financial analyses presented by Piper Sandler. The tables alone do not constitute a complete summary of the financial analyses.

The order in which these analyses are presented below, and the results of those analyses, should not be taken as any indication of the relative importance or weight given to these analyses by Piper Sandler or the board. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before June 30, 2021, and is not necessarily indicative of current market conditions.
For purposes of its analyses, Piper Sandler calculated (i) the Company’s equity value implied by the merger consideration to be approximately $221.7 million, based on approximately 15.8 million shares of Company common stock and common stock equivalents estimated to be outstanding as of May 30, 2021, consisting of in-the-money options (calculated using the treasury stock method), restricted and performance share awards and management profits interest units, and (ii) the Company’s enterprise value (for the purposes of this analysis, implied enterprise value equates to implied equity value less cash and cash equivalents of $12.9 million and plus total long-term debt of $8.1 million as of May 30, 2021, referred to as “EV”) to be approximately $216.9 million. The EV implies an 8.7x multiple relative to the estimated fiscal year 2021 adjusted EBITDA referenced above in the “— Reconciliation of Non-GAAP Financial Measures” table.
Financial Analyses
Historical Company Trading Analysis. Piper Sandler analyzed the merger consideration to be paid to the holders of shares of Company common stock pursuant to the merger agreement in relation to (1) the closing price per share on February 9, 2021, referred to as the “undisturbed date,” the day the Company announced its commitment to completing the previously announced review of strategic alternatives, (2) the closing price per share on June 30, 2021, the last full trading day prior to Piper Sandler’s presentation to the board on July 1, 2021, (3) the closing price per share for the preceding 7-day, 30-day, 60-day, 90-day and one-year period ended June 30, 2021, and (4) the VWAP for the preceding 7-day, 30-day, 60-day, 90-day and one-year period ended June 30, 2021. For purposes of the analysis, the VWAP is calculated based off each trading day’s closing share price. The analysis indicated that the merger consideration to be paid to the holders of shares of Company common stock pursuant to the merger agreement represented:
•	a premium of 77.7% based on the closing price per share of $7.88 on February 9, 2021, the undisturbed date;
•	a premium of 20.3% based on the closing price per share of $11.64 on June 30, 2021, the last full trading day prior to Piper Sandler’s presentation to the board on July 1, 2021;
•	a premium of 22.9% based on the closing price per share of $11.39 on June 24, 2021, the preceding 7-day period ended June 30, 2021;
•	a premium of 14.9% based on the closing price per share of $12.18 on June 1, 2021, the preceding 30-day period ended June 30, 2021;
•	a premium of 36.3% based on the closing price per share of $10.27 on April 30, 2021, the preceding 60-day period ended June 30, 2021;
•	a premium of 41.1% based on the closing price per share of $9.92 on April 2, 2021, the preceding 90-day period ended June 30, 2021;
•	a premium of 195.4% based on the closing price per share of $4.74 on July 1, 2020, the preceding one-year period ended June 30, 2021;
•	a premium of 22.6% based on the VWAP for the 7-day period ended June 30, 2021 of $11.42;
•	a premium of 20.4% based on the VWAP for the 30-day period ended June 30, 2021 of $11.63;
•	a premium of 22.4% based on the VWAP for the 60-day period ended June 30, 2021 of $11.44
•	a premium of 27.0% based on the VWAP for the 90-day period ended June 30, 2021 of $11.02; and
•	a premium of 125.1% based on the VWAP for the one-year period ended June 30, 2021 of $6.22.

Selected Public Companies Analysis. Piper Sandler reviewed certain publicly available financial, operating and stock market information of the Company and the following selected U.S. publicly traded companies in the restaurant industry that Piper Sandler deemed relevant. Piper Sandler selected companies based on information obtained by searching SEC filings, publicly available disclosures and company presentations, press releases, and other sources and by applying the following criteria:
•	companies that operate in the full service restaurant industry;
•	companies that have a market capitalization between $100.0 million and $3.0 billion;
•	companies that have estimated calendar year 2021 revenues greater than or equal to $200.0 million; and
•	companies that operate a significant number of company-owned restaurants, defined as greater than or equal to 65.0% of the system.
Based on these criteria, Piper Sandler identified and analyzed the following seven selected companies:
•	BJ’s Restaurants, Inc.
•	Bloomin’ Brands, Inc.
•	Brinker International, Inc.
•	The Cheesecake Factory Incorporated
•	Chuy’s Holdings, Inc.
•	Dave and Buster’s Entertainment, Inc.
•	Red Robin Gourmet Burgers, Inc.
For the selected public companies analysis, Piper Sandler calculated the following valuation multiples for the Company, including as implied by the merger consideration, and the selected companies:
•
Enterprise value (which is defined as fully diluted equity value, based on closing prices per share on June 30, 2021, plus total debt, preferred equity and noncontrolling interests (as applicable) less total cash and cash equivalents) as a multiple of earnings before interest, taxes, depreciation and amortization and publicly disclosed non-recurring adjustments, referred to as “adjusted EBITDA,” (which, in the case of the Company, see “— Reconciliation of Non-GAAP Financial Measures”) for estimated calendar year 2021.

Financial data of the selected companies were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of the Company was based on publicly available information and the Company projections furnished to Piper Sandler by Company management.
The results of this analysis are summarized as follows:
Merger Consideration Implied Multiple:	Implied Multiple Reference Range:
EV / CY 2021E EBITDA	EV / CY 2021E EBITDA
8.7x	7.0x – 13.3x
Merger Consideration	Implied Equity Value per Share Reference Range:
$14.00	$11.62 – $20.59
No company utilized in the selected public companies analysis is identical to the Company. In evaluating the selected companies, Piper Sandler made judgments and assumptions with regard to industry performance, general business, macroeconomic, market and financial conditions and other matters.
Selected Precedent Transactions Analysis. Piper Sandler reviewed precedent transactions involving target companies in the U.S. restaurant industry that Piper Sandler deemed relevant. Piper Sandler selected these transactions based on information obtained by searching SEC filings, publicly available disclosures and company presentations, press releases, and other sources and by applying the following criteria:
•	transactions in which the acquiring company purchased a controlling interest of the target;

•	transactions that were announced or completed between January 1, 2010 and the date of Piper Sandler’s opinion and subsequently closed or were in process of closing;
•	targets with transaction enterprise values between $100.0 million and $3.0 billion;
•	targets that operate in the full service restaurant industry;
•	targets that operate a significant number of company-owned restaurants, defined as greater than or equal to 65.0% of the system; and
•	targets with year-over-year unit growth rates less than or equal to 10.0%.
Based on these criteria, Piper Sandler identified and analyzed the following 18 selected transactions ordered by reverse chronological order:
Target	Acquiror
Del Frisco’s Double Eagle & Del Frisco’s Grille	Landry’s
Bravo Brio Restaurant Group	Spice Private Equity
Ruby Tuesday	NRD Capital Management
Cheddar’s Casual Cafe	Darden Restaurants
Bob Evans Restaurants	Golden Gate Capital
Frisch’s Restaurants	NRD Capital Management
TGI Fridays	Sentinel Capital Partners, Tri-Artisan Capital Partners
CEC Entertainment	Apollo Global Management
Benihana	Angelo, Gordon & Co.
P.F. Chang’s China Bistro	Centerbridge Partners
O’Charley’s	Fidelity National Financial
Morton’s Restaurant Group	Landry’s
McCormick & Schmick’s Restaurant Group	Landry’s
California Pizza Kitchen	Golden Gate Capital
Bubba Gump Shrimp Co.	Landry’s
Logan’s Roadhouse	Kelso & Company
Landry’s Restaurants	Tilman J. Fertitta
Dave & Buster’s Holdings	Oak Hill Capital Partners
Piper Sandler reviewed transaction enterprise values of the selected transactions, calculated, to the extent publicly available, as the purchase price paid for the target involved in such transactions plus total debt, preferred equity and noncontrolling interests (as applicable) less total cash and cash equivalents, as a multiple of adjusted EBITDA (which, in the case of the Company, see “— Reconciliation of Non-GAAP Financial Measures”) for the last twelve months (“LTM”) as of the applicable announcement dates of such transactions. For the purposes of Piper Sandler’s fairness opinion, the LTM for the Company represented estimated fiscal year 2021.
Financial data of the selected transactions were based on publicly available research analysts’ estimates, public filings and other publicly available information. Financial data of the Company was based on publicly available information and the Company projections furnished to Piper Sandler by Company management.
The results of this analysis are summarized as follows:
Merger Consideration Implied Multiple:	Implied Multiple Reference Range:
EV / LTM EBITDA	EV/ LTM EBITDA
8.7x	6.5x – 10.4x
Merger	Implied Equity Value per Share Reference Range:
Consideration	EV/ LTM EBITDA
$14.00	$10.88 – $16.46

No transaction utilized in the selected precedent transactions analysis is identical to the Company. In evaluating the selected transactions, Piper Sandler made judgments and assumptions with regard to industry performance, general business, macroeconomic, market and financial conditions and other matters.
Discounted Cash Flow Analysis. Using a discounted cash flows analysis, Piper Sandler calculated an estimated range of theoretical values for the Company based on the net present value of (i) projected unlevered free cash flows from the second half of fiscal 2021, consisting of the third and fourth fiscal quarters 2021, to fiscal year 2025, discounted back to June 2021, based on the Company projections furnished to Piper Sandler by the Company (see “— Certain Prospective Financial Information” above), plus (ii) a terminal value at fiscal year 2025 based upon perpetuity growth rates, discounted back to June 2021. The unlevered free cash flows for each year were calculated from the Company projections as: adjusted EBITDA less depreciation and amortization, less loss on disposal of assets, less income tax expense, plus depreciation and amortization, plus loss on disposal of assets, plus non-cash rent expense, less net capital expenditures and less the change in net working capital. In addition, non-cash compensation was treated as a cash expense for purpose of determining unlevered free cash flow. The terminal values of the Company were calculated by applying the Company’s fiscal year 2025 unlevered free cash flow to a selected range of perpetuity growth rates of 3.7% to 4.7%, with a mid-point of 4.2%, based on the Company’s fiscal year 2019 through estimated fiscal year 2021 adjusted EBITDA compounded annual growth rate (“CAGR”).
Piper Sandler performed discounted cash flow analyses by calculating the range of net present values for each period from the second half of 2021 to fiscal year 2025 based on a discount rate ranging from 12.2% to 17.2%, with a mid-point of 14.7%, reflecting estimates of the Company’s weighted average cost of capital. Piper Sandler derived these discount rates by application of the capital asset pricing model, which requires certain Company-specific inputs, including a market capitalization size risk premium, as well as certain financial metrics for the United States financial markets generally.
This analysis indicated the following approximate implied equity value per share reference ranges for the Company, as compared to the merger consideration:
Merger Consideration	Implied Equity Value per Share Reference Ranges:
$14.00	$10.60 – $17.88
Other Information
Piper Sandler observed certain additional information that was not considered part of its financial analysis for its fairness opinion but was noted solely for reference only, including the following:
Premiums Paid Analysis. Piper Sandler reviewed publicly available information for selected completed or pending precedent transactions to determine the premiums paid in the transactions over recent trading prices of the target companies prior to announcement of the transaction (which represent undisturbed trading prices to the extent publicly available and applicable). Piper Sandler selected these transactions from the SEC database and applied, among others, the following criteria:
•	companies operating in the broader U.S. consumer industry, including apparel, consumer products, consumer services, food & beverage, restaurants and retail; and
•	transactions that were announced between January 1, 2018 and the date of Piper Sandler’s opinion and subsequently closed or were in process of closing.
Piper Sandler performed premiums paid analyses on 26 transactions that satisfied these criteria. Piper Sandler calculated, for this period, the premia represented by the prices per share paid in these transactions relative to the target companies’ (x) one-day prior to the undisturbed date (to the extent publicly available and applicable) or one-day prior to announcement (to the extent there was no undisturbed date) and (y) 90-days prior to announcement. The overall low to high acquisition premia observed for these transactions were 3.0% to 46.3% (with a median of 27.5%) for the one-day premia prior to the undisturbed date, 16.3% to 126.3% (with a median of 33.3%) for the one-day premia prior to announcement and -22.4% to 153.3% (with a median of

29.3%) for the 90-day premia prior to announcement. This analysis indicated the following approximate implied equity value per share reference ranges for the Company, as compared to the merger consideration:
Merger Consideration	Implied Equity Value per Share Reference Ranges:
	One-Day Premia to Undisturbed	One-Day Premia to Announcement	90-Day Premia to Announcement
$14.00	$8.12 – $11.53	$13.53 – $26.35	$7.70 – $25.13
Miscellaneous
The summary set forth above does not contain a complete description of the analyses performed by Piper Sandler, but does summarize the material analyses performed by Piper Sandler in rendering its opinion. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Piper Sandler believes that its analyses and the summary set forth above must be considered as a whole and that selecting portions of its analyses or of the summary, without considering the analyses as a whole or all of the factors included in its analyses, would create an incomplete view of the processes underlying the analyses set forth in the Piper Sandler opinion. In arriving at its opinion, Piper Sandler considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis. Instead, Piper Sandler made its determination as to fairness on the basis of its experience and financial judgment after considering the results of all of its analyses. The fact that any specific analysis has been referred to in the summary above is not meant to indicate that this analysis was given greater weight than any other analysis. In addition, the ranges of valuations resulting from any particular analysis described above should not be taken to be Piper Sandler’s view of the actual value of the shares of Company common stock.
None of the selected companies or transactions used in the analyses above is directly comparable to the Company or the transactions contemplated by the merger agreement, including the merger. Accordingly, an analysis of the results of the comparisons is not purely mathematical; rather, it involves complex considerations and judgments concerning differences in historical and projected financial and operating characteristics of the selected companies and target companies in the selected transactions and other factors that could affect the public trading value or transaction value of the companies involved.
Piper Sandler performed its analyses solely for purposes of providing its opinion to the board. In performing its analyses, Piper Sandler made numerous assumptions with respect to the capital markets, industry performance, general business and economic conditions and other matters. Certain of the analyses performed by Piper Sandler are based upon forecasts of future results furnished to Piper Sandler by the Company’s management, which are not necessarily indicative of actual future results and may be significantly more or less favorable than actual future results. These forecasts are inherently subject to uncertainty because, among other things, they are based upon numerous factors or events beyond the control of the parties or their respective advisors. Piper Sandler does not assume responsibility if future results are materially different from forecasted results.
Piper Sandler’s opinion was one of many factors taken into consideration by the board in making the determination to approve the merger agreement and recommend that the shareholders vote in favor of the merger. The above summary does not purport to be a complete description of the analyses performed by Piper Sandler in connection with the opinion or of its presentation to the board on July 1, 2021, and is qualified in its entirety by reference to the written opinion of Piper Sandler attached as Annex B hereto.
Piper Sandler relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to Piper Sandler or discussed with or reviewed by Piper Sandler. Piper Sandler further relied upon the assurances of the management of the Company that the financial information provided to Piper Sandler was prepared on a reasonable basis in accordance with industry practice, and that they were not aware of any information or facts that would make any information provided to Piper Sandler incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of Piper Sandler’s opinion, Piper Sandler assumed that with respect to the Company projections and other forward-looking information reviewed by Piper Sandler, that such information was reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. Piper Sandler expressed no opinion as to any such Company projections or forward-looking information or the assumptions on which they were based. Piper Sandler relied, with the Company’s consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the transactions contemplated by the merger agreement.
Piper Sandler relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the merger agreement and all other documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the merger would be consummated pursuant to the terms of the merger agreement without amendments thereto and (iv) all conditions to the consummation of the merger would be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, Piper Sandler assumed that all the necessary regulatory approvals and consents required for the merger would be obtained in a manner that would not adversely affect the Company or the contemplated benefits of the merger.
In arriving at its opinion, Piper Sandler did not perform any appraisals or valuations of any specific assets or liabilities of the Company (fixed, contingent or other) and was not furnished or provided with any such appraisals or valuations, nor did Piper Sandler evaluate the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by Piper Sandler in connection with its opinion were going concern analyses and Piper Sandler expressed no opinion regarding the liquidation value of the Company or any other entity. Piper Sandler undertook no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates was a party or may be subject, and, at the direction of the Company and with its consent, made no assumption concerning, and therefore did not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. Piper Sandler also assumed that neither the Company nor Parent is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the merger.
Piper Sandler’s opinion was necessarily based upon the information available to it and facts and circumstances as they existed and were subject to evaluation on the date of its opinion. Events occurring after the date of its opinion could materially affect the assumptions used in preparing its opinion. Piper Sandler expressed no opinion as to the price at which the shares of Company common stock may trade following announcement of the merger or at any future time. Piper Sandler did not undertake to reaffirm or revise its opinion or otherwise comment upon any events occurring after the date of its opinion and does not have any obligation to update, revise or reaffirm its opinion.
Piper Sandler’s opinion addressed solely the fairness, from a financial point of view, to holders of the shares of Company common stock of the merger consideration, as set forth in the merger agreement, and did not address any other terms or agreement relating to the merger or any other terms of the merger agreement. Piper Sandler was not requested to opine as to, and its opinion does not address, the basic business decision to proceed with the merger, the merits of the merger relative to any alternative transaction or business strategy that may be available to the Company, Parent’s ability to fund the merger consideration, any other terms contemplated by the merger agreement or the fairness of the merger to any other class of securities, creditor or other constituency of the Company. Furthermore, Piper Sandler expressed no opinion with respect to the amount or nature of the compensation to any officer, director or employee of any party to the merger, or any class of such persons, relative to the compensation to be received by the holders of shares of Company common stock or with respect to the fairness of any such compensation.
Information About Piper Sandler
As a part of its investment banking business, Piper Sandler is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, underwritings, secondary distributions of listed and unlisted securities, private placements, and valuations for corporate and other purposes. The board selected Piper Sandler to be its financial advisor and render its fairness opinion in connection with the transactions contemplated by the merger agreement on the basis of such experience and its familiarity with the Company.
Piper Sandler acted as a financial advisor to the Company in connection with the merger and will receive a fee, currently estimated to be approximately $3.3 million from the Company. A significant portion of Piper Sandler’s fee is contingent upon consummation of the merger. $1.0 million of such fee has been earned by Piper Sandler for rendering its fairness opinion and an additional $75,000 was earned by Piper Sandler in the form of a non-refundable retainer fee, both of such amounts have been paid by the Company to Piper Sandler and are creditable against the total fee. The opinion fee was not contingent upon the consummation of the merger or the conclusions reached in Piper Sandler’s opinion. The Company has also agreed to indemnify Piper Sandler against certain liabilities and reimburse Piper Sandler for certain expenses in connection with its services. Piper Sandler is currently engaged as financial advisor for the Company and the board in connection with the Company’s review of strategic alternatives. Within the past three years, Piper Sandler has received investment banking fees from portfolio companies of investment funds affiliated with Parent, which fees amount to approximately $10.0 million. In addition, in the ordinary course of its business, Piper Sandler and its affiliates may actively trade securities of the Company for its own account or the account of its customers and, accordingly, may at any time hold a long or short position in such securities. Piper Sandler may also, in the future, provide investment banking and financial advisory services to the Company or Parent or entities that are affiliated with the Company or Parent, for which Piper Sandler would expect to receive compensation.
Consistent with applicable legal and regulatory requirements, Piper Sandler has adopted policies and procedures to establish and maintain the independence of Piper Sandler’s research department and personnel. As a result, Piper Sandler’s research analysts may hold opinions, make statements or recommendations and/or publish research reports with respect to the Company and the merger and other participants in the merger that differ from the opinions of Piper Sandler’s investment banking personnel.
Financing Related to the Merger
In connection with the merger agreement, Parent entered into an equity commitment letter with Drawbridge, an affiliate of Parent and Fortress, to fund the transaction. Subject to the terms and conditions of the equity commitment letter, Drawbridge has committed to purchase, or cause to be purchased, securities of Parent for the purpose of providing, and to the extent necessary to provide, sufficient cash to allow Parent to pay the aggregate merger consideration and other amounts pursuant to, and in accordance with, the merger agreement and to pay the related expenses of Parent and Merger Sub that are incurred in connection with the transactions contemplated by the merger agreement.
Interests of the Company’s Directors and Executive Officers in the Merger
In considering the recommendation of the board that Company shareholders approve the merger agreement and thereby approve the merger, Company shareholders should be aware that the directors and executive officers of the Company have certain interests in the merger that may be different from, or in addition to, those of Company shareholders generally. The board was informed and aware of these interests and considered them, among other matters, in adopting the merger agreement and approving the merger and making its recommendation that Company shareholders approve the merger agreement and thereby approve the merger. These interests are described below.
Arrangements with Parent
As of the date of this proxy statement, none of our directors or executive officers has entered into any agreement with Parent or any of its affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. Prior to and following the closing of the merger, however, certain of our executive officers may have discussions with, and following the closing of the merger, may enter into agreements with, Parent or Merger Sub, their subsidiaries or their respective affiliates regarding employment with, or the right to purchase or participate in the equity of, the surviving corporation or one or more of its affiliates. Pursuant to the merger agreement, our executive officers will no longer serve as officers of the surviving corporation immediately following the effective time.
Treatment of Outstanding Equity Awards
Pursuant to the terms of the merger agreement, Company equity awards held by the executive officers and directors of the Company that are outstanding immediately prior to the effective time will be subject to the following treatment.
Company Options. At the effective time, each Company option granted under the Company equity incentive plan that is outstanding as of immediately prior to the effective time, whether vested or unvested, will become fully vested and converted into the right to receive a cash payment from the Company or the surviving corporation (without interest and subject to applicable taxes) equal to the product of (1) the excess, if any, of the merger consideration over the exercise price per share of such option as of immediately prior to the effective time and (2) the number of shares of Company common stock subject to such Company option as of immediately prior to the effective time. Each Company option outstanding as of immediately prior to the effective time with an exercise option price equal to or in excess of the merger consideration will be cancelled at the effective time and without any payment to the holder thereof.
Performance Share Awards. At the effective time, each Company performance share award that is outstanding as of immediately prior to the effective time will automatically become fully vested and free of any forfeiture restrictions and will entitle the holder of such Company performance share award to receive a cash payment from the Company or the surviving corporation (without interest and subject to applicable taxes) equal to the product of (1) the number of shares of Company common stock then underlying such Company performance share award as of immediately prior to the effective time and (2) the merger consideration.
Restricted Share Awards. At the effective time, each Company restricted share award that is outstanding as of immediately prior to the effective time will automatically become fully vested and free of any forfeiture restrictions and will entitle the holder of such Company restricted share award to receive a cash payment from the Company or the surviving corporation (without interest and subject to applicable taxes) equal to the product of (1) the number of shares of Company common stock then underlying such Company restricted share award as of immediately prior to the effective time and (2) the merger consideration.
Class B Units. The merger agreement provides that each Class B Unit outstanding immediately prior to the effective time will become fully vested, and each Class B Unit will be exchanged for Company common stock in accordance with the LLC agreement and the merger agreement and entitle each holder of Class B Units to receive cash payment from the Company or the surviving corporation (without interest and subject to applicable taxes) equal to the per share merger consideration multiplied by the number of shares of Company common stock issued (or issuable) to such holder in such exchange. All such outstanding Class B Units had previously vested in full prior to the date of the merger agreement. The merger agreement provides that any Class B Unit not eligible to be exchanged will be cancelled, however, based on the applicable hurdle rate of such outstanding Class B Units and the merger consideration, all such outstanding Class B Units are eligible to be exchanged and will be converted into the right to receive the cash payment described above.
Quantification of Outstanding Equity Awards
The following table shows the estimated cash amounts, as of August 6, 2021, that each of the Company’s executive officers and directors would be eligible to receive (without subtraction of applicable withholding taxes) in connection with the consummation of the merger with regard to Company options, Company restricted share awards, Company performance share awards and Class B Units.
Name	No. of Shares of Company Common Stock Subject to Options(1)	Value of Options ($)(2)	No. of Restricted Share Awards(3)	Value of Restricted Share Awards ($)(4)	No. of Performance Share Awards(5)	Value of Performance Share Awards ($)(6)	No. of Shares of Company Common Stock Issuable in Exchange for Class B Units(7)	Value of Class B Units ($)(8)	Total Value ($)
Executive Officers
Lonnie J. Stout II	375,000	1,645,000	14,813	207,382	19,750	276,500	58,430	818,018	2,946,900
Mark A. Parkey	175,000	771,550	44,563	623,882	32,750	458,500	17,529	245,406	2,099,338
J. Michael Moore	217,000	1,149,550	23,625	330,750	—	—	17,529	245,406	1,725,706
Jessica L. Hagler	93,500	588,400	21,750	304,500	—	—	2,922	40,902	933,802
Jason S. Parks	86,500	563,130	21,750	304,500	—	—	1,753	24,540	892,170
Non-Employee Directors
Douglas K. Ammerman	60,000	263,200	18,375	257,250	—	—	—	—	520,450
Carl J. Grassi	—	—	10,500	147,000	—	—	—	—	147,000
Timothy T. Janszen(9)	60,000	263,200	18,375	257,250	—	—	—	—	520,450
Ronald B. Maggard, Sr.	60,000	263,200	18,375	257,250	—	—	—	—	520,450
Frank R. Martire	60,000	263,200	18,375	257,250	—	—	—	—	520,450
Raymond R. Quirk	60,000	263,200	18,375	257,250	—	—	—	—	520,450
(1)
This column includes the number of shares of Company common stock subject to outstanding Company options. For Mr. Stout, options with respect to 31,250 of such shares are unvested; for Mr. Parkey, options with respect to 15,000 of such shares are unvested; for Mr. Moore, options with respect to 57,000 of such shares are unvested; for each of Ms. Hagler and Mr. Parks, options with respect to 44,750 of such shares are unvested; and for each of Messrs. Ammerman, Janszen, Maggard, Martire and Quirk, options with respect to 5,000 of such shares are unvested.

(2)	The consideration for options is equal to the number of shares of Company common stock subject to outstanding Company options multiplied by $14.00, less the applicable exercise price of the option.
(3)	This column includes the number of shares of Company common stock subject to outstanding Company restricted share awards.
(4)	The consideration for Company restricted share awards in this column is equal to the number of shares of Company common stock subject to the award multiplied by $14.00.
(5)	This column includes the number of shares of Company common stock subject to outstanding Company performance share awards.
(6)	The consideration for Company performance share awards in this column is equal to the number of shares of Company common stock subject to the award multiplied by $14.00.
(7)
This column includes the number of shares of Company common stock issuable to such holder in connection with the exchange of Class B Units. Mr. Stout holds 416,673 Class B Units, Messrs. Parkey and Moore hold 125,002 Class B Units, Ms. Hagler holds 20,834 Class B Units and Mr. Parks holds 12,500 Class B Units. All such Class B Units are fully vested.

(8)	The consideration for Class B Units in this column is equal to the number of shares of Company common stock issuable in connection with the exchange of such Class B Units multiplied by $14.00.
(9)	The financial benefit of all the equity awards described in this row will accrue to Newport Global Opportunities Fund I-A LP.
Contractual Change in Control Benefits
In addition to the payments described above, certain of our executive officers are parties to employment agreements and other agreements that would provide them with certain severance payments in the event such executive officer’s employment was terminated without cause or for good reason within a certain period of time following a change in control.
Each of Messrs. Stout, Parkey, Moore and Parks and Ms. Hagler are parties to employment agreements with the Company that address the possibility of termination after a “change in control” (as defined in the respective agreements). The consummation of the merger will constitute a “change in control” under the respective agreements and therefore, in connection with a subsequent termination, could trigger the payment of the benefits described below. Upon a “change in control,” the executive is entitled to a lump sum payment if he or she is terminated without “cause” or if he or she resigns for “good reason” (as those terms are defined in the respective agreements), in each case, within 36 months of such “change in control.” For Messrs. Stout, Parkey and Moore, that lump sum is equal to a payment of: (i) 2.99 times the executive’s base salary then in effect, plus (ii) 2.99 times the higher of (a) the cash bonus paid or earned but not yet paid, in respect of the previous fiscal year, or (b) the average bonus paid or earned but not yet paid, in respect of the last three fiscal years. For Ms. Hagler and Mr. Parks, that lump sum is equal to a payment of: (i) 1.5 times the executive’s base salary then in effect, plus (ii) 1.5 times the higher of (a) the cash bonus paid or earned but not yet paid, in respect of the previous fiscal year, or (b) the average bonus paid or earned but not yet paid, in respect of the last three fiscal years. In addition to the lump sum payment, all unvested equity incentive plan awards held by each executive will vest upon a termination in connection with a “change in control” and health insurance benefits will continue for a period of three years for Messrs. Stout, Parkey and Moore and 18 months for Ms. Hagler and Mr. Parks. For Mr. Stout, who is also party to a severance benefits agreement (which provides certain vested retirement and severance benefits upon termination of employment), the applicable severance amounts payable under Mr. Stout’s employment agreement would be reduced by amounts payable under his severance benefits agreement. Messrs. Stout, Parkey and Moore’s employment agreements also provide for gross-up payments to an executive officer who incurs an excise tax under Section 280G of the Internal Revenue Code of 1986 (the “Code”), as amended.
Under the employment agreements, the Company may terminate the employment of such executive officer with “cause” upon the occurrence of any of the following events (after the Company has provided proper notice and given the executive officer the opportunity to remedy the condition in accordance with the procedures set forth in his or her respective employment agreement): (i) conviction of a felony or a crime involving misappropriation or embezzlement; (ii) willful and material wrongdoing on the part of the executive officer, including, but not limited to, acts of dishonesty or fraud, which have a material adverse effect on us or any of our subsidiaries; (iii) repeated material failure of the executive officer to follow our direction or the direction of the board regarding the material duties of employment; or (iv) material breach by the executive officer of a material obligation under his or her employment agreement. Under the employment agreements, the executive officers may terminate their employment for “good reason” within two years of the occurrence of any of the following events (after the executive officers have provided proper notice and given us the opportunity to remedy the condition in accordance with the procedures set forth in his or her respective employment agreement): (i) a material reduction by us in the executive officer’s title or position, or a material reduction by us in the executive officer’s authority, duties or responsibilities (which, in the case of Mr. Stout, includes no longer serving on the board) or the assignment by us to the executive officers of any duties or responsibilities that are materially inconsistent with such title, position, authority, duties or responsibilities; (ii) a material reduction in the executive officer’s base salary; (iii) any material breach of the executive officer’s employment agreement by us; or (iv) our requiring the executive officer to relocate his or her office location more than 50 miles from Nashville, Tennessee.
Severance payments to executive officers are subject to the execution, delivery and non-revocation of a general release in the form provided by such executive officer’s employment agreement.
Each of Mr. Stout, Mr. Parkey and Mr. Moore are also parties to amended and restated salary continuation agreements with the Company that provide for annual retirement benefits payable upon termination of employment. Amounts payable under such agreements are fully vested and it is not anticipated that the transactions will have any effect on such agreements or Mr. Stout’s severance benefits agreement referenced above.
In the event that a termination without cause, or for good reason, occurs following the effective time (and assuming no adjustments to current base salaries or applicable bonus factors), the Company’s cash payment obligations under the employment agreements, the amended and restated salary continuation agreements, and Mr. Stout’s severance benefits agreement, would be as set forth below:
Executive Officer	Termination by Company Without Cause or by Executive for Good Reason Following a Change in Control ($)
Lonnie J. Stout II
Employment Agreement	1,296,592(1)
Salary Continuation Agreement	2,891,861(2)
Severance Benefits Agreement	600,000(3)
Mark A. Parkey
Employment Agreement	1,130,470(2)
Salary Continuation Agreement	1,630,087(1)
J. Michael Moore
Employment Agreement	1,122,518(1)
Salary Continuation Agreement	1,092,366(2)
Jessica L. Hagler
Employment Agreement	480,425(4)
Jason S. Parks
Employment Agreement	408,725(4)
(1)
Represents base salary (plus applicable bonus factor) x 2.99, plus an estimate of the health insurance benefits the executive would be entitled to for a period of 36 months following the termination date, less for Mr. Stout any benefits calculated under his severance benefits agreement.

(2)	Represents the accrued retirement benefit liability as of July 4, 2021.
(3)	Represents 18 months of base salary.
(4)
Represents base salary (plus applicable bonus factor) x 1.5, plus an estimate of the health insurance benefits the executive would be entitled to for a period of 18 months following the termination date.

2021 Annual Bonus Payments
Pursuant to the terms of the merger agreement, the Company may, prior to the effective time, elect to pay each of the Company’s executive officers a pro-rata portion of the annual bonus to which he or she would have been entitled for the first half of calendar year 2021 based on the performance of the Company through the end of such period.
Transaction Bonuses
On May 21, 2021, the compensation committee of the Board approved the payment of transaction bonuses to certain officers and employees of the Company, including Ms. Hagler and Mr. Parks, in order to encourage retention of such officers and employees through the closing of the merger and to incentivize such officers and employees to use extraordinary efforts to ensure the merger is successfully completed. Upon the closing of the merger, Ms. Hagler and Mr. Parks will be entitled to transaction bonus payments equal to $450,000 and $350,000, respectively, so long as such officers remain employed by the Company at the time of the closing.

Quantification of Potential Payments to Named Executive Officers in Connection with the Merger
As required by Item 402(t) of Regulation S-K, the table below sets forth the estimated payments that each of the Company’s named executive officers could receive that is based on or otherwise related to the merger. These amounts have been calculated assuming (i) the merger was consummated on August 6, 2021, which is the assumed effective time solely for purposes of the disclosure in this section, and (ii) where applicable, assuming each named executive officer is terminated without “cause” or resigns for “good reason,” as such terms are defined in such named executive officer’s employment agreement with the Company, immediately following the assumed effective time of August 6, 2021. See the section entitled “— Interests of the Company’s Directors and Executive Officers in the Merger” for further information about the compensation disclosed in the table below. The amounts set forth in the table below are the subject of a non-binding advisory vote of Company shareholders, as described in the section entitled “Advisory Vote on Named Executive Officer Merger-Related Compensation Arrangements (Proposal 2).”
The Company’s named executive officers for purposes of this disclosure are (i) Mark A. Parkey, President and Chief Executive Officer; (ii) Lonnie J. Stout II, Executive Chairman of the Board of Directors; and (iii) J. Michael Moore, Executive Vice President and Chief Operating Officer.
The amounts in the table below do not include amounts that were vested as of August 6, 2021 (other than payments in respect of vested Company options and Class B Units pursuant to the merger agreement, which are included), or amounts under contracts, agreements, plans or arrangements to the extent they do not discriminate in scope, terms or operation in favor of executive officers and that are available generally to all of the salaried employees of the Company. In addition, the amounts indicated below are estimates of amounts that would be payable to the named executive officers, and the estimates are based on multiple assumptions that may not prove correct, including assumptions described in this proxy statement. Accordingly, the actual amounts, if any, to be received by a named executive officer may differ in material respects from the amounts set forth below.
Merger-Related Compensation
Named Executive Officer	Cash ($)(1)	Equity ($)(2)	Non-Qualified Deferred Compensation ($)(3)	Perquisites/ Benefits ($)(4)	Tax Reimbursement ($)(5)	Total ($)
Mark A. Parkey	2,016,545	2,099,338	—	49,435	—	4,165,318
Lonnie J. Stout II	2,259,205	2,946,900	—	49,435	—	5,255,540
J. Michael Moore	1,227,423	1,725,706	—	49,435	—	3,002,564
(1)
Cash. The amounts in this column include cash payments to which the executive officers would be entitled in connection with the merger or under such executive officer’s employment agreement with the Company, some of which are “double-trigger” benefits contingent upon such executive officer’s qualifying termination or resignation, and some of which are “single-trigger” benefits. The estimated amount of each such payment is shown in the following table:

Named Executive Officer	Cash Severance ($)(a)	Bonus ($)(b)	Other Accrued but Unpaid Benefits ($)(c)	Total ($)
Mark A. Parkey	1,580,652	417,500	18,393	2,016,545
Lonnie J. Stout II	1,847,157	400,000	12,048	2,259,205
J. Michael Moore	1,073,083	147,500	6,840	1,227,423
(a)
The amounts in this column represent the “double-trigger” lump sum cash severance payments to which the executive officers would be entitled under their respective employment agreements upon a qualifying termination or resignation. Such payments are equal to the executive officer’s annual base salary plus a bonus factor (as further described above), multiplied by 2.99 (which for Mr. Stout includes all amounts payable under both his employment agreement and his severance benefits agreement). As described above, payments to named executive officers are subject to the execution, delivery and non-revocation of a general release in the form provided by such named executive officer’s employment agreement. The amounts in this column do not include cash severance payments to which the named executive officers would be entitled to under their respective salary continuation agreements upon a qualifying termination or resignation, because such agreements are fully vested and it is not anticipated that the transactions will have any effect on such salary continuation agreements. See the section entitled “— Contractual Change in Control Benefits” above for a description of amounts payable pursuant to the salary continuation agreements.

(b)
The amounts in this column represent “single-trigger” pro-rated annual cash incentive bonus payments. As further described above, pursuant to the merger agreement, the Company may, prior to the effective time, elect to pay the named executive officers a pro-rata portion of the annual bonus to which he would have been entitled for the first half of calendar year 2021 based on the performance of the Company through the end of such period.
(c)
The amounts in this column represent each executive officer’s accrued but unpaid benefits under the Company’s applicable plans and policies, including 401k matching, matching on nonqualified deferred compensation, and vacation time. Such amounts are payable pursuant to such named executive officer’s employment agreement in the event of a qualifying termination or resignation.

(2)
Equity. The amounts in this column represent the aggregate “single-trigger” payments to be made in respect of Company options, unvested Company restricted share awards and unvested Company performance share awards and Class B Units, in each case that are outstanding as of the assumed effective time of August 6, 2021. Pursuant to the merger agreement, all such awards will become vested in full at the effective time. The consideration for Company options is equal to the number of shares of Company common stock subject to the option multiplied by $14.00, less the applicable exercise price of the option. The consideration for Company restricted share awards and performance share awards is equal to the number of shares of Company common stock subject to the award multiplied by $14.00. The consideration for Class B Units is equal to the number of shares of Company common stock issued (or issuable) in exchange for such Class B Units multiplied by $14.00. Treatment of all such awards in the merger is described in greater detail above in the section entitled “— Treatment of Outstanding Equity Awards.” The estimated value of these equity awards is shown in the following table:

Named Executive Officer	Unvested Stock Options ($)	Vested Stock Options ($)	Restricted Share Awards ($)	Performance Share Awards ($)	Class B Units ($)(a)	Total ($)
Mark A. Parkey	66,750	704,800	623,882	458,500	245,406	2,099,338
Lonnie J. Stout II	139,062	1,505,938	207,382	276,500	818,018	2,946,900
J. Michael Moore	444,750	704,800	330,750	0	245,406	1,725,706
(a)	All Class B Units reflected in this column are fully vested.
(3)
Non-Qualified Deferred Compensation. The executive officers are not entitled to any pension or non-qualified deferred compensation benefit enhancements for a qualifying termination in connection with a change in control or otherwise.

(4)
Perquisites/Benefits. The amounts in this column represent the estimated value of continued coverage for 36 months following the merger for health insurance benefits. Amounts in this column are all “double trigger” in nature and are payable only upon a qualifying termination or resignation during the 36 months following the merger pursuant to the terms of such named executive officer’s employment agreement. In accordance with applicable SEC rules, the estimated value of such benefits was calculated based on the same assumptions used for financial reporting purposes.

(5)
Tax Reimbursements. The amounts reflected in the table set forth above do not include the value of any tax gross-up payments in respect of excise taxes imposed under Section 4999 of the Code. If any portion of the payments and benefits provided pursuant to such named executive officer’s employment agreements would be considered “excess parachute payments” under Section 280G of the Code, the Company is obligated to reimburse such named executive officer for such amount. The actual amount of any tax gross-up payments will only be determined at such time as any severance payments become payable to the named executive officer and will be based on a number of factors, including, without limitation, the value of the restrictive covenants to which the named executive officer is subject at that time. The Company may take action to reduce the amount of any such potential tax gross-up payments including, without limitation, obtaining third-party valuations of restrictive covenants.

Insurance and Indemnification of Directors and Executive Officers
The terms of the merger agreement provide for certain post-closing covenants related to insurance and indemnification of directors and executive officers. For a description of such covenants, see the section entitled “The Merger Agreement — Directors’ and Officers’ Indemnification and Insurance.”
Benefits Arrangements with the Surviving Corporation
The terms of the merger agreement provide for certain post-closing covenants related to employee benefit arrangements. For a description of such covenants, see the section entitled “The Merger Agreement — Employee Benefits Matters.”
Affiliation with Other Bid Parties
As discussed in the section entitled “— Background of the Merger,” one of the Company’s board members is affiliated with a party (unrelated to Parent) that made a proposal for a business combination with the Company. Such board member was recused from all aspects of the Company’s strategic review and board matters that could be impacted by, or had an impact on, the strategic process, including business updates to the board from and after the time of such board member’s affiliate’s entry into the strategic process.
Accounting Treatment
The merger will be accounted for as a “business combination” for financial accounting purposes.
Material U.S. Federal Income Tax Consequences of the Merger
The following is a general discussion of certain material U.S. federal income tax consequences of the merger to “U.S. holders” (as defined below) whose shares of Company common stock are converted into the right to receive merger consideration in the merger. This discussion does not address any tax consequences of the merger arising under the laws of any state, local or foreign jurisdiction or any United States federal laws other than United States federal income tax laws. This discussion is based on the current federal income tax laws, including the Code, applicable U.S. Treasury Regulations issued under the Code, judicial opinions and administrative rulings, published positions of the Internal Revenue Service (the “IRS”), and other applicable authorities, all as currently in effect and all of which are subject to change or differing interpretations (possibly with retroactive effect), and any such change or interpretation could affect the accuracy of the statements and conclusions set forth in this discussion. This discussion is for general information purposes only and does not purport to be a complete analysis of all potential tax considerations. This discussion is not binding on the IRS or the courts and, therefore, could be subject to challenge, which could be sustained. No ruling is intended to be sought from the IRS with respect to the merger.
For purposes of this discussion, the term “U.S. holder” means a beneficial owner of Company common stock that is:
•	a citizen or individual resident of the United States;
•
a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•
a trust if it (i) is subject to the primary supervision of a court within the United States, and one or more United States persons (as defined in the Code) have the authority to control all substantial decisions of the trust, or (ii) has a valid election in effect under applicable Treasury regulations to be treated as a United States person (as defined in the Code); or

•	an estate that is subject to U.S. federal income tax on its income regardless of its source.
This discussion applies only to U.S. holders that hold their shares of Company common stock as a capital asset within the meaning of Section 1221 of the Code (generally, property held for investment). Further, this discussion does not address all aspects of U.S. federal income taxation that may be applicable to U.S. holders in light of their particular circumstances or U.S. holders subject to special treatment under U.S. federal income tax law, such as:
•
entities or arrangements treated as partnerships for U.S. federal income tax purposes or persons that hold their Company common stock through entities or arrangements treated as partnerships for U.S. federal income tax purposes;

•	persons who hold Company common stock as part of a straddle, hedging transaction, short-sale, synthetic security, conversion transaction or other integrated investment or risk reduction transaction;
•	persons whose functional currency is not the U.S. dollar;
•	persons who acquired Company common stock through the exercise of employee stock options or otherwise as compensation;
•	persons subject to the U.S. alternative minimum tax;
•	banks, insurance companies, mutual funds and other financial institutions;
•	regulated investment companies;
•	real estate investment trusts;
•	tax-exempt organizations;
•	governmental agencies or instrumentalities;
•	tax-qualified retirements plans;
•	brokers or dealers in securities or foreign currencies;
•	holders who exercise appraisal rights;
•	U.S. expatriates; and
•	traders in securities that elect the mark-to-market method of accounting.

Tax Consequences of the Merger to U.S. Holders Generally
The exchange of shares of Company common stock for cash in the merger will be a taxable transaction to U.S. holders for U.S. federal income tax purposes. In general, a U.S. holder whose shares of Company common stock are converted into the right to receive cash in the merger will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such shares and the U.S. holder’s adjusted tax basis in such shares. A U.S. holder’s adjusted tax basis in the shares of Company common stock surrendered by the U.S. holder in the merger generally will equal the price the U.S. holder paid for such shares. Gain or loss will be determined separately for each block of shares of Company common stock held by a U.S. holder (i.e., shares of Company common stock acquired by a U.S. holder at the same cost in a single transaction). Such gain or loss generally will be treated as long-term capital gain or loss if the U.S. holder’s holding period in the shares of Company common stock exceeds one year at the time of the completion of the merger. Long-term capital gains of non-corporate U.S. holders generally are subject to reduced rates of taxation compared to short-term capital gains or ordinary income. In addition, a U.S. holder may also be subject to an additional 3.8% net investment income tax depending on the U.S. holder’s particular circumstances. The deductibility of capital losses is subject to limitations.
Information Reporting and Backup Withholding
Payments made in exchange for shares of Company common stock pursuant to the merger generally will be subject to information reporting unless the holder is an “exempt recipient” and may also be subject to backup withholding (currently at a rate of 24%). To avoid backup withholding, a U.S. holder that does not otherwise establish an exemption must complete and return to the applicable withholding agent a properly completed and executed IRS Form W-9, certifying that such U.S. holder is a U.S. person, that the taxpayer identification number provided is correct, and that such U.S. holder is not subject to backup withholding.
Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules generally will be refunded or credited against a U.S. holder’s U.S. federal income tax liability, if any, provided that such U.S. holder timely furnishes the required information to the IRS.
This discussion of certain material U.S. federal income tax consequences of the merger is for general information only and does not constitute tax advice. You are urged to consult your tax advisor with respect to the application of U.S. federal income tax laws to your particular situation as well as any tax consequences of the merger arising under the U.S. federal estate or gift tax rules, under the laws of any state, local, foreign or other taxing jurisdiction or under any applicable tax treaty.
Regulatory Clearance and Approval
The closing of the merger is subject to expiration or termination of the applicable waiting periods under the HSR Act and the rules thereunder. Under the HSR Act and the rules thereunder, the merger may not be completed unless certain information has been furnished by Parent and the Company to the DOJ and to the FTC and applicable waiting periods expire or are terminated. The HSR Act requires the parties to observe a 30-day waiting period, which we refer to as the initial waiting period, during which time the merger may not be consummated, unless that initial waiting period is terminated early. On July 19, 2021, Parent and the Company each filed the requisite notification and report forms under the HSR Act with the DOJ and the FTC. The initial waiting period under the HSR Act will expire at 11:59 p.m. on August 18, 2021.
At any time before or after the expiration of the statutory waiting periods under the HSR Act, the DOJ or the FTC may take action under the antitrust laws, including seeking to enjoin the completion of the merger, to rescind the merger, or to conditionally permit completion of the merger subject to regulatory conditions or other remedies. In addition, U.S. state attorneys general could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the completion of the merger or permitting completion of the merger subject to regulatory conditions. Private parties may also seek to take legal action under the antitrust laws under some circumstances. Although we believe that all required regulatory clearances and approvals will be obtained, there can be no assurance that the granting of regulatory clearances and approvals will not involve the imposition of additional conditions on the completion of the merger, including the requirement to divest assets, that a significant period of time will not elapse prior to receipt of all such regulatory clearances and approvals, that a challenge to the merger on antitrust grounds will not be made or, if such a challenge is made, that any such challenge will not be successful.

Under the terms of the merger agreement, Parent and the Company have agreed, among other things, to (i) use reasonable best efforts to cause all of the conditions to closing to be satisfied, (ii) use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its respective subsidiaries with respect to the merger and, subject to the conditions set forth in Article VI of the merger agreement, to consummate the merger and the other transactions contemplated by the merger agreement, as promptly as practicable, (iii) prepare and file all filings and submissions under the HSR Act and any other applicable antitrust law, (iv) obtain all consents, orders, actions or nonactions, waivers and clearances required under the HSR Act and any other applicable antitrust law, and (v) use reasonable best efforts to obtain all material consents or waivers from non-governmental entity third parties. However, under the terms of the merger agreement, the Company is not required to pay, prior to the effective time, any consent or similar fee, “profit sharing” or other similar payment or other consideration (including increased rent or other similar payments or any amendments, supplements or other modifications to (or waivers of) the existing terms of any contract), or the provision of additional security (including a guaranty) to obtain the consent of any person under any contract.
Delisting and Deregistration of Company Common Stock
Upon completion of the merger, the Company common stock currently listed on the NYSE will be delisted from the NYSE and deregistered under the Exchange Act.
Voting Agreements
The following summary describes the material provisions of the voting agreements that were required by Parent as a condition to Parent’s execution of the merger agreement. The description of the voting agreements in this summary and elsewhere in this proxy statement are not complete and are qualified in their entirety by reference to the voting agreements, copies of which are attached to this proxy statement as Annex C, Annex D, and Annex E, and incorporated into this proxy statement by reference. We encourage you to read the voting agreements carefully and in its entirety because this summary may not contain all the information about the voting agreements that is important to you. The rights and obligations of the signatories to the voting agreements are governed by the express terms of the voting agreements and not by this summary or any other information contained in this proxy statement. Concurrently with the execution of the merger agreement, Newport, Ancora, and certain directors and officers of the Company (collectively, the “voting parties”) entered into the voting agreements with Parent and Merger Sub. At the time of the execution of the voting agreements, the voting parties collectively held (directly or indirectly) approximately 20% of the outstanding shares of Company common stock, and, as of the record date, approximately [   ]% of the outstanding shares of Company common stock.
Voting Provisions
Under the voting agreement, the voting parties have, among other things, agreed to vote shares of Company common stock currently owned or controlled by them and any additional shares acquired following the date of the voting agreement (the “covered shares”) (i) in favor of the merger, the approval of the merger agreement and any other matters necessary for consummation of the merger and the other transactions contemplated by the merger agreement and (ii) against (A) any acquisition proposal, (B) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between the Company and any other person (other than the merger), and (C) any other action that could reasonably be expected to impede, interfere with, delay, postpone or adversely affect the merger or any of the transactions contemplated by the merger agreement or the voting agreement.
Restrictions on Transfer
Pursuant to the voting agreement, the voting parties have agreed that until the termination of the voting agreement, the voting parties will not (i) tender any covered shares into any tender or exchange offer, (ii) sell, transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively, “transfer”), or enter into any contract or other arrangement with respect to the transfer of any covered shares or beneficial ownership or voting power of such shares, or (iii) grant any proxies or powers of attorney with respect to any covered shares, deposit any covered shares into a voting trust or enter into a voting agreement with respect to any covered shares. Notwithstanding the foregoing, (a) following the record date, Newport and Ancora are permitted to sell any covered shares by open market sales, subject to certain conditions, including a sale price in such sale that is less than the merger consideration of $14.00 per share, (b) the voting parties may transfer any covered shares if the transferee has also entered into a voting agreement with Parent on substantially the same terms as the voting agreement, and (c) the voting parties may transfer any covered shares with Parent’s written consent.
Termination
The obligations and rights under the voting agreement upon the earliest of (i) the effective time, (ii) the termination of the merger agreement in accordance with its terms, (iii) completion of the special meeting and the certification of the results of the special meeting, (iv) a recommendation withdrawal made in accordance with the merger agreement, (v) the effectiveness of any amendment, modification or supplement to, or waiver under, the merger agreement that decreases or changes the form of consideration to be received by shareholders, extends the termination date, imposes additional conditions or obligations that would reasonably expected to prevent or impede the consummation of the merger, modifies certain specified provisions in the merger agreement in a manner adverse to the voting parties, or would otherwise be materially adverse to the voting parties, or (vi) written notice of termination by Parent to the voting parties.

THE MERGER AGREEMENT
The following summary describes the material provisions of the merger agreement and is qualified in its entirety by reference to the merger agreement, a copy of which is attached to this proxy statement as Annex A and which is incorporated by reference into this proxy statement. This summary does not purport to be complete and may not contain all of the information about the merger agreement that may be important to you. We encourage you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.
Explanatory Note Regarding the Merger Agreement
The merger agreement is included in this proxy statement to provide you with information regarding its terms and is not intended to provide and should not be relied upon as providing any factual information about the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Such information about the Company can be found elsewhere in this proxy statement or in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information.” The merger agreement contains representations and warranties by, and covenants of, the Company, Parent and Merger Sub, which were made solely for the purposes of the merger agreement and as of specific dates and solely for the benefit of parties to the merger agreement. Further, the representations and warranties in the merger agreement:
•	are not intended as statements of fact, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate;
•
in many cases, are subject to important qualifications and limitations, including certain confidential disclosures that were made between the parties in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement itself, and may or may not be fully reflected in the Company’s public disclosures;

•	may no longer be true as of a given date; and
•	may apply standards of materiality or material adverse effect in a way that is different from what may be viewed as material to you or other shareholders.
Structure of the Merger; Charter; Bylaws; Directors and Officers
Upon the terms and subject to the conditions set forth in the merger agreement and in accordance with the TBCA, at the effective time, Merger Sub will be merged with and into the Company, whereupon the separate existence of Merger Sub will cease, and the Company will continue as the surviving corporation in the merger and an indirect, wholly-owned subsidiary of Parent.
At the effective time, the charter of the Company will be amended to a form agreed to by Parent and the Company in the merger agreement, and, as so amended, will be the charter of the surviving corporation until thereafter changed or amended. The bylaws of Merger Sub immediately prior to the effective time will be the bylaws of the surviving corporation until thereafter changed or amended. The parties have agreed to take all actions necessary so that the directors and officers of Merger Sub immediately prior to the effective time will be the initial directors and officers of the surviving corporation.
Effective Time of the Merger
Unless the merger agreement is earlier terminated or the parties otherwise agree in writing, the closing of the merger will take place at 9:00 a.m., Central time, on (a) the third business day after the satisfaction or, to the extent permitted by applicable law, waiver of all the conditions to the completion of the merger (other than those conditions that can only be satisfied at closing, but subject to the satisfaction or, to the extent permitted by applicable law, waiver of such conditions) or (b) such other date, time, and/or place as agreed to by Parent and the Company. On the closing date, the Company and Merger Sub will file articles of merger with the Secretary of State of the State of Tennessee. The merger will be effective at the time when the articles of merger are duly filed with the Secretary of State of the State of Tennessee, or at such later time as the parties agree and specify in the articles of merger.
As of the date of this proxy statement, we expect to complete the merger during the fourth quarter of calendar year 2021. However, the merger is subject to receipt of regulatory clearance under the HSR Act and approval and satisfaction or waiver of other conditions, which are described below, and it is possible that factors outside the control of the Company, Parent and/or Merger Sub could delay the completion of the merger, or prevent it from being completed at all. There may be a substantial amount of time between the special meeting and the completion of the merger.
Effect of the Merger on Common Stock
At the effective time, each share of Company common stock issued and outstanding immediately prior to the effective time (other than (a) shares owned by the Company (except for shares held either in a fiduciary or agency capacity that are beneficially owned by third parties) or Parent, which will be cancelled, and (b) Company performance share awards and Company restricted share awards, which will be treated as described under “—Treatment of Equity Awards”) will be converted into the right to receive the merger consideration of $14.00 in cash, without interest, subject to any applicable taxes.
At the effective time, each share of common stock of Merger Sub issued and outstanding immediately before the effective time will be converted into one fully paid and nonassessable share of common stock of the surviving corporation.
Treatment of Equity Awards
Company Options. At the effective time, each Company option that is outstanding as of immediately prior to the effective time, whether vested or unvested, will become fully vested and converted into the right to receive a cash payment from the Company or the surviving corporation (without interest and subject to applicable taxes) equal to the product of (1) the excess, if any, of the merger consideration over the exercise price per share of such option as of immediately prior to the effective time and (2) the number of shares of Company common stock subject to such Company option as of immediately prior to the effective time. Each Company option outstanding as of immediately prior to the effective time with an exercise option price equal to or in excess of the merger consideration will be cancelled at the effective time and without any payment to the holder thereof.
Performance Share Awards. At the effective time, each Company performance share award that is outstanding as of immediately prior to the effective time will automatically become fully vested and free of any forfeiture restrictions and will entitle the holder of such Company performance share award to receive a cash payment from the Company or the surviving corporation (without interest and subject to applicable taxes) equal to the product of (1) the number of shares of Company common stock then underlying such Company performance share award as of immediately prior to the effective time and (2) the merger consideration.
Restricted Share Awards. At the effective time, each Company restricted share award that is outstanding as of immediately prior to the effective time will automatically become fully vested and free of any forfeiture restrictions and will entitle the holder of such Company restricted share award to receive a cash payment from the Company or the surviving corporation (without interest and subject to applicable taxes) equal to the product of (1) the number of shares of Company common stock then underlying such Company restricted share award as of immediately prior to the effective time and (2) the merger consideration.
Class B Units. The merger agreement provides that each Class B Unit outstanding immediately prior to the effective time will become fully vested, and each Class B Unit will be exchanged for Company common stock in accordance with the LLC agreement and the merger agreement and entitle each holder of Class B Units to receive cash payment from the Company or the surviving corporation (without interest and subject to applicable taxes) equal to the per share merger consideration multiplied by the number of shares of Company common stock issued (or issuable) to such holder in such exchange. Any Class B Unit not eligible to be exchanged will be cancelled. All such outstanding Class B Units had previously vested in full prior to the date of the merger agreement. The merger agreement provides that any Class B Unit not eligible to be exchanged will be cancelled, however, based on the applicable hurdle rate of such outstanding Class B Units and the merger consideration, all such outstanding Class B Units are eligible to be exchanged and will be converted into the right to receive the cash payment described above.
Payment for Common Stock
Prior to the effective time, Parent will deposit, or cause to be deposited, with a nationally recognized financial institution selected by Parent and approved in advance by the Company (“exchange agent”), for the benefit of the holders of Company common stock, cash in an amount sufficient to pay the aggregate merger consideration.

Parent will instruct the exchange agent to mail (or in the case of The Depository Trust Company on behalf of “street” holders, deliver), as soon as reasonably practicable (but no later than four business days) following the effective time, to each holder of record of a certificate of shares representing Company common stock (a “certificate”) immediately prior to the effective time, (1) a letter of transmittal and (2) instructions for use in effecting the surrender of certificates (or affidavits of loss in lieu of such certificates as described below under “— Lost, Stolen or Destroyed Certificates”) in exchange for payment of the merger consideration issuable and payable with respect thereto. Upon surrender of a certificate for cancellation to the exchange agent, together with the letter of transmittal, duly executed, and such other documents as may reasonably be required by the exchange agent, the holder of such certificates will be entitled to receive the cash amount equal to (1) the number of shares of Company common stock formerly represented by such certificate multiplied by (2) the merger consideration. No interest will be paid or accrue on any cash payable upon surrender of any certificate.
Any holder of shares of Company common stock held in book-entry form (“book-entry shares”) will not be required to deliver a certificate or an executed letter of transmittal to the exchange agent to receive the merger consideration that such holder is entitled to receive under the terms of the merger agreement. In lieu of a certificate and an executed letter of transmittal, each holder of one or more book-entry shares immediately prior to the effective time, upon receipt by the exchange agent of an “agent’s message” or such other evidence, if any, reasonably requested by the exchange agent in compliance with the exchange agent’s customary procedure, will be entitled to receive in exchange for such book-entry shares, and Parent will cause the exchange agent to pay and deliver as soon as reasonably practicable (but no later than four business days) following the effective time, in respect of each book-entry share held by such holder, the cash amount equal to (1) the number of shares of Company common stock formerly represented by such book-entry shares multiplied by (2) the merger consideration. No interest will be paid or accrue on any cash payable upon cancellation of any book-entry shares.
If any cash deposited with the exchange agent is not claimed within one year following the effective time, such cash will be returned to Parent, upon demand, and any holders of Company common stock who have not complied with the exchange procedures in the merger agreement will thereafter look only to Parent as general creditor for payment of the merger consideration. Any cash deposited with the exchange agent that remains unclaimed five years following the effective time will, to the extent permitted by applicable law, become the property of Parent free and clear of any claims or interest of any holder (and their successors, assigns or personal representatives) previously entitled thereto.
Lost, Stolen or Destroyed Certificates
In the event any certificate has been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such certificate to be lost, stolen or destroyed and, to the extent reasonably required by Parent, the posting by such person of a bond in reasonable amount as indemnity against any claim that may be made against it with respect to such certificate, the exchange agent will pay in exchange for such lost, stolen or destroyed certificate the merger consideration that would be payable in respect thereof pursuant to the merger agreement had such lost, stolen or destroyed certificate been surrendered as provided in the merger agreement.
Representations and Warranties
The merger agreement contains representations and warranties made by the Company, subject to important limitations and qualifications in the merger agreement, in the disclosure schedules delivered in connection with the merger agreement and in the Company’s publicly available filings filed with or furnished to the SEC and publicly available prior to July 2, 2021. The Company’s representations and warranties under the merger agreement relate to, among other things:
•	the valid existence, good standing, qualification, and corporate (or other entity) power and authority of the Company and each of its subsidiaries;
•	the capitalization of the Company, including the number of shares of Company common stock and Company equity awards outstanding and the ownership of the equity interests of the Company;
•	the Company’s corporate authority and authorization relating to the execution, delivery and performance of the merger agreement;
•
the absence of (1) any breach of, conflict with or violation of the organizational documents of the Company or any of its subsidiaries, (2) any violation of, conflict with, loss of benefit under, default under, termination right triggered, required consent, performance accelerated, or lien created with respect to the properties or assets of the Company or its subsidiaries under any contract or permit to which the Company or its subsidiaries is bound and (3) any conflict with or violation of applicable laws or orders, in each case, as a result of the execution and delivery by the Company of the merger agreement and the consummation by the Company of the transactions contemplated by the merger agreement, including the merger;
•	the consents and approvals required by, or filings or notices required to be made with, governmental authorities in connection with the transactions contemplated by the merger agreement;
•	the reports, schedules, forms, statements, financial statements, and other documents of the Company required by the SEC;
•	the absence of any off-balance sheet arrangements by which the Company or any of its subsidiaries are party to;
•	the establishment and maintenance of certain disclosure controls and procedures and internal control over financial reporting;
•	the absence of undisclosed liabilities;
•	labor and employment matters;
•
the absence of certain material changes in the business of the Company, including that there was not a material adverse effect with respect to the Company and its subsidiaries, individually or in the aggregate, since April 4, 2021;

•	compliance with applicable laws and permits;
•	the absence of certain legal proceedings and governmental orders;
•	tax returns and other tax matters;
•	the employee benefit plans and other agreements, plans and policies with or concerning employees of the Company and its subsidiaries;
•	material contracts;
•	the absence of franchise arrangements and inapplicability of franchise laws;
•	intellectual property;
•	privacy and data security;
•	title to or valid leasehold interests in real property;
•	environmental matters and the absence of lawsuits against the Company and its subsidiaries pertaining to environmental laws and the Company’s and its subsidiaries’ compliance with such laws;
•	the inapplicability of any anti-takeover laws or similar anti-takeover provisions of the Company’s charter or bylaws to the merger;
•	brokers and finders’ fees related to the merger;
•
the receipt by the board of the opinion from the Company’s financial advisor as to the fairness, from a financial point of view, of the consideration to be paid to the holders of shares of Company common stock pursuant to the merger agreement;

•	the Company’s suppliers;
•	quality and safety of the Company’s food and beverage products;
•	insurance policies; and
•	transactions with affiliates of the Company.

The merger agreement also contains representations and warranties made by Parent and Merger Sub, subject to specified exceptions contained in the merger agreement and in the disclosure schedules delivered in connection with the merger agreement. Parent’s and Merger Sub’s representations and warranties to the Company under the merger agreement relate to, among other things:
•	Parent’s and Merger Sub’s valid existence, good standing, qualification, and corporate power and authority;
•	Parent’s and Merger Sub’s corporate authority and authorization relating to the execution, delivery and performance of the merger agreement;
•
the absence of (1) any conflict with or violation of the organizational documents of Parent or Merger Sub, (2) any violation of, conflict with, loss of benefit, default under, termination right triggered, performance accelerated, or lien created with respect to the properties or assets of Parent or Merger Sub under any contract or permit to which Parent or Merger Sub is bound and (3) any conflict with or violation of applicable laws, in each case, as a result of the execution and delivery by Parent or Merger Sub of the merger agreement and the consummation by Parent or Merger Sub of the transactions contemplated by the merger agreement;

•	the consents and approvals required by, or filings or notices required to be made with, governmental authorities in connection with the transactions contemplated by the merger agreement;
•	the accuracy of information supplied by Parent and Merger Sub for inclusion in this proxy statement;
•	compliance with applicable laws;
•	the absence of certain legal proceedings and governmental orders;
•	the absence of a need for a vote of Parent equityholders on the merger;
•	financing sources and commitments;
•
the financial capability and availability of all funds necessary to enable Parent to make the payment in the aggregate amount of the merger consideration and all other amounts required to be paid in connection with the consummation of and the transactions contemplated by the merger agreement;

•	the ownership by Parent and its subsidiaries (including Merger Sub) of Company common stock;
•	the absence of certain agreements between Parent, Merger Sub, or any of their affiliates and the Company;
•	the ownership and operations of Merger Sub;
•	brokers and finders’ fees related to the merger; and
•	the knowledge and sophistication of Parent and Merger Sub.
None of the representations and warranties in the merger agreement survive after the completion of the merger.
Many of the representations and warranties in the merger agreement are qualified by a “materiality” or “material adverse effect” standard (that is, they will not be deemed to be untrue or incorrect unless a materiality threshold is satisfied or their failure to be true or correct has had, or would be reasonably expected to have, individually or in the aggregate, a material adverse effect).
For purposes of the merger agreement, a “material adverse effect” means, with respect to Parent, any event, change, development or effect that, individually or in the aggregate, prevents or materially impedes or delays, or is reasonably likely to prevent or materially impede or delay, the consummation of the merger on a timely basis or the performance by Parent or Merger Sub of their respective covenants and obligations under the merger agreement.

For purposes of the merger agreement, a “material adverse effect” means, with respect to the Company, any event, change, development or occurrence, circumstance or effect, that, individually or in the aggregate, (i) has or would be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole or (ii) prevents or materially impedes or delays, or is reasonably likely to prevent or materially impede or delay, the consummation of the merger on a timely basis or the performance by the Company of its covenants and obligations under the merger agreement, except that no event, change, effect, development or occurrence will be deemed to constitute, nor will any of the following be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect with respect to the Company, to the extent that such event, change, effect, development or occurrence results from, arises out of, or relates to:
•
any changes in general United States or global economic conditions, except to the extent that such changes have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the upscale casual dining segment of the restaurant industry in the geographies in which the Company and its subsidiaries operate;

•
any changes in conditions generally affecting the upscale casual dining segment of the restaurant industry, except to the extent that such changes have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the upscale casual dining segment of the restaurant industry in the geographies in which the Company and its subsidiaries operate;

•
any decline, in and of itself, in the market price or trading volume of Company common stock (but Parent and Merger Sub are not precluded from asserting that the facts or occurrences giving rise to or contributing to such decline that are not otherwise excluded from the definition of material adverse effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect);

•
any regulatory, legislative or political conditions, including any trade wars or tariffs, or securities, credit, financial, debt or other capital markets conditions, or the economy in each case in the United States or any foreign jurisdiction, except to the extent that such conditions have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the upscale casual dining segment of the restaurant industry in the geographies in which the Company and its subsidiaries operate;

•
any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (but Parent and Merger Sub are not precluded from asserting that the facts or occurrences giving rise to or contributing to such failure that are not otherwise excluded from the definition of material adverse effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect);

•
the public announcement of the merger agreement, the merger or the identity of Parent, Merger Sub or their respective subsidiaries, including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company or any of its subsidiaries with customers, suppliers, officers, employees, governmental entities or any other third persons (provided that this exception does not apply as it relates to certain representations and warranties as further described in the merger agreement);

•
any change of any rule, regulation, ordinance, order, protocol or any other law of or by any governmental entity, except to the extent that such changes have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the upscale casual dining segment of the restaurant industry in the geographies in which the Company and its subsidiaries operate;

•	any change in generally accepted accounting principles in the United States (“GAAP”) (or authoritative interpretations thereof), except to the extent that such changes have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the upscale casual dining segment of the restaurant industry in the geographies in which the Company and its subsidiaries operate;
•
any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of the merger agreement, except to the extent that such events have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the upscale casual dining segment of the restaurant industry in the geographies in which the Company and its subsidiaries operate;

•	any taking of any action at the written request of Parent or Merger Sub;
•
any reduction, in and of itself, in the credit rating of the Company or any of its subsidiaries to the extent attributable to the expected consummation of the merger (but Parent and Merger Sub are not precluded from asserting that the facts or occurrences giving rise to or contributing to such reduction that are not otherwise excluded from the definition of material adverse effect should be deemed to constitute, or be taken into account in determining whether there has been, or would reasonably be expected to be, a material adverse effect);

•
any hurricane, earthquake, flood or other natural disasters, epidemics, disease outbreaks, pandemics or other public health emergencies (including COVID-19), acts of god or any change resulting from weather conditions, except to the extent that such events have a disproportionate adverse effect on the Company and its subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the upscale casual dining segment of the restaurant industry in the geographies in which the Company and its subsidiaries operate;

•	any action taken by the Company which is required by the terms and conditions of the merger agreement; or
•
(a) any action taken by Parent, Merger Sub or any of their respective affiliates that results in a breach of or default under the merger agreement or (b) the omission of an action that was required to be taken by Parent, Merger Sub or any of their respective affiliates pursuant to the merger agreement.

Conduct of Business Pending the Merger
During the period from July 2, 2021 until the earlier of the effective time or the termination of the merger agreement in accordance with its terms, except (1) as prohibited or required by applicable law or governmental entity, (2) as set forth in the disclosure schedules delivered in connection with the merger agreement, (3) as otherwise contemplated, required or permitted by the merger agreement or (4) as consented to by Parent (which consent will not be unreasonably withheld, conditioned or delayed, except as otherwise set forth in the merger agreement), the Company will conduct the businesses of itself and its subsidiaries in the ordinary course of business in all material respects and use commercially reasonable efforts to comply in all material respects with applicable law and the Company permits, to preserve intact its business organizations, preserves its assets, rights and properties in good repair and condition and preserve its goodwill and relationships with governmental entities and other third parties having business dealings with the Company and its subsidiaries (provided, however, that the Company’s or its subsidiaries’ failure to take any of the foregoing actions because it is prohibited by the following paragraph without Parent’s consent is not a breach under the merger agreement). Notwithstanding anything to the contrary in this paragraph, the Company and its subsidiaries may take any actions in response to COVID-19 measures that the Company reasonably determines are necessary or prudent for it to take and that are substantially consistent with actions taken by similarly situated persons operating in the upscale casual dining segment of the restaurant industry in the geographic region where the affected businesses of the Company or any of its subsidiaries operate.

During the same time period and subject to the same exceptions as in the previous paragraph, and without limiting the generality of the previous paragraph except as provided, the Company will not, and will not permit any of its subsidiaries to, directly or indirectly:
•	amend or propose or agree to amend, in any material respect, the Company charter or Company bylaws or any similar organizational documents of any subsidiary;
•
(A) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock and/or property) in respect of any of its capital stock or set any record date therefor, except for dividends or distributions by any wholly-owned subsidiary of the Company to the Company or to any other wholly-owned subsidiary of the Company, and distributions to pay taxes by JAX LLC to holders of Class B Units as required by the LLC agreement, (B) adjust, split, combine, subdivide or reclassify any of its capital stock or issue or propose or authorize the issuance of any other securities (including options, warrants or any similar security exercisable for, or convertible into, such other security) in respect of, in lieu of, or in substitution for, shares of its capital stock, except with respect to the capital stock or securities of any subsidiary, in connection with transactions among the Company and its wholly-owned subsidiaries or among the Company’s wholly-owned subsidiaries, (C) repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or any of its subsidiaries, or any other equity interests or any rights, warrants or options to acquire any such shares or interests, except (1) for repurchases of shares of Company common stock in connection with the exercise of Company options or vesting of Company performance share awards or Company restricted share awards (including in satisfaction of any amounts required to be deducted or withheld under applicable law), in each case outstanding as of the date of the merger agreement and in accordance with the Company equity incentive plan and applicable award agreements, (2) with respect to the capital stock or securities of any subsidiary, in connection with transactions among the Company and one or more of its wholly-owned subsidiaries or among the Company’s wholly-owned subsidiaries or (3) exchanges of Class B Units for shares of Company common stock in accordance with the terms of the LLC agreement;

•
issue, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock or other securities (including any options, warrants or any similar security exercisable for, or convertible into, such capital stock or similar security) or make any changes (by combination, merger, consolidation, reorganization, liquidation or otherwise) in the capital structure of the Company or any of its subsidiaries, except for (A) the issuance of shares of Company common stock pursuant to contracts in effect prior to the execution and delivery of the merger agreement, (B) the issuance of shares of Company common stock in connection with the exercise of Company options or vesting of Company performance share awards or Company restricted share awards, in each case outstanding as of the date of the merger agreement and in accordance with the Company equity incentive plan and applicable award agreements, (C) issuances by a wholly-owned subsidiary of the Company of capital stock to the Company or another wholly-owned subsidiary of the Company, or (D) exchanges of Class B Units for shares of Company common stock or cash in accordance with the terms of the LLC agreement;

•
except (A) acquisitions of inventory and equipment for immediate consumption or use in the ordinary course of business and (B) acquisitions of assets not in excess of $250,000 individually or $3,000,000 in the aggregate, merge or consolidate with any other person or acquire any equity interests in or assets of any person, business or division thereof, or make any investment in any other person, business or any division thereof (whether through the acquisition of stock, assets or otherwise);

•
sell, transfer, assign, abandon, lease, sublease, license, guarantee, subject to a lien, except for a permitted lien, or otherwise dispose of or encumber any material properties, rights, assets, product lines or businesses of the Company or any of its subsidiaries (including capital stock or other equity interests of any subsidiary and including any disposals through a plan of division) except (A) pursuant to contracts in effect prior to the execution and delivery of the merger agreement, (B) any such transaction involving assets of the Company or any of its subsidiaries (excluding capital stock or other equity interests of any subsidiary) not in excess of $1,000,000 and on arm’s-length terms or (C) sales, leases or licenses of inventory and obsolete equipment in the ordinary course of business;

•	acquire or dispose of any real property or any interest therein;

•
except as set forth in the disclosure schedules delivered in connection with the merger agreement (A) make any loans, advances or capital contributions to any other person, other than immaterial advances to or on behalf of employees of the Company and its subsidiaries in the ordinary course of business for the payment of insurance premiums; (B) create, incur, redeem, repurchase, defease, prepay, or otherwise acquire or modify the terms of, any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become liable for, the obligation of any person for borrowed money, except for, in the case of each of clause (A) and clause (B), (1) transactions among the Company and its wholly-owned subsidiaries or among the Company’s wholly-owned subsidiaries, (2) any draw-down of funds under the “loan agreement” (as defined in the merger agreement) in the ordinary course of business (including with respect to any capital expenditures permitted by clause (C)); (C) make or commit to make any capital expenditure, other than (a) capital expenditures set forth in the board-approved budget for fiscal 2021, a copy of which is attached to the disclosure schedules delivered in connection with the merger agreement, made in the ordinary course of business, (b) capital expenditures for the maintenance of existing restaurants not in excess of $250,000, individually, or $2,000,000, in the aggregate, in the ordinary course of business or (c) expenditures reasonably required to open the restaurant being developed in Madison, Alabama (provided, however, that the Company may make any unscheduled capital expenditure for immediate repair of failed systems or machinery necessary to maintain or keep a restaurant open or as a result of natural disasters that have adversely affected a restaurant or are reasonably anticipated to adversely affect a restaurant unless such actions are taken); or (D) cancel any material debts of any person to the Company or any subsidiary of the Company or waive any claims or rights of material value;

•
except as required pursuant to any Company benefit plan as in effect on the date of the merger agreement, as required by applicable law or as set forth in the disclosure schedules delivered in connection with the merger agreement, (A) increase the annual compensation or other benefits payable or provided to the Company’s directors or officers, (B) except for (1) the employee salary and bonus review process and related adjustments substantially as conducted each year for restaurant-level employees and (2) promotions of or increases in compensation for restaurant-level employees earning aggregate annual base salaries or wages not in excess of $150,000 per employee made in the ordinary course of business, increase the annual compensation or benefits (including change-in-control or severance benefits) payable or provided to the Company’s or its subsidiaries’ employees, (C) hire or promote (or commit to hire or promote) (1) any employees other than in the ordinary course of business or (2) employees that, if any such employee had been employed by the Company or any of its subsidiaries on the date of the merger agreement, would have been entitled to a severance benefit pursuant to the merger agreement, or (D) establish, adopt, enter into or amend any collective bargaining agreement (or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of the Company or any of its subsidiaries), Company benefit plan or any other plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their dependents or beneficiaries, except as required to comply with Section 409A of the Internal Revenue Code of 1986 or other applicable law;

•
other than the settlement, release, waiver or compromise of any pending or threatened claims, liabilities or obligations set forth in the disclosure schedules delivered in connection with the merger agreement or in connection with any shareholder allegations, disputes or pending or threatened litigation against the Company and/or its officers, directors, employees and representatives relating to the Company’s exploration of strategic alternatives, the merger agreement or the merger (which matters, for the avoidance of doubt, are addressed exclusively in the merger agreement), settle, release, waive or compromise any pending or threatened material claim for an amount in excess of the amount of the specifically corresponding reserve established on the consolidated balance sheet of the Company as reflected in the most recent applicable Company SEC document plus any applicable third party insurance proceeds, or that entails (A) the incurrence of any obligation (other than the payment of money) to be performed by the Company or its subsidiaries following the effective time that is, individually or in the aggregate, material to the Company and its subsidiaries, taken as a whole, or (B) obligations that would impose any material restrictions on the business or operations of the Company or any of its subsidiaries;

•
except as set forth in the disclosure schedules delivered in connection with the merger agreement, (A) enter into a lease or contract that would constitute a Company material contract under the merger agreement had it been effective as of the date of the merger agreement, (B) modify, amend or terminate any such contract or any Company material contract or lease in any material respect, (C) waive, delay the exercise of, release or assign any material rights or claims under any Company material contract or lease outside the ordinary course of business, or (D) enter into any contract or lease which contains a change of control or similar provision;

•	enter into any franchise agreements or take any action that would cause the Company or its subsidiaries to be subject to any franchise laws;
•	grant, extend, waive or modify any material rights in or to, or sell, assign, lease, transfer, let lapse, abandon or otherwise dispose of, any material intellectual property;
•	alter or amend in any material respect any existing accounting methods, principles or practices, except as may be required by GAAP or applicable law;
•
(A) revoke or change any material tax election, (B) change any material method of tax accounting, (C) file any amended tax return, (D) take action to surrender any claim for a refund of taxes that, in each case, individually or in the aggregate, would materially and adversely affect the tax liability of the Company or any subsidiary, (E) change the entity classification of the Company or any of its subsidiaries, (F) consent to any extension or waiver of the limitation period applicable to any material tax claim or assessment or (G) take any action that would reasonably be expected to have a materially adverse impact on the tax position of the Company or any subsidiary;

•	settle or compromise any income tax claim or assessment, or enter into any closing agreement with any taxing authority;
•	propose, adopt or enter into a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries;
•
adopt, propose, effect or implement any “shareholder rights plan,” “poison pill” or similar arrangement that would restrict, prohibit or otherwise affect the consummation of the transactions contemplated under the merger agreement;

•
fail to maintain in full force and effect material insurance policies covering the Company and its subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice in all material respects;

•	enter into any new line of business outside of its existing business or engage in any discounting, promotional or similar plan other than in the ordinary course of business;
•
implement or announce any material reductions in labor force, mass lay-offs or plant closings, early retirement programs, or new severance programs or policies concerning employees of the Company or any of its subsidiaries (excluding routine employee terminations or severance payments in the ordinary course of business);

•
amend or modify the letter of engagement of the financial advisor and any such other financial advisors as are engaged by the Company, if any, in a manner that materially increases the Company’s obligations thereunder or the fee or commission payable by the Company; or

•	authorize or commit or agree to take any of the foregoing actions.
No Solicitation of Alternative Proposals; Changes in Board Recommendation
In accordance with the terms of the merger agreement, the Company agreed to immediately cease and cause to be terminated all discussions or negotiations existing as of the date of the merger agreement with any other parties that may have been ongoing with respect to an acquisition proposal.
For purposes of the merger agreement and as used in this proxy statement, the term “acquisition proposal” means any inquiry, proposal or offer from any person or group (other than Parent, or any of its subsidiaries) for, in one transaction or a series of related transactions, (A) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Company, (B) the acquisition in any manner, directly or indirectly, of twenty percent (20%) or more of the equity securities (or securities convertible into twenty percent (20%) or more of the equity securities) or assets (including capital stock of any subsidiaries of the Company) of the Company or any of its subsidiaries representing twenty percent (20%) or more of the consolidated assets of the Company (based on the fair market value thereof) or of the consolidated revenues, net income or operating cash flow of the Company, (C) any tender offer or exchange offer that results in or, if consummated, would result in any person or group, directly or indirectly, beneficially owning twenty percent (20%) or more of the equity securities (or securities convertible into twenty percent (20%) or more of the equity securities) of the Company or (D) any combination of the foregoing, in the case of each of clauses (A) through (D), other than the merger.
From the date of the merger agreement until the earlier of the effective time or the termination of the merger agreement in accordance with its terms, subject to certain exceptions described below, the Company has agreed that it will not, and will cause each of its subsidiaries and its and their respective directors, officers, employees, affiliates, investment bankers, attorneys, accountants, and other advisors or representatives (collectively, “representatives”) not to, and will direct each of its other representatives not to, directly or indirectly:
•
initiate, solicit, knowingly facilitate or knowingly encourage (publicly or otherwise) (including by way of providing access to non-public information or the business, properties, assets or personnel of the Company or any of its subsidiaries to any person or its representatives and its affiliates) any inquiries regarding, or the making, submission or announcement of any proposal or offer that constitutes, or would reasonably be expected to lead to an acquisition proposal;

•
engage or enter into, continue or otherwise participate in any discussions or negotiations with respect to, or provide any non-public information or data concerning, the Company or its subsidiaries to any person relating to, or that would reasonably be expected to lead to, any acquisition proposal or otherwise cooperate with or assist or participate in, or knowingly facilitate such inquiries, proposals, discussions or negotiations;

•
grant to any person any waiver, amendment or release under any standstill or confidentiality agreement or any takeover statute unless, in each case, the Company’s board of directors (or a committee thereof) first determines that the failure to take such action would be inconsistent with the Company directors’ fiduciary duties under applicable law; or

•	otherwise facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt by any person to make an acquisition proposal.
Receipt of Acquisition Proposals
Notwithstanding the provisions of the merger agreement described above, at any time following the date of the merger agreement and prior to obtaining the requisite shareholder approval, upon receipt of a written acquisition proposal (from any person that did not result in a violation of the non-solicitation provisions of the merger agreement) (1) the Company and its representatives may contact the person or group making such acquisition proposal to ascertain facts or clarify terms and conditions of the acquisition proposal, and (2) if following the receipt of an acquisition proposal that the board determines in good faith, after consultation with its outside financial advisors and outside legal counsel, such proposal constitutes, or could reasonably be expected to result in, a superior proposal (as defined below), the Company and its representatives may, in response to such acquisition proposal:
•
provide non-public information and data concerning the Company to the person or group making such acquisition proposal and its representatives and financing sources in accordance with a confidentiality agreement that contains provisions no less favorable in the aggregate to the Company than those contained in the confidentiality agreement between the Company and Parent (it being understood that such confidentiality agreement does not need to contain any standstill or similar obligation that would prohibit or restrain such person from making, or amending or revising, an acquisition proposal); provided that the Company concurrently furnishes Parent and Merger Sub with all such nonpublic information delivered to such person or group, to the extent not previously made available to Parent and Merger Sub; and

•	engage in discussions or negotiations with such person or group regarding such acquisition proposal.

The Company must notify Parent that the Company’s board of directors has made a determination that an acquisition proposal constitutes or would reasonably be expected to result in a superior proposal, and that the Company intends to enter into discussions or negotiations with respect to such acquisition proposal prior to taking such actions. The Company has agreed that a breach of the non-solicitation provisions of the merger agreement by any representatives or subsidiaries of the Company will constitute a breach by the Company of such non-solicitation provisions of the merger agreement.
For the purposes of the merger agreement and as used in this proxy statement, the term “superior proposal” means a bona fide written acquisition proposal (with the percentages set forth in the definition of such term changed from twenty percent (20%) to fifty percent (50%)) that that the Company’s board of directors (or a committee thereof) has determined in its good faith judgment, after consultation with outside legal counsel and its financial advisor, is (i) reasonably likely to be, and reasonably capable of being, consummated in accordance with its terms, and, (ii) if consummated, would be more favorable to the Company shareholders from a financial point of view than the merger, taken as a whole (including changes to the terms and conditions of the merger agreement proposed in response to such acquisition proposal or otherwise by Parent that, if accepted by the Company, would be binding upon Parent and Merger Sub), taking into account and without limitation, (a) all financial considerations, (b) the identity of the person or group making such acquisition proposal, (c) the anticipated timing, conditions and prospects for completion of such acquisition proposal (including any financing contingencies or arrangements), (d) the other terms and conditions of such acquisition proposal and the implications thereof on the Company, including all relevant legal, regulatory and financial aspects of such acquisition proposal and (e) any other aspects of such acquisition proposal reasonably deemed relevant by the Company’s board of directors (or a committee thereof).
In addition to its other non-solicitation obligations, the Company will promptly advise Parent of any acquisition proposal, including the identity of the person or group making such acquisition proposal, a summary of the material terms of such acquisition proposal and copies of any bid or offer letter, acquisition agreement, commitment letter or similar material document relating to such acquisition proposal and will keep Parent reasonably informed of any material developments, discussions, or negations regarding any acquisition proposal. Note that upon the Company’s public announcement of its execution of the merger agreement, counterparties to Company nondisclosure agreements were released from their applicable standstill restrictions, though such parties continue to be bound by the remaining terms of such nondisclosure agreements.
Changes in Board Recommendation
Except as expressly permitted by the merger agreement, neither the Company’s board of directors, nor any committee of the board, may:
•
withhold, withdraw, qualify, condition or modify (or publicly resolve or publicly propose to withhold, withdraw, qualify, condition or modify), in a manner adverse to Parent and Merger Sub, the recommendation of the board to approve the merger agreement;

•	fail to include the recommendation of the board in this proxy statement;
•	adopt, approve, authorize, endorse, declare advisable or publicly recommend to propose to adopt, approve, authorize, endorse or declare advisable any acquisition proposal; or
•
take action in favor of, make any recommendation or other public statement in support of, or fail to recommend against, any acquisition in any solicitation or recommendation statement made within ten (10) business days after the commencement of such acquisition proposal.

The actions described in the four bullet points above constitute a recommendation withdrawal (“recommendation withdrawal”) under the merger agreement. In addition, except as expressly permitted by the merger agreement, the board, or any committee of the board, may not approve or recommend, or publicly resolve or publicly propose to approve or recommend, or cause or permit the Company or any of its subsidiaries to enter into, any agreement in principle, letter of intent, memorandum of understanding, acquisition agreement, merger agreement or similar definitive agreement relating to or in connection with any acquisition proposal, other than a confidentiality agreement entered into in accordance with the non-solicitation provisions of the merger agreement (“alternative acquisition agreement”).
Prior to the receipt of the requisite shareholder vote, but not after, the board may, in response to any bona fide, unsolicited acquisition proposal from any person that did not result from a breach of the non-solicitation provisions of the merger agreement, make a recommendation withdrawal and terminate the merger agreement in order to enter into a binding agreement in respect of such acquisition proposal (subject to compliance with the terms of the merger agreement and paying a termination fee to Parent under the terms of the merger agreement as further described below) if, and only if, prior to taking either such action:
•	the Company has complied in all material respects with its obligations under the non-solicitation provisions of the merger agreement;
•	the board concludes in good faith, after consultation with its outside financial advisors and outside legal counsel, that such acquisition proposal constitutes a superior proposal;
•
the board concludes in good faith, after consultation with its outside legal counsel, that the failure to make a recommendation withdrawal and terminate the merger agreement would be inconsistent with its fiduciary duties;

•
the board, prior to making a recommendation withdrawal or terminating the merger agreement, as applicable, provides Parent with at least four business days (or such shorter period as is specified in the sixth bullet point below) prior written notice of its intention to take such action, and provides to Parent a copy of the superior proposal, a copy of any proposed acquisition agreements and a copy of any financing commitments relating to such superior proposal (or, in each case, if not provided in writing to the Company, a written summary of the terms and conditions of such superior proposal and the identity of the person making any such acquisition proposal);

•
during the four business days following such written notice (or such shorter period as is specified in the sixth bullet point below), if requested by Parent, the Company and its representatives will have negotiated in good faith with Parent and Merger Sub and its representatives to make amendments to the terms and conditions of the merger agreement; and

•
at the end of the four business day period described in the preceding bullet points, the board (or a committee thereof) concludes in good faith, after consultation with its outside financial advisors and outside legal counsel (and after taking into account any adjustment or modification of the terms of the merger agreement proposed by Parent and Merger Sub that would, if accepted by the Company, be binding on Parent and Merger Sub), that the acquisition proposal continues to be a superior proposal. The parties have agreed that any material revisions to such superior proposal will be deemed to be a new acquisition proposal for purposes of the non-solicitation provisions of the merger agreement and the Company will be required to comply with the applicable terms of the non-solicitation provisions of the merger agreement anew with respect thereto, except that the deadline for such new written notice will be two business days.

In the event the board has decided to effect a recommendation withdrawal with respect to a superior proposal, the Company may enter into a binding letter agreement with the third party making such superior proposal (a “conditional commitment”), which may provide for payment of the termination fee and the promise that the Company will enter into an agreement and plan of merger that is binding on the Company, subject to certain conditions established in the merger agreement.
Further, the board may effect a recommendation withdrawal at any time prior to receiving the requisite shareholder vote in response to a “Company intervening event” (as defined below) (an “intervening event recommendation withdrawal”) if (1) the Company has complied in all material respects with its obligations under the non-solicitation provisions of the merger agreement and (2) prior to taking such action, the board concludes in good faith (after consultation with its outside financial advisors and outside legal counsel) that the failure to take such action would be inconsistent with its fiduciary duties; provided, that prior to making such intervening event recommendation withdrawal:
•	the Company has given Parent at least four business days’ prior written notice of its intention to take such action, and specifies in reasonable detail the applicable Company intervening event;
•
if requested by Parent, the Company will have negotiated in good faith with Parent and Merger Sub and its representatives during the four business days following such written notice to make amendments to the terms and conditions of the merger agreement; and

•
following the end of the four business day period, the board (or a committee thereof) will have considered in good faith any revisions to the terms of the merger agreement in writing by Parent and Merger Sub that would, if accepted by the Company, be binding upon Parent and Merger Sub, and concludes in good faith, after consultation with its outside financial advisors and outside legal counsel, such revisions would not change the determination of the board of the need for an intervening event recommendation withdrawal. Any material changes related to such Company intervening event will require the Company to comply with the applicable terms of the non-solicitation provisions of the merger agreement anew with respect thereto, except that the deadline for such new written notice will be two business days.

For the purposes of the merger agreement and as used in this proxy statement, “Company intervening event” means any material event, fact, development or occurrence since the date of the merger agreement with respect to the Company and its subsidiaries that affects the business, assets or operations of the Company and its subsidiaries that is not known to the Company’s board of directors and was not reasonably foreseeable by the Company’s board of directors as of the date of the merger agreement, that becomes known to the Company’s board of directors after the date of the merger agreement; provided, however, that in no event will the following events constitute an intervening event: (A) the receipt, existence or terms of an acquisition proposal or any matter relating thereto or consequence thereof; (B) changes in the market price or trading volume of the Company common stock in and of themselves; or (C) the fact, in and of itself, that the Company exceeds internal or published forecasts; or (D) any consequence arising as a result of the Company’s breach of any covenant or obligation to be performed by it at or prior to the closing date.
The merger agreement does not prohibit the Company or the board from any of the following actions, provided that a recommendation withdrawal may only be as described above:
•	taking and disclosing to the Company shareholders a position contemplated by Rule 14e-2(a)(2-3) or Rule 14d-9 promulgated under the Exchange Act,
•	making any “stop, look and listen” communication to the Company shareholders pursuant to Rule 14d-9(f) under the Exchange Act,
•	complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act,
•	informing any person of the existence of the provisions contained in non-solicitation section of the merger agreement,
•	complying with the Company’s disclosure obligations under U.S. federal or state law with regard to an acquisition proposal, or
•
making any disclosure to the Company shareholders unrelated to an acquisition proposal (including regarding the business, financial condition or results of operations of the Company and its subsidiaries) that the Company’s board of directors (or a committee thereof) has determined to make in good faith;

provided, that no such action or disclosure that would amount to a recommendation withdrawal will be permitted, made or taken other than in compliance with the non-solicitation provisions of the merger agreement.
Obligations with Respect to the Special Meeting
As soon as practicable in accordance with applicable law and the Company’s organization documents, the Company is obligated to establish a record date for, duly call, and give notice of a special meeting of the Company shareholders (the “special meeting”) and thereafter convene and hold the special meeting for the purpose of seeking the requisite shareholder vote; provided, however, the Company may adjourn the special meeting with Parent’s consent (which consent will not be unreasonably withheld, conditioned or delayed), as necessary to ensure that any required supplement or amendment to this proxy statement is provided to the Company shareholders within a reasonable amount of time in advance of the special meeting. If requested by Parent, the Company must adjourn the Company shareholders’ meeting for up to ten (10) business days if a quorum is not present or the Company has not received proxies representing a number of shares of Company common stock sufficient to obtain the Company shareholder approval. The Company is also obligated to, subject to the Company’s ability to make a recommendation withdrawal pursuant to the terms of the merger agreement, include in this proxy statement the Company board recommendation and a copy of the fairness opinion.

Access
Subject to certain exceptions and limitations, the Company is required to afford Parent’s representatives reasonable access during normal business hours, upon reasonable advance notice, to its and its subsidiaries’ properties, books and records, contracts, permits, and personnel and to furnish as promptly as reasonably practicable to Parent all other information concerning the Company’s and its subsidiaries’ business, properties and personnel as Parent may reasonably request.
Consents, Approvals and Filings
The Company, Parent and Merger Sub have agreed to, and to cause their respective subsidiaries to, (i) use reasonable best efforts to satisfy the conditions to closing set forth in the merger agreement as promptly as practicable, (ii) use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its respective subsidiaries with respect to the merger and, subject to the conditions to closing set forth in the merger agreement, to consummate the merger and the other transactions contemplated by the merger agreement, as promptly as practicable, (iii) on the part of Parent, promptly obtain the equity financing and/or any alternate financing, (iv) on the part of the Company, and at Parent’s request, obtain payoff instructions and a customary payoff letter in connection with the repayment of, and the termination of any contracts or liens relating to, any outstanding indebtedness of the Company or its subsidiaries as of the closing date and (v) use reasonable best efforts to obtain as promptly as practicable any consent of, or any exemption or waiver by, any governmental entity and any other third-party consent which is required to be obtained by the parties or their respective subsidiaries in connection with the merger, provided that in no event will the Company be required to pay any consent or similar fee, “profit sharing” or other similar payment or other consideration to obtain the consent of any person under any contract. The parties have agreed to cooperate with the reasonable requests of each other in seeking to obtain any such consent.
Neither the Company nor Parent (or their affiliates) will directly or indirectly acquire, purchase, lease or license (or agree to acquire, purchase, lease or license), by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division or part thereof, or any securities or collection of assets, if doing so would reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any consent or approval of any governmental entity necessary to consummate the merger or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any governmental entity entering an order prohibiting the consummation of the merger; (iii) materially increase the risk of not being able to remove any such order on appeal or otherwise; or (iv) prevent or materially impede or delay the consummation of the merger. The parties further agreed not to voluntarily extend any waiting period associated with any consent of any governmental entity or enter into any agreement with any governmental entity not to consummate the merger, except with the prior written consent of the other party hereto.
The parties have agreed to make all filings and notifications with all governmental entities that are or may become reasonably necessary as promptly as practicable following the effective time to consummate the merger, including: (i) not later than ten (10) business days following the merger agreement, the Company and Parent each making an appropriate filing of a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the merger and, to the extent available, requesting early termination of the initial waiting period under the HSR Act; (ii) the Company and Parent and their respective subsidiaries each making any other filing that may be required under any other antitrust laws or by any antitrust authority; and (iii) the Company and Parent making any other filing that may be required under any applicable law or by any governmental entity with jurisdiction over enforcement of any such law. Each of the Company and Parent has agreed to use reasonable best efforts to supply as promptly as practicable any additional information and documentary material that may be reasonably requested by a governmental entity pursuant to the HSR Act or other applicable law. Each of the Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other as “Antitrust Counsel Only Material.” Such materials and the information contained therein will only be given to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express written permission is obtained in advance from the source of the materials (the Company or Parent, as the case may be) or its legal counsel.

The Company and Parent have agreed to (i) furnish each other and, upon request, any governmental entity, any information or documentation concerning themselves, their affiliates, directors, officers, securityholders and financing sources, information or documentation concerning the merger and such other matters as may be reasonably requested and (ii) make available their respective personnel and advisers to each other and, upon request, any governmental entity, in connection with (A) the preparation of any statement, filing, notice or application made by or on their behalf to any governmental entity in connection with the merger or (B) any review or approval process.
Subject to applicable law relating to the sharing of information, each of the Company, on the one hand, and Parent, on the other hand, will promptly notify the other of any communication it or any of its affiliates receives from any governmental entity relating to the matters that are the subject of the merger agreement and, prior to submitting any substantive written communication, correspondence or filing by such party or any of its representatives, on the one hand, to any governmental entity or members of its staff, on the other hand, the submitting party will permit the other party and its counsel a reasonable opportunity to review in advance, and consider in good faith the reasonable views of the other party that are provided in a timely manner, in connection with any such communication. Subject to the terms and conditions of the confidentiality agreement between the parties, the Company and Parent and Merger Sub will coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing (including, to the extent available, in seeking early termination of any applicable waiting periods under the HSR Act).
Employee Benefits Matters
The merger agreement provides that for twelve months following the closing date (the “benefits continuation period”), Parent will provide, or cause to be provided, for those employees of the Company and its subsidiaries who continue as employees of the surviving corporation or any of its subsidiaries during all or a portion of the benefits continuation period (collectively, the “continuing employees”), base salary or wages, target cash bonus opportunities and employee benefits substantially comparable to those provided by the Company or the applicable subsidiary to such continuing employee immediately prior to the effective time, (other than equity-based compensation or any auto- or vehicle-related benefits).
Parent has agreed to use its commercially reasonable efforts to (i) credit each continuing employee with his or her years of service with the Company and any predecessor entities for purposes of eligibility, vesting and benefit accrual (including but not limited to accrual of paid time off and levels of severance benefits under severance arrangements) with respect to the Company benefit plans and any replacement or successor benefit plan of Parent that a continuing employee is eligible to participate in following the closing date (except for benefit accrual under a defined benefit pension plan or to the extent such credit would result in a duplication of benefits), (ii) waive any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of Parent that a continuing employee is eligible to participate in following the closing date to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such continuing employee immediately prior to the closing date under the analogous Company benefit plan in which such continuing employee participated, and (iii) provide each continuing employee with credit for any co-payments and deductibles paid during the portion of the applicable plan year prior to the closing date (to the same extent such credit was given under the analogous Company benefit plan prior to the closing date) in satisfying any applicable deductible or out of pocket requirements.
Parent has agreed to assume and guaranty the Company’s obligations under certain salary continuation agreements, certain employment agreements and the Company’s bonus plans. Parent has agreed to make payments under such bonus plans with respect to the Company’s 2021 fiscal year for employees whose employment continues after the date of the merger agreement no later than March 15, 2022, provided that the Company may elect to pay a prorated bonus prior to closing with respect to the first half of the 2021 fiscal year, in which case, after the closing, Parent will pay prorated bonuses pursuant to such bonus plans for the remainder of the 2021 fiscal year.
Nothing contained in the merger agreement will create any third party beneficiary rights in any employee or former employee, director or service provider of the Company or any of its affiliates.

Expenses
Whether or not the merger is consummated, all expenses incurred in connection with the merger agreement and the transactions contemplated by the merger agreement will be paid by the party incurring such expenses, with certain exceptions set forth in the merger agreement.
Directors’ and Officers’ Indemnification and Insurance
Parent has agreed to, and to cause the surviving corporation to, to the fullest extent permitted by law, indemnify, defend and hold harmless (and advance expenses to) the present and former directors and officers of the Company or any subsidiary of the Company and any person acting as director, officer, trustee, fiduciary, employee or agent of another entity or enterprise (including any Company benefit plan or any subsidiary of the Company) at the request of the Company and the members of JAX LLC that are entitled to indemnification under the LLC agreement (each an “indemnified party”) from and against any and all actual, documented costs or expenses (including reasonable attorneys’ fees, expenses and disbursements), judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation, whether civil, criminal, administrative, regulatory or investigative, arising out of, relating to, or in connection with, any circumstances, developments or matters in existence, or acts or omissions occurring or alleged to occur prior to or at the effective time, including the approval of the merger agreement and the merger; provided, that the person to whom expenses are advanced provides written affirmation of the indemnified party’s good faith determination that any applicable standard of conduct required by the TBCA or other applicable law has been met.
An indemnified party must notify the surviving corporation in writing promptly upon learning of any claim, action, suit, proceeding, investigation or other matter in respect of which such indemnification may be sought. The surviving corporation will have the right, but not the obligation, to assume and control the defense of any act or omission covered under the merger agreement, with counsel selected by the surviving corporation, which counsel must be reasonably acceptable to the applicable indemnified party; provided, however, that such indemnified party is permitted to participate in the defense of such claim at his or her own expense; and provided, further, that, if the surviving corporation assumes the defense, then the surviving corporation must use its reasonable best efforts to conduct a vigorous defense of such matter. Parent has agreed not to, and to cause the surviving corporation not to, settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to any claim, action, suit, proceeding or investigation for which indemnification may be sought without the prior written consent of the indemnified party, which will not be unreasonably withheld or delayed, unless such settlement, compromise, consent or termination includes an unconditional release of all indemnified parties from all liability arising out of such claim, action, suit, proceeding or investigation, and does not include an admission of fault or wrongdoing by any indemnified party.
Following the effective time, the surviving corporation will, and Parent will cause the surviving corporation to, maintain in effect the provisions in the Company’s charter and the Company’s bylaws as of the date of the merger agreement providing for indemnification, advancement and reimbursement of expenses and exculpation of indemnified parties, as applicable, with respect to the facts or circumstances occurring at or prior to the effective time, to the fullest extent permitted from time to time under applicable law.
Additionally, the surviving corporation or the Company (as caused by Parent) is obligated to purchase a six year extended reporting period endorsement with respect to the current director and officer liability insurance and fiduciary liability insurance having terms and conditions at least as favorable to the indemnified party as the Company’s currently existing directors’ and officers’ liability insurance and maintain the insurance in full force and effect for its full term. Parent’s or the surviving corporation’s obligation to provide this insurance will be capped at 300% of the annual renewal premium amount at the time the policy is purchased. If the annual premium amount for such coverage exceeds this cap, the surviving corporation must obtain a policy with the greatest coverage available for a cost not exceeding such amount.

Coordination on Litigation
The Company will provide Parent with the opportunity (but Parent is not obligated) to participate in (but not control), at Parent’s sole expense, the defense and/or settlement of any shareholder litigation against the Company and/or its directors and/or executive officers relating to the merger or the merger agreement and commenced after the execution and delivery of the merger agreement, and the Company will not settle or offer to settle any such litigation without the prior written consent of Parent, which will not be unreasonably withheld, conditioned or delayed.
Other Covenants and Agreements
The merger agreement contains certain other covenants and agreements, including covenants relating to:
•	the preparation and filing of this proxy statement;
•	expenses and transfer taxes;
•	public announcements with respect to the transactions contemplated by the merger agreement;
•	certain notice requirements with respect to notice or other communications received by a party to the merger agreement from certain persons;
•	ensuring that no state anti-takeover laws become applicable to the merger;
•	delisting and deregistration of the Company’s common stock;
•	reporting requirements under Section 16 of the Exchange Act;
•	certain obligations of Parent to consummate the merger; and
•	Parent’s requirement to secure financing to fund the merger and the Company’s cooperation in connection with the arrangement of any financing.
Conditions to Completion of the Merger
Under the merger agreement, each party’s obligation to complete the merger is subject to the satisfaction or, to the extent permitted by applicable law, waiver on or prior to the closing date, of the following conditions:
•	the approval of the merger agreement by the affirmative vote of shareholders holding a majority of the outstanding shares of Company common stock;
•
no (1) temporary restraining order or preliminary or permanent injunction or other order by any federal or state court or other tribunal of competent jurisdiction preventing consummation of the merger will be in effect, (2) applicable law prohibiting the consummation of merger will be in effect; and

•	the early termination or expiration of the waiting period under the HSR Act will have occurred and be in full force and effect.
In addition, the obligations of Parent and Merger Sub to complete the merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver by Parent, on or prior to the closing date, of the following conditions:
•
the accuracy of the representations and warranties of the Company set forth in the merger agreement both at and as of July 2, 2021 and as of and as though made on the closing date (except for such representations and warranties that are expressly made as of a specified date, which must be true and correct as of such specified date), but subject to a “material adverse effect,” materiality or other standard, as applicable, as provided in the merger agreement;

•	the Company having performed or complied in all material respects with all agreement and covenants required to be performed by the Company under the merger agreement at or prior to the closing;
•	the absence of material adverse effect with respect to the Company since July 2, 2021;
•	Parent’s receipt of a signed certificate from an executive officer of the Company confirming the satisfaction of the conditions described in the three preceding bullet points;

•
Upon request by Parent, Parent’s receipt of written resignation letters from each of the members of the respective boards of directors, managers and officers of the Company and each of its subsidiaries; and

•
the Company’s and Parent’s receipt of an executed consent and exchange agreement from each holder of Class B Units, to effectuate the exchange of Class B Units contemplated by the merger agreement, with respect to all Class B Units held by each holder.

The Company’s obligations to complete the merger are subject to the satisfaction or, to the extent permitted by applicable law, waiver by the Company, on or prior to the closing date, of the following additional conditions:
•
the accuracy of the representations and warranties of Parent and Merger Sub set forth in the merger agreement both at and as of July 2, 2021 and as of and as though made on the closing date (except for such representations and warranties that are expressly made as of a specified date, which must be true and correct as of such specified date), but subject to a “material adverse effect” or materiality standard, as applicable, as provided in the merger agreement;

•
each of Parent and Merger Sub having performed or complied in all material respects with all agreements and covenants required to be performed by Parent and Merger Sub under the merger agreement at or prior to the closing; and

•	the Company’s receipt of a signed certificate from an executive officer of Parent and Merger Sub confirming the satisfaction of the conditions described in the two preceding bullet points.
Termination of the Merger Agreement
The merger agreement may be terminated and the merger may be abandoned at any time prior to the completion of the merger in the following circumstances:
•	by mutual written consent of Parent and the Company;
•	by either Parent or the Company, if:
•
the merger has not been completed on or before December 31, 2021 (“termination date”); provided that the right to terminate the merger agreement will not be available to any party if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations under the merger agreement, and any such material breach or violation or failure has been the principal cause of or directly resulted in the failure of the merger to be consummated prior to the termination date;

•
any permanent restraint in effect has become final and nonappealable; provided, however, that the right to terminate the merger agreement will not be available to any party if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations under the merger agreement, and any such material breach or violation or failure has been the principal cause of, or directly resulted in, such restraint; or

•	the requisite shareholder approval has not been obtained when voted upon at the special meeting.
•	by Parent if:
•
(1) the Company has breached any of its representations or warranties contained in the merger agreement or has failed to perform or comply with any of its obligations, covenants or agreements required to be performed under the merger agreement, in either case, such breach or failure would result in a failure of the conditions to the obligations of Parent and Merger Sub to complete the merger which relate to the accuracy of the representations and warranties of the Company or the Company’s performance of its agreements and covenants in the merger agreement in all material respects, and (2) such breach or failure to perform or comply is incurable or, if curable, is not cured by the earlier of (x) the termination date and (y) thirty days following the Company’s receipt of Parent’s written notice of such breach, which notice must specify in reasonable detail the nature of such breach or failure; provided, however, that the right to terminate the merger agreement is not available to Parent if Parent or Merger Sub have breached any of their respective representations or warranties contained in the merger agreement or have failed to perform all of their respective obligations, covenants or agreements required to be performed under the merger agreement, in either case, such breach or failure would result in a failure of the conditions to the obligations of the Company to complete the merger which relate to the accuracy of the representations and warranties of Parent and Merger Sub or Parent’s and Merger Sub’s performance of its agreements and covenants in the merger agreement in all material respects;
•	prior to the effective time (1) the board or any of its committees has effected a recommendation withdrawal or (2) the Company has entered into an alternative acquisition agreement; or
•	there has been a Company material adverse effect.
•	by the Company if:
•
(1) Parent or Merger Sub has breached any of its representations or warranties contained in this Agreement or has failed to perform or comply with any of its obligations, covenants or agreements required to be performed under the merger agreement, in either case, such breach or failure would result in a failure of the conditions to the obligations of the Company to complete the merger which relate to the accuracy of the representations and warranties of Parent and Merger Sub or Parent’s or Merger Sub’s performance of its agreements and covenants in the merger agreement in all material respects, and (2) such breach or failure to perform or comply is incurable or, if curable, is not cured by the earlier of (x) the termination date and (y) thirty days following Parent’s receipt of the Company’s written notice of such breach, which notice must specify in reasonable detail the nature of such breach or failure; provided, however, that the right to terminate the merger agreement is not available to the Company if the Company has breached any of its respective representations or warranties contained in the merger agreement or has failed to perform all of its respective obligations, covenants or agreements required to be performed under the merger agreement, in either case, such breach or failure would result in a failure of the conditions to the obligations of Parent to complete the merger which relate to the accuracy of the representations and warranties of the Company or the Company’s performance of its agreements and covenants in the merger agreement in all material respects;

•
prior to obtaining the Company shareholder approval, (A) immediately prior to or concurrently with the termination of the merger agreement, the Company, subject to complying in all material respects with the terms of the merger agreement, including the non-solicitation provisions, enters into one or more alternative acquisition agreements that the Company’s board of directors has determined constitutes a superior proposal (provided that such alternative acquisition agreement(s) was not the result of an acquisition proposal solicited in breach of the non-solicitation provisions of the merger agreement) and (B) the Company immediately prior to or concurrently with such termination pays to Parent or its designees the termination fee; or

•
at any time prior to the effective time (A) all of the conditions to closing have been satisfied (other than those conditions that by their terms are to be satisfied at the closing, each of which is capable of being satisfied at the closing); (B) at least five (5) business days prior to exercising its right to termination, the Company has irrevocably notified Parent in writing that it is ready, willing and able to consummate the merger; (C) Parent and Merger Sub fail to consummate the merger within five (5) business days of the date of such notice; and (D) at all times during such five (5) business day period, the Company stood ready, willing and able to consummate the merger.

For the purposes of the merger agreement and as used in this proxy statement, “willful and material breach” means a material breach of any representation, warranty, covenant or agreement set forth in the merger agreement that is a consequence of an act or a failure to act by a party with the actual knowledge that the taking of such act or failure to act would cause, or would reasonably be expected to result in, a material breach of the merger agreement.
Termination Fees; Effect of Termination
Under the merger agreement, the Company will be required to pay Parent a termination fee equal to $7,750,000 (the “Company termination fee”) if:
•	the merger agreement is terminated by the Company in accordance with its right to terminate the merger agreement to enter into a definitive agreement relating to a superior proposal;

•
the merger agreement is terminated by Parent in accordance with its right to terminate the merger agreement because the board has effected a recommendation withdrawal or the Company has entered into an alternative acquisition agreement; or

•
(i) Parent terminates the merger agreement due to the Company’s breach of its representations and warranties or Parent or the Company terminates the merger agreement because shareholder approval was not obtained, (ii) prior to the date of such termination (but after the date of the merger agreement) a bona fide acquisition proposal is publicly announced or is otherwise communicated in writing to the Company’s board of directors (and, in the event of a termination because shareholder approval was not obtained, not withdrawn prior to the special meeting), and (iii) within twelve (12) months after the date of such termination, the Company enters into a definitive agreement with respect to or otherwise consummates an acquisition proposal (provided that all references to twenty percent (20%) in the definition of acquisition proposal are deemed to be changed to fifty percent (50%) solely purposes of this provision).

Under the merger agreement, Parent will be required to pay the Company a termination fee equal to $10,000,000 if the merger agreement is terminated by the Company due to Parent and Merger Sub’s failure to consummate the merger within 5 business days of receipt of the Company’s notice that the Company is ready and willing to consummate the merger and all conditions to closing have been satisfied.
If the merger agreement is validly terminated, the obligations of the parties will terminate and there will be no liability on the part of any party with respect thereto, except for the confidentiality provisions, the general provisions and certain provisions relating to expenses, the effect of termination, the termination fee and the Parent termination fee, and the parties’ representations with respect to no additional representations and warranties, and Parent’s indemnification obligations with respect to third-party financing, each of which will survive the termination of merger agreement; provided, however, that no party to the merger agreement will be relieved from liability to the other party for damages arising out of any willful and material breach of the merger agreement occurring prior to the termination.
Jurisdiction; Specific Performance
Each of the parties has agreed that irreparable harm would occur for which monetary damages would not be an adequate remedy in the event that any of the provisions of the merger agreement are not performed in accordance with their specific terms or are otherwise breached. Accordingly, the parties have agreed that in the event of any breach or threatened breach by any other party of any covenant or obligation in the merger agreement, the non-breaching party will be entitled to (in addition to any other remedy that may be available to it at law and in equity, including monetary damages) an injunction restraining such breach or threatened breach of the merger agreement and an order of specific performance to enforce the observance and performance of such covenant or obligation without any requirement to show proof of actual damages or provide any bond or other security. Notwithstanding, the parties have agreed that the right of the Company to an injunction, specific performance, or other equitable remedy is conditioned on certain criteria being met, including (i) all conditions to closing having been satisfied, (ii) the equity financing having been funded, (iii) the Company irrevocably confirming in writing that if specific performance is granted and the equity financing is funded, it will take actions to consummate the merger. The parties have agreed not to raise any objections to the granting of an injunction, specific performance, or other equitable relief.
The merger agreement will be governed by and enforced in accordance with Tennessee law. The parties have agreed to exclusive general jurisdiction of the courts of the State of Tennessee or, if unavailable, the federal court in the State of Tennessee, in each case sitting in the City of Nashville in the State of Tennessee in the event any dispute arises out of the merger agreement or the merger.
Amendments; Waivers
At any time prior to the effective time, the parties may modify or amend the merger agreement by written agreement executed and delivered by duly authorized officers of the respective parties. The conditions to each of the parties’ obligations to consummate the merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable laws.

ADVISORY VOTE ON NAMED EXECUTIVE OFFICER MERGER-RELATED COMPENSATION ARRANGEMENTS
(PROPOSAL 2)
Under Section 14A of the Exchange Act and the applicable SEC rules issued thereunder, the Company is required to submit a proposal to our shareholders to approve, on an advisory, non-binding basis, the compensation that may be paid or become payable to the Company’s named executive officers that is based on or otherwise relates to the merger agreement and the transactions contemplated by the merger agreement. This compensation is described in the table entitled “Merger-Related Compensation,” which is included in the section entitled “The Merger (Proposal 1) — Interests of the Company’s Directors and Executive Officers in the Merger — Quantification of Potential Payments to Named Executive Officers in Connection with the Merger,” including the associated narrative discussion. The board encourages you to review carefully the named executive officer merger-related compensation information disclosed in this proxy statement. Accordingly, the Company is asking you to approve the following resolution:
“RESOLVED, that the shareholders of the Company approve, on an advisory, non-binding basis the compensation that will or may become payable to the Company’s named executive officers that is based on or otherwise relates to the merger as disclosed pursuant to Item 402(t) of Regulation S-K in the table entitled “Merger-Related Compensation” and the related narrative disclosure.”
The vote on this merger-related compensation proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger proposal and vote not to approve this merger-related compensation proposal and vice versa. Because the vote on the merger-related compensation proposal is advisory only, it will not be binding on the Company. Accordingly, if the merger agreement is approved and the merger is completed, the compensation will be payable, subject only to the conditions applicable thereto, regardless of the outcome of the vote on this merger-related compensation proposal.
Approval, on an advisory, non-binding basis, of the merger-related compensation proposal requires that the votes cast in favor of the merger-related compensation proposal exceed the votes cast against the merger-related compensation proposal. Because the vote required to approve this proposal is based upon the votes cast by the holders of Company common stock entitled to vote thereon, a shareholder’s failure to submit a proxy card or to vote in person at the special meeting, abstentions, or the failure of a shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the merger-related compensation proposal, assuming a quorum of shares of Company common stock is present or represented at the special meeting.
The board recommends a vote “FOR” the merger-related compensation proposal.

VOTE ON ADJOURNMENT (PROPOSAL 3)
Company shareholders are being asked to approve a proposal providing for one or more adjournments of the special meeting from time to time, if necessary or appropriate in the view of the board, including to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve the merger agreement or to seek a quorum if one is not initially obtained. If this proposal is approved, the special meeting could be successively adjourned to another time and place. In addition, the chair of the special meeting may adjourn the special meeting or the board could postpone the special meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. Pursuant to the merger agreement, the Company may adjourn, delay or postpone the special meeting (1) with the consent of Parent, as necessary to ensure that any required supplement or amendment to this proxy statement is provided to the Company shareholders within a reasonable amount of time in advance of the special meeting, or (2) at the request of Parent and if permissible under applicable law, in the absence of a quorum or of the receipt of proxies representing a number of share of Company common stock sufficient to approve the merger proposal, for the purpose of soliciting additional proxies and votes in favor of the merger proposal. If the special meeting is adjourned for the purpose of soliciting additional proxies, shareholders who have already submitted their proxies will be able to revoke them at any time prior to their use. If you sign and return a proxy and do not indicate how you wish to vote on the adjournment proposal, your shares will be voted in favor of the adjournment proposal.
The Company does not anticipate calling a vote on this proposal if the merger proposal is approved by the requisite number of shares of Company common stock at the special meeting.
The vote on the adjournment proposal is a vote separate and apart from the vote on the merger proposal. Accordingly, you may vote to approve the merger agreement and vote not to approve the adjournment proposal and vice versa.
Approval of the adjournment proposal requires that the votes cast in favor of the adjournment proposal exceed the votes cast against the adjournment proposal. Because the vote required to approve this proposal is based upon the votes cast by the holders of Company common stock entitled to vote thereon, a shareholder’s failure to submit a proxy card or to vote in person at the special meeting, abstentions, or the failure of a shareholder who holds his or her shares in “street name” through a broker or other nominee to give voting instructions to such broker or other nominee will have no effect on the adjournment proposal, assuming a quorum of shares of Company common stock is present or represented at the special meeting.
The board recommends a vote “FOR” the adjournment proposal, if a vote on such proposal is called.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of Company common stock as of August 6, 2021 for:
1.	persons known to the Company to be the beneficial owners of more than five percent of the Company common stock;
2.	each of our current directors;
3.	each of our named executive officers named in the Summary Compensation Table presented in the Company’s proxy statement for its annual meeting of shareholders filed with the SEC on May 13, 2021; and
4.	all of our directors and executive officers as a group.
Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Unless otherwise indicated, each person named in the table has sole voting and investment power with respect to all shares of Company common stock listed as owned by that person, subject to applicable community property laws. Applicable percentage ownership is based on 15,090,077 shares of Company common stock outstanding as of August 6, 2021. Shares of Company common stock subject to Company options that are exercisable or have vested or will become exercisable or vest within 60 days of the date of this proxy statement are considered outstanding and beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. The address of each of our directors and executive officers listed below is c/o J. Alexander’s Holdings, Inc., 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, TN 37202.
Name and Address of Beneficial Owner	Amount of Common Stock Beneficially Owned(1)	Percentage of Stock Common Outstanding
Ancora Holdings Inc. 6060 Parkland Blvd., Suite 200 Cleveland, OH 44124	1,133,305(2)	7.51%
Hill Path Capital LP 150 East 58th Street, 32nd Floor New York, NY 10155	932,685(3)	6.18%
Newport Global Opportunities Fund I-A LP 21 Waterway Avenue, Suite 150 The Woodlands, TX 77380	1,703,991(4)	11.25%
River Road Asset Management, LLC 462 South Fourth Street, Suite 2000 Louisville, KY 40202	855,634(5)	5.67%
Vanguard Group Inc. 100 Vanguard Boulevard Malvern, PA 19355	764,517(6)	5.07%
Douglas K. Ammerman**	117,754(7)	*
Carl J. Grassi**	20,500(8)	*
Timothy T. Janszen**	1,703,991(4)	11.25%
Ronald B. Maggard, Sr.**	117,177(9)	*
Frank R. Martire**	176,000(10)	1.16%
Raymond R. Quirk**	168,798(11)	1.11%
Lonnie J. Stout II****	447,423(12)	2.90%
Mark A. Parkey***	308,087(13)	2.02%
J. Michael Moore***	209,975(14)	1.38%
All directors and executive officers as a group (11 persons)	3,452,438(15)	21.38%
*	Less than one percent.
**	Director.
***	Named executive officer.

****	Director and named executive officer.
(1)
Unless otherwise indicated, each shareholder has sole voting and dispositive power with respect to all shares shown. Unless otherwise noted, the address of each beneficial owner is c/o J. Alexander’s Holdings, Inc., 3401 West End Avenue, Suite 260, P.O. Box 24300, Nashville, TN 37202. Unless otherwise indicated, all information is based upon the Company’s records or information provided to the Company by the applicable beneficial owner.

(2)
Ancora Holdings Inc. (“Ancora”) has shared voting power with respect to 1,080,742 shares and shared dispositive power with respect to all 1,133,305 shares. Information is based solely on the Schedule 13D/A filed with the SEC by Ancora on July 7, 2021.

(3)
Hill Path Capital LP (“Hill Path”) has sole voting power and sole dispositive power with respect to all 932,685 shares. Information is based solely on the Schedule 13F filed with the SEC by Hill Path on May 17, 2021.

(4)
Newport Global Opportunities Fund I-A LP (“Newport Fund”) has shared voting and dispositive power with respect to 1,627,991 shares. Timothy T. Janszen is the Chief Executive Officer of Newport Global Advisors LLC, which is the general partner of Newport Global Advisors LP (“Newport”), the investment advisor to Newport Fund. As a result, Mr. Janszen may be deemed to own beneficially, and holds shared voting and dispositive power with respect to, such 1,627,991 shares. Mr. Janszen’s address is c/o Newport Global Advisors LP, 21 Waterway Avenue, Suite 150, The Woodlands, TX 77380. Includes 55,000 shares issuable upon the exercise of certain Company options held by Mr. Janszen as well as 18,375 unvested Company restricted share awards held by Mr. Janszen. As a result of agreements between Mr. Janszen and Newport Fund, Newport Fund may be deemed to have beneficial ownership over these Company options and Company restricted share awards received by Mr. Janszen as compensation for service on the board.

(5)
River Road Asset Management, LLC (“River Road”) has sole voting power with respect to 751,323 of these shares and sole dispositive power with respect to all 855,634 shares. Information is based solely on the Schedule 13G/A filed with the SEC by River Road on February 10, 2021.

(6)
Vanguard Group Inc. (“Vanguard”) has shared voting power with respect to 3,521 of these shares. Vanguard has sole dispositive power with respect to 758,296 shares, and shared dispositive power with respect to 6,221 shares. Information is based solely on the Schedule 13G filed with the SEC by Vanguard on February 10, 2021.

(7)	Includes 55,000 shares issuable upon the exercise of certain Company options and 18,375 unvested Company restricted share awards held by Mr. Ammerman.
(8)
Includes 10,500 unvested Company restricted share awards held by Mr. Grassi and 10,000 shares that are held in the Second Restatement of Declaration of Trust of Carl J. Grassi, dated 3/3/2014, Carl J. Grassi Grantor and Trustee.

(9)
Includes 55,000 shares issuable upon the exercise of certain Company options held by Mr. Maggard, 18,375 unvested Company restricted share awards held by Mr. Maggard, and 41,177 shares of Company common stock held by the Ronald B. Maggard Revocable Trust.

(10)
Includes 55,000 shares issuable upon the exercise of certain Company options held by Mr. Martire, 18,375 unvested Company restricted share awards held by Mr. Martire, and 100,000 shares of Company common stock held by a family trust of which Mr. Martire and his spouse are co-trustees.

(11)
Includes 55,000 shares issuable upon the exercise of certain Company options held by Mr. Quirk, 18,375 unvested Company restricted share awards held by Mr. Quirk, 84,737 shares of Company common stock held by Quirk 2002 Trust, 2,716 shares of Common Stock held by the Raymond Quirk 2004 Trust, and 27 shares of Company common stock held by Fidelity National Financial Inc.’s 401(k) plan that are attributable to Mr. Quirk.

(12)	Includes 343,750 shares issuable upon the exercise of certain Company options, 14,813 unvested Company restricted share awards and 19,750 unvested Company performance share awards held by Mr. Stout.
(13)	Includes 160,000 shares issuable upon the exercise of certain Company options, 44,563 unvested Company restricted share awards, and 32,750 unvested Company performance share awards held by Mr. Parkey.
(14)	Includes 170,500 shares issuable upon the exercise of certain Company options and 23,625 unvested Company restricted share awards held by Mr. Moore.
(15)
Includes 1,059,000 shares issuable upon the exercise of certain Company options, 228,876 unvested Company restricted share awards, and 52,500 unvested Company performance share awards, which are held by the directors and executive officers.

DISSENTERS’ RIGHTS
Company shareholders are not entitled to assert dissenters’ rights in connection with the merger under the TBCA because the Company common stock will remain listed on the NYSE through the effective time.

SHAREHOLDER PROPOSALS FOR 2022 ANNUAL MEETING
The Company does not currently expect to hold an annual meeting of shareholders in 2022 (the “2022 Annual Meeting”) because the Company will not be a public company after the merger is completed. However, if the merger is not completed, you will continue to be entitled to attend and participate in the Company’s annual meeting of shareholders, and we will hold the 2022 Annual Meeting, in which case we will provide notice of or otherwise publicly disclose the date on which the 2022 Annual Meeting will be held. If the 2022 Annual Meeting is held, shareholder proposals will be eligible for consideration for inclusion in the proxy statement and form of proxy for consideration at the 2022 Annual Meeting (“2022 Annual Proxy Statement”) in accordance with Rule 14a-8 under the Exchange Act and the Company’s bylaws, as described below.
Shareholders may present proper proposals for inclusion in the 2022 Annual Proxy Statement by submitting their proposals in writing to the Company in a timely manner.
Any proposal intended to be presented for action at the 2022 Annual Meeting and included in the Company’s 2022 Annual Proxy Statement must be received by the Secretary of the Company not later than the close of business on January 13, 2022 and must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act. Nothing in this paragraph shall be deemed to require the Company to include any shareholder proposal that does not meet all the SEC’s requirements for inclusion in effect at the time.
For other shareholder proposals to be timely (but not considered for inclusion in the Company’s 2022 Annual Proxy Statement under Rule 14a-8), a shareholder’s notice must be received by the Secretary of the Company at our principal executive offices after the close of business on March 1, 2022 but before the close of business on March 31, 2022. The proposal must be in writing and must comply with the advance notice provisions and other requirements of Section 12 of Article II of the Company’s bylaws, a copy of which is on file with the SEC and may be obtained from the Company upon request. For proposals that are not timely filed, the Company retains discretion to vote proxies it receives. For proposals that are timely filed, the Company retains discretion to vote proxies it receives provided (1) it includes in the 2022 Annual Proxy Statement advice on the nature of the proposal and how the Company intends to exercise its voting discretion and (2) the proponent does not issue a proxy statement.
The chairman of the 2022 Annual Meeting may refuse to allow the transaction of any business, or refuse to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.
The board knows of no matters which may be presented for consideration at our 2022 Annual Meeting pursuant to the foregoing requirements.

WHERE YOU CAN FIND MORE INFORMATION
The Company is subject to the reporting requirements of the Exchange Act. Accordingly, the Company files current, quarterly and annual reports, proxy statements and other information with the SEC. You may read and copy these reports, proxy statements and other information at the Internet website maintained by the SEC at www.sec.gov.
The Company also makes available free of charge through its website its Annual Report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, its definitive proxy statements, as soon as reasonably practicable after it electronically files such reports or amendments with, or furnishes them to, the SEC. The Company’s Internet website address is www.jalexandersholdings.com. The information provided on or accessible through the Company’s website is not, and will not be deemed to be, part of this proxy statement and is not incorporated into this proxy statement or any other filings that we make with the SEC.
The Company incorporates information into this proxy statement by reference, which means that the Company discloses important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except to the extent superseded by information contained in this proxy statement or by information contained in documents filed with the SEC after the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that have been previously filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):
1.	The Company’s’ Annual Report on Form 10-K for the fiscal year ended January 3, 2021, filed with the SEC on March 18, 2021, as amended on April 29, 2021;
2.	The Company’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2021, filed with the SEC on May 18, 2021;
3.	The Company’s Current Reports on Form 8-K, filed with the SEC on July 2, 2021, July 6, 2021 and July 6, 2021; and
4.	The Company’s Definitive Proxy Statement, filed with the SEC on May 13, 2021.
We also incorporate by reference into this proxy statement additional documents that the Company may file with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, from the date of this proxy statement until the date of the special meeting; provided, however, that we are not incorporating by reference any additional documents or information furnished and not filed with the SEC.
You may obtain copies of any of these filings by contacting the Company at the following address and phone number or by contacting the SEC as described above. Documents incorporated by reference are available from the Company without charge, excluding all exhibits unless an exhibit has been specifically incorporated by reference into this proxy statement, by requesting them in writing, by telephone or via the Internet at:
J. Alexander’s Holdings, Inc.
3401 West End Avenue, Suite 260
P.O. Box 24300
Nashville, Tennessee 37202
Attn: Secretary
Telephone: (615) 269-1900
Internet Website: www.jalexandersholdings.com

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THE COMPANY HAS SUPPLIED ALL INFORMATION RELATING TO THE COMPANY, AND PARENT HAS SUPPLIED, AND THE COMPANY HAS NOT INDEPENDENTLY VERIFIED, ALL OF THE INFORMATION RELATING TO PARENT AND MERGER SUB CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [    ], 2021. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO SHAREHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
The merger agreement is included in this proxy statement to provide you with information regarding its terms and is not intended to provide and should not be relied upon as providing any factual information about the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. Such information about the Company can be found elsewhere in this proxy statement or in the public filings we make with the SEC, as described in the section entitled “Where You Can Find More Information.” The merger agreement contains representations and warranties by, and covenants of, the Company, Parent and Merger Sub, which were made solely for the purposes of the merger agreement and as of specific dates and solely for the benefit of parties to the merger agreement. Further, the representations and warranties in the merger agreement (i) are not intended as statements of fact, but rather as a way of allocating the risk between the parties in the event the statements therein prove to be inaccurate; (ii) in many cases, are subject to important qualifications and limitations, including certain confidential disclosures that were made between the parties in connection with the negotiation of the merger agreement, which disclosures are not reflected in the merger agreement itself, and may or may not be fully reflected in the Company’s public disclosures; (iii) may no longer be true as of a given date; and (iv) may apply standards of materiality or material adverse effect in a way that is different from what may be viewed as material to you or other shareholders.
AGREEMENT AND PLAN OF MERGER

DATED AS OF JULY 2, 2021

BY AND AMONG

SPB HOSPITALITY LLC,

TITAN MERGER SUB, INC.

AND

J. ALEXANDER’S HOLDINGS, INC.

A-i

A-ii

Annex A – Charter of the Surviving Corporation
Annex B – Class B Unit Exchange Calculation
A-iii

AGREEMENT AND PLAN OF MERGER
This AGREEMENT AND PLAN OF MERGER is made by and among SPB Hospitality LLC, a Delaware limited liability company (“Parent”), Titan Merger Sub, Inc., a Tennessee corporation and an indirect, wholly-owned Subsidiary of Parent (“Merger Sub”), and J. Alexander’s Holdings, Inc., a Tennessee corporation (the “Company”), as of July 2, 2021 (this “Agreement” or the “Merger Agreement”). Certain capitalized terms are defined in Section 8.12.
RECITALS
WHEREAS, subject to the terms and conditions of this Agreement, the parties intend that Merger Sub be merged with and into the Company, with the Company surviving the Merger as an indirect, wholly-owned Subsidiary of Parent (the “Merger”);
WHEREAS, the Company’s Board of Directors has (i) declared that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and the holders of shares of common stock, $0.001 par value per share, of the Company (such stock, the “Company Common Stock”) (such holders, the “Company Shareholders”), (ii) adopted this Agreement and approved the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby, including the Merger, (iii) directed that this Agreement be submitted to the Company Shareholders for approval and (iv) subject to the ability to withdraw its recommendation in accordance with Section 5.2(d), recommended that the Company Shareholders approve this Agreement;
WHEREAS, each of the managing member of Parent and the Board of Directors of Merger Sub, respectively, has (i) declared it advisable to enter into this Agreement and (ii) approved this Agreement, the execution, delivery and performance of this Agreement by Parent and Merger Sub, as applicable, and the consummation of the Merger and the other transactions contemplated hereby;
WHEREAS, as a condition and material inducement to the Company’s willingness to enter into this Agreement, Drawbridge Special Opportunities Fund LP, a Delaware limited partnership (the “Equity Financing Source”), has delivered to the Company a copy of the Equity Commitment Letter;
WHEREAS, as a condition and material inducement to Parent and Merger Sub’s willingness to enter into this Agreement, simultaneously with the execution and delivery of this Agreement, certain shareholders of the Company have entered into voting agreements (the “Voting Agreements”) with Parent, pursuant to which such shareholders have agreed, on the terms and subject to the conditions set forth therein, to, among other things, vote all of their shares of Company Common Stock in favor of the approval of this Agreement, the Merger and the other transactions contemplated hereby; and
WHEREAS, Parent, Merger Sub and the Company desire to make certain representations, warranties, covenants and agreements specified herein in connection with the Merger and to prescribe certain conditions to the Merger.
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements set forth in this Agreement, the sufficiency of which is hereby acknowledged by the parties, the parties intending to be legally bound hereby, agree as follows:
ARTICLE I
THE MERGER; CERTAIN RELATED MATTERS
Section 1.1 The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the Tennessee Business Corporation Act (the “TBCA”), at the Effective Time, Merger Sub shall be merged with and into the Company, whereupon the separate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and an indirect, wholly-owned Subsidiary of Parent.
Section 1.2 Closing. The closing of the Merger (the “Closing”) will take place at 9:00 a.m., Central time, on (a) the third Business Day after the satisfaction or waiver of all of the conditions set forth in ARTICLE VI that are capable of satisfaction prior to the Closing (provided that all of the other conditions set forth in ARTICLE VI will be satisfied at the Closing), by the electronic exchange of signatures and documents and, to the extent physical exchange and delivery is required, at the offices of Bass, Berry & Sims PLC, 150 Third

Avenue South, Suite 2800, Nashville, Tennessee 37201 or (b) such other date, time and/or place as is agreed to in writing by Parent and the Company. The date upon which the Closing actually occurs is referred to herein as the “Closing Date.”
Section 1.3 Effective Time. Subject to the provisions of this Agreement, as soon as practicable following the Closing on the Closing Date, the parties shall cause the Merger to be consummated by filing articles of merger relating to the Merger (the “Articles of Merger”) with the Secretary of State of the State of Tennessee, in such form as required by, and executed and acknowledged in accordance with, the applicable provisions of the TBCA, and, as soon as practicable on or after the Closing Date, shall make all other filings required under the TBCA or by the Secretary of State of the State of Tennessee in connection with the Merger. The Merger shall become effective at the time that the Articles of Merger have been duly filed with the Secretary of State of the State of Tennessee, or at such later time as Parent and the Company shall agree and specify in the Articles of Merger (the time at which the Merger becomes effective is referred to herein as the “Effective Time”).
Section 1.4 Effects of the Merger. The Merger shall have the effects set forth in this Agreement, the Articles of Merger and the applicable provisions of the TBCA. Without limiting the generality of the foregoing and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation, all as provided under the TBCA and other applicable Law.
Section 1.5 Charter. Subject to Section 5.7(d), at the Effective Time, the charter of the Company shall be amended so that it reads in its entirety as set forth in Annex A hereto, and, as so amended, shall be the charter of the Surviving Corporation until thereafter changed or amended, as provided by the TBCA and such charter.
Section 1.6 Bylaws. Subject to Section 5.7(d), at the Effective Time, the bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall become the bylaws of the Surviving Corporation, until thereafter changed or amended as provided by the TBCA, the charter of the Surviving Corporation and such bylaws, except that references to Merger Sub’s name shall be replaced by references to “J. Alexander’s Holdings, Inc.”
Section 1.7 Directors and Officers. The parties hereto shall take all actions necessary so that, from and after the Effective Time, (a) the directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation from and after the Effective Time, and shall hold such office until the earlier of their death, resignation or removal or until their respective successors are duly elected and qualified, and (b) the officers of Merger Sub immediately prior to the Effective Time, from and after the Effective Time, shall be the officers of the Surviving Corporation, and shall hold such office until the earlier of their death, resignation or removal or until their respective successors are duly appointed and qualified.
Section 1.8 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company or any holder of any shares of Company Common Stock or the other securities described below:
(a) Conversion of Shares of Merger Sub Common Stock. Each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.
(b) Cancellation of Company or Parent Owned Shares of Company Common Stock. All shares of Company Common Stock that are owned by the Company (other than shares of Company Common Stock that are held either in a fiduciary or agency capacity that are beneficially owned by third parties) or by Parent immediately prior to the Effective Time (“Excluded Shares”), by virtue of the Merger and without any action on the part of the holder thereof, shall cease to be outstanding and shall be cancelled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.
(c) Conversion of Shares of Company Common Stock. Each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (excluding (i) Excluded Shares, and (ii) for the avoidance of doubt, any Company Performance Share Awards or Company Restricted Share Awards, which shall be treated in accordance with Section 1.12) shall be converted into and shall thereafter represent the right to receive an amount in cash equal to $14.00, without interest (the “Merger Consideration”). As of the Effective Time, all such shares of Company Common Stock shall cease to be outstanding, shall be automatically cancelled and shall cease to exist, and each holder of a certificate representing any such shares of Company Common Stock (a “Certificate”) or shares of Company Common Stock held in book-entry form (“Book-Entry Shares”) shall cease to have any rights with respect thereto, except the right to receive, in accordance with this Section 1.8(c), the Merger Consideration upon surrender of such Certificate or cancellation of such Book-Entry Shares in accordance with Section 1.11.
Section 1.9 Certain Adjustments. Notwithstanding anything in this Agreement to the contrary, if, from the date of this Agreement until the Effective Time, the outstanding shares of Company Common Stock shall have been changed into a different number of shares or a different class by reason of any reclassification, stock split (including a reverse stock split), recapitalization, split-up, combination, exchange of shares, readjustment or other similar transaction, or a stock dividend or stock distribution thereon shall be declared with a record date within that period, then the Merger Consideration shall be equitably adjusted to provide the Company Shareholders the same economic effect as contemplated by this Agreement prior to that event. For the avoidance of doubt, nothing in this Section 1.9 shall be deemed to modify the Company’s obligations under Section 4.1.
Section 1.10 Dissenters’ Rights. Dissenters’ rights under Title 48, Chapter 23 of the TBCA are not available to the Company Shareholders as a result of the Merger.
Section 1.11 Exchange of Company Common Stock.
(a) Exchange Agent. At or prior to the Effective Time, Parent shall deposit (or shall cause to be deposited) with a nationally recognized financial institution selected by Parent with the Company’s prior written approval (which approval shall not be unreasonably withheld, conditioned or delayed) (the “Exchange Agent”), for the benefit of the Company Shareholders, for exchange in accordance with this ARTICLE I, through the Exchange Agent, an amount of cash sufficient to pay the aggregate Merger Consideration (the “Exchange Fund”). Parent shall cause the Exchange Agent to deliver to the Company Shareholders the Merger Consideration contemplated to be paid pursuant to Section 1.8 out of the Exchange Fund. The Exchange Fund shall not be used for any other purpose. In furtherance of Section 1.11(g), Parent shall promptly replace or restore the cash in the Exchange Fund so as to ensure that the cash included in the Exchange Fund is at all times until the first anniversary of the Effective Time maintained at a level sufficient for the Exchange Agent to make all such payments under Section 1.8. For the avoidance of doubt, any amounts payable in respect of Company Share Awards or Class B Units shall not be deposited with the Exchange Agent but instead shall be paid by the Surviving Corporation in accordance with Section 1.12.
(b) Exchange Procedures.
(i) Certificates. Parent shall cause the Exchange Agent to mail (or in the case of The Depository Trust Company on behalf of “street” holders, deliver), as soon as reasonably practicable (but no later than four (4) Business Days) following the Effective Time, to each holder of record of a Certificate immediately prior to the Effective Time (other than Excluded Shares), (A) a letter of transmittal (which shall be in customary form and shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall have such other provisions as are reasonably satisfactory to both of the Company and Parent) and (B) instructions for use in effecting the surrender of the Certificates (or affidavits of loss in lieu thereof as provided in Section 1.11(f)) to the Exchange Agent in exchange for the Merger Consideration issuable and payable with respect thereto. Upon surrender of a Certificate (other than Certificates representing Excluded Shares) for cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor, and Parent shall cause the Exchange Agent to pay and deliver in exchange thereof as promptly as practicable, the cash amount equal to (x) the number of shares of Company Common Stock formerly represented by such Certificate multiplied by (y) the Merger Consideration, and the Certificate so surrendered shall forthwith be cancelled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, payment may be made to a Person other than the Person in whose name the Certificate so surrendered is registered, if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the Person requesting such payment shall pay any transfer or other Taxes required by reason of the payment to a Person other than the registered holder of such

Certificate or establish to the satisfaction of Parent that such Tax has been paid or is not applicable. Until surrendered as contemplated by this Section 1.11(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration into which the shares of Company Common Stock theretofore represented by such Certificate have been converted pursuant to Section 1.8(c). No interest shall be paid or accrue on any cash payable upon surrender of any Certificate.
(ii) Book-Entry Shares. Notwithstanding anything to the contrary contained in this Agreement, any holder of Book-Entry Shares shall not be required to deliver a Certificate or an executed letter of transmittal to the Exchange Agent to receive the Merger Consideration that such holder is entitled to receive pursuant to this ARTICLE I. In lieu thereof, each holder of record of one or more Book-Entry Shares immediately prior to the Effective Time shall, upon receipt by the Exchange Agent of an “agent’s message” or such other evidence, if any, reasonably requested by the Exchange Agent in compliance with the Exchange Agent’s customary procedure with respect to the exchange of book-entry shares (other than Book-Entry Shares representing Excluded Shares), be entitled to receive in exchange therefor, and Parent shall cause the Exchange Agent to pay and deliver as soon as reasonably practicable (but no later than four (4) Business Days) following the Effective Time, in respect of each Book-Entry Share held by such holder, the cash amount equal to (x) the number of shares of Company Common Stock formerly represented by such Book-Entry Shares multiplied by (y) the Merger Consideration. No interest shall be paid or accrue on any cash payable upon cancellation of any Book-Entry Shares.
(c) No Further Ownership Rights in Company Common Stock; Closing of Transfer Books. The Merger Consideration, when paid in accordance with the terms of this ARTICLE I, upon the surrender of the Certificates (or upon receipt, in the case of the Book-Entry Shares), shall be deemed to have been paid in full satisfaction of all rights pertaining to such shares of Company Common Stock previously evidenced by such Certificates (or Book-Entry Shares). No dividends or other distributions with respect to capital stock of the Surviving Corporation with a record date on or after the Closing Date shall be paid to the holder of any shares of Company Common Stock that were outstanding prior to the Effective Time (including, for the avoidance of doubt, the holder of any unsurrendered Certificates or Book-Entry Shares). After the Effective Time there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificates formerly representing shares of Company Common Stock are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be cancelled and exchanged as provided in this ARTICLE I.
(d) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the Company Shareholders on the first anniversary of the Effective Time shall be delivered to Parent (or its designee), upon written demand, and any Company Shareholder who has not theretofore complied with this ARTICLE I shall thereafter look only to Parent (or its designee) for payment of its claim for the Merger Consideration (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon surrender of their Certificate or Book-Entry Shares. To the fullest extent permitted by Law, any amounts remaining unclaimed by holders of any such Certificates or Book-Entry Shares five (5) years after the Effective Time, or at such earlier date as is immediately prior to the time at which such amounts would otherwise escheat to, or become property of, any Governmental Entity, will become the property of Parent, free and clear of any claims or interest of any such holders (and their successors, assigns or personal representatives) previously entitled thereto.
(e) No Liability. None of Parent, Merger Sub, the Company, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any Person in respect of any cash from the Exchange Fund (including any amounts delivered to Parent (or its designee) in accordance with Section 1.11(d)) properly delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.
(f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, to the extent reasonably required by Parent, the posting by such Person of a bond in reasonable amount as indemnity against any claim that may be made against it with respect to such

Certificate, the Exchange Agent shall issue and pay in exchange for such lost, stolen or destroyed Certificate the Merger Consideration that would be payable or deliverable in respect thereof pursuant to this Agreement had such lost, stolen or destroyed Certificate been surrendered as provided in this ARTICLE I.
(g) Investment. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed in writing by Parent, on a daily basis. Any interest and other income resulting from such investments shall be paid to Parent; provided that no losses on any investment made pursuant to this Section 1.11(g) shall affect the Merger Consideration payable to Company Shareholders entitled to receive such consideration, and, following any such losses, Parent shall promptly provide (or shall cause to be provided) additional funds to the Exchange Agent for the benefit of Company Shareholders entitled to receive such consideration in the amount of any such losses.
(h) Withholdings. Each of Parent, Merger Sub, the Surviving Corporation and the Exchange Agent shall be entitled to deduct and withhold from the Merger Consideration or other amounts otherwise payable to any Company Shareholder and any holder of Company Share Awards or Class B Units pursuant to this ARTICLE I such amounts as it is required to deduct and withhold with respect to the making of such payment under the Code or under any provision of state, local or foreign Tax Law. Any amount properly deducted or withheld pursuant to this Section 1.11(h) shall be treated for all purposes of this Agreement as having been paid to the Company Shareholder or holder of Company Share Awards or Class B Units in respect of which such deduction or withholding was made. Parent, Merger Sub, the Surviving Corporation or the Exchange Agent, as applicable, shall pay, or shall cause to be paid, all amounts so deducted or withheld to the appropriate Taxing Authority within the period required under applicable Law.
Section 1.12 Company Share Awards; Class B Units.
(a) Company Options. Each option to purchase shares of Company Common Stock granted under the Company Stock Incentive Plan that is outstanding immediately prior to the Effective Time (each, a “Company Option”), whether or not then vested and exercisable, shall, in the manner contemplated by Section 1.12(d), immediately prior to the Effective Time, and without any action on the part of any holder of a Company Option, become fully vested and exercisable and, with respect to all outstanding Company Options:
(i) to the extent not exercised prior to the Effective Time, each such Company Option for which the per share Merger Consideration exceeds the exercise price per share shall be canceled at the Effective Time and, in exchange therefor, the holder of such Company Option shall be entitled to receive an amount in cash (without interest, and subject to deduction for any required withholding Tax) equal to the product of (1) the excess, if any, of the per share Merger Consideration over the exercise price per share of such Company Option and (2) the number of shares of Company Common Stock subject to such Company Option; and
(ii) each Company Option that is outstanding immediately prior to the Effective Time for which the per share Merger Consideration does not exceed the exercise price per share shall be cancelled without any payment being made in respect thereof.
(b) Company Performance Share Awards. Each performance share award granted under the Company Stock Incentive Plan that is outstanding as of immediately prior to the Effective Time (each, a “Company Performance Share Award”) shall, in the manner contemplated by Section 1.12(d), immediately prior to the Effective Time, and without any action on the part of any holder of a Company Performance Share Award, automatically become fully vested and free of any forfeiture restrictions and shall be converted into the right to receive an amount in cash (without interest, and subject to deduction for any required withholding Tax) equal to the product of (i) the number of shares of Company Common Stock subject to the Company Performance Share Award, and (ii) the Merger Consideration.
(c) Company Restricted Share Awards. Each award of restricted shares of Company Common Stock granted under the Company Stock Incentive Plan that is outstanding as of immediately prior to the Effective Time (each, a “Company Restricted Share Award” and together with the Company Options and Company Performance Share Awards, the “Company Share Awards”) shall, in the manner contemplated by Section 1.12(d), immediately prior to the Effective Time, and without any action on the part of any holder of a Company Restricted Share Award, automatically become fully vested and free of any forfeiture restrictions and shall be converted into the right to receive an amount in cash (without interest, and subject to deduction for any required withholding Tax) equal to the product of (i) the number of shares of Company Common Stock subject to the Company Restricted Share Award and (ii) the Merger Consideration.
(d) Termination of the Company Stock Incentive Plan and Company Award Agreements. As soon as practicable following the date of this Agreement, but in any event prior to the Effective Time, the Company, the Company’s Board of Directors or the compensation committee of the Company’s Board of Directors, as applicable, shall adopt any resolutions and take any actions which are reasonably necessary in accordance with applicable Law and, as applicable, the Company Stock Incentive Plan and each agreement evidencing a grant of Company Share Awards (a “Company Award Agreement”) (including obtaining necessary consents or amendments) to (i) effectuate the provisions of this Section 1.12 and (ii) terminate, upon the Effective Time, the Company Stock Incentive Plan and each Company Award Agreement.
(e) Conversion of Class B Units. Each Class B Unit (as defined in the Second Amended and Restated Limited Liability Company Agreement of J. Alexander’s Holdings, LLC, dated as of September 28, 2015 (the “LLC Agreement”)) of J. Alexander’s Holdings, LLC (“JAX LLC”), outstanding prior to the Effective Time shall at the Effective Time and immediately prior to the conversion of Company Common Stock into the Merger Consideration pursuant to Section 1.8(c), in the manner contemplated by Section 1.12(f), become vested one hundred percent (100%), in accordance with the terms of the LLC Agreement and the related Unit Grant Agreements, and, with respect to all Class B Units:
(i) to the extent not exchanged prior to the Effective Time, each such vested Class B Unit shall be exchanged for Company Common Stock, to the extent eligible therefor, in accordance with the calculation set forth on Annex B hereto and pursuant to the terms of the LLC Agreement (the “Exchange”), immediately prior to the Effective Time and, in connection therewith, the holder of such Class B Unit shall be entitled to receive an amount in cash (without interest, and subject to deduction for any required withholding Tax) equal to the per share Merger Consideration multiplied by the number of shares of Company Common Stock issued (or issuable) to such holder of Class B Units in the Exchange and such Company Common Stock shall not be required to be represented by certificates or by book-entry form and shall be deemed converted into the right to receive the amount in cash calculated pursuant to this Section 1.12(e); and
(ii) each Class B Unit, if any, that is outstanding immediately prior to the Effective Time which is not eligible to be exchanged for shares of Company Common Stock pursuant to the terms of the LLC Agreement shall be cancelled without any payment being made in respect thereof.
(f) Termination of Unit Grant Agreements. As soon as practicable following the date of this Agreement, but in any event prior to the Effective Time, the Company, the Company’s Board of Directors or the compensation committee of the Company’s Board of Directors, as applicable, shall adopt any resolutions and take any actions which are reasonably necessary in accordance with applicable Law and, as applicable, the LLC Agreement and each agreement evidencing a grant of Class B Units (a “Unit Grant Agreement”) (including obtaining necessary consents or amendments) to (i) effectuate the provisions of this Section 1.12 and (ii) terminate, upon the Effective Time, each Unit Grant Agreement, such that, assuming the satisfaction of the provisions of Section 1.12(e), at the Effective Time and upon the payments contemplated hereunder, other than any distribution to pay Taxes from JAX LLC in the manner set forth below, no Person shall have any right to purchase or receive any equity or payment interest, or right convertible into or exercisable for any equity or payment interest from or of the Company, the Subsidiaries or the Surviving Corporation, except as expressly set forth herein. Notwithstanding any provision to the contrary, the Company will, and Parent will cause the Company to, pay to the holders of Class B Units additional cash amounts to pay Taxes after the Effective Time, which amounts shall be calculated in accordance with the terms and provisions of the LLC Agreement, to the extent they are allocated taxable income by JAX LLC, regardless of whether the LLC Agreement provides for such distributions after the termination of the Unit Grant Agreements. To the extent that JAX LLC is permitted to file state level composite income tax returns and has filed such state level composite income tax returns in previous years (that include information on the holders of Class B Units), the Company will, and Parent will cause the Company to, timely file such state composite tax returns and fund any related tax liabilities for the year that includes and ends on the Closing Date. Additionally, the Company will, and Parent will cause the Company to, provide all necessary documentation (including but not limited to taxable income partner allocations, IRS Form K-1s and any corresponding state, or local forms) for any applicable federal, state or local tax jurisdiction related to the tax period that includes and ends on the Closing Date to the holders of Class B Units in a timely manner in order to allow such holders of Class B Units to file any required individual tax returns by the applicable due dates of such returns. Parent shall cause JAX LLC to prepare and timely file all income Tax Returns of JAX LLC that initially become due after the Closing Date (a “Parent Prepared Tax Return”). Allocations of the income, gain, profit, loss and deduction of JAX LLC for federal income tax purposes (and any corresponding state and local income tax purposes) for the taxable period in which the Closing occurs shall be made by applying the interim closing method and calendar day convention under Treasury Regulations Section 1.706-4 as of the Effective Time on the Closing Date. To the extent that a Parent Prepared Tax Return relates to a taxable period (or portion thereof) ending on or before the Closing Date, such Tax Return shall be prepared on a basis consistent with existing procedures and practices and accounting methods, unless Parent determines that a different procedure, practice or accounting method is required by applicable Law (including a change in applicable Law).
(g) Payment Procedures. At the Closing, Parent will deposit (or cause to be deposited or maintained) with the Company, by wire transfer of immediately available funds (if applicable), the aggregate amounts payable pursuant to this Section 1.12. As soon as practicable after the Effective Time but in any event no later than five (5) Business Days following the Effective Time, the applicable holders of Company Share Awards and Class B Units will receive a payment from the Surviving Corporation, through its payroll system or payroll provider, of all amounts required to be paid to such holders in respect of Company Share Awards and Class B Units that are cancelled and converted pursuant to this Section 1.12, net of any required withholding of Taxes; provided, that if any payment owed to a holder of Company Share Awards or Class B Units pursuant to Section 1.12 cannot be made through the Company’s or the Surviving Corporation’s payroll system or payroll provider, then the Surviving Corporation will, (i) by wire transfer or direct deposit, or (ii) by a check sent by overnight courier to such holder (at the address for such holder in the Company’s payroll system) promptly following the Closing Date (but in no event later than the date on which such payment otherwise would have been made through the Surviving Corporation’s payroll system or payroll provider), provide such payment owed to such holder, net of any required withholding of Taxes.
(h) Section 409A Matters. Notwithstanding any other provision of this Agreement, to the extent that any of the Company Share Awards constitute nonqualified deferred compensation subject to Section 409A of the Code, any payment contemplated by this Section 1.12 shall be paid in accordance with the applicable award’s terms (including any applicable deferral election) and at the earliest time permitted under the terms of such award that will not result in the application of a Tax or penalty under Section 409A of the Code, including payment in accordance with any applicable exception or permitted payment event under Section 409A of the Code, including Section 1.409A-3(j)(4) of the Treasury Regulations.
ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Except as (x) disclosed in the reports, schedules, forms, statements and other documents filed or furnished by the Company with the SEC pursuant to the Exchange Act and the Securities Act (together with all documents filed or furnished on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein) on or after January 1, 2018, and publicly available prior to the date of this Agreement (collectively, the “Company SEC Disclosure”) (but excluding any disclosures set forth under the headings “Risk Factors,” “Forward-looking Statements” and any other disclosures in any section contained or referenced in any such Company SEC Disclosure relating to any information, forward-looking statements or factors or risks that are predictive, cautionary or forward-looking in nature), provided, that nothing disclosed in any Company SEC Disclosure shall be deemed to qualify or modify the representations and warranties contained in Sections 2.1, 2.2, 2.3, 2.20, 2.21 or 2.22, or (y) set forth in the disclosure schedule delivered by the Company to Parent and Merger Sub immediately prior to the execution and delivery of this Agreement (the “Company Disclosure Schedule”) (it being agreed that disclosure of any item in any section or subsection of the Company Disclosure Schedule shall be deemed disclosure with respect to any section of this Agreement or any other section or subsection of the Company Disclosure Schedule to which the relevance of such disclosure is reasonably apparent on its face and that the mere inclusion of an item in such Company Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had, would have or would reasonably be expected to have a Company Material Adverse Effect or that such item did not arise in the Ordinary Course of Business, or rise to any particular threshold, or of any non-compliance with, or violation or breach of, any Contract, any other third party rights (including any Intellectual Property rights) or any

Laws or Order, such disclosures having been made solely for the purposes of creating exceptions to the representations made herein and/or disclosing information required to be disclosed pursuant to this Agreement), the Company represents and warrants to Parent and Merger Sub as follows:
Section 2.1 Corporate Organization. Each of the Company and its Subsidiaries is a corporation or other entity duly organized, validly existing and, to the extent applicable, in good standing under the Laws of the jurisdiction of its organization. Each of the Company and its Subsidiaries has the requisite corporate or other entity power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted, except where the failure to have such power or authority has not had, and would not reasonably be expected to have, a Company Material Adverse Effect. Each of the Company and its Subsidiaries is duly licensed or qualified to do business, and is in good standing, in each jurisdiction where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing does not and would not reasonably be expected to have a Company Material Adverse Effect. The copies of the Amended and Restated Charter of the Company and the Articles of Correction thereto (the “Company Charter”) and the Amended and Restated Bylaws of the Company, as amended (the “Company Bylaws”), as delivered or made available to Parent, are true, complete and correct copies of such documents as in effect and as amended as of the date of this Agreement. The Company Charter and the Company Bylaws are in full force and effect and the Company is not in violation of any of the provisions of the Company Charter or the Company Bylaws. The Company has made available to Parent true, complete and correct copies of the certificates of incorporation and bylaws (or comparable organizational documents) of each of the Company’s Subsidiaries, in each case as amended as of the date of this Agreement. Such organizational documents are in full force and effect, and none of the Company’s Subsidiaries is in violation in any material respect of any of the terms of its organizational documents.
Section 2.2 Capitalization.
(a) The authorized capital stock of the Company consists of 30,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, $0.001 par value per share (the “Company Preferred Stock”). As of July 2, 2021 (the “Capitalization Date”), (i) 15,090,077 shares of Company Common Stock (which number, for the avoidance of doubt, includes the shares described in clauses (iii), (iv) and (vi) below) were issued and outstanding and no shares of Company Preferred Stock were issued and outstanding, (ii) 1,739,250 shares of Company Common Stock were issuable upon the exercise of outstanding Company Options, (iii) 52,500 shares with respect to Company Performance Share Awards were outstanding, (iv) 281,003 shares with respect to Company Restricted Share Awards were outstanding, (v) 311,750 shares of Company Common Stock remained available for future issuances under the Company Stock Incentive Plan, and (vi) no shares of Company Common Stock were owned by the Company as treasury stock. Upon the exchange of all of the issued and outstanding Class B Units for shares of Company Common Stock immediately prior to the Effective Time in accordance with Section 1.12(e), the holders of the Class B Units will be entitled to receive, in the aggregate, 116,860 shares of Company Common Stock in accordance with the calculation set forth on Annex B hereto prior to receiving an amount in cash in lieu of such shares of Company Common Stock pursuant to Section 1.12(e). All outstanding shares of capital stock of the Company have been, and all shares of Company Common Stock that may be issued pursuant to the Company Stock Incentive Plan or upon the exchange of Class B Units will be, when issued in accordance with the respective terms thereof and hereof, duly authorized and validly issued and are (or, in the case of shares of Company Common Stock that have not yet been issued, will be) fully paid and nonassessable and are not subject to preemptive rights. Each Company Share Award has been granted in compliance in all material respects with applicable Law, the terms of the Company Stock Incentive Plan and pursuant, in all material respects, to the applicable Company Award Agreement, respectively, and true, complete and correct copies of all forms of Company Award Agreement pursuant to which Company Share Awards have been granted have been made available to Parent. No Subsidiary of the Company owns any shares of Company Common Stock.
(b) Included in Section 2.2(b) of the Company Disclosure Schedule is a true, complete and correct list, as of the date hereof, of each outstanding Company Share Award and Class B Unit, the number of shares of Company Common Stock subject thereto, the grant date, the expiration date, the exercise price, the vesting schedule thereof, and the name of the holder thereof.

(c) Except as set forth above or in Section 2.2(c) of the Company Disclosure Schedule, and except for changes since the Capitalization Date resulting from the exercise or vesting of Company Share Awards outstanding on the Capitalization Date in accordance with their terms or the conversion of Class B Units outstanding on the Capitalization Date in accordance with the LLC Agreement, there are not outstanding or authorized any shares of Company Common Stock or other shares of capital stock, equity interests or other securities of the Company or any of its Subsidiaries convertible into or exchange for shares of Company Common Stock or other shares of capital stock, equity interests or other securities of the Company or its Subsidiaries or subscriptions, securities, options, warrants, calls, rights, commitments, agreements, derivative contracts, forward sale contracts or undertakings of any kind to which the Company or any of its Subsidiaries is a party, or by which the Company or any of its Subsidiaries is bound, obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock, equity interests or other securities of the Company or of any Subsidiary of the Company or obligating the Company or any Subsidiary of the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking, or obligating the Company or any Subsidiary to make any payment based on or resulting from the value or price of Company Common Stock or of any such subscription, security, option, warrant, call, right, commitment, agreement, derivative contract, forward sale contract or undertaking. Except for acquisitions, or deemed acquisitions, of Company Common Stock in connection with (i) the payment of the exercise price of Company Options with Company Common Stock (including in connection with “net” exercises), (ii) Tax withholding in connection with the exercise of Company Options or the vesting of Company Performance Share Awards or Company Restricted Share Awards, (iii) forfeitures of Company Share Awards and (iv) the conversion of the Class B Units into shares of Company Common Stock in accordance with the LLC Agreement, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of Company Common Stock or other shares of capital stock, equity interests or other securities of the Company or any of its Subsidiaries. Except as set forth in Section 2.2(c) of the Company Disclosure Schedule, there are no outstanding or authorized stock appreciation rights, phantom stock awards or other rights that are linked in any way to the price of the Company Common Stock or the value of the Company or any of its Subsidiaries, or any part thereof. Each Company Option has an exercise price per share of Company Common Stock equal to or greater than the fair market value of a share of Company Common Stock on the date of grant and does not trigger any material liability for the holder thereof under Section 409A of the Code. Except as set forth in Section 2.2(c) of the Company Disclosure Schedule, there are no agreements requiring the Company or any of its Subsidiaries to make contributions to the capital of, or lend or advance funds to, any Subsidiary of the Company. There are no bonds, debentures, notes or other indebtedness or other securities of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which Company Shareholders may vote (whether together with the Company Shareholders or as a separate class). Neither the Company nor any Subsidiary of the Company is party to or bound by any voting agreement or similar Contract, arrangement or understanding with respect to any securities of the Company or any Subsidiary of the Company or which restricts the transfer of such securities. To the Knowledge of the Company, other than the Voting Agreements, as of the date hereof, there are no third party Contracts, agreements or understandings with respect to the voting of any securities of the Company or any Subsidiary of the Company.
(d) Section 2.2(d) of the Company Disclosure Schedule lists all of the Subsidiaries of the Company and, for each such Subsidiary, its state of formation or incorporation, form of organization, each jurisdiction in which such Subsidiary is qualified or licensed to do business and each holder of (and the percentage held by each such holder of) the outstanding capital stock of, or equity interests or other securities in, each such Subsidiary.
(e) Except as set forth in Section 2.2(d) of the Company Disclosure Schedule, the Company does not own, directly or indirectly, any capital stock, equity interest or other security in any Person (other than its Subsidiaries identified on Section 2.2(d) of the Company Disclosure Schedule), or any interest convertible into, exercisable or exchangeable for any of the foregoing, nor is the Company or any of its Subsidiaries under any current or prospective obligation to form or participate in, provide funds to, make any loan, capital contribution, guarantee, credit enhancement or other investment in, or assume any liability or obligations of, any Person for purposes of a joint venture or similar transaction (other than the Company or its Subsidiaries). Each of the outstanding shares of capital stock or other equity interests of each of the Company’s Subsidiaries is duly authorized, validly issued, fully paid and nonassessable and was not issued in violation of any preemptive rights and, except with respect to JAX LLC for the Class B Units outstanding on the date hereof, all of the Subsidiaries of the Company are, directly or indirectly, wholly owned by the Company, and neither the Company nor any Subsidiary is a party to a joint venture, partnership or similar arrangement with any third party. Neither the Company nor any Subsidiary is under any obligation, contingent or otherwise, by reason of any Contract to register the offer and sale or resale of any securities of the Company or any Subsidiary of the Company under the Securities Act.
(f) All dividends or other distributions on the Company Common Stock or Company Preferred Stock that have been authorized or declared prior to the date of this Agreement have been paid in full (except to the extent such dividends have been publicly announced and are not yet due and payable).
Section 2.3 Corporate Power and Authorization.
(a) The Company has all necessary corporate power and authority to execute and deliver the Merger Agreement, to carry out its obligations under the Merger Agreement and, subject only to the approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock (collectively, the “Company Shareholder Approval”), to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by the Company of the Merger Agreement and the consummation by the Company of the Merger and the other transactions contemplated hereby have been duly and validly authorized by the Company’s Board of Directors, and no other corporate proceedings on the part of the Company are necessary to authorize the Merger Agreement or to consummate the transactions, subject, in the case of the Merger, to obtaining the Company Shareholder Approval and the filing of the Articles of Merger with the Secretary of State of the State of Tennessee in accordance with the TBCA. The Merger Agreement has been duly executed and delivered by the Company and, assuming due power and authority of, and due execution and delivery by Parent and Merger Sub, constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its respective terms, subject to bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or similar Laws affecting the rights of creditors generally and the availability of equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at Law) (together, the “Bankruptcy and Equity Exception”).
(b) The Company’s Board of Directors, at a meeting duly called and held or in a written consent in lieu thereof (as applicable), has adopted resolutions (i) declaring it advisable for the Company to enter into this Agreement, (ii) approving the execution, delivery and performance of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby, (iii) directing that the adoption of this Agreement be submitted to the holders of Company Common Stock for consideration and (iv) recommending, subject to the ability of the Company’s Board of Directors to make a Recommendation Withdrawal pursuant to and in accordance with Section 5.2(d), that the Company Shareholders approve this Agreement in accordance with the TBCA (such recommendation, the “Company Board Recommendation”). Subject to the ability of the Company’s Board of Directors to make a Recommendation Withdrawal pursuant to and in accordance with Section 5.2(d), the Company Board Recommendation remains in effect and has not been rescinded, modified or withdrawn.
Section 2.4 No Conflicts. Except as set forth in Section 2.4 of the Company Disclosure Schedule, the execution and delivery of this Agreement by the Company does not, and the consummation by the Company of the Merger and the other transactions contemplated hereby will not, (i) conflict with or violate any provision of the Company Charter, Company Bylaws or the LLC Agreement, (ii) conflict with or violate any provision of any of the organizational documents of any of the Company’s Subsidiaries, or, (iii) assuming that the authorizations, consents and approvals referred to in Section 2.5 and the Company Shareholder Approval are duly obtained (in the case of the Company Shareholder Approval, in accordance with the TBCA), (x) violate, breach, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, give rise to the termination of or a right of termination or cancellation under, require consent or notice under, accelerate the performance required by, or result in the creation of any Lien, other than any Permitted Liens, upon any of the respective properties or assets owned or operated by the Company or any of its Subsidiaries under, any note, bond, debenture, mortgage, indenture, deed of trust, license (excluding the Liquor Licenses or other Company Permits), lease (including the Leases), contract, agreement or other instrument or obligation (each, a “Contract”) to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets are bound or affected or (y) conflict with or violate any Laws applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, other than, in the case of clause (iii), any such violation, breach, conflict, loss, default, termination, cancellation, acceleration, right or Lien that does not and would not reasonably be expected to have a Company Material Adverse Effect.
Section 2.5 Governmental Approvals. Except as set forth in Section 2.5 of the Company Disclosure Schedule and other than in connection with or in compliance with (a) the TBCA, (b) the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (c) the Securities Act of 1933, as amended (the “Securities Act”), (d) any other applicable federal or state securities Laws or “blue sky” Laws, (e) the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), (f) the rules and regulations of the New York Stock Exchange (the “NYSE”), or (g) such other consent, approval, waiver, license, permit, franchise, authorization or Order (“Consents”) of, or registration, declaration, notice, report, submission or other filing (“Filings”) with, any Governmental Entity, the failure of which to obtain or make does not have and would not reasonably be expected to have a Company Material Adverse Effect, no Consents of, or Filings with, any federal, state or local court, administrative or regulatory agency or commission or other governmental authority, domestic or foreign (including any applicable stock exchange) (each a “Governmental Entity”), are necessary in connection with the execution, delivery and performance of this Agreement by the Company and the consummation of the Merger or the other transactions contemplated hereby.
Section 2.6 Company SEC Filings; Financial Statements; Controls.
(a) Except as set forth in Section 2.6(a) of the Company Disclosure Schedule, the Company has timely filed all material reports, schedules, forms, statements and other documents required to be filed by the Company with the SEC pursuant to the Exchange Act and the Securities Act since January 1, 2018 (collectively, the “Company SEC Documents”). None of the Company’s Subsidiaries is required to file or furnish any forms, reports or other documents with the SEC pursuant to Section 13 or 15 of the Exchange Act. The Company SEC Documents, as amended, complied as of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing or furnishing dates (in the case of all other Company SEC Documents), and each of the Company SEC Documents filed or furnished subsequent to the date of this Agreement will comply, in all material respects with the requirements of applicable Law, including the Exchange Act, the Securities Act and the Sarbanes-Oxley Act of 2002 (including its rules and regulations, “SOX”), as the case may be, applicable to such Company SEC Document, and none of the Company SEC Documents as of such respective dates or, if amended, as of the date of such amendment, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Documents. To the Company’s Knowledge, as of the date of this Agreement, none of the Company SEC Documents is the subject of ongoing SEC review or investigation.
(b) The consolidated financial statements (including all related notes and schedules thereto) of the Company (the “Company SEC Financial Statements”) included in the Company SEC Documents (if amended, as of the date of the last such amendment) comply in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto. The Company SEC Financial Statements were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes and schedules thereto) and fairly present, in all material respects, the consolidated financial position of the Company and its Subsidiaries, as at the respective dates thereof, and the consolidated results of their operations and their consolidated cash flows for the respective periods then ended (subject, in the case of the unaudited statements, to normal recurring year-end audit adjustments, none of which would, individually or in the aggregate, be material to the Company and its Subsidiaries, taken as a whole, and to the absence of information or notes not required by GAAP to be included in interim financial statements as permitted by the SEC).
(c) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar contract, including any contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, on the other hand, including any structured finance, special purpose or limited purpose entity or Person, or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the Exchange Act), where the result, purpose or effect of such contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or any of its Subsidiaries’ published financial statements or any Company SEC Documents.
(d) Each of the principal executive officer of the Company and the principal financial officer of the Company (or each former principal executive officer of the Company and each former principal financial officer of the Company, as applicable) has made all certifications required by Rule 13a-14 or 15d-14 under the Exchange Act and Sections 302 and 906 of SOX, in each case, with respect to the Company SEC Documents. For purposes of this Agreement, “principal executive officer” and “principal financial officer” shall have the meanings given to such terms in SOX.
(e) The Company has established and maintains a system of “internal control over financial reporting” (as defined in Rules 13a-15(f) and 15d-15(f) promulgated by the SEC under the Exchange Act) sufficient to provide reasonable assurance (i) that transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, consistently applied, (ii) that transactions are executed only in accordance with the authorization of management or the Company’s Board of Directors and (iii) regarding prevention or timely detection of the unauthorized acquisition, use or disposition of the Company’s assets.
(f) Since January 1, 2018, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered public accounting firm, has received any complaints from any source, including from employees of the Company or its Subsidiaries, regarding (i) a material violation of accounting procedures, internal accounting controls or auditing matters, regarding questionable accounting or auditing compliance matters, or (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal control over financial reporting.
(g) The Company has established and maintains “disclosure controls and procedures” (as defined in Rules 13a-15(e) and 15d-15(e) promulgated by the SEC under the Exchange Act) and such disclosure controls and procedures are reasonably designed to ensure that information (both financial and non-financial) relating to the Company and the Subsidiaries of the Company required to be disclosed in the Company’s periodic reports filed or submitted under the Exchange Act is made known to the Company’s principal executive officer and its principal financial officer by others within those entities during the periods in which the periodic reports required under the Exchange Act are being prepared. The management of the Company has completed its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of SOX for the fiscal year ended January 3, 2021, and no significant deficiency or material weakness was identified.
(h) The Company is in compliance in all material respects with (i) all applicable rules and all current listing and corporate governance requirements of the NYSE, and (ii) all applicable rules, regulations and requirements of SOX and the SEC.
(i) Except as set forth in Section 2.6(i) of the Company Disclosure Schedule, none of the Company or any of its Subsidiaries has applied for, accepted or availed itself of any government grants, loans or other benefits or relief related to COVID-19, including (i) any loan pursuant to the Paycheck Protection Program, (ii) any funds pursuant to the Economic Injury Disaster Loan program or an advance on an Economic Injury Disaster Loan pursuant to Section 1110 of the Coronavirus Aid, Relief and Economic Security Act or (iii) any loan or funds under a similar Law enacted by a Governmental Entity in any state, local, or foreign jurisdictions in response to COVID-19.
Section 2.7 No Undisclosed Liabilities. Except as disclosed on Section 2.7 of the Company Disclosure Schedule, there are no liabilities or obligations of the Company or any of its Subsidiaries of a nature required to be reflected or reserved against on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP or the notes thereto, other than liabilities or obligations (a) as and to the extent reflected or reserved against in the Company’s audited consolidated balance sheet as of January 3, 2021, included in the

Company SEC Documents or in the notes thereto, (b) that were incurred since January 3, 2021, in the Ordinary Course of Business, (c) arising pursuant to this Agreement or incurred in connection with the Merger or (d) that, individually and in the aggregate, are not and would not reasonably be expected to have a Company Material Adverse Effect.
Section 2.8 Labor Matters.
(a) Since January 1, 2018, (i) neither the Company nor any of its Subsidiaries is or has been a party to any collective bargaining agreement, labor union contract, trade union agreement, or any other labor-related agreements with any labor union, labor organization or works council (each a “Collective Bargaining Agreement”), (ii) to the Knowledge of the Company, no employees of the Company or any of its Subsidiaries are or have been represented by any labor union, labor organization or works council in connection with their employment with the Company or any Subsidiary, (iii) to the Company’s Knowledge, there currently are no, and there have not been any, activities or proceedings of any labor or trade union to organize any employees of the Company or any of its Subsidiaries, (iv) no Collective Bargaining Agreement is being or has been negotiated by the Company or any of its Subsidiaries, and (v) there currently is no, and there has not been any, picketing, strike, lockout, slowdown, or work stoppage against the Company or any of its Subsidiaries pending or, to the Company’s Knowledge, threatened that may materially interfere with the respective business activities of the Company or any of its Subsidiaries.
(b) Except as set forth in Section 2.8(b) of the Company Disclosure Schedule, the Company and its Subsidiaries are in compliance with applicable Laws and Orders with respect to hiring, employment, and termination of employment (including but not limited to applicable Laws regarding wage and hour requirements, tips, minimum wage and overtime pay, correct classification of independent contractors and of employees as exempt and non-exempt, unfair labor practices, work authorization status, immigration, discrimination, harassment, retaliation and reasonable accommodation, leaves of absence, sick pay (including COVID-19-related sick pay), terms and conditions of employment, employee health and safety, collective bargaining and the Worker Adjustment and Retraining Notification Act (“WARN”) and any similar state or local “mass layoff” or “plant closing” law), except where the failure to comply does not and would not reasonably be expected to have a Company Material Adverse Effect. There has been no “mass layoff” or “plant closing” (as defined by WARN or its state equivalent(s)) or other reductions in force that would trigger federal, state or local notice obligations with respect to the Company or any of its Subsidiaries since January 1, 2018. Except as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect, (i) there is no Proceeding based on, arising out of, in connection with, or otherwise relating to the employment, termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual now pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries, before any Governmental Entity or regulatory authority, and (ii) there is no complaint, charge, claim or proceeding before any Governmental Entity or regulatory authority with respect to a violation of any occupational safety or health standards that is now pending or, to the Company’s Knowledge, threatened against the Company or any of its Subsidiaries.
(c) Except as set forth in Section 2.8(c) of the Company Disclosure Schedule, or as do not and would not reasonably be expected to have a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries is liable for any material payment to any trust or other fund or to any Governmental Entity with respect to unemployment compensation benefits or social security benefits for employees (other than routine payments to be made in the Ordinary Course of Business).
Section 2.9 Absence of Certain Changes or Events. Since April 4, 2021, except (a) as disclosed in the Company SEC Documents filed with or furnished to the SEC prior to the date of this Agreement or as set forth in Section 2.9 of the Company Disclosure Schedule, (b) in connection with modifications, suspensions or alterations of operations resulting from, or determined by the Company and its Subsidiaries to be advisable in response to, COVID-19 and COVID-19 Measures, and (c) for liabilities or obligations incurred in connection with this Agreement and the Merger, (i) there has not been any event, change, development, occurrence or state of facts that, individually or in the aggregate, has had or would reasonably be expected to have a Company Material Adverse Effect, (ii) the Company and its Subsidiaries have carried on and operated their respective businesses in all material respects in the Ordinary Course of Business and (iii) neither the Company nor any of its Subsidiaries has taken any action described in Section 4.1(b) that, if taken after the date hereof and prior to the Effective Time without the prior written consent of Parent, would violate such provision.

Section 2.10 Permits; Compliance with Laws.
(a) The Company and its Subsidiaries have all licenses (including Liquor Licenses), authorizations, permits, certificates, registrations, Consents, Filings, franchises, variances, exemptions, orders and approvals from Governmental Entities required to carry on their business and to use their properties and assets, in each case, as conducted on the date of this Agreement (the “Company Permits”), except for such Company Permits the absence of which would not reasonably be expected to have a Company Material Adverse Effect. The Company and its Subsidiaries are, and have been since January 1, 2018, in compliance with the terms of the Company Permits, except where any failure to be in such compliance does not have and would not reasonably be expected to have a Company Material Adverse Effect. Section 2.10(a) of the Company Disclosure Schedule sets forth a list as of the date hereof of all Liquor Licenses held or used by the Company or any of its Subsidiaries in connection with the operation of each restaurant operated by the Company or any of its Subsidiaries, along with the name and street, city and state address of each such restaurant, the holder of record or other responsible person identified on the Liquor License, and the expiration date of each such Liquor License. All of the Company Permits are in full force and effect in accordance with their terms and, to the Knowledge of the Company, there is no Proceeding pending or threatened in writing that would reasonably be expected to result in the revocation, failure to renew or suspension of, or placement of a restriction on, any such Company Permits, except where the failure to be in full force and effect in accordance with their terms, revocation, failure to renew, suspension or restriction would not reasonably be expected to have a Company Material Adverse Effect.
(b) Other than those violations or allegations that, individually and in the aggregate, have not had and would not reasonably be expected to have, a Company Material Adverse Effect or as set forth in Section 2.10(b) of the Company Disclosure Schedule, (i) the Company and its Subsidiaries are not in violation of, and since January 1, 2018, have not violated, any Laws and Orders applicable to the Company, any of its Subsidiaries or any assets owned or used by any of them and (ii) neither the Company nor any of its Subsidiaries has received any written communication since January 1, 2018, from a Governmental Entity that alleges that the Company or any of its Subsidiaries is not in compliance with any Law (except for violations that have been resolved).
Section 2.11 Litigation.
(a) Except as set forth on Section 2.11(a) of the Company Disclosure Schedule, as of the date of this Agreement, there are no Proceedings pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties or assets or any of their respective officers or directors (in their capacity as officers or directors of the Company or any of its Subsidiaries) before any Governmental Entity (other than insurance claims litigation or arbitration arising in the Ordinary Course of Business), which, if determined or resolved adversely in accordance with the plaintiff’s or claimant’s demands, individually or in the aggregate, has or would reasonably be expected to have a Company Material Adverse Effect.
(b) Section 2.11(b) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of (i) all settlement agreements relating to any Proceeding or threatened Proceeding pursuant to which the Company or any of its Subsidiaries has any material outstanding obligations and (ii) any Order outstanding against the Company or any of its Subsidiaries which has a material effect on the conduct of the business of the Company or any of its Subsidiaries as currently conducted.
Section 2.12 Taxes. Except as set forth on Section 2.12 of the Company Disclosure Schedule and for such matters that have not had and would not reasonably be expected to have a Company Material Adverse Effect:
(a) All Tax Returns required by applicable Law to be filed with any Taxing Authority by, or on behalf of, the Company or any of its Subsidiaries have been duly and timely filed (including extensions) in accordance with all applicable Laws, and all such Tax Returns are true and complete.
(b) The Company and each of its Subsidiaries have duly and timely paid or have duly and timely withheld and remitted to the appropriate Taxing Authority all Taxes due and payable, or (A) where payment is not yet due, have established an adequate accrual in accordance with GAAP or (B) where payment is being contested in good faith pursuant to appropriate procedures, have established an adequate reserve in accordance with GAAP, in each case for all Taxes reflected in the most recent financial statements contained in the Company SEC Documents.
(c) There is no (i) Proceeding pending, or threatened in writing and received by the Company or its Subsidiaries, against or with respect to the Company or any of its Subsidiaries in respect of any Tax, (ii) claim for Taxes being asserted or assessed against the Company or any of its Subsidiaries by any Taxing Authority that has not been fully paid or otherwise fully resolved, (iii) extension of any statute of limitations on the assessment of any amount of Taxes granted by the Company or any of its Subsidiaries currently in effect (other than pursuant to extensions of time to file Tax Returns obtained in the Ordinary Course of Business), or (iv) agreement with a Taxing Authority to any extension of time for filing any Tax Return which has not been filed.
(d) None of the Company, any of its Subsidiaries or the Surviving Corporation will be required, as a result of (i) a change in accounting method for a Tax period beginning on or before the Closing Date, (ii) any “closing agreement” as described in Section 7121 of the Code (or any similar provision of state, local or foreign Tax Law), (iii) any installment sale or open transaction disposition made on or prior to the Closing Date or (iv) the application of Treasury Regulation Section 1.1502-13 (or any similar provision of state, local or foreign Tax Law), to include any item of income in or exclude any item of deduction from taxable income for any Tax period ending after the Closing Date.
(e) The U.S. federal income Tax Returns of the Company and its Subsidiaries through the Tax year ended 2015 have been examined and the examinations have been closed or are Tax Returns with respect to which the applicable period for assessment under applicable Law, after giving effect to extensions or waivers, has expired.
(f) There are no material Liens on any of the assets, rights or properties of the Company or any of its Subsidiaries with respect to Taxes, other than Permitted Liens.
(g) Neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code in the two (2) years prior to the date of this Agreement.
(h) Neither the Company nor any of its Subsidiaries is liable for Taxes of any Person (other than the Company and its Subsidiaries) as a result of being (A) a member of an affiliated, consolidated, combined or unitary group that includes such Person as a member or (B) a party to a Tax sharing, Tax indemnity or Tax allocation agreement, other than (1) such agreements with customers, vendors, lessors, or the like entered into the Ordinary Course of Business and other customary Tax indemnifications contained in credit or other commercial agreements the primary purpose of which agreements does not relate to Taxes, or (2) agreements exclusively between or among the Company and its Subsidiaries.
(i) Neither the Company nor any of its Subsidiaries has participated in a “listed transaction” as defined in Treasury Regulation §1.6011-4(b)(2).
(j) No indemnification is required (or is reasonably expected to be required) by the Company as the result of the consummation of the Merger or the other transactions contemplated hereby pursuant to that certain Tax Matters Agreement, dated September 16, 2015, by and between Fidelity National Financial, Inc., and the Company.
Section 2.13 Employee Benefit Plans and Related Matters; ERISA.
(a) Section 2.13(a) of the Company Disclosure Schedule sets forth a true and complete list of each current Company Benefit Plan. With respect to each current Company Benefit Plan, the Company has made available to Parent a true and complete copy of such written Company Benefit Plan, and, to the extent applicable, (i) all trust agreements, insurance contracts or other funding arrangements, (ii) the most recent trust reports for both ERISA funding and financial statement purposes, if applicable, (iii) the most recent Form 5500 with all attachments filed with the Internal Revenue Service (“IRS”) or the Department of Labor, (iv) the most recent IRS determination letter (or opinion or advisory letter upon which the Company is entitled to rely), (v) all material current summary plan descriptions, summaries of material modifications, summaries of benefits and coverage (to the extent applicable), and (vi) all material written correspondence to or from any Governmental Entity received in the last three (3) years with respect to such Company Benefit Plan. “Company Benefit Plan” means any employee benefit plan, program, policy or contract (including any “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 (“ERISA”), whether or not subject to ERISA, and each other pension, profit-sharing or other retirement, bonus, deferred compensation, incentive compensation, stock bonus, stock appreciation, stock purchase, stock ownership, restricted stock, restricted stock unit, stock option or other equity-based (whether real or phantom), employment, vacation, holiday, sick leave, welfare benefit, paid time off, leave of absence, tax gross up, disability, death benefit, cafeteria, hospitalization, material fringe benefit, medical, dental, vision, life or other insurance, termination, retention, change in control or severance plan, program, policy or contract) that provides compensation or other benefits to any current or former employee or director of the Company or any of its Subsidiaries, that is maintained, sponsored or contributed to (or required to be contributed to) by the Company or any of its Subsidiaries, or with respect to which the Company or any of its Subsidiaries has or would reasonably be expected to have any material obligation or material liability, contingent or otherwise.
(b) Each Company Benefit Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS (or opinion or advisory letter upon which the Company is entitled to rely) that the Company Benefit Plan is so qualified, and, to the Company’s Knowledge, there are no existing circumstances or any events that, individually or in the aggregate, would reasonably be expected to result in the loss of the qualified status of any such plan. Each Company Benefit Plan has been administered and operated in accordance with its terms and with applicable Law, except as has not had and would not reasonably be expected to have a Company Material Adverse Effect. All contributions or other amounts which the Company was required to make to Company Benefit Plans on or prior to the Closing Date have been paid, or accrued, except where any failure to do so would not reasonably be expected to have a Company Material Adverse Effect. Each Company Benefit Plan subject to Section 409A of the Code has complied in all material respects in form and operation with the requirements of Section 409A of the Code as in effect from time-to-time, except where any failure would not reasonably be expected to have a Company Material Adverse Effect.
(c) Neither the Company nor any ERISA Affiliate has in the last six (6) years sponsored, maintained, contributed to, been obligated to contribute to or otherwise had any liability with respect to an employee pension benefit plan that is subject to Title IV of ERISA, and no liability under Title IV or Section 302 of ERISA has been incurred by the Company or any ERISA Affiliate that has not been satisfied in full, and, to the Company’s Knowledge, no condition exists that presents a material risk to the Company or any ERISA Affiliate of incurring any such liability (exclusive of the liability to pay insurance premiums to the Pension Benefit Guaranty Corporation under Title IV of ERISA). As used in this Agreement, “ERISA Affiliate” means any Person which is (or at any relevant time was or will be) a member of a “controlled group of corporations” with, under “common control” with, or a member of an “affiliated service group” with the Company or any of its Subsidiaries, as such terms are defined in Section 414(b), (c), (m) or (o) of the Code.
(d) There are no pending actions or claims, or actions or claims threatened in writing, with respect to any of the Company Benefit Plans by any employee or otherwise involving any such plan or the assets of any such plan (other than routine claims for benefits), except as, individually and in the aggregate, do not have and would not reasonably be expected to have a Company Material Adverse Effect.
(e) Neither the Company nor any ERISA Affiliate has in the last six (6) years sponsored, maintained, contributed to, been obligated to contribute to or otherwise had any liability with respect to a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA. No Company Benefit Plan is a “multiple employer plan” within the meaning of Section 4063 or 4064 of ERISA or a “multiple employer welfare arrangement” within the meaning of Section 3(40) of ERISA.
(f) Except as set forth in Section 2.13(f) of the Company Disclosure Schedule, no Company Benefit Plan provides for or promises medical, surgical, hospitalization, death, disability, life insurance or similar benefits coverage (whether or not insured) for current or former employees, officers, service providers or directors of the Company or its Subsidiaries for periods extending beyond their retirement, other than coverage mandated by applicable provisions of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended and the regulations issued thereunder, provided at the covered individual’s expense.
(g) Except as provided in Section 1.12 and Section 5.5, as set forth in Section 2.13(g) of the Company Disclosure Schedule or as required by applicable Law, the consummation of the Merger and the transactions contemplated hereby will not, either alone or in combination with another event, (i) entitle any current or former director, officer or employee of the Company or of any of its Subsidiaries to severance pay or any similar payment, or any material increase in severance pay, (ii) result in any payment becoming due, accelerate the time of payment, funding or vesting, or increase the amount of compensation due to any such director, officer or employee, (iii) directly or indirectly cause the Company or any of its Subsidiaries to transfer or set aside any assets to fund any material benefits under any Company Benefit Plan, or (iv) limit or restrict the right to merge, materially amend, terminate or transfer the assets of any Company Benefit Plan at or following the Effective Time. Except as set forth in Section 2.13(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any contract or arrangement that would result, separately or in the aggregate, in the payment of any “excess parachute payments” within the meaning of Section 280G of the Code, and the consummation of the transactions contemplated by this Agreement will not be a factor causing payments to be made by the Company or any of its Subsidiaries to be non-deductible (in whole or in part) under Section 280G of the Code. Except as set forth in Section 2.13(g) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement to compensate any Person for excise Taxes payable pursuant to Section 4999 of the Code or for any Taxes payable pursuant to Section 409A of the Code.
(h) Except as would not reasonably be expected to have a Company Material Adverse Effect, none of the Company, any of its Subsidiaries or, to the Knowledge of the Company, any of their respective directors, officers, employees or agents has, with respect to any Company Benefit Plan, engaged in or been a party to any non-exempt “prohibited transaction” (as defined in Section 4975 of the Code or Section 406 of ERISA) that could reasonably be expected to result in the imposition of a penalty assessed pursuant to Section 502(i) of ERISA or a Tax imposed by Section 4975 of the Code, in each case applicable to the Company, any of its Subsidiaries or any Company Benefit Plan.
(i) Except as would not reasonably be expected to have a Company Material Adverse Effect, no event has occurred, and, to the Knowledge of the Company, no conditions or circumstance exists, that would reasonably be expected to subject the Company, any of its Subsidiaries or a Company Benefit Plan to penalties, excise taxes or assessments under Sections 4980B, 4980D or 4980H of the Code, any penalties for violation of reporting requirements under Sections 6055 or 6056 of the Code or any provision of the Patient Protection and the Affordable Care Act, Pub. L. No. 111-148, the Health Care and Education Reconciliation Act of 2010, Pub. L. No. 111-152 (and the regulations and other guidance issued thereunder), including any failure to provide a Summary of Benefits and Coverage as required by applicable Law.
Section 2.14 Material Contracts.
(a) For purposes of this Agreement, a “Company Material Contract” shall mean any Contract to which the Company or any of its Subsidiaries is a party:
(i) that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the Exchange Act);
(ii) that contains (A) any exclusivity provision, (B) any right to develop or operate a business under any of the Company’s or any of its Subsidiaries’ brands, or (C) any covenant that limits, curtails or restricts (x) in a material way the ability of the Company or any of its Subsidiaries or in any way any of their respective Affiliates to compete in any line of business, in any geographic location or with any Person, (y) the Persons to whom the Company or any of its Subsidiaries may sell products or deliver services or (z) the types of products or services that the Company or any of its Subsidiaries may sell or deliver, in each case other than any such Contracts (1) that may be cancelled without material liability to the Company or its Subsidiaries upon notice of thirty (30) days or less, (2) for leased real property containing customary restrictions on the use of such leased real property or (3) that are not material to the Company and its Subsidiaries, taken as a whole;

(iii) relating to the acquisition, development, operation, management, marketing or sale of a restaurant owned or operated by the Company or any of its Subsidiaries that involves aggregate payments or value to or by the Company or any of its Subsidiaries in excess of $500,000 in any twelve (12) month period after the Closing Date which is not terminable on ninety (90) days’ or less notice without liability for any penalty or payment;
(iv) (A) that was entered into after January 1, 2018, or under which the Company or any of its Subsidiaries has any remaining material obligations, in each case, relating to the disposition or acquisition (directly or indirectly) by the Company or any of its Subsidiaries of properties, assets or businesses (whether by merger, purchase or sale of stock or assets or otherwise) with a fair market value in excess of $1,500,000, or (B) pursuant to which the Company or any of its Subsidiaries will acquire any material interest in any other Person or other business enterprise for an amount in excess, in the aggregate, of $1,500,000, other than in the Subsidiaries of the Company;
(v) that was entered into after January 1, 2018, or under which the Company or any of its Subsidiaries has any remaining material obligations, in each case, relating to the acquisition or disposition of any real property;
(vi) that relates to an acquisition, divestiture, merger or similar transaction and contains representations, covenants, indemnities or other obligations (including indemnification, “earn-out” or other contingent obligations), that are still in effect and, individually or in the aggregate, could reasonably be expected to result in payments by the Company or any of its Subsidiaries in excess of $1,000,000;
(vii) that relates to the formation, creation, operation, management or control of any legal partnership, strategic alliance or joint venture entity, or that involves a sharing of the Company’s, its Subsidiaries’ or any other Person’s revenues, profits, losses, costs or liabilities;
(viii) that involves or relates to indebtedness (including any guarantee thereto), other than intercompany indebtedness, for borrowed money (whether incurred, assumed, guaranteed or secured by any asset) outside the Ordinary Course of Business or in a principal amount in excess of $500,000;
(ix) that is a mortgage, pledge, security agreement, deed of trust, capital lease or similar agreement (other than any Lease or construction contract) that creates or grants a Lien on any material property or asset of the Company or any of its Subsidiaries, in each case involving annual payments of more than $500,000;
(x) that is a settlement, conciliation or similar agreement (x) with any Governmental Entity that imposes on the Company any material obligations after the date of this Agreement, or (y) which would require the Company or any of its Subsidiaries to pay consideration of more than $250,000 after the date of this Agreement;
(xi) that obligates the Company or any of its Subsidiaries to make any capital commitment, loan or capital expenditure in an amount in excess of $500,000, and which is not terminable on ninety (90) days’ or less notice without liability for any penalty or payment;
(xii) with any of the Company’s directors or executive officers (including employment, severance and salary continuation agreements), five percent or greater shareholders of the Company or any of their respective Affiliates (other than the Company or any of its Subsidiaries) or immediate family members of any of the foregoing, or that is required to be disclosed pursuant to Item 404 of Regulation S-K of the Exchange Act;
(xiii) that obligates the Company or any of its Subsidiaries to indemnify, hold harmless or advance expenses to any current or former director, officer, manager, trustee, employee or agent of the Company or any of its Subsidiaries;
(xiv) with any labor union, including any Collective Bargaining Agreement;
(xv) that contains a standstill or similar agreement pursuant to which the Company or any of its Subsidiaries has agreed not to acquire (or agreed to cause any other Person not to acquire) assets or securities of a Person;

(xvi) that is a Contract that expressly restricts or limits the payment of dividends or other distributions on equity securities;
(xvii) relating to any material swap, forward, futures, warrant, option or other derivative transaction, or interest rate or foreign currency protection;
(xviii) that, to the extent material to the business or financial condition of the Company and its Subsidiaries, taken as a whole, grants any right of first refusal or first negotiation to any third party;
(xix) that relates to the employment of any individual on a full-time or part-time, consulting or other basis providing annual compensation in excess of $150,000;
(xx) that (A) by its terms calls for aggregate payments by or to the Company or any of its Subsidiaries, of more than $1,000,000 in any 12-month period, except for any such Contract (x) that is a lease of real property, (y) that is an insurance policy of the Company entered into in the Ordinary Course of Business or (z) to purchase inventory and other products for immediate consumption to be used in the Ordinary Course of Business, or (B) is between the Company or its Subsidiaries and any of the Material Suppliers;
(xxi) that contains a license granted by a third Person to the Company or any of its Subsidiaries of any material Intellectual Property (other than in-licenses of commercially available, off-the-shelf or “click wrap” software);
(xxii) that contains a license granted by the Company or any of its Subsidiaries to a third Person, pursuant to which such third Person is authorized to use any material Company or Subsidiary-owned Intellectual Property (other than customary licensing of Intellectual Property for limited use by vendors for the purpose of facilitating the sale and marketing of goods and services of the Company and its Subsidiaries entered into in the Ordinary Course of Business);
(xxiii) that is with any Governmental Entity;
(xxiv) that the termination or breach of which would have a Company Material Adverse Effect, and is not disclosed pursuant to clauses (i) through (xxiii) above; or
(xxv) that contains a commitment or agreement to enter into any of the foregoing.
(b) Section 2.14(b) of the Company Disclosure Schedule contains a complete and accurate list of all Company Material Contracts to or by which the Company or any of its Subsidiaries is a party as of the date of this Agreement. As of the date hereof, true and complete copies of all Company Material Contracts have been (i) publicly filed with the SEC or (ii) made available to Parent, together with any and all amendments and supplements thereto and material “side letters” and similar documentation relating thereto.
(c) Assuming the due power and authority of, and due execution and delivery by, each counterparty to each Company Material Contract, each Company Material Contract is (i) a valid and binding obligation of the Company or its Subsidiary party thereto and enforceable against the Company or its Subsidiary party thereto in accordance with its terms (except that (x) such enforcement may be subject to the Bankruptcy and Equity Exception and (y) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any Proceeding therefor may be brought) and, to the Company’s Knowledge, each other party thereto and (ii) in full force and effect, except in the case of clauses (i) and (ii) above, as do not and would not reasonably be expected to have a Company Material Adverse Effect. The Company and each of its Subsidiaries has performed its obligations required to be performed by it under each Company Material Contract to which it is a party and no condition exists that, with notice or lapse of time or both, would constitute a default thereunder by the Company and its Subsidiaries party thereto, except in each case as do not and would not reasonably be expected to have a Company Material Adverse Effect. To the Company’s Knowledge, each other party to each Company Material Contract has performed its obligations required to be performed by it under such Company Material Contract, and no condition exists that, with notice or lapse of time or both, would constitute a default thereunder by any such other party thereto, except in each case as do not and would not reasonably be expected to have a Company Material Adverse Effect. To the Company’s Knowledge, since January 3, 2021, none of the Company or any of its Subsidiaries has received written notice of any violation of or default under (or any condition which with the passage of time or the giving of notice would cause such a violation of or default under) any Company Material Contract, except for violations or defaults that do not and would not reasonably be expected to have a Company Material Adverse Effect. No party to any Company Material Contract has given the Company or any of its Subsidiaries written notice of its intention to terminate or cancel any Company Material Contract.
Section 2.15 No Franchises. Neither the Company nor any of its Subsidiaries is a party to any franchise agreement, area development agreement, license agreement or similar arrangement licensing or granting contractual licensing rights with respect to the development or operation of a restaurant using the Company’s or its Subsidiaries’ Intellectual Property (collectively, “Franchise Agreements”). Neither the Federal Trade Commission trade regulation rule entitled “Disclosure Requirements and Prohibitions Concerning Franchising,” 16 CFR Part 436, nor any other Law regulating the offer or sale of franchises, including any pre-sale registration or disclosure Law (collectively, “Franchise Laws”), is applicable to the current operations of the businesses of the Company and its Subsidiaries.
Section 2.16 Intellectual Property; Software.
(a) Section 2.16(a) of the Company Disclosure Schedule sets forth an accurate and complete list of all (i) patents and patent applications, (ii) trademark or service mark applications and registrations, (iii) domain name registrations, and (iv) copyright registrations and applications, in each case, owned or filed by the Company or any of its Subsidiaries, in each case that are material to the business of the Company and used in connection with the business of the Company and its Subsidiaries as currently conducted (collectively, “Company Registered IP”). No Company Registered IP is involved in any interference, reissue, reexamination, opposition, cancellation or similar proceeding and, to the knowledge of the Company, no such action is or has been threatened with respect to any of the Company Registered IP. Except as do not and would not reasonably be expected to have a Company Material Adverse Effect, either the Company or a Subsidiary of the Company owns, free and clear of all Liens (other than Permitted Liens), or has a valid and continuing license or a valid right to use, all Intellectual Property used in connection with the business of the Company and its Subsidiaries as currently conducted.
(b) Except as do not and would not reasonably be expected to have a Company Material Adverse Effect, (i) the conduct of the business as currently conducted by the Company and its Subsidiaries does not infringe, misappropriate, dilute or otherwise violate any Person’s Intellectual Property, (ii) as of the date of this Agreement, there is no such claim pending or, to the Company’s Knowledge, threatened against the Company or its Subsidiaries, (iii) to the Company’s Knowledge, except as set forth in Section 2.16(b) of the Company Disclosure Schedule, no Person has or is infringing, misappropriating or otherwise violating any Intellectual Property owned by the Company, and (iv) no such claims are pending or threatened in writing against any Person by the Company or its Subsidiaries.
(c) Except as do not and would not reasonably be expected to have a Company Material Adverse Effect, the Company and its Subsidiaries have taken reasonable steps designed to protect and preserve the confidentiality of all material trade secrets and other material confidential information owned by the Company and/or its Subsidiaries.
Section 2.17 Privacy; Data Security.
(a) Since January 1, 2018, the Company and each of its Subsidiaries has at all times maintained reasonable administrative, technical and physical safeguards designed to (i) protect the security, confidentiality, integrity and availability of Company Information and IT Assets in a manner consistent with applicable industry standard practices; (ii) protect against any anticipated threats or hazards to the security, confidentiality or integrity of Company Information and IT Assets; and (iii) detect and remediate Information Security Incidents. Since January 1, 2018, to the Knowledge of the Company, there has been no material Information Security Incident involving the Company or any of its Subsidiaries or third parties that process Company Information on behalf of Company or its Subsidiaries.
(b) Since January 1, 2018, each of the Company and its Subsidiaries has at all times implemented and maintained reasonable policies, procedures and technical controls to monitor for, detect and remediate security vulnerabilities and security control deficiencies associated with IT Assets in a timely manner and in accordance with industry standard practices. To the Knowledge of the Company, the Company and each of its Subsidiaries has fully remediated, including necessary compensating controls, any and all material, critical and/or high-risk security vulnerabilities for which the Company or any of its Subsidiaries has become aware.
(c) Except as do not and would not reasonably be expected to have a Company Material Adverse Effect, since January 1, 2018, the Company and each of its Subsidiaries is, and has been at all times, in compliance with all Privacy Laws and Privacy Commitments (collectively, “Privacy Requirements”). Except as do not and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, any privacy notices distributed or otherwise made available by the Company or any of its Subsidiaries have at all times complied in all material respects with Privacy Requirements. The Company and each of its Subsidiaries has all rights and permissions necessary to lawfully access, collect, obtain, use, retain, disclose and transfer Personal Information as permitted by the Privacy Requirements. To the Knowledge of the Company, no Person has made any written claim or commenced any Proceeding against the Company or any of its Subsidiaries with respect to any Information Security Incident or actual or alleged violation of a Privacy Requirement.
Section 2.18 Real Properties; Personal Properties.
(a) Section 2.18(a) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all Owned Real Property, which list includes the address for each parcel of Owned Real Property.
(b) Section 2.18(b) of the Company Disclosure Schedule sets forth a true and complete list, as of the date of this Agreement, of all Leased Real Property, including the address for each parcel of Leased Real Property. The Company has made available to Parent true, complete and correct copies of all Leases.
(c) Other than the Real Property set forth on Sections 2.18(a) and 2.18(b) of the Company Disclosure Schedule, the Company does not have any direct or indirect interest in real property, whether owned, leased or otherwise. The Real Property set forth on Sections 2.18(a) and 2.18(b) of the Company Disclosure Schedule comprises all of the real property necessary for the Company and its Subsidiaries to operate their businesses in the Ordinary Course of Business.
(d) Except as set forth in Section 2.18(d) of the Company Disclosure Schedule and except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole: (i) the Company and each of its Subsidiaries has good and valid title to, or good and valid leasehold or sublease interests or other comparable contract rights in or relating to, all Real Property free and clear of all Liens, except for Permitted Liens and defects in title, recorded easements, restrictive covenants and similar encumbrances and matters of record that, individually and in the aggregate, do not and would not reasonably be expected to detract from the value of such real property, (ii) the Company and each of its Subsidiaries has, and, to the Knowledge of the Company, the counterparties thereto have, complied with the terms of all Leases and all such Leases are in full force and effect, legal, valid, binding and enforceable in accordance with their terms against the Company or its applicable Subsidiary and, to the Knowledge of the Company, the counterparties thereto, (iii) neither the Company nor any of its Subsidiaries has received or provided any written notice of any event or occurrence that has resulted or would reasonably be expected to result (with or without the giving of notice, the lapse of time or both) in a default with respect to any such Lease that remains uncured, (iv) the other party to each Lease is not in any way affiliated with the Company or its Subsidiaries and (v) the Company and its Subsidiaries have not collaterally assigned or granted any security interest in any of the Leases or any interest therein.
(e) With respect to the Real Property:
(i) to the Knowledge of the Company, the Real Property and the Company and its Subsidiaries occupancy and use thereof do not violate any applicable Law (including any zoning, building or land use Laws applicable to the Real Property), Order, permit, Lease or Lien, other than those violations that, individually or in the aggregate, have not had and would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole;

(ii) except as set forth on Section 2.18(e)(ii) of the Company Disclosure Schedule, the Company and its Subsidiaries have not leased or licensed any portion of the Owned Real Property or assigned, subleased or licensed any of the Leases for the Leased Real Property or any part, portion or interest thereof, and there are no third parties in possession of all or any portion of the Real Property that are not entitled thereto;
(iii) there is no condemnation, expropriation, eminent domain action or any other Proceeding of any kind pending or, to the Knowledge of the Company, threatened against the Real Property or any portion thereof;
(iv) except as set forth on Section 2.18(e)(iv) of the Company Disclosure Schedule, the Owned Real Property is not subject to any right of first refusal, right of first opportunity, purchase option or the like, and neither the Company nor any of its Subsidiaries has entered into any agreement to sell any Owned Real Property or portion thereof; and
(v) the Company has made available to Parent true, complete and correct copies of the following to the extent in the Company’s possession: (A) all policies of title insurance on the Real Property; and (B) the most recent surveys relating to the Real Property.
(f) Section 2.18(f) of the Company Disclosure Schedule sets forth all leases of personal property (“Personal Property Leases”) involving annual payments in excess of $500,000 relating to personal property used in the business of the Company or any of its Subsidiaries as currently conducted or to which the Company or any of its Subsidiaries is a party or by which the properties or assets of the Company or any of its Subsidiaries is bound.
(g) Each of the Personal Property Leases is in full force and effect and neither the Company nor any Subsidiary has received or given any written notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company or any Subsidiary under any of the Personal Property Leases that remains uncured and, to the Company’s Knowledge, no other party is currently in default thereof.
(h) To the Knowledge of the Company, there are no restrictions or limitations on the ability of the Company or its applicable Subsidiaries to transfer, immediately following the Effective Time, good and valid title to the Owned Real Property, free and clear of all Liens (other than Permitted Liens and Liens that will be terminated and released in connection with the payment of amounts in accordance with the Payoff Letters), to an Affiliate of Parent or the Equity Financing Source on the Closing Date.
(i) Except as set forth in Section 2.18(h) of the Company Disclosure Schedule, the Company or its applicable Subsidiary owns good and marketable title to, or a valid leasehold interest in, all of the tangible personal property necessary to conduct the business of the Company and its Subsidiaries as currently conducted, free and clear of all Liens (other than Permitted Liens), and such tangible personal property is in good operating condition and repair (ordinary wear and tear excepted) and suitable for the purposes for which it is currently being used, in each case, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
Section 2.19 Environmental Matters. Except as do not and would not reasonably be expected to have a Company Material Adverse Effect, individually or in the aggregate:
(a) Since January 1, 2018 the Company and its Subsidiaries have been and are in compliance with all applicable Environmental Laws, including, but not limited to, obtaining, possessing and complying with all permits, licenses, waivers or other authorizations required for its operations under applicable Environmental Laws (“Environmental Permits”);
(b) There is no pending or, to the Company’s Knowledge, threatened demand or Proceeding against the Company or any of its Subsidiaries under or pursuant to any Environmental Law. Neither the Company nor any of its Subsidiaries has received written notice from any Person, including but not limited to any Governmental Entity, alleging any current or past violation of any applicable Environmental Law or Environmental Permit or otherwise may be liable under any applicable Environmental Law or Environmental Permit, which violation or liability is unresolved. Neither the Company nor any Subsidiary is a party or subject to any administrative or judicial order or decree pursuant to any Environmental Law; and

(c) Neither the Company nor any of its Subsidiaries has released, spilled or discharged, or caused the release, spill or discharge of, any Hazardous Substances, and with respect to real property that is currently, or, to the Company’s Knowledge, formerly owned, leased or operated by the Company or any of its Subsidiaries, there have been no releases, spills or discharges of Hazardous Substances at, on, from or underneath any of such real property that would be reasonably likely to result in a liability or obligation on the part of the Company or any of its Subsidiaries.
The representations and warranties contained in this Section 2.19 constitute the sole and exclusive representations and warranties of the Company regarding compliance with or liability under Environmental Laws.
Section 2.20 Takeover Statutes. Assuming the correctness of the representation of the Parent entities set forth in Section 3.10, no “business combination,” “fair price,” “moratorium,” “control share acquisition,” “interested shareholder” or other similar state or federal anti-takeover statute or regulation (including the TBCA) (each a “Takeover Statute”) is applicable to the Company with respect to the Merger, the execution, delivery or performance of this Agreement or the Voting Agreements, the shares of Company Common Stock or the other transactions contemplated hereunder. The Company does not have in effect any “shareholder rights plan,” “poison pill” or similar arrangement that would restrict, prohibit or otherwise affect the consummation of the transactions contemplated hereunder.
Section 2.21 Brokers and Finders’ Fees. Except for the Financial Advisor, there is no investment banker, financial advisor, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who is entitled to any fee, commission or reimbursement of expenses from the Company or any of its Subsidiaries in connection with the Merger. The Company has made available to Parent a true, complete and correct copy of the Company’s engagement letter with the Financial Advisor and any other financial advisor currently retained by the Company (and any amendments, modifications and supplements thereto), which letter or letters describe all fees payable to the Financial Advisor or such other financial advisor in connection with the Merger, all agreements under which any such fees or any expenses are payable and all indemnification or other agreements related to the engagement of the Financial Advisor or such other financial advisor.
Section 2.22 Fairness Opinion. The Company’s Board of Directors has received an opinion from the Financial Advisor to the effect that, as of the date of this Agreement and based upon and subject to the limitations, qualifications and assumptions set forth therein, the Merger Consideration to be received by the Company Shareholders (other than Parent, Merger Sub and any of their respective Affiliates) pursuant to this Agreement is fair, from a financial point of view, to such Company Shareholders (the “Fairness Opinion”). The Company has delivered an accurate and complete copy of such opinion or opinions to Parent solely for informational purposes.
Section 2.23 Suppliers. Section 2.23 of the Company Disclosure Schedule sets forth the ten (10) largest suppliers of the Company for the twelve (12) month period ending on January 3, 2021 (the “Material Suppliers”). To the Company’s Knowledge, since January 3, 2021, there has not been any material adverse change in the business relationship of the Company or any of its Subsidiaries with any Material Supplier, and neither the Company nor any of its Subsidiaries has received any written communication or notice from any Material Supplier to the effect that any such supplier (a) has changed, modified, amended or reduced, or intends to change, modify, amend or reduce, its business relationship with the Company or any of its Subsidiaries in a manner inconsistent with the Ordinary Course of Business, or (b) will fail to perform in any respect, or intends to fail to perform in any respect, its obligations under any of its Contracts with the Company or any of its Subsidiaries, except in each case of (a) and (b), as would not reasonably be expected to interfere materially with the ability of the Company and its Subsidiaries to conduct their businesses as presently conducted.
Section 2.24 Quality and Safety of Food and Beverage Products. Since January 1, 2018, (a) there have been no recalls or withdrawals of any food or beverage product served by the Company, whether ordered by a Governmental Entity or undertaken voluntarily by the Company or any of its Subsidiaries, (b) to the Knowledge of the Company, there have been no enforcement actions or other Proceedings with respect to any food or beverage product served by the Company or its Subsidiaries and (c) to the Knowledge of the Company, none of the food or beverage products of the Company or any of its Subsidiaries have been adulterated, misbranded, mispackaged, or mislabeled in violation of applicable Law, or posed an inappropriate threat to the health or safety of a consumer when consumed in the intended manner, except in each case of (a), (b) or (c), as has not had and would not reasonably be expected to have a Company Material Adverse Effect.
Section 2.25 Insurance. Taken as a whole and in all material respects, the insurance policies maintained by the Company or any of its Subsidiaries (the “Policies”) (a) provide coverage for the operations conducted by the Company and its Subsidiaries as of the date of this Agreement of a scope and coverage consistent with customary practice in the industries in which the Company and its Subsidiaries operate and (b) as of the date of this Agreement, no written notice of cancellation or termination has been received by the Company with respect to any of the Policies and as of the date of this Agreement, the Policies are in full force and effect. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries has taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a material breach or default, or permit termination or modification, of any of the Policies.
Section 2.26 Affiliate Transactions. Since January 1, 2018, neither the Company nor any of its Subsidiaries has engaged in any transaction that would be required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC in the Company’s Form 10-K or a proxy statement pertaining to an annual meeting of shareholders that was not disclosed in the applicable Form 10-K or proxy statement.
Section 2.27 No Other Representations and Warranties. Except for the representations and warranties made by the Company in this ARTICLE II, neither the Company nor any other Person, makes any express or implied representation or warranty with respect to the Company or any of its Subsidiaries or their respective businesses, operations, assets, properties, results of operations, liabilities, condition (financial or otherwise) or prospects, and the Company hereby disclaims any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by the Company in this ARTICLE II, neither the Company nor any other Person, makes or has made any representation or warranty to either Parent or Merger Sub or any of their Affiliates or Representatives with respect to (i) any financial projection, forecast, estimate, budget or prospect information relating to the Company, any of its Subsidiaries or their respective businesses or operations or (ii) any oral or written information furnished or made available to either Parent or Merger Sub or any of their Affiliates or Representatives in the course of their due diligence investigation of the Company, the negotiation of this Agreement or the consummation of the Merger.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB
Parent and Merger Sub represent and warrant to the Company as follows:
Section 3.1 Corporate Organization. Each of Parent and Merger Sub is a corporation or other entity duly organized, validly existing and in good standing under the Laws of the jurisdiction of its organization and has the requisite corporate or other entity power and authority to own, lease and operate all of its properties and assets and to carry on its business as it is now being conducted and as currently proposed by management to be conducted. Each of Parent and Merger Sub is duly licensed or qualified to do business, and is in good standing, in each jurisdiction where the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing do not and would not reasonably be expected to have a Parent Material Adverse Effect. Parent has delivered or made available to the Company true, complete and correct copies of certificate of formation and limited liability company agreement of Parent and the charter and bylaws of Merger Sub, in each case as amended as of the date of this Agreement.
Section 3.2 Corporate Power and Authorization.
(a) Each of Parent and Merger Sub has all necessary corporate power and authority to execute and deliver this Agreement and to consummate the Merger and the other transactions contemplated hereby. The execution, delivery and performance by Parent and Merger Sub of this Agreement, and the consummation of the Merger and the other transactions contemplated hereby by Parent and Merger Sub have been duly and validly authorized and no other corporate proceedings on the part of either Parent or Merger Sub are necessary to authorize the execution, delivery and performance of this Agreement or to consummate the Merger and the other transactions contemplated hereby, subject, in the case of the Merger, to the filing of the Articles of Merger with the Secretary of State of the State of Tennessee in accordance with the TBCA. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due power and authority of, and due execution and delivery by the other parties thereto, constitutes a valid and binding obligation of Parent and Merger Sub, enforceable against Parent and Merger Sub in accordance with its terms, subject to the Bankruptcy and Equity Exception.
(b) The managing member of Parent has executed a written consent declaring it advisable for Parent to enter into this Agreement and approving this Agreement, the execution, delivery and performance of this Agreement and the consummation by Parent of the Merger and the other transactions contemplated hereby. A direct Subsidiary of Parent, in such Subsidiary’s capacity as the sole shareholder of Merger Sub, has executed a written consent approving the execution, delivery and performance of this Agreement by Merger Sub and the consummation by Merger Sub of the Merger and the other transactions contemplated hereby. Subject to changes made in connection with Parent’s and Merger Sub’s exercise of their rights to terminate this Agreement in accordance with its terms, such written consents have not been subsequently rescinded, modified or withdrawn.
Section 3.3 No Conflicts. The execution and delivery of this Agreement by Parent and Merger Sub do not, and the consummation by Parent and Merger Sub of the Merger and the other transactions contemplated hereby will not, (i) conflict with or violate the certificate of formation or limited liability company agreement of Parent or the charter or bylaws of Merger Sub or any of their respective Subsidiaries or, (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 are duly obtained, (x) violate, conflict with, result in the loss of any material benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, give rise to the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien, other than any Permitted Liens, upon any of the respective properties or assets of Parent and Merger Sub under, any Contract to which Parent and Merger Sub or any of their respective Subsidiaries is a party, or by which Parent and Merger Sub or any of their respective properties or assets is bound or affected or (y) conflict with or violate any Laws applicable to either Parent or Merger Sub or any of their respective properties or assets, other than, in the case of clause (ii), any such violation, conflict, loss, default, right or Lien that does not and would not reasonably be expected to have a Parent Material Adverse Effect.
Section 3.4 Governmental Approvals. Other than in connection with or in compliance with (i) the TBCA, (ii) the HSR Act or (iii) such other Consents of, or Filings with, any Governmental Entity, the failure of which to obtain or make has not had and would not reasonably be expected to have a Parent Material Adverse Effect, no Consents of, or Filings with, any Governmental Entity are necessary in connection with the execution and delivery of this Agreement by Parent and Merger Sub and the consummation of the Merger and the other transactions contemplated hereby.
Section 3.5 Information Supplied. The information supplied (or to be supplied) in writing by Parent and Merger Sub for inclusion or incorporation by reference in the Proxy Statement will not, on the date it is first mailed to the Company Shareholders and at the time of the Company Shareholders Meeting, contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that no representation or warranty is made by Parent or Merger Sub with respect to information in the Proxy Statement supplied in writing by the Company or any of its directors, officers, employees, Affiliates, agents or other representatives for inclusion or incorporation by reference in any of the foregoing documents.
Section 3.6 Compliance with Laws. Since January 1, 2018, other than violations or allegations that, individually and in the aggregate, have not had and would not reasonably be expected to have a Parent Material Adverse Effect, Parent and its Subsidiaries (a) have complied in all material respects with all Laws applicable to them and (b) have not received any written communication from a Governmental Entity that alleges that Parent or any of its Subsidiaries is not in compliance with any Law (except for violations that have been resolved).
Section 3.7 Litigation. As of the date of this Agreement, there are no Proceedings pending or, to the Knowledge of Parent and Merger Sub, threatened against Parent or Merger Sub or any of its Subsidiaries before any Governmental Entity (other than insurance claims litigation or arbitration arising in the Ordinary Course of Business), which, if determined or resolved adversely in accordance with the plaintiff’s or claimant’s demands, would reasonably be expected to have a Parent Material Adverse Effect. As of the date of this Agreement, there is no Order outstanding against either Parent or Merger Sub or any of their respective Subsidiaries which would reasonably be expected to have a Parent Material Adverse Effect.

Section 3.8 No Parent Vote Required. No vote or other action of the shareholders of Parent or any of its Affiliates is required by Law, the charter or bylaws of Parent or otherwise in order for Parent and Merger Sub to consummate the transactions contemplated herein, including the Merger.
Section 3.9 Equity Commitment Letter; Available Funds.
(a) Parent has provided to the Company a true and complete copy of the Equity Commitment Letter. The obligation of the Equity Financing Source to fund the commitment under the Equity Commitment Letter is not subject to any condition that is not set forth expressly in the Equity Commitment Letter, and, as of the date of this Agreement, Parent does not have any reason to believe that any of such conditions will not be satisfied or that the funding contemplated by the Equity Commitment Letter will not be available to Parent on the Closing Date. As of the date of this Agreement, the Equity Commitment Letter (i) has not been amended or modified, nor is any amendment or modification contemplated, and the commitment contained in the Equity Commitment Letter has not been withdrawn or rescinded and no such withdrawal or rescission is contemplated, and (ii) is in full force and effect and constitutes the legal, valid and binding obligation of Parent and the Equity Financing Source (subject to the Bankruptcy and Equity Exception). There are no side letters or other contracts, agreements or arrangements related to the Equity Financing that in any way adversely affect the availability of, or modify, add to or supplement the conditions to the funding of, the Equity Financing, other than as expressly set forth in the Equity Commitment Letter.
(b) Parent and Merger Sub will have at the Effective Time cash sufficient to enable Parent and Merger Sub to consummate the Merger on the terms contemplated by this Agreement, and to make all payments contemplated by this Agreement, including payment of the Merger Consideration and any other payments contemplated under Section 1.12 and all fees and expenses of Parent and Merger Sub in connection with the Merger and the other transactions contemplated hereby. Each of Parent and Merger Sub acknowledge that the obligations of Parent and Merger Sub under this Agreement are not contingent upon or subject to any conditions regarding Parent’s and Merger Sub’s ability to obtain financing for the consummation of the Merger and the other transactions contemplated by this Agreement. Upon and immediately following consummation of the transactions contemplated by this Agreement, including after giving effect to the Equity Financing and/or any alternative financing, Parent will not (i) be insolvent or left with unreasonably small capital, (ii) have incurred debts beyond its ability to pay such debts as they mature or (iii) have liabilities (contingent or otherwise) in excess of the reasonable market value of its assets.
Section 3.10 No Ownership of Company Common Stock. None of Parent, Merger Sub or any of their Subsidiaries or Affiliates beneficially owns, directly or indirectly, or is the record holder of, any shares of Company Common Stock or other securities convertible into, exchangeable for or exercisable for shares of Company Common Stock or any securities of any Subsidiary of the Company and none of Parent, Merger Sub or any of their Subsidiaries or Affiliates has any rights to acquire, hold, vote or dispose of any shares of Company Common Stock except pursuant to this Agreement or the Voting Agreements. Other than the Voting Agreements, there are no voting trusts or other agreements or understandings to which Parent, Merger Sub or any of their Subsidiaries or Affiliates is a party with respect to the voting of the capital stock or other equity interest of the Company or any of its Subsidiaries. None of Parent, Merger Sub or any of their Subsidiaries or Affiliates, alone or together with any other Person is, nor at any time during the last five (5) years has it been, an “interested shareholder” of the Company under the TBCA.
Section 3.11 Absence of Certain Agreements. Other than the Voting Agreements, there are no Contracts (whether oral or written) or commitments to enter into Contracts (whether oral or written) (a) between Parent, Merger Sub or any of their Affiliates, on the one hand, and any member of the Company’s management or the Company’s Board of Directors, on the other hand, as of the date hereof that relate to the Company, any of the Company’s Subsidiaries or the transactions contemplated hereby, including the Merger, or (b) pursuant to which any shareholder of the Company would be entitled to receive consideration of a different amount or nature than the Merger Consideration or pursuant to which any shareholder of the Company agrees to vote to approve this Agreement or the Merger or agrees to vote against any Superior Proposal.
Section 3.12 Operations of Merger Sub. Merger Sub has been formed solely for the purpose of engaging in the transactions contemplated hereby, including the Merger, and, prior to the Effective Time, will have engaged in no other business activities and will have incurred no liabilities or obligations other than in connection with this Agreement and the transactions contemplated herein. The authorized capital stock of Merger

Sub consists of 100 shares of common stock, of which 100 shares are validly issued and outstanding as of the date hereof. All of the issued and outstanding capital stock of Merger Sub is as of the date hereof, and at the Effective Time will be, owned by a direct Subsidiary of Parent, except as provided in Section 8.7.
Section 3.13 Brokers. Other than J.P. Morgan Securities LLC and Configure Partners, LLC, no Person is entitled to any brokerage, financial advisory, finder’s or similar fee or commission payable by Parent, Merger Sub or any of their respective Affiliates in connection with the transactions contemplated by this Agreement, including the Merger, based upon arrangements made by or on behalf of any of Parent, Merger Sub or any of their respective Affiliates.
Section 3.14 Acknowledgement and Sophistication. Parent and Merger Sub hereby acknowledge and agree that Parent and Merger Sub have reviewed and analyzed this Agreement and the related Tax, business, financial and other consequences hereof and have had sufficient opportunity to have Parent and Merger Sub’s legal counsel and Tax, business and financial advisors review and analyze this Agreement and the related Tax, business, financial and other consequences hereof. Parent and Merger Sub hereby represent and warrant that, except for the representations and warranties expressly set forth in ARTICLE II, Parent and Merger Sub have relied solely upon their own investigation and the advice of their legal counsel and Tax, business and financial advisors with respect to this Agreement and the related Tax, business, financial and other consequences hereof. Parent hereby represents and warrants that Parent is directed by Persons who are sophisticated as contemplated by Rule 506(b)(2)(ii) promulgated under the Securities Act and that Parent has such knowledge and experience in financial and business matters that Parent is capable of evaluating the merits and risks of the transactions contemplated hereby, including the Merger.
Section 3.15 No Other Representations and Warranties; No Reliance.
(a) No Other Representations and Warranties. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in ARTICLE II:
(i) neither the Company nor any of its Subsidiaries (or any other Person) makes, or has made, any representation or warranty relating to the Company, its Subsidiaries or any of their businesses, operations or otherwise in connection with this Agreement or the Merger;
(ii) no Person has been authorized by the Company, any of its Subsidiaries or any of its or their respective Representatives to make any representation or warranty relating to the Company, its Subsidiaries or any of their businesses or operations or otherwise in connection with this Agreement or the Merger, and if made, such representation or warranty must not be relied upon by Parent, Merger Sub or any of their respective Representatives as having been authorized by the Company, any of its Subsidiaries or any of its or their respective Representatives (or any other Person); and
(iii) the representations and warranties made by the Company in this Agreement are in lieu of and are exclusive of all other representations and warranties, including any express or implied or as to merchantability or fitness for a particular purpose, and the Company hereby disclaims any other or implied representations or warranties, notwithstanding the delivery or disclosure to Parent, Merger Sub or any of their respective Representatives of any documentation or other information (including any financial information, supplemental data or financial projections or other forward-looking statements).
(b) No Reliance. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that, except for the representations and warranties expressly set forth in ARTICLE II, it is not acting (including, as applicable, by entering into this Agreement or consummating the Merger) in reliance on:
(i) any representation or warranty, express or implied;
(ii) any estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information provided or addressed to Parent, Merger Sub or any of their respective Representatives, including any materials or information made available in the electronic data room hosted by or on behalf of the Company in connection with the Merger, in connection with presentations by the Company’s management or in any other forum or setting; or

(iii) the accuracy or completeness of any other representation, warranty, estimate, projection, prediction, data, financial information, memorandum, presentation or other materials or information.
(c) Except for the representations and warranties made by Parent and Merger Sub in this ARTICLE III, none of Parent, Merger Sub or any other Person makes any express or implied representation or warranty with respect to Parent or Merger Sub or their respective businesses, operations, assets, properties, results of operations, liabilities, condition (financial or otherwise) or prospects, and Parent and Merger Sub hereby disclaim any such other representations or warranties. In particular, without limiting the foregoing disclaimer, except for the representations and warranties made by Parent and Merger Sub in this ARTICLE III, none of Parent, Merger Sub or any other Person makes or has made any representation or warranty to the Company or any of its Affiliates or Representatives with respect to any oral or written information furnished or made available to the Company or any of its Affiliates or Representatives in the course of the negotiation of this Agreement or the consummation of the Merger.
ARTICLE IV
CONDUCT OF BUSINESS
Section 4.1 Conduct of Business by the Company.
(a) From the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is validly terminated in accordance with Section 7.1, except (x) as prohibited or required by applicable Law or by any Governmental Entity, (y) as set forth in Section 4.1(a) of the Company Disclosure Schedule or (z) as otherwise contemplated, required or permitted by this Agreement, unless Parent shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed, except as otherwise set forth in this Agreement), the Company shall, and shall cause each of its Subsidiaries to, conduct its business in the Ordinary Course of Business in all material respects and use its commercially reasonably efforts to comply in all material respects with applicable Law and the Company Permits, preserve intact its business organization, preserve its assets, rights and properties in good repair and condition and preserve its goodwill and its relationships with Governmental Entities and other third parties having business dealings with the Company or its Subsidiaries; provided, however, that the failure by the Company or any of its Subsidiaries to take an action because such action is prohibited by any provision of Section 4.1(b) without Parent’s consent shall not constitute a breach under this Section 4.1(a). Notwithstanding anything to the contrary set forth in this Section 4.1(a), the Company and its Subsidiaries may take any actions in response to COVID-19 Measures that the Company reasonably determines are necessary or prudent for it to take and that are substantially consistent with actions taken by similarly situated Persons operating in the upscale casual dining segment of the restaurant industry in the geographic regions in which the affected businesses of the Company or any of its Subsidiaries operate; provided, that, to the extent practicable, the Company shall provide prior notice to and reasonably consult with Parent before taking such actions and, to the extent such actions would otherwise require the prior written consent of the Parent under Section 4.1(b), such actions shall require Parent’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).
(b) Without limiting the generality of the foregoing (except as provided herein), from the date of this Agreement until the earlier of the Effective Time or the date, if any, on which this Agreement is terminated pursuant to Section 7.1, except (x) as prohibited or required by applicable Law or by any Governmental Entity, (y) as set forth in Section 4.1(b) of the Company Disclosure Schedule or (z) as otherwise contemplated, required or permitted by this Agreement, unless Parent shall otherwise consent (which consent shall not be unreasonably withheld, conditioned or delayed, except with respect to any consent requested under Section 4.1(b)(ii), (iii), (vi), (xi), (xix) or (xxii) (in connection with any of the foregoing Sections)), the Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly:
(i) amend or propose or agree to amend, in any material respect, the Company Charter, Company Bylaws or any similar organizational documents of any Subsidiary;
(ii) (A) declare, set aside, make or pay any dividend or other distribution (whether in cash, stock and/or property) in respect of any of its capital stock or set any record date therefor, except for dividends or distributions by any wholly-owned Subsidiary of the Company to the Company or to any other wholly-owned Subsidiary of the Company, and distributions to pay taxes by JAX LLC to holders of Class B Units as required by the LLC Agreement, (B) adjust, split, combine, subdivide or reclassify any of its capital stock or other equity interests or issue or propose or authorize the issuance of any other securities (including options, warrants or any similar security exercisable for, or convertible into, such other security) in respect of, in lieu of, or in substitution for, shares of its capital stock or other equity interests, except with respect to the capital stock or securities of any Subsidiary, in connection with transactions among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries, (C) repurchase, redeem or otherwise acquire any shares of the capital stock of the Company or any of its Subsidiaries, or any other equity interests or any rights, warrants or options to acquire any such shares or interests, except (1) for repurchases of shares of Company Common Stock in connection with the exercise of Company Options or vesting of Company Performance Share Awards or Company Restricted Share Awards (including in satisfaction of any amounts required to be deducted or withheld under applicable Law), in each case outstanding as of the date of this Agreement and in accordance with the Company Stock Incentive Plan and applicable award agreements, (2) with respect to the capital stock or securities of any Subsidiary, in connection with transactions among the Company and one or more of its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries or (3) exchanges of Class B Units for shares of Company Common Stock in accordance with the terms of the LLC Agreement;
(iii) issue, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock or other securities (including any options, warrants or any similar security exercisable for, or convertible into, such capital stock or similar security) or make any changes (by combination, merger, consolidation, reorganization, liquidation or otherwise) in the capital structure of the Company or any of its Subsidiaries, except for (A) the issuance of shares of Company Common Stock pursuant to Contracts in effect prior to the execution and delivery of this Agreement (true and complete copies of which have been provided to Parent prior to the date hereof), (B) the issuance of shares of Company Common Stock in connection with the exercise of Company Options or vesting of Company Performance Share Awards or Company Restricted Share Awards, in each case outstanding as of the date of this Agreement and in accordance with the Company Stock Incentive Plan and applicable award agreements, (C) issuances by a wholly-owned Subsidiary of the Company of capital stock to the Company or another wholly-owned Subsidiary of the Company, or (D) exchanges of Class B Units for shares of Company Common Stock or cash in accordance with the terms of the LLC Agreement;
(iv) except (A) acquisitions of inventory and equipment for immediate consumption or use in the Ordinary Course of Business and (B) acquisitions of assets not in excess of $250,000 individually or $3,000,000 in the aggregate, merge or consolidate with any other Person or acquire any equity interests in or assets of any Person, business or division thereof, or make any investment in any other Person, business or any division thereof (whether through the acquisition of stock, assets or otherwise);
(v)  sell, transfer, assign, abandon, lease, sublease, license, guarantee, subject to a Lien, except for a Permitted Lien, or otherwise dispose of or encumber any material properties, rights, assets, product lines or businesses of the Company or any of its Subsidiaries (including capital stock or other equity interests of any Subsidiary and including any disposals through a plan of division) except (A) pursuant to Contracts in effect prior to the execution and delivery of this Agreement (true and complete copies of which have been provided to Parent prior to the date hereof), (B) any such transaction involving assets of the Company or any of its Subsidiaries (excluding capital stock or other equity interests of any Subsidiary) not in excess of $1,000,000 and on arm’s-length terms or (C) sales, leases or licenses of inventory and obsolete equipment or assets in the Ordinary Course of Business;
(vi) acquire or dispose of any real property or any interest therein;
(vii) except as set forth on Section 4.1(b)(vii) of the Company Disclosure Schedule, (A) make any loans, advances or capital contributions to any other Person, other than immaterial advances to or on behalf of employees of the Company and its Subsidiaries in the Ordinary Course of Business for the payment of insurance premiums; (B) create, incur, redeem, repurchase, defease, prepay, or otherwise acquire or modify the terms of, any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become liable for, the obligation of any Person for borrowed money, except for, in the case of each of clause (A) and clause (B), (1) transactions among the Company and its wholly-owned Subsidiaries or among the Company’s wholly-owned Subsidiaries or (2) any draw-down of funds under the Loan Agreement in the Ordinary Course of Business

(including with respect to any capital expenditures permitted by clause (C)); (C) make or commit to make any capital expenditure, other than (a) capital expenditures set forth in the Board-approved budget for fiscal 2021, a copy of which is attached to Section 4.1(b)(vii) of the Company Disclosure Schedule, made in the Ordinary Course of Business, (b) capital expenditures for the maintenance of existing restaurants not in excess of $250,000, individually, or $2,000,000, in the aggregate, in the Ordinary Course of Business or (c) expenditures reasonably required to open the restaurant being developed in Madison, Alabama (provided, however, that the Company may make any unscheduled capital expenditure for immediate repair of failed systems or machinery necessary to maintain or keep a restaurant open or as a result of natural disasters that have adversely affected a restaurant or are reasonably anticipated to adversely affect a restaurant unless such actions are taken); or (D) cancel any material debts of any Person to the Company or any Subsidiary of the Company or waive any claims or rights of material value;
(viii) except as required pursuant to any Company Benefit Plan as in effect on the date of this Agreement, as required by applicable Law or as set forth on Section 4.1(b)(viii) of the Company Disclosure Schedule, (A) increase the annual compensation or other benefits payable or provided to the Company’s directors or officers, (B) except for (1) the employee salary and bonus review process and related adjustments substantially as conducted each year for restaurant-level employees and (2) promotions of or increases in compensation for restaurant-level employees earning aggregate annual base salaries or wages not in excess of $150,000 per employee made in the Ordinary Course of Business, increase the annual compensation or benefits (including change-in-control or severance benefits) payable or provided to the Company’s or its Subsidiaries’ employees, (C) hire or promote (or commit to hire or promote) (1) any employees other than in the Ordinary Course of Business or (2) employees that, if any such employee had been employed by the Company or any of its Subsidiaries on the date of this Agreement, would have been entitled to a severance benefit pursuant to Section 5.5(d), or (D) establish, adopt, enter into or amend any Collective Bargaining Agreement (or recognize or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any employees of the Company or any of its Subsidiaries), Company Benefit Plan or any other plan, trust, fund, policy or arrangement for the benefit of any current or former directors, officers or employees or any of their dependents or beneficiaries, except as required to comply with Section 409A of the Code or other applicable Law;
(ix) other than the settlement, release, waiver or compromise of any pending or threatened claims, liabilities or obligations (x) set forth on Section 4.1(b)(ix) of the Company Disclosure Schedule or (y) in connection with any shareholder allegations, disputes or pending or threatened litigation against the Company and/or its officers, directors, employees and Representatives relating to the Company’s exploration of strategic alternatives, this Agreement or the Merger (which matters, for the avoidance of doubt, are addressed exclusively in Section 5.13), settle, release, waive or compromise any pending or threatened material claim for an amount in excess of the amount of the specifically corresponding reserve established on the consolidated balance sheet of the Company as reflected in the most recent applicable Company SEC Document plus any applicable third party insurance proceeds, or that entails (A) the incurrence of any obligation (other than the payment of money) to be performed by the Company or its Subsidiaries following the Effective Time that is, individually or in the aggregate, material to the Company and its Subsidiaries, taken as a whole, or (B) obligations that would impose any material restrictions on the business or operations of the Company or any of its Subsidiaries;
(x) except as set forth on Section 4.1(b)(x) of the Company Disclosure Schedule, (A) enter into a Lease or Contract that would constitute a Company Material Contract hereunder had it been effective as of the date of this Agreement, (B) modify, amend or terminate any such Contract or any Company Material Contract or Lease in any material respect, (C) waive, delay the exercise of, release or assign any material rights or claims under any Company Material Contract or Lease outside the Ordinary Course of Business, or (D) enter into any Contract or Lease which contains a change of control or similar provision;
(xi) enter into any Franchise Agreements or take any action that would cause the Company or its Subsidiaries to be subject to any Franchise Laws;

(xii) grant, extend, waive or modify any material rights in or to, or sell, assign, lease, transfer, let lapse, abandon or otherwise dispose of, any material Intellectual Property;
(xiii) alter or amend in any material respect any existing accounting methods, principles or practices, except as may be required by GAAP or applicable Law;
(xiv) (A) revoke or change any material Tax election, (B) change any material method of Tax accounting, (C) file any amended Tax Return, (D) take action to surrender any claim for a refund of Taxes that, in each case, individually or in the aggregate, would materially and adversely affect the Tax liability of the Company or any Subsidiary, (E) change the entity classification of the Company or any of its Subsidiaries, (F) consent to any extension or waiver of the limitation period applicable to any material Tax claim or assessment or (G) take any action that would reasonably be expected to have a materially adverse impact on the Tax position of the Company or any Subsidiary;
(xv) settle or compromise any income Tax claim or assessment, or enter into any closing agreement with any Taxing Authority;
(xvi) propose, adopt or enter into a plan of complete or partial liquidation, dissolution, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries;
(xvii) adopt, propose, effect or implement any “shareholder rights plan,” “poison pill” or similar arrangement that would restrict, prohibit or otherwise affect the consummation of the transactions contemplated hereunder;
(xviii) fail to maintain in full force and effect material insurance policies covering the Company and its Subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practice in all material respects;
(xix) enter into any new line of business outside of its existing business or engage in any discounting, promotional or similar plan other than in the Ordinary Course of Business;
(xx) implement or announce any material reductions in labor force, mass lay-offs or plant closings, early retirement programs, or new severance programs or policies concerning employees of the Company or any of its Subsidiaries (excluding routine employee terminations or severance payments in the Ordinary Course of Business);
(xxi) amend or modify the letter of engagement of the Financial Advisor and any such other financial advisors as are engaged by the Company, if any, in a manner that increases the Company’s obligations thereunder or the fee or commission payable by the Company; or
(xxii) authorize or commit or agree to take any of the foregoing actions.
Section 4.2 No Control of the Company’s Business. The Company, on the one hand, and Parent and Merger Sub, on the other, acknowledge and agree that: (a) nothing contained in this Agreement shall give Parent or Merger Sub, directly or indirectly, the right to control or direct the Company’s or its Subsidiaries’ operations prior to the Effective Time and (b) prior to the Effective Time, each of the Company, Parent and Merger Sub shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over its and its respective Subsidiaries’ operations.
Section 4.3 Process. Parent will, promptly following the date of this Agreement, designate and identify in writing two individuals from either of whom the Company may seek approval in writing (email being sufficient and provided that the Company shall simultaneously (a) seek approval from both such individuals and (b) notify Parent by email in accordance with Section 8.2 of any such request for approval) to undertake any actions not permitted to be taken under Section 4.1. The Company’s request shall describe the action to be taken in reasonable detail (including providing copies of proposed agreements, if applicable) and provide such other information as Parent may reasonably request to evaluate such request for approval. Parent will cause such individuals to respond, on behalf of Parent, to the Company’s written requests for approval no later than three (3) Business Days after delivery of the Company’s request and after Parent shall have received such information required hereunder to be provided by the Company.

ARTICLE V
ADDITIONAL AGREEMENTS
Section 5.1 Preparation of the Proxy Statement; Company Shareholders Meeting; Company Board Recommendation.
(a) As soon as reasonably practicable following the date of this Agreement (and in any event within forty-five (45) days thereof) the Company shall prepare and file with the SEC the form of proxy statement that will be provided to the Company Shareholders in connection with the solicitation of proxies for use at the Company Shareholder Meeting (as amended or supplemented from time to time, the “Proxy Statement”). The Company shall provide Parent and its counsel a reasonable opportunity to review and comment on the Proxy Statement a reasonable time in advance of the filing thereof with the SEC, and the Company shall give reasonable and good faith consideration to any comments made by Parent and its counsel (it being understood that Parent and its counsel shall provide any comments thereon as soon as reasonably practicable). The Company shall use its reasonable best efforts to cause the Proxy Statement to be filed in definitive form with the SEC as promptly as practicable. No filing of, or amendment or supplement to, the Proxy Statement will be made by the Company without providing Parent a reasonable opportunity to review and comment thereon, and giving reasonable and good faith consideration to any reasonable comments made by Parent and its counsel (it being understood that Parent and its counsel shall provide any comments thereon as soon as reasonably practicable). If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective Affiliates, directors or officers, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to the Proxy Statement, so that either such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly prepared and (subject to the preceding sentence) filed with the SEC and, to the extent required by applicable Law, disseminated to the Company Shareholders. The Company shall (i) notify Parent promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Parent with copies of all correspondence between it or any of its Representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement or the Merger and (ii) provide Parent and its counsel a reasonable opportunity to review and comment on any response to any such comments of the SEC or its staff, and the Company shall give reasonable and good faith consideration to any reasonable comments made by Parent and its counsel (it being understood that Parent and its counsel shall provide any comments thereon as soon as reasonably practicable).
(b) The Company shall, as soon as practicable (i) in accordance with applicable Law and the Company Charter and Company Bylaws, establish a record date for, duly call, and give notice of, a special meeting of the Company Shareholders for the purpose of obtaining the Company Shareholder Approval, the advisory vote required by Rule 14a-21(c) under the Exchange Act in connection therewith and a vote to approve the adjournment of the Company Shareholders Meeting, if necessary or appropriate, to solicit additional proxies and votes if there are insufficient votes at the time of the special meeting to obtain the Company Shareholder Approval (the “Company Shareholders Meeting”), and as soon as reasonably practicable thereafter (and in any event within forty-five (45) days after filing the Proxy Statement in definitive form with the SEC), convene and hold the Company Shareholders Meeting and, (ii) subject to the ability of the Company to make a Recommendation Withdrawal pursuant to and in accordance with Section 5.2(d), include in the Proxy Statement the Company Board Recommendation. The Proxy Statement shall include a copy of the Fairness Opinion.
(c) Subject to the ability of the Company to make a Recommendation Withdrawal pursuant to and in accordance with Section 5.2(d), the Company shall take all action that is both reasonable and lawful to solicit from its shareholders proxies in favor of the proposal to adopt and approve this Agreement and the Merger and shall take all other reasonable actions necessary or advisable to secure the vote or consent of the Company Shareholders that are required by the NYSE rules or the TBCA. Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn the Company Shareholders Meeting with Parent’s consent (which consent shall not be unreasonably withheld, conditioned or delayed), as necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company

Shareholders within a reasonable amount of time in advance of the Company Shareholders Meeting. If requested by Parent and permissible under applicable Law, the Company shall adjourn the Company Shareholders Meeting for a period of up to ten (10) Business Days if, on a date for which the Company Shareholders Meeting is scheduled, a quorum is not present or the Company has not received proxies representing a number of shares of Company Common Stock sufficient to obtain the Company Shareholder Approval, for the purpose of soliciting additional proxies and votes in favor of the Company Shareholder Approval. The Company shall keep Parent reasonably informed with respect to the number of proxies received and its preliminary vote tabulation prior to the Company Shareholders Meeting.
Section 5.2 No Solicitation.
(a) No Solicitation or Negotiation. Except as expressly permitted by this Section 5.2 (including Section 5.2(b)), the Company and its Subsidiaries shall, and the Company and its Subsidiaries shall cause their respective directors, officers, employees, Affiliates, investment bankers, attorneys, accountants and other advisors or representatives (collectively, “Representatives”) to, (i) immediately cease and terminate any solicitation, encouragement (including by way of providing access to non-public information or the business, properties, assets or personnel of the Company or any of its Subsidiaries to any Person or its Representatives, Affiliates, or prospective equity and debt financing sources), discussions or negotiations with any Persons that may be ongoing with respect to any inquiry, proposal or Acquisition Proposal, and as promptly as practicable thereafter deliver a written notice to each such Person to the effect that the Company is ending all discussions and negotiations with such Person with respect to any inquiry, proposal or Acquisition Proposal, effective immediately, which notice shall also request such Person to return or destroy promptly all confidential information concerning the Company and its Subsidiaries, and (ii) from the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement in accordance with ARTICLE VII, not directly or indirectly (A) initiate, solicit, knowingly facilitate or knowingly encourage (publicly or otherwise) (including by way of providing access to non-public information or the business, properties, assets or personnel of the Company or any of its Subsidiaries to any Person and its Representatives and its Affiliates) any inquiries regarding, or the making, submission or announcement of any proposal or offer that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal, (B) engage or enter into, continue or otherwise participate in any discussions or negotiations with respect to, or provide any non-public information or data concerning, the Company or its Subsidiaries to any Person relating to, or that would reasonably be expected to lead to, any Acquisition Proposal or otherwise cooperate with or assist or participate in, or knowingly facilitate such inquiries, proposals, discussions or negotiations, (C) grant to any Person any waiver, amendment or release under any standstill or confidentiality agreement or any Takeover Statute unless, in each case, the Company’s Board of Directors (or a committee thereof) first determines that the failure to take such action would be inconsistent with the Company directors’ fiduciary duties under applicable Law, or (D) otherwise facilitate any such inquiries, proposals, discussions or negotiations or any effort or attempt by any Person to make an Acquisition Proposal. A breach by any Subsidiary or Representative of the Company or any of its Subsidiaries of this Section 5.2 shall constitute a breach by the Company of this Section 5.2.
(b) Certain Permitted Conduct. Notwithstanding anything in this Agreement to the contrary but subject to this Section 5.2(b), at any time following the date of this Agreement and prior to the time the Company Shareholder Approval is obtained, if the Company receives a written Acquisition Proposal from any Person or Group that did not result from a breach of this Section 5.2:
(i) the Company and its Representatives may contact such Person or Group to ascertain facts or to clarify the terms and conditions thereof;
(ii) the Company and the Company’s Representatives may provide non-public information and data concerning the Company and its Subsidiaries to such Person or Group, their Representatives and their prospective equity and debt financing sources; provided that the Company shall make available to Parent and Merger Sub (through an electronic data site or otherwise), concurrently with providing such information to any such Person(s), any non-public information concerning the Company or its Subsidiaries that the Company made available to any such Person or Group, their Representatives and their prospective equity and debt financing sources if such information was not previously made available to Parent and Merger Sub; and

(iii) the Company and its Representatives may engage or participate in any discussions or negotiations with such Person or Group regarding such Acquisition Proposal;
provided that, prior to taking any action described in clauses (ii) or (iii) above, (x) such Person first executes a confidentiality agreement that contains terms limiting the use and disclosure of non-public information and imposing standstill obligations that, in each case, are not materially less favorable in the aggregate to the Company than those contained in the Confidentiality Agreement (it being understood that such confidentiality agreement need not contain any “standstill” or similar provisions or otherwise prohibit the making or amendment of an Acquisition Proposal, and that the Company may waive any such terms in any existing confidentiality agreements) (an “Acceptable Confidentiality Agreement”) with the Company and the Company’s Board of Directors (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside counsel) that (A) the failure to take such action would be inconsistent with the Company directors’ fiduciary duties under applicable Law and (B) such Acquisition Proposal either constitutes a Superior Proposal or would reasonably be expected to result in a Superior Proposal and (y) the Company provides prompt notice to Parent of each such determination by the Company’s Board of Directors (or a committee thereof) and of its intent to provide such information or engage in such negotiations or discussions. The Company and its Affiliates shall not enter into any agreement with any Person following the date hereof (including any Acceptable Confidentiality Agreement) that would prevent the Company from complying with its obligations under this Section 5.2.
Following the date of this Agreement and until the Effective Time or, if earlier, the termination of this Agreement, the Company shall (i) notify Parent promptly (and in any event within twenty-four (24) hours of receipt) of any Acquisition Proposal, or any inquiry, proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, received by the Company, its Subsidiaries or any of their Representatives, and (ii) include with such notice (A) the identity of the Person or Group making such Acquisition Proposal, inquiry, proposal or offer, (B) a summary of the material terms and conditions of any such Acquisition Proposal, inquiry, proposal or offer and (C) copies of any bid or offer letter, acquisition agreement, commitment letter or similar material document relating to such Acquisition Proposal, inquiry, proposal or offer. From and after the date of this Agreement, the Company shall keep Parent and its Representatives reasonably informed on a reasonably prompt basis of any material developments, discussions or negotiations regarding any Acquisition Proposal, inquiry, proposal or offer (including any changes thereto) and provide any information and documents required to be provided to Parent pursuant to the preceding sentence (including any changes thereto, and any new information or documents that become available after the Company provides its initial notice of an Acquisition Proposal, inquiry, proposal or offer).
(c) Definitions. For purposes of this Agreement:
(i) “Acquisition Proposal” means any inquiry, proposal or offer from any Person or Group (other than Parent or any of its Subsidiaries) for, in one transaction or a series of related transactions, (A) a merger, reorganization, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving an acquisition of the Company, (B) the acquisition in any manner, directly or indirectly, of twenty percent (20%) or more of the equity securities (or securities convertible into twenty percent (20%) or more of the equity securities) or assets (including capital stock of any Subsidiaries of the Company) of the Company or any of its Subsidiaries representing twenty percent (20%) or more of the consolidated assets of the Company (based on the fair market value thereof) or of the consolidated revenues, net income or operating cash flow of the Company, (C) any tender offer or exchange offer that results in or, if consummated, would result in any Person or Group, directly or indirectly, beneficially owning twenty percent (20%) or more of the equity securities (or securities convertible into twenty percent (20%) or more of the equity securities) of the Company or (D) any combination of the foregoing, in the case of each of clauses (A) through (D), other than the Merger.
(ii) “Superior Proposal” means a bona fide written Acquisition Proposal (with the percentages set forth in the definition of such term changed from twenty percent (20%) to fifty percent (50%)) and that the Company’s Board of Directors (or a committee thereof) has determined in its good faith judgment, after consultation with outside legal counsel and its financial advisor, is (i) reasonably likely to be, and reasonably capable of being, consummated in accordance with its terms, and, (ii) if consummated, would be more favorable to the Company Shareholders from a financial point of view than the Merger, taken as a whole (including changes to the terms and conditions of this Agreement proposed in response to such Acquisition Proposal or otherwise by Parent that, if accepted by the Company, would be binding upon Parent and Merger Sub), taking into account and without limitation, (a) all financial considerations, (b) the identity of the Person or Group making such Acquisition Proposal, (c) the anticipated timing, conditions and prospects for completion of such Acquisition Proposal (including any financing contingencies or arrangements), (d) the other terms and conditions of such Acquisition Proposal and the implications thereof on the Company, including all relevant legal, regulatory and financial aspects of such Acquisition Proposal and (e) any other aspects of such Acquisition Proposal reasonably deemed relevant by the Company’s Board of Directors (or a committee thereof).
(d) No Change in Recommendation or Alternative Acquisition Agreement. Except as set forth in this Section 5.2(d), the Company’s Board of Directors (or any committee thereof) shall not:
(i) (A) withhold, withdraw or modify (or resolve or publicly propose to withhold, withdraw or modify), in a manner adverse in any respect to the interests of Parent and Merger Sub, the Company Board Recommendation, (B) fail to include the Company Board Recommendation in the Proxy Statement, (C) adopt, approve, authorize, declare advisable or publicly recommend to propose to adopt, approve, authorize or declare advisable any Acquisition Proposal or (D) take action in favor of, make any recommendation or other public statement in support of, or fail to recommend against, any Acquisition Proposal subject to Regulation 14D under the Exchange Act in any solicitation or recommendation statement made on Schedule 14D-9 relating thereto within ten (10) Business Days after the commencement of such Acquisition Proposal (any such action, a “Recommendation Withdrawal”); or
(ii) approve or recommend, or resolve or publicly propose to approve or recommend, or cause or permit the Company or any of its Subsidiaries to enter into, any letter of intent, memorandum of understanding, acquisition agreement, merger agreement or similar definitive agreement relating to any Acquisition Proposal (other than an Acceptable Confidentiality Agreement pursuant to Section 5.2(b)) (an “Alternative Acquisition Agreement”).
Notwithstanding anything to the contrary set forth in this Agreement, but subject to Sections 5.2(e) and (f), at any time prior to obtaining the Company Shareholder Approval, but not after, so long as none of the Company, its Subsidiaries or their Representatives have breached in any material respect this Section 5.2, the Company’s Board of Directors (or a committee thereof) may, if the Company’s Board of Directors (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside counsel) that failure to take such action would be inconsistent with its fiduciary duties under applicable Law, (x) effect a Recommendation Withdrawal in response to an Acquisition Proposal made after the date hereof that did not result from a breach of this Section 5.2 and that the Company’s Board of Directors (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside counsel) is a Superior Proposal (giving effect to all of the binding written adjustments, if any, offered by Parent pursuant to Section 5.2(f) or otherwise), (y) subject to prior or concurrent payment of the Termination Fee, terminate this Agreement under Section 7.1(d)(ii) to enter into an Alternative Acquisition Agreement if the Company’s Board of Directors (or a committee thereof) determines in good faith (after consultation with its financial advisor and outside counsel) that the Acquisition Proposal continues to constitute a Superior Proposal and/or (z) effect a Recommendation Withdrawal in response to an Intervening Event. For purposes of this Agreement, “Intervening Event” means any material event, fact, development or occurrence that affects the business, assets or operations of the Company and its Subsidiaries, taken as a whole, that is unknown to, and is not reasonably foreseeable by, the Company’s Board of Directors as of the date of this Agreement, that becomes known to the Company’s Board of Directors after the date of this Agreement; provided, however, that in no event shall the receipt, existence or terms of an Acquisition Proposal or any matter relating thereto or consequence thereof constitute an Intervening Event; and provided, further, that, for the avoidance of doubt, none of the following shall be considered or taken into account in determining whether an Intervening Event has occurred: (1) changes in the trading price or trading volume of the Company Common Stock (however, the underlying reasons for such events may constitute an

Intervening Event), (2) the fact alone that the Company meets or exceeds any internal or published forecasts or projections for any period (however, the underlying reasons for such events may constitute an Intervening Event) or (3) any consequence arising as a result of the Company’s breach of any covenant or obligation to be performed by it at or prior to the Closing Date.
(e) Certain Permitted Disclosure. Nothing contained in this Agreement will prohibit the Company or the Company’s Board of Directors (or a committee thereof) from (i) taking and disclosing to the Company Shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or complying with Rule 14d-9 promulgated under the Exchange Act, including a “stop, look and listen” communication by the Company’s Board of Directors (or a committee thereof) to the Company Shareholders pursuant to Rule 14d-9(f) promulgated under the Exchange Act (or any substantially similar communication); (ii) complying with Item 1012(a) of Regulation M-A promulgated under the Exchange Act; (iii) informing any Person of the existence of the provisions contained in this Section 5.2; (iv) complying with the Company’s disclosure obligations under U.S. federal or state Law with regard to an Acquisition Proposal; or (v) subject to Section 5.8, making any disclosure to the Company Shareholders unrelated to an Acquisition Proposal (including regarding the business, financial condition or results of operations of the Company and its Subsidiaries) that the Company’s Board of Directors (or a committee thereof) has determined to make in good faith. For the avoidance of doubt, nothing in the foregoing will be deemed to permit the Company or the Company’s Board of Directors (or a committee thereof) to make a Recommendation Withdrawal other than in accordance with Section 5.2(d) and Section 5.2(f), and none of the communications, disclosures or actions contemplated by this Section 5.2(e) shall constitute or be deemed to constitute a Recommendation Withdrawal so long as (A) any such disclosure includes the Company Board Recommendation without any modification or qualification thereof or continues the prior recommendation of the Company Board and (B) does not contain a Recommendation Withdrawal.
(f) Notice. The Company shall not be entitled to effect a Recommendation Withdrawal with respect to a Superior Proposal or an Intervening Event or to terminate this Agreement under Section 7.1(d)(ii) unless (i) the Company has provided a written notice to Parent at least four (4) Business Days in advance (the “Notice Period”), which notice in the case of (A) a Superior Proposal (a “Notice of Superior Proposal”) shall specify that the Company intends to take such action and include copies of all relevant documents relating to such Superior Proposal (including copies of the then-current form of acquisition agreement, together with copies of any commitment letters or similar material documents with respect to any financing for such Superior Proposal), or if either the Superior Proposal or financing terms were not made in writing, a description of the material terms and conditions of the Superior Proposal or financing, as applicable, that is the basis of such action (including the identity of the Person or Group making such proposal), or (B) an Intervening Event (a “Notice of Intervening Event”) shall describe in reasonable detail such Intervening Event; (ii) if requested by Parent, the Company shall, and shall cause its financial advisor and outside counsel to, during the Notice Period, negotiate with Parent and Merger Sub and their Representatives in good faith to make amendments to the terms and conditions of this Agreement; and (iii) following the end of the Notice Period, the Company’s Board of Directors (or a committee thereof) shall have determined in good faith after consultation with its financial advisor and outside counsel, taking into account any written amendments to the terms and conditions of this Agreement proposed by Parent and Merger Sub that, if accepted by the Company, would be binding upon Parent and Merger Sub in response to the Notice of Superior Proposal, the Notice of Intervening Event or otherwise, that (1) in the case of a Superior Proposal, the Acquisition Proposal giving rise to the Notice of Superior Proposal continues to constitute a Superior Proposal or (2) in the case of an Intervening Event, that such changes would not change the determination of the Company’s Board of Directors of the need for a Recommendation Withdrawal in response to such Intervening Event, as applicable. In the event of any material revisions to such Superior Proposal or material changes related to such Intervening Event, the Company shall be required to deliver a new written notice to Parent and Merger Sub and to comply with the requirements of this Section 5.2(f) with respect to such new written notice, except that the four (4) Business Day period referred to in this Section 5.2(f) shall be reduced to two (2) Business Days.
(g) Conditional Commitment. If the Company’s Board of Directors (or a committee thereof) has resolved to make a Recommendation Withdrawal and provide a Notice of Superior Proposal pursuant to Section 5.2(f), in order to enable the Company’s Board of Directors (or a committee thereof) to be sufficiently comfortable that such Superior Proposal will remain available to the Company when and if this

Agreement is terminated as and to the extent permitted hereunder in respect of such Superior Proposal, the Company may, before delivering a Notice of Superior Proposal to Parent, enter into a binding letter agreement (the “Conditional Commitment”) with the third party making such Superior Proposal (the “Committed Bidder”), which Conditional Commitment may (i) provide that the Committed Bidder is obligated, on behalf of the Company, to pay the Termination Fee and any other fee or expense required to be paid by the Company pursuant to the relevant provisions of this Agreement in accordance with the terms thereof, (ii) attach as an exhibit thereto a fully negotiated agreement and plan of merger providing for the transaction contemplated by the Superior Proposal and/or (iii) provide that the Company shall enter into such agreement and plan of merger, and/or that such agreement and plan of merger shall automatically become binding on the Company, only on and after (and in no event before) both (A) the termination of this Agreement in accordance with its terms and (B) the payment by the Company (or by the Committed Bidder on behalf of the Company) of the Termination Fee or any other fee or expense required to be paid hereunder; provided, however, that the Conditional Commitment may not (x) impose on the Company, its Subsidiaries or their respective former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees any liability or obligation except upon the valid termination of this Agreement as contemplated in clause (iii), (y) impose on Parent, Merger Sub, the Equity Financing Source or their respective former, current and future holders of any equity, controlling persons, directors, officers, employees, agents, attorneys, Affiliates, members, managers, general or limited partners, stockholders and assignees any liability or obligation at any time, including following the termination of this Agreement, or (z) relieve the Company of its obligations to Parent or Merger Sub under this Agreement, including its obligation to pay the Termination Fee pursuant to Section 7.3. Notwithstanding the foregoing, the parties further agree that, in the circumstances described in the immediately preceding sentence, until the termination of this Agreement in accordance with its terms, (1) in no event may the Conditional Commitment permit the Committed Bidder to make any SEC or other regulatory filings in connection with the transactions contemplated by the Conditional Commitment until the termination of this Agreement unless otherwise required by Law and (2) the Company shall otherwise remain subject to all of its obligations under this Agreement applicable thereto. The Company shall promptly provide Parent with a true and complete copy of any Conditional Commitment.
Section 5.3 Access to Information. Upon reasonable advance written notice and subject to applicable Law, the Company shall, and shall cause each of its Subsidiaries to, afford Parent and its Representatives, and subject to Section 5.15, the Financing Sources and the Financing Sources’ Representatives, reasonable access during normal business hours to its and its Subsidiaries’ properties, books, records, Contracts, permits, legal counsel, financial advisors, accountants, consultants and personnel, and shall furnish, and shall cause to be furnished, as promptly as practicable to Parent, all other information concerning the Company and its Subsidiaries’ business, properties and personnel as Parent may reasonably request in writing for purposes of diligence, integration planning, financing and facilitating the transfer of the ownership of the Company and its properties and assets; provided, however, that the Company may restrict the foregoing access to the extent required by applicable Law or Contract to which the Company or its respective Subsidiaries is a party (provided the Company uses reasonable efforts to obtain consent from the relevant counterparties and, failing that, redacts sensitive information and otherwise use commercially reasonable efforts to communicate the applicable information in a reasonable way that would not risk violating the applicable Law or Contract). All such access shall be subject to reasonable restrictions imposed from time to time with respect to the provision of privileged communications or any applicable confidentiality agreement with any Person. In conducting any inspection of any properties of the Company and its respective Subsidiaries, Parent, the Financing Sources and Parent’s and the Financing Sources’ respective Representatives shall not unreasonably interfere with the business conducted at such property. All information obtained pursuant to this Section 5.3 shall continue to be governed by the Confidentiality Agreement, which shall remain in full force and effect in accordance with its terms. Notwithstanding anything to the contrary herein, the Company may satisfy its obligations set forth above by electronic means if physical access is not reasonably feasible or would not be permitted under the applicable Law (including as a result of COVID-19 or any COVID-19 Measures).
Section 5.4 Consents, Approvals and Filings.
(a) Upon the terms and subject to the conditions set forth in this Agreement, the parties shall, and shall cause their respective Subsidiaries to, (i) use reasonable best efforts to cause the conditions set forth in

ARTICLE VI to be satisfied as promptly as practicable, (ii) use reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its respective Subsidiaries with respect to the Merger and, subject to the conditions set forth in ARTICLE VI hereof, to consummate the Merger and the other transactions contemplated hereby, as promptly as practicable, (iii) on the part of Parent, promptly obtain the Equity Financing and/or any alternative financing, (iv) on the part of the Company, and at Parent’s request, obtain payoff instructions and a customary payoff letter in connection with the repayment of, and the termination of any Contracts or Liens relating to, any outstanding indebtedness of the Company or its Subsidiaries as of the Closing Date (the “Payoff Letters”) and (v) use reasonable best efforts to obtain as promptly as practicable any Consent of, or any exemption or waiver by, any Governmental Entity and any other third-party Consent which is required to be obtained by the parties or their respective Subsidiaries in connection with the Merger and the other transactions contemplated hereby, and to comply with the terms and conditions of any such Consent, provided, however, that the failure to obtain any or all such Consents (in and of itself) shall not constitute a Company Material Adverse Effect; provided, further, that the foregoing proviso shall not limit any remedies available to Parent and Merger Sub for a breach of the Company’s obligations under clause (v) of this Section 5.4(a) or Section 2.4. The parties shall cooperate with the reasonable requests of each other in seeking to obtain as promptly as practicable any such Consent. Notwithstanding anything to the contrary herein, the Company shall not be required to pay, prior to the Effective Time, any consent or similar fee, “profit sharing” or other similar payment or other consideration (including increased rent or other similar payments or any amendments, supplements or other modifications to (or waivers of) the existing terms of any Contract), or the provision of additional security (including a guaranty) to obtain the Consent of any Person under any Contract.
(b) Neither the Company nor Parent shall, and each of them shall cause its Affiliates not to, after the date hereof directly or indirectly acquire, purchase, lease or license (or agree to acquire, purchase, lease or license), by merging with or into or consolidating with, or by purchasing a substantial portion of the assets of or equity in, or by any other manner, any business or any corporation, partnership, association or other business organization or division or part thereof, or any securities or collection of assets, if doing so would reasonably be expected to: (i) impose any material delay in the obtaining of, or materially increase the risk of not obtaining, any Consent or approval of any Governmental Entity necessary to consummate the Merger or the expiration or termination of any applicable waiting period; (ii) materially increase the risk of any Governmental Entity entering an Order prohibiting the consummation of the Merger; (iii) materially increase the risk of not being able to remove any such Order on appeal or otherwise; or (iv) prevent or materially impede or delay the consummation of the Merger.
(c) In furtherance of the foregoing, the parties shall as promptly as practicable following the date of this Agreement make all filings and notifications with all Governmental Entities that may be or may become reasonably necessary, proper or advisable under this Agreement and applicable Law to consummate and make effective the Merger, including: (i) not later than ten (10) Business Days following the date of this Agreement, the Company and Parent each making an appropriate filing of a notification and report form pursuant to the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice with respect to the Merger and, to the extent available, requesting early termination of the initial waiting period under the HSR Act; (ii) the Company and Parent and their respective Subsidiaries each making any other filing that may be required under any other antitrust Laws or by any antitrust authority; and (iii) the Company and Parent making any other filing that may be required under any applicable Law or by any Governmental Entity with jurisdiction over enforcement of any such Law. Each of the Company and Parent agrees to use reasonable best efforts to supply as promptly as practicable any additional information and documentary material that may be reasonably requested by a Governmental Entity pursuant to the HSR Act or other applicable Law.
(d) The Company and Parent shall (i) furnish each other and, upon request, any Governmental Entity, any information or documentation concerning themselves, their Affiliates, directors, officers, securityholders and financing sources, information or documentation concerning the Merger and such other matters as may be reasonably requested and (ii) make available their respective personnel and advisers to each other and, upon request, any Governmental Entity, in connection with (A) the preparation of any statement, filing, notice or application made by or on their behalf to any Governmental Entity in connection with the Merger or (B) any review or approval process.

(e) Subject to applicable Law relating to the sharing of information, each of the Company, on the one hand, and Parent, on the other hand, shall promptly notify the other of any communication it or any of its Affiliates receives from any Governmental Entity relating to the matters that are the subject of this Agreement and, prior to submitting any substantive written communication, correspondence or filing by such party or any of its Representatives, on the one hand, to any Governmental Entity or members of its staff, on the other hand, the submitting party shall permit the other party and its counsel a reasonable opportunity to review in advance, and consider in good faith the reasonable views of the other party that are provided in a timely manner, in connection with any such communication. Subject to the terms and conditions of the Confidentiality Agreement, the Company and Parent and Merger Sub shall coordinate and cooperate fully with each other in exchanging such information and providing such assistance as the other party may reasonably request in connection with the foregoing (including, to the extent available, in seeking early termination of any applicable waiting periods under the HSR Act). To the extent practicable under the circumstances, none of the parties to this Agreement shall agree to participate in any substantive meeting with any Governmental Entity in respect of any Filings, investigation (including any settlement of the investigation), litigation, or other inquiry unless it consults with the other party in advance and, where permitted, allows the other party to participate. Neither party shall be required to comply with any of the foregoing provisions of this Section 5.4(e) to the extent that such compliance would be prohibited by applicable Law or in connection with customary or routine filing, correspondence or communications by Parent, its Affiliates or their respective Representatives to obtain any Consent from any Governmental Entity with respect to any Liquor License. The parties further covenant and agree not to voluntarily extend any waiting period associated with any Consent of any Governmental Entity or enter into any agreement with any Governmental Entity not to consummate the Merger, except with the prior written consent of the other party hereto.
(f) Each of the Company and Parent may, as each deems advisable and necessary, reasonably designate any competitively sensitive material provided to the other under this Section 5.4 as “Antitrust Counsel Only Material.” Such materials and the information contained therein shall be given only to the outside antitrust counsel of the recipient and will not be disclosed by such outside counsel to employees, officers or directors of the recipient unless express written permission is obtained in advance from the source of the materials (the Company or Parent, as the case may be) or its legal counsel. Notwithstanding anything to the contrary in this Section 5.4, materials provided to the other party or its outside counsel may be redacted (1) to remove references concerning valuation, (2) as necessary to comply with contractual arrangements, (3) as necessary to address reasonable attorney-client or other privilege or confidentiality concerns and (4) to remove references concerning pricing and other competitively sensitive terms from an antitrust perspective in the Contracts of the Company, Parent and their respective Subsidiaries.
Section 5.5 Employee Matters.
(a) In addition to any other obligation set forth in this Section 5.5, for a period of twelve (12) months following the Closing Date (the “Benefits Continuation Period”), Parent shall provide to employees of the Company and its Subsidiaries, while their employment continues during the Benefits Continuation Period (the “Continuing Employees”), (i) base salary or wage level and target cash bonus opportunities substantially comparable in the aggregate with the base salary or wage level (as applicable) and target cash bonus opportunities provided to them as employees of the Company or its Subsidiaries as in effect immediately prior to the Effective Time and (ii) employee benefits that are substantially comparable in the aggregate to those provided to such Continuing Employees immediately prior to the Effective Time. For the avoidance of doubt, Parent shall not be required to provide to any Continuing Employees any equity-based compensation or any auto- or vehicle-related benefits.
(b) Parent shall, or shall cause its applicable Subsidiary to, use commercially reasonable efforts to (i) credit each Continuing Employee with his or her years of service with the Company and any predecessor entities for purposes of eligibility, vesting and benefit accrual (including but not limited to accrual of paid time off and levels of severance benefits under severance arrangements) with respect to the Company Benefit Plans and any replacement or successor benefit plan of Parent that a Continuing Employee is eligible to participate in following the Closing Date, except for benefit accrual under a defined benefit pension plan or to the extent such credit would result in a duplication of benefits, (ii) waive any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of Parent that a Continuing Employee is eligible to participate in following the Closing Date to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such Continuing Employee immediately prior to the Closing Date under the analogous Company Benefit Plan in which such Continuing Employee participated, and (iii) provide each Continuing Employee with credit for any co-payments and deductibles paid during the portion of the applicable plan year prior to the Closing Date (to the same extent such credit was given under the analogous Company Benefit Plan prior to the Closing Date) in satisfying any applicable deductible or out of pocket requirements.
(c) No provision of this Agreement shall (i) constitute the establishment or adoption of, or amendment to, any Company Benefit Plan or employee benefit plan, or require Parent or the Company or any of their respective Subsidiaries or Affiliates to continue any Company Benefit Plan or other employee benefit plan, (ii) create any third party beneficiary rights in any current or former employee, officer, director or other service provider of the Company or any of its Affiliates (including any beneficiary or dependent thereof) in respect of continued employment by the Company, Parent, any of their respective Affiliates or otherwise, or (iii) in any way limit the ability of the Company, Parent or any of their Subsidiaries or Affiliates to terminate the employment of any individual at any time or for any reason.
(d) Notwithstanding any other provision of this Agreement to the contrary, Parent shall, and shall cause any of its Affiliates to, provide Continuing Employees whose employment terminates during the Benefits Continuation Period with severance benefits at levels no less than and pursuant to the terms set forth in Section 5.5(d) of the Company Disclosure Schedule.
(e) Prior to the Closing, the Company shall, and shall cause each of its Subsidiaries to, at Parent’s request, take all actions necessary for the termination of each Company Benefit Plan that constitutes a plan qualified under Section 401(a) of the Code (each such plan, a “Company Qualified Plan”), as set forth on Section 5.5(e) of the Company Disclosure Schedule, with such termination effective no later than the date immediately preceding the Closing Date. The resolutions and other actions taken to terminate any such Company Qualified Plan, and any amendments required in connection with such termination, if applicable, shall be in a form and manner reasonably acceptable to Parent, and the Company shall provide Parent with evidence reasonably satisfactory to Parent that each Company Qualified Plan has been amended and terminated in accordance with the applicable Company Qualified Plan document and applicable Law. Parent shall, if a Company Qualified Plan is terminated as contemplated above, permit rollover (other than loan rollover) from such Company Qualified Plan.
(f) Prior to the Closing, the Company shall, and shall cause each of its Subsidiaries to, at Parent’s request, take all actions necessary for the termination of the Company Benefit Plans offering group health or welfare benefits, as identified by Parent prior to the Closing (the “Company Welfare Plans”), with such termination to be effective upon the Closing Date. The resolutions and other actions taken to terminate any such Company Welfare Plan, if applicable, shall be in a form and manner reasonably acceptable to Parent, and the Company shall provide Parent with evidence reasonably satisfactory to Parent that each Company Welfare Plan will be terminated effective upon the Closing in accordance with the terms of the applicable Company Welfare Plan documents and applicable Law.
(g) Parent shall assume, guaranty and reaffirm and perform or cause to be performed the obligations of the Company and its Subsidiaries under (i) the salary continuation agreements set forth on Section 5.5(g)(i) of the Company Disclosure Schedule, including, but not limited to, the obligation to maintain and fund a trust pursuant to those agreements; (ii) the employment agreements set forth on Section 5.5(g)(ii) of the Company Disclosure Schedule and the consummation of the Merger shall constitute a change in control for purposes of such agreements; and (iii) the Company’s bonus plans and shall perform and make payments no later than March 15, 2022, pursuant to the Company’s Cash Incentive Performance Program, Multi-Unit Operations Personnel Cash Incentive Performance Plan, J. Alexander’s, LLC Restaurant Management Incentive Plan, Stoney River Restaurant Management Incentive Plan and other bonus plans with respect to the Company’s 2021 fiscal year for employees whose employment continues after the date of this Agreement in accordance with Section 5.5(g)(iii) of the Company Disclosure Schedule; provided that the

Company may elect to pay a prorated bonus prior to Closing with respect to the first half of the 2021 fiscal year, in which case, after the Closing, Parent will cause prorated bonuses to be paid pursuant to these bonus plans for the remainder of the 2021 fiscal year in accordance with Section 5.5(g)(iii) of the Company Disclosure Schedule.
Section 5.6 Expenses. Whether or not the Merger is consummated, all Expenses incurred in connection with this Agreement and the Merger shall be paid by the party incurring such Expenses. As used in this Agreement, “Expenses” includes all out-of-pocket expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party and its Affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement and the Merger.
Section 5.7 Directors’ and Officers’ Indemnification and Insurance.
(a) From and after the Effective Time, Parent shall, and shall cause the Surviving Corporation (as the case may be) to, to the same extent that the Company is required to indemnify, defend and hold harmless (and advance expenses to) the applicable Indemnified Party under applicable Law and the Company Charter and Company Bylaws or the organizational documents of the applicable Subsidiary of the Company as of the date hereof, indemnify, defend and hold harmless (and advance expenses from time to time as incurred, provided the Person to whom expenses are advanced complies with the provisions of Section 48-18-504 of the TBCA or other applicable Law and provides statements and reasonable documentation therefor) the present and former directors and officers of the Company or any Subsidiary of the Company and any Person acting as director, officer, trustee, fiduciary, employee or agent of another entity or enterprise (including any Company Benefit Plan or any Subsidiary of the Company) at the request of the Company and the members of JAX LLC that are entitled to indemnification under the LLC Agreement (each an “Indemnified Party”) from and against any and all actual, documented costs or expenses (including reasonable attorneys’ fees, expenses and disbursements), judgments, fines, losses, claims, damages, penalties, liabilities and amounts paid in settlement in connection with any actual or threatened Proceeding, arising out of, relating to, or in connection with, any circumstances, developments or matters in existence, or acts or omissions occurring or alleged to occur prior to or at the Effective Time, including the approval of this Agreement and the Merger or arising out of or pertaining to the Merger, whether asserted or claimed prior to, at or after the Effective Time; provided, that the Person to whom expenses are advanced provides written affirmation of the Indemnified Party’s good faith determination that any applicable standard of conduct required by the TBCA or other applicable Law has been met.
(b) An Indemnified Party shall notify the Surviving Corporation in writing promptly upon learning of any Proceeding or other matter in respect of which such indemnification may be sought. The Surviving Corporation shall have the right, but not the obligation, to assume and control the defense of any act or omission covered under this Section 5.7 (each, a “Claim”) with counsel selected by the Surviving Corporation, which counsel shall be reasonably acceptable to the applicable Indemnified Party; provided, however, that (i) such Indemnified Party shall be permitted to participate in the defense of such Claim at his or her own expense; and (ii) if the Surviving Corporation assumes the defense, then the Surviving Corporation shall use its reasonable best efforts to conduct a vigorous defense of such matter; provided, further, that in respect of any matter for which the Surviving Corporation has assumed the defense of such Claim, notwithstanding anything to the contrary in this Agreement, neither Parent nor the Surviving Corporation shall, and Parent shall cause the Surviving Corporation not to (without the prior written consent of the applicable Indemnified Party, not to be unreasonably withheld, conditioned or delayed), settle or compromise or consent to the entry of any judgment or otherwise seek termination with respect to such Claim for which indemnification may be sought by an Indemnified Party pursuant to this Agreement unless such settlement, compromise, consent or termination includes an unconditional release of all Indemnified Parties from all liability arising out of such Claim, and does not include an admission of fault or wrongdoing by any Indemnified Party.
(c) Subject to the following sentence, the Company may, and if the Company does not the Parent shall cause the Surviving Corporation (or any successor) to, purchase, at no expense to the beneficiaries, a six (6) year extended reporting period endorsement with respect to directors’ and officers’ liability insurance and fiduciary liability insurance having terms and conditions at least as favorable to the Indemnified Parties as the Company’s currently existing directors’ and officers’ liability insurance and fiduciary liability insurance (a “Reporting Tail Endorsement”) and maintain this endorsement in full force and effect for its full term. To the extent purchased after the date of this Agreement and prior to the Effective Time, such insurance policies shall be placed through such broker(s) and with such insurance carriers as may be specified by Parent and as are reasonably acceptable to the Company; provided, that such insurance carrier has at least an “A” rating by A.M. Best with respect to directors’ and officers’ liability insurance and fiduciary liability insurance. Notwithstanding any of the foregoing, in no event shall Parent or the Surviving Corporation be required to (or the Company be permitted to) expend for such policy an aggregate amount in excess of 300% of the annual renewal premium amount applicable to the Company’s directors’ and officers’ liability insurance and fiduciary liability insurance at the time the Reporting Tail Endorsement is purchased, it being understood that if the premiums payable for such insurance coverage exceeds such amount, Parent and the Surviving Corporation shall be obligated to (or the Company may only) obtain a policy with the greatest coverage available for a cost equal to such amount.
(d) Following the Effective Time, the Surviving Corporation shall, and Parent shall cause the Surviving Corporation to, honor the provisions in the Company Charter and the Company Bylaws as of the date of this Agreement providing for indemnification, advancement and reimbursement of expenses and exculpation of Indemnified Parties, as applicable, with respect to the facts or circumstances occurring at or prior to the Effective Time, to the fullest extent permitted from time to time under applicable Law.
(e) If Parent or the Surviving Corporation or any of their respective successors or assigns or Subsidiaries (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, and in each such case, Parent shall cause proper provisions to be made prior to the consummation of any transaction of the type described in clause (i) or (ii) of this sentence so that the successors and assigns of Parent or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 5.7.
(f) From and after the Effective Time, Parent and the Surviving Corporation shall not, directly or indirectly, amend, modify, limit or terminate the advancement and reimbursement of expenses, exculpation, indemnification provisions of the agreements listed in Section 5.7(f) of the Company Disclosure Schedule between the Company or any Subsidiary and any of the Indemnified Parties.
(g) This Section 5.7 is intended for the irrevocable benefit of, and to grant third-party rights to, the Indemnified Parties and shall be binding on all successors and assigns of Parent and the Surviving Corporation. The obligations of Parent under this Section 5.7 shall not be terminated or modified in such a manner as to adversely affect any Indemnified Party unless (i) such termination or modification is required by applicable Law or (ii) the affected Indemnified Party shall have consented in advance in writing to such termination or modification. It is expressly agreed that each Indemnified Party shall be a third-party beneficiary of this Section 5.7, and entitled to enforce the covenants contained in this Section 5.7. If any Indemnified Party makes any claim for indemnification or advancement of expenses under this Section 5.7 that is denied by Parent and/or the Surviving Corporation, and a court of competent jurisdiction determines that the Indemnified Party is entitled to such indemnification, then Parent or the Surviving Corporation shall pay such Indemnified Party’s costs and expenses, including legal fees and expenses, incurred in connection with pursuing such claim against Parent and/or the Surviving Corporation. The rights of the Indemnified Parties under this Section 5.7 shall be in addition to, and not in substitution for, any rights such Indemnified Parties may have under the Company Charter and the Company Bylaws, the certificate of incorporation and bylaws (or comparable organizational documents or agreements) of any of the Company’s Subsidiaries or the charter or bylaws of the Surviving Corporation or under any applicable Contracts, insurance policies or Laws and Parent shall, and shall cause the Surviving Corporation (or its assignees) to, honor and perform under all indemnification agreements entered into by the Company or any of its Subsidiaries that are listed in Section 5.7(f) of the Company Disclosure Schedule.
(h) Nothing in this Agreement is intended to, shall be construed to or shall release, waive or impair any rights to directors’ and officers’ insurance claims under any policy that is or has been in existence with respect to the Company or any of its respective Subsidiaries for any of their respective directors, officers or other employees, it being understood and agreed that the indemnification provided for in this Section 5.7 is not prior to or in substitution for any such claims under such policies.

Section 5.8 Public Announcements. The initial press release concerning this Agreement and the Merger shall be a joint press release approved in advance by the Company and Parent. Following such initial press release and prior to the Effective Time, Parent and the Company shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements or announcements with respect to the Merger and shall not issue any such press release or make any such public statements or announcements prior to such consultation, except as such party may reasonably conclude may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system; provided, however, that the restrictions set forth in this Section 5.8 shall not apply to any release or public statement or announcement (a) relating to an Acquisition Proposal, (b) in connection with any dispute between the parties regarding this Agreement or the Merger or (c) made if the Company’s Board of Directors has made any Recommendation Withdrawal and relating thereto.
Section 5.9 Notification. The Company shall promptly notify Parent in writing, and Parent shall promptly notify the Company in writing, of (a) any notice or other communication received by such party from any Governmental Entity in connection with the Merger or from any Person alleging that the consent of such Person is or may be required in connection with the Merger, if the subject matter of such communication or the failure of such party to obtain such consent would reasonably be expected to be material to the Company or its Subsidiaries or have a Parent Material Adverse Effect, (b) any matter that would reasonably be expected to lead to the failure to satisfy any of the conditions to Closing in ARTICLE VI or any material breach of any representation, warranty, covenant or agreement contained in this Agreement and (c) any Proceedings commenced or, to such party’s Knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries, in each case which relates to the Merger or the other transactions contemplated hereby. This Section 5.9 shall not constitute a covenant or agreement for purposes of ARTICLE VI.
Section 5.10 State Takeover Laws. The Company and its Board of Directors shall each use reasonable best efforts to ensure that no Takeover Statute is or becomes applicable to any of this Agreement or the Merger or other transactions contemplated hereby. If any Takeover Statute becomes applicable to this Agreement or the Merger or other transactions contemplated hereby, the Company and its Board of Directors shall take all action that can be taken by the Company and the Board of Directors to ensure that the Merger may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such Law on this Agreement or the Merger or other transactions contemplated hereby.
Section 5.11 Delisting. Each of the parties shall reasonably cooperate with the others in taking, or causing to be taken, all actions necessary to cause the delisting of the Company Common Stock from the NYSE as promptly as practicable after the Effective Time and terminate its registration under the Exchange Act as promptly as practicable after such delisting.
Section 5.12 Section 16(b). The Company and its Board of Directors shall take all steps reasonably necessary to cause the Merger and any other dispositions of equity securities of the Company (including derivative securities) in connection with the Merger by each individual who is a director or executive officer of the Company, Parent or Merger Sub to be exempt under Rule 16b-3 promulgated under the Exchange Act.
Section 5.13 Shareholder Litigation. The Company shall provide Parent with the opportunity (but Parent shall not be obligated) to participate in (but not control), at Parent’s sole expense, the defense and/or settlement of any shareholder litigation against the Company and/or its directors and/or executive officers relating to the Merger or this Agreement and commenced after the execution and delivery of this Agreement, and the Company shall not settle or offer to settle any such litigation without the prior written consent of Parent, which shall not be unreasonably withheld, conditioned or delayed. The Company shall consult with Parent and keep Parent reasonably informed with respect to the defense and settlement of any such shareholder litigation.
Section 5.14 Parent Obligations. From and after the date of this Agreement, in a timely manner so as not to delay the Closing, Parent shall, and shall cause Merger Sub and its respective Affiliates to, take, or cause to be taken, all actions, and to do, or cause to be done all things necessary, proper or advisable to fulfill the obligations of Parent and Merger Sub under this Agreement and to consummate the Merger and the other transactions contemplated by this Agreement. Parent agrees that, between the date of this Agreement and the

Closing Date, it shall not, directly or indirectly, take or knowingly permit any action that would, or would reasonably be expected to, individually or in the aggregate, prevent, delay or impede the ability of Parent to consummate the transactions contemplated by this Agreement and the Equity Commitment Letter or any other financing commitments.
Section 5.15 Third-Party Financing.
(a) Without limitation of (and in addition to) the obligations of Parent under other sections of this Agreement relating to the Equity Financing or any alternative financing (including pursuant to Section 5.4(a)), Parent shall cause the Equity Financing Source to comply with the terms of the Equity Commitment Letter and fund the Equity Financing at or prior to the Closing. For avoidance of doubt, and notwithstanding the specific obligations of Parent in this Agreement relating to the Equity Financing or any alternative financing, it shall not be a condition to the Closing for Parent to obtain the Equity Financing or any alternative financing. Parent shall not, without the Company’s prior written consent, permit any amendment or modification to be made to, or any waiver of any provision or remedy under, the Equity Commitment Letter and/or the related definitive documentation, and, if applicable, any alternative financing commitment arrangements and definitive agreements, that would, or would reasonably be expected to, (i) reduce the aggregate amount of the Equity Financing; (ii) impose new or additional conditions or other terms or otherwise expand, amend or modify any of the conditions to the receipt of the Equity Financing or any other terms to the Equity Financing that would reasonably be expected to prevent, impede or delay the timely consummation of the Equity Financing or the Closing; (iii) adversely impact the ability of Parent or Merger Sub, as applicable, to enforce its rights against the other party to the Equity Commitment Letter or the definitive agreements with respect thereto; or (iv) prevent, impede or materially delay the timely consummation of the Equity Financing or the Closing. Parent agrees that it will not grant any consent to an assignment of any commitments or obligations under the Equity Commitment Letter, except to the extent permitted by and in accordance with the Equity Commitment Letter or with the prior written consent of the Company.
(b) Between the date of this Agreement and the Closing Date, the Company shall use its commercially reasonable efforts to provide to Parent, and shall cause its Subsidiaries and Representatives to use their commercially reasonable efforts to provide to Parent, all cooperation reasonably requested in writing by Parent in connection with the arrangement of any financing (the “Financing Activities”) from Parent’s or the Surviving Corporation’s or its Subsidiaries’ financing sources or prospective financing sources and other financial institutions and investors (the “Financing Sources”), including using commercially reasonable efforts to (i) furnish Parent and the Financing Sources reasonably promptly upon written request with such financial, statistical and other pertinent information and available projections relating to the Company, its Subsidiaries and their respective assets and properties as is usual and customary for similar financing arrangements, and assist with information regarding the Company properties and the Leases, including providing any information reasonably required in connection with title commitments, lien searches and property searches that Parent reasonably requests, (ii) provide reasonable assistance to Parent and its Representatives in connection with the preparation of definitive financing documents, including any pledge and security documents, guarantee and collateral documents and other certificates and documents as may be reasonably requested by Parent and otherwise reasonably facilitating the pledging of collateral and the granting of security interests in respect of the Financing Activities, it being understood that such documents will not take effect until the Effective Time, (iii) assist Parent in transferring the Owned Real Property of the Company or any of its Subsidiaries to one or more Affiliates of Parent or the Equity Financing Source contingent on and to occur immediately following the Effective Time, and (iv) provide to Parent upon written request all documentation and other information with respect to the Company or its Subsidiaries required under applicable “know your customer” and anti-money laundering rules and regulations.
(c) The Company shall have satisfied its obligations set forth in Section 5.15(b) if the Company shall have used its commercially reasonable efforts to comply with such obligations whether or not any applicable deliverables are actually obtained or provided. Notwithstanding the foregoing, the Company shall not be required to provide, or cause its Subsidiaries or Representatives to provide, cooperation under Section 5.15(b) to the extent that it: (i) requires the Company, its Subsidiaries or any of their respective directors, officers, managers or employees to execute, deliver or enter into, or perform any agreement, document, certificate or instrument with respect to the Financing Activities or adopt resolutions approving the agreements, documents and instruments with respect to the Financing Activities that are not contingent upon the Closing; (ii) requires the Company, the Company Subsidiaries or their counsel to give any legal opinion; (iii) requires the Company or its Subsidiaries to provide any information that is prohibited or restricted by applicable Law; (iv) requires the Company or its Subsidiaries to provide access to or disclose information that the Company determines in good faith could reasonably be expected to result in a loss or waiver of or jeopardize any attorney-client privilege, attorney work product or other legal privilege (provided, that the Company shall use commercially reasonable efforts to allow for such access or disclosure in a manner that does not result in the events set out in this clause (iv)); (v) would be expected to unreasonably interfere with the ongoing operations of the Company or its Subsidiaries; or (vi) requires the Company or its Subsidiaries to take any action that is prohibited or restricted by, or could reasonably be expected to conflict with or violate, their respective organizational documents, or could reasonably be expected to result in a violation or breach of, or default under, any material Contract to which the Company or any of its Subsidiaries is a party.
(d) Parent (i) shall reimburse the Company promptly upon demand for all reasonable and documented third party out-of-pocket costs and expenses (including reasonable attorneys’ and accountants’ fees) incurred by the Company and its Subsidiaries at the request of Parent pursuant to Section 5.15(b) in connection with the Financing Activities, and (ii) shall indemnify and hold harmless the Company and its Representatives from and against any and all reasonable and documented third party out-of-pocket costs, expenses, losses, damages, claims, judgments, fines, penalties, interest, settlements, awards and liabilities suffered or incurred by any of them in connection with the arrangement and consummation of any financing, any other Financing Activities and any information used in connection therewith (except in the case of fraud). This Section 5.15(d) shall survive the termination of this Agreement (and in the event the Merger and the other transactions contemplated by this Agreement are not consummated, Parent shall promptly reimburse the Company for any reasonable out-of-pocket costs incurred by the Company and its Representatives in connection with the cooperation under Section 5.15(c) and not previously reimbursed).
(e) All non-public or other confidential information provided by the Company or any of its Representatives pursuant to this Agreement shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub will be permitted to disclose such information to the Financing Sources and their respective Representatives so long as such Persons agree to be bound by the Confidentiality Agreement as if parties thereto (or enter into similar confidentiality agreements with the Company containing terms limiting the use and disclosure of non-public information that are substantially similar to those contained in the Confidentiality Agreement).
ARTICLE VI
CONDITIONS
Section 6.1 Conditions to Each Party’s Obligation to Close. The respective obligations of the Company and Parent and Merger Sub to effect the Merger and the transactions contemplated hereby are subject to the satisfaction or, to the extent permitted by applicable Law, waiver on or prior to the Closing Date of the following conditions:
(a) Company Shareholder Approval. The Company Shareholder Approval shall have been obtained.
(b) Statutes and Injunctions. No (i) temporary restraining order or preliminary or permanent injunction or other Order by any federal or state court or other tribunal of competent jurisdiction preventing consummation of the Merger or (ii) applicable Law prohibiting consummation of the Merger shall be in effect.
(c) HSR Act. The early termination or expiration of the waiting period required under the HSR Act shall have occurred.
Section 6.2 Conditions to Parent and Merger Sub’s Obligation to Close. The respective obligations of Parent and Merger Sub to effect the Merger and the transactions contemplated hereby are subject to the satisfaction or, to the extent permitted by applicable Law, waiver by Parent on or prior to the Closing Date of the following conditions:

(a) Accuracy of Company Representations and Warranties. (i) The representations and warranties of the Company set forth in this Agreement (other than the representations and warranties of the Company set forth in the first sentence of Section 2.1 and set forth in Section 2.2, Section 2.3, Section 2.4(i), Section 2.4(ii) and Section 2.21) shall be true and correct in all respects (without giving effect to any materiality or Company Material Adverse Effect qualifier therein), as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except to the extent that breaches thereof, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Company Material Adverse Effect; (ii) each of the representations and warranties of the Company set forth in the first sentence of Section 2.1 and set forth in Section 2.2(d), Section 2.3, Section 2.4(i), Section 2.4(ii) and Section 2.21 shall be true and correct in all material respects (without giving effect to any materiality or Company Material Adverse Effect qualifier therein), as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date); and (iii) each of the Company Capitalization Representations shall be true and correct in all respects (other than de minimis deviations therefrom), as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date).
(b) Compliance with Company Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date.
(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall not have occurred any Company Material Adverse Effect.
(d) Company Closing Certificate. The Company shall have furnished Parent with a certificate dated as of the date of the Closing Date signed on its behalf by its Chief Executive Officer or Chief Financial Officer to the effect that the conditions set forth in clauses (a), (b) and (c) above have been satisfied.
(e) Resignations. Upon request by Parent, Parent shall have received written resignation letters from each of the members of the respective boards of directors, managers and officers (solely in their capacity as corporate directors, managers and officers and not as an employee or for any purpose under any employment agreement of such person) of the Company and each of its Subsidiaries, effective as of the Effective Time.
(f) Class B Units. Each holder of Class B Units shall have furnished to the Company and Parent an executed Consent and Exchange Agreement, in form and substance reasonably satisfactory to Parent, to effectuate the provisions of Section 1.12 with respect to all Class B Units held by such holder.
Section 6.3 Conditions to the Company’s Obligation to Close. The respective obligations of the Company to effect the Merger and the transactions contemplated hereby are subject to the satisfaction or, to the extent permitted by applicable Law, waiver by the Company on or prior to the Closing Date of the following conditions:
(a) Parent and Merger Sub Representations and Warranties. (i) The representations and warranties of Parent and Merger Sub set forth in this Agreement (other than the representations and warranties of Parent and Merger Sub set forth in the first sentence of Section 3.1 and set forth in Section 3.2 and Section 3.3(i)) shall be true and correct in all respects (without giving effect to any materiality or Parent Material Adverse Effect qualifier therein), as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date), except to the extent that breaches thereof, individually and in the aggregate, have not had, and would not reasonably be expected to have, a Parent Material Adverse Effect; and (ii) each of the representations and warranties of Parent and Merger Sub set forth in the first sentence of Section 3.1 and set forth in Section 3.2 and Section 3.3(i) shall be true and correct in all material respects, as of the date of this Agreement and as of the Closing Date as though made on or as of such date (or, in the case of representations and warranties that address matters only as of a particular date, as of such date).

(b) Parent and Merger Sub Covenants. Each of Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required to be performed by it under this Agreement at or prior to the Closing Date.
(c) Parent and Merger Sub Closing Certificates. Each of Parent and Merger Sub shall have furnished the Company with a certificate dated as of the date of the Closing Date signed on its behalf by an executive officer to the effect that the conditions set forth in clauses (a) and (b) above have been satisfied.
Section 6.4 Frustration of Closing Conditions. None of the Company, Parent or Merger Sub may rely on the failure of any condition set forth in this ARTICLE VI to be satisfied if such failure was principally caused by such party’s breach of any material provisions of this Agreement, such party’s failure to act in good faith or such party’s failure to perform fully its obligations under Section 5.4.
ARTICLE VII
TERMINATION
Section 7.1 Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or (except as provided below) after obtaining the Company Shareholder Approval (with any termination by Parent also being an effective termination by Merger Sub):
(a) by mutual written consent of Parent and the Company;
(b) by either Parent or the Company, if:
(i) the Effective Time shall not have occurred on or prior to the close of banking business New York City time on December 31, 2021 (the “Termination Date”); provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(i) shall not be available to any party if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations hereunder, and any such material breach or violation or failure has been the principal cause of or directly resulted in the failure of the Effective Time to occur on or before the Termination Date;
(ii) any court of competent jurisdiction or other Governmental Entity shall have issued a judgment, order, injunction, ruling, writ or decree, or taken any other action restraining, enjoining or otherwise prohibiting the Merger or any of the other transactions contemplated by this Agreement, and such judgment, order, injunction, ruling, writ, decree or other action shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(b)(ii) shall not be available to any party if its action or failure to act constitutes a material breach or violation of any of its covenants, agreements or other obligations hereunder, and any such material breach or violation or failure has been the principal cause of, or directly resulted in, such judgment, order, injunction, ruling, writ, decree or other action; or
(iii) the Company Shareholder Approval shall not have been obtained at the Company Shareholder Meeting duly convened therefor (as such Company Shareholder Meeting may be adjourned from time to time in accordance with the terms hereof);
(c) by Parent, if:
(i) (1) there shall have been an inaccuracy in any representation or warranty made by the Company in this Agreement or the Company shall have failed to perform all of its obligations, covenants or agreements required to be performed under this Agreement, in either case, such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied; and (2) such inaccuracy, breach or failure to perform is incurable or, if curable, is not cured by the earlier to occur of (x) the Termination Date and (y) the date that is thirty (30) days following the Company’s receipt of Parent’s written notice of such breach, which notice shall specify in reasonable detail the nature of such breach; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(c)(i) shall not be available to Parent if there shall have been an inaccuracy in any representation or warranty made by Parent or Merger Sub or Merger Sub in this Agreement or Parent or Merger Sub shall have failed to perform all of their respective obligations, covenants or agreements required to be performed under this Agreement, in either case, such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied;

(ii) prior to the Effective Time, (a) the Company’s Board of Directors or any committee thereof shall have effected a Recommendation Withdrawal; or (b) the Company shall have entered into an Alternative Acquisition Agreement; or
(iii) there shall have occurred a Company Material Adverse Effect;
(d) by the Company, if:
(i) (1) there shall have been an inaccuracy in any representation or warranty made by Parent or Merger Sub in this Agreement or Parent or Merger Sub shall have failed to perform all of their obligations, covenants or agreements required to be performed under this Agreement, in either case, such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied; and (2) such breach or failure to perform is incurable or, if curable, is not cured by the earlier to occur of (x) the Termination Date and (y) the date that is thirty (30) days following Parent’s receipt of the Company’s written notice of such breach, which notice shall specify in reasonable detail the nature of such breach; provided, however, that the right to terminate this Agreement pursuant to this Section 7.1(d)(i) shall not be available to the Company if there shall have been an inaccuracy in any representation or warranty made by the Company in this Agreement or the Company shall have failed to perform all of its obligations, covenants or agreements required to be performed under this Agreement, in either case, such that the conditions set forth in Section 6.2(a) or Section 6.2(b) would not be satisfied;
(ii) prior to obtaining the Company Shareholder Approval, (A) immediately prior to or concurrently with the termination of this Agreement, the Company, subject to complying in all material respects with the terms of this Agreement, including Section 5.2, enters into one or more Alternative Acquisition Agreements with respect to a Superior Proposal and (B) the Company immediately prior to or concurrently with such termination pays to Parent or its designees any fees required to be paid pursuant to Section 7.3; or
(iii) (A) the conditions set forth in Section 6.1 and Section 6.2 have been and continue to be satisfied or waived (other than conditions that by their nature are to be satisfied by actions taken at the Closing, each of which is then capable of being satisfied); (B) at least five (5) Business Days prior to exercising its right of termination, the Company has irrevocably confirmed by written notice to Parent that it is ready, willing and able to consummate the Closing; (C) Parent and Merger Sub fail to consummate the Closing within five (5) Business Days following the date on which the Closing should have occurred pursuant to Section 1.2; and (D) at all times during such five (5) Business Day period, the Company stood ready, willing and able to consummate the Closing.
Section 7.2 Effect of Termination. In the event of any termination of this Agreement as provided in Section 7.1, the obligations of the parties shall terminate and there shall be no liability on the part of any party with respect thereto, except for the confidentiality provisions of Section 5.3 and the provisions of Section 2.27, Section 3.15, Section 5.6, Section 5.15(d) (to the extent of Parent’s indemnification obligations thereunder), this Section 7.2, Section 7.3 and ARTICLE VIII, each of which shall survive the termination of this Agreement and remain in full force and effect; provided, however, that none of Parent or Merger Sub or the Company shall be released from any liabilities or damages arising out of any Willful and Material Breach prior to such termination. The parties acknowledge and agree that nothing in this Section 7.2 shall be deemed to affect a party’s right to specific performance under Section 8.10 except as provided therein.
Section 7.3 Termination Fee; Parent Termination Fee.
(a) If Parent terminates this Agreement pursuant to Section 7.1(c)(ii) or the Company terminates this Agreement pursuant to Section 7.1(d)(ii), then the Company shall pay to Parent (or its designee), by wire transfer of immediately available funds, a termination fee of $7,750,000 (the “Termination Fee”) (i) no later than two (2) Business Days after the date of termination of this Agreement pursuant to Section 7.1(c)(ii) or (ii) as set forth in Section 7.1(d)(ii).
(b) If (i) Parent terminates this Agreement pursuant to Section 7.1(c)(i) or Parent or the Company terminates this Agreement pursuant to Section 7.1(b)(iii), (ii) prior to the date of such termination (but after the date hereof) a bona fide Acquisition Proposal is publicly announced or is otherwise communicated in writing to the Company’s Board of Directors and, in the event of a termination of this Agreement pursuant to Section 7.1(b)(iii), not withdrawn prior to the Company Shareholders Meeting, and (iii) within twelve (12) months after the date of such termination, the Company enters into a definitive agreement with respect to or otherwise consummates any Acquisition Proposal, then the Company shall pay to Parent (or its designee), by wire transfer of immediately available funds, the Termination Fee no later than two (2) Business Days after the execution of such definitive agreement or consummation of such Acquisition Proposal, as the case may be; provided, that solely for purposes of this Section 7.3(b), the term Acquisition Proposal shall have the meaning ascribed thereto in Section 5.2(c)(i), except that all references to twenty percent (20%) shall be changed to fifty percent (50%).
(c) If the Company terminates this Agreement pursuant to Section 7.1(d)(iii), then Parent shall pay to the Company (or its designee), by wire transfer of immediately available funds, a termination fee of $10,000,000 (the “Parent Termination Fee”) no later than two (2) Business Days after the date of termination of this Agreement pursuant to Section 7.1(d)(iii).
(d) The parties agree and understand that in no event shall the Company be required to pay the Termination Fee, or Parent be required to pay the Parent Termination Fee, pursuant to this Section 7.3 on more than one occasion. Notwithstanding anything to the contrary in this Agreement, (i) if the Company pays the Termination Fee to Parent (or its designee) pursuant to this Section 7.3, such payment shall (other than in the event of a Willful and Material Breach by the Company) be the sole and exclusive remedy of Parent and Merger Sub against the Company and its Subsidiaries and their respective former, current or future officers, directors, partners, shareholders, managers, members, Affiliates and Representatives (the “Company Related Parties”), and none of the Company Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Merger or other transactions contemplated hereby, and (ii) if the Company terminates this Agreement pursuant to Section 7.1(d)(iii) and Parent pays the Parent Termination Fee to the Company (or its designee) pursuant to this Section 7.3, the Company’s (or its designee’s) receipt of the Parent Termination Fee shall be the sole and exclusive remedy of the Company Related Parties against Parent, Merger Sub, the Equity Financing Source and their respective former, current or future officers, directors, partners, shareholders, managers, members, Affiliates and Representatives (the “Parent Related Parties”) for all losses and damages in respect of this Agreement (or the termination thereof) or the transactions contemplated by this Agreement (or the failure of such transactions to occur for any reason or for no reason) or any breach (other than in the event a Willful and Material Breach) of any representation, warranty, covenant or agreement or otherwise in respect of this Agreement or any oral representation made or alleged to be made in connection herewith, and upon payment of the Parent Termination Fee to the Company pursuant to this Section 7.3, (A) none of the Parent Related Parties shall have any further liability or obligation relating to or arising out of this Agreement or the Merger or other transactions contemplated hereby and (B) none of the Company Related Parties shall seek to recover any other damages or seek any other remedy, whether based on a claim at law or in equity, in contract, tort or otherwise, with respect to any losses or damages suffered in connection with this Agreement or the transactions contemplated hereby or any oral representation made or alleged to be made in connection herewith. For the avoidance of doubt, in no event shall Parent or Merger Sub be subject to (nor shall any Company Related Party seek to recover) monetary damages in excess of an amount equal to the Parent Termination Fee for any losses or other liabilities arising out of or in connection with breaches (other than in the event of a Willful and Material Breach) by Parent or Merger Sub of its representations, warranties, covenants and agreements contained in this Agreement or arising from any claim or cause of action that any Company Related Party may have with respect thereto, including in connection with the Equity Commitment Letter or in respect of any oral representation made or alleged to be made in connection herewith or therewith. The parties acknowledge that the agreements contained in this Section 7.3 are an integral part of the Merger and the transactions contemplated hereby, and that, without these agreements, the parties would not enter into this Agreement, and that any amounts payable pursuant to this Section 7.3 do not constitute a penalty.
Section 7.4 Procedure for Termination. Termination of this Agreement prior to the Effective Time shall not require the approval of the Company Shareholders. A terminating party shall provide written notice of termination to the other parties specifying the Section or Sections pursuant to which such party is terminating the Agreement. If more than one provision in Section 7.1 is available to a terminating party in connection with a termination, a terminating party may rely on any or all available provisions in Section 7.1 for any termination.

ARTICLE VIII
GENERAL PROVISIONS
Section 8.1 Non-Survival of Representations, Warranties, Covenants and Agreements. The parties agree that the terms of the Confidentiality Agreement shall survive any termination of this Agreement pursuant to Section 7.1. None of the representations, warranties, covenants and other agreements in this Agreement or in any instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants and other agreements, shall survive the Effective Time, except for those covenants and agreements contained in this ARTICLE VIII and otherwise contained herein and therein that by their terms apply or are to be performed in whole or in part after the Effective Time.
Section 8.2 Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (i) one (1) Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (ii) immediately upon delivery by hand, or (iii) by e-mail, upon written or electronic confirmation of receipt (excluding “out of office” or other automated replies), in each case to the intended recipient as set forth below:
If to Parent or Merger Sub, to:

SPB Hospitality LLC
19219 Katy Freeway
Suite 500
Houston, Texas 77094
Attention:	James Mazany
Email:	jim.mazany@SPBHospitality.com

with a copy to (which shall not constitute notice):

Hunton Andrews Kurth LLP
951 E. Byrd Street
Riverfront Plaza, East Tower
Richmond, Virginia 23219
Attention:	Steven M. Haas
Email:	shaas@hunton.com

If to the Company (prior to the Effective Time), to:

3401 West End Avenue, Suite 260
P.O. Box 24300
Nashville, Tennessee 37202
Attention:	President and Chief Executive Officer
Email:	mparkey@jalexanders.com

with a copy to (which shall not constitute notice):

Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
Attention:	F. Mitchell Walker, Jr.
Email:	MWalker@bassberry.com
Any notice received by e-mail or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any party may provide notice to the other parties of a change in its address or e-mail address through a notice given in accordance with this Section 8.2, except that notice of any change to the address or any of the other details specified in or pursuant to this Section 8.2 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is two (2) Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 8.2.
Section 8.3 Interpretation; Construction.
(a) When a reference is made in this Agreement to a Section, clause, or Schedule, such reference shall be to a Section or clause of or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. The phrases “the date of this Agreement,” “the date hereof” and terms of similar import, shall be deemed to refer to the date first above written. Whenever the content of this Agreement permits, the masculine gender shall include the feminine and neuter genders, and a reference to singular or plural shall be interchangeable with the other.
(b) References to any Person include the successors and permitted assigns of that Person. References to any statute are to that statute, as amended from time to time, and to the rules and regulations promulgated thereunder. References to “$” and “dollars” are to the currency of the United States. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The words “hereby,” “herein,” “hereof,” “hereunder” and words of similar import refer to this Agreement as a whole (including any Schedules delivered herewith) and not merely to the specific section, paragraph or clause in which such word appears. Whenever the words “include,” or “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”
(c) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.
(d) Any references to an agreement or organizational document herein shall mean such agreement or organizational document, as may be amended, modified and/or supplemented (and/or as any provision thereunder may be waived) from time to time in accordance with its terms.
(e) No summary of this Agreement or any Schedule delivered herewith prepared by or on behalf of any party shall affect the meaning or interpretation of this Agreement or any such Schedule.

(f) If the day by which an action is required or permitted to be taken under this Agreement is a non-Business Day, then such action may be taken on the next succeeding Business Day.
Section 8.4 Counterparts; Effectiveness. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
Section 8.5 Entire Agreement; No Third-Party Beneficiaries.
(a) This Agreement, the Company Disclosure Schedule and the Confidentiality Agreement collectively constitute the entire agreement, and supersede all prior or contemporaneous agreements, understandings, representations and warranties, both written and oral, among the parties and/or any other Person with respect to the subject matter hereof and thereof.
(b) This Agreement shall be binding upon and inure solely to the benefit of each party except for (in each case, only following the Effective Time): (i) the right of the Company Shareholders and holders of Company Share Awards and Class B Units to receive (x) the Merger Consideration in respect of shares of Company Common Stock pursuant to Section 1.8(c) and (y) the aggregate consideration payable in respect of Company Share Awards and Class B Units pursuant to Section 1.12 and the right of holders of Class B Units pursuant to Section 1.12, as applicable, (ii) the right of the Indemnified Parties to enforce the provisions of Section 5.7 only and (iii) the rights of employee parties to certain salary continuation agreements and employment agreements with the Company or a Subsidiary to receive the benefits set forth in Section 5.5.
(c) The representations and warranties in this Agreement are the product of negotiations among the parties and are for the sole benefit of the parties and speak only as to the matters expressly set forth herein and may not be relied upon for any purpose other than for the purpose of the transactions to be performed pursuant to and in accordance with this Agreement. Any inaccuracies in such representations and warranties are subject to waiver by the parties in accordance with Section 8.9 without notice or liability to any other Person. In some instances, the representations and warranties in this Agreement may represent an allocation among the parties of risks associated with particular matters regardless of the Knowledge of any of the parties. Consequently, Persons other than the parties may not rely upon the representations and warranties in this Agreement as characterizations of actual facts or circumstances as of the date of this Agreement or as of any other date.
Section 8.6 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Merger is not affected in any manner materially adverse to any party. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the Merger is consummated as originally contemplated to the greatest extent possible.
Section 8.7 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that Parent and Merger Sub are expressly permitted to assign their rights under this Agreement to any Affiliate of Parent (including by way of a transfer of shares of capital stock of Merger Sub), and any such Person shall be entitled to assume Parent’s and/or Merger Sub’s obligations under this Agreement; provided, that no such assignment and assumption shall release Parent or Merger Sub from any of its obligations under this Agreement to the extent not performed. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
Section 8.8 Modification or Amendment. Subject to the provisions of applicable Laws, at any time prior to the Effective Time, the parties hereto may modify or amend this Agreement, by written agreement executed and delivered by duly authorized officers of the respective parties.
Section 8.9 Extension; Waiver. The conditions to each of the parties’ obligations to consummate the Merger are for the sole benefit of such party and may be waived by such party in whole or in part to the extent permitted by applicable Laws. At any time prior to the Effective Time, the parties may, to the extent permitted by applicable Law, (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.
Section 8.10 Governing Law and Venue; Waiver of Jury Trial; Specific Performance.
(a) This Agreement (and all claims, controversies and causes of action relating thereto or arising therefrom or in connection therewith, whether in contract, tort or otherwise) shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and enforced in accordance with the Laws of the State of Tennessee without regard to the conflicts of laws rules thereof.
(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.10.
(c) The parties acknowledge and agree that irreparable harm would occur and that the parties would not have any adequate remedy at law (i) for any actual or threatened breach of the provisions of this Agreement or (ii) in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement, including the right of the Company to cause the Equity Financing Source to comply with the Equity Commitment Letter; provided, however, that the Company shall not be entitled to enforce specifically any obligation of Parent and Merger Sub to consummate the transactions contemplated by this Agreement, including the Merger, and of the Equity Financing Source to comply with the Equity Commitment Letter unless (1) all of the conditions set forth in Section 6.1 and Section 6.2 have been and continue to be satisfied or waived (other than conditions that by their nature are to be satisfied by actions taken at the Closing, each of which is then capable of being satisfied), (2) the Equity Financing has been funded in full, or concurrently with the Closing will be funded in full (including as a result of specific performance being granted), and (3) the Company has irrevocably confirmed by written notice to Parent that, if specific performance is granted and the Equity Financing is funded in full, it is ready, willing and able to consummate the Closing. Each of the parties hereby agrees (i) that it shall not oppose the granting of such relief by reason of there being an adequate remedy at law, (ii) that it hereby irrevocably waives any requirement for the security or posting of any bond in connection with such relief and (iii) that such relief may be granted without the requirement that the party seeking such relief offer proof of actual damages. The parties further agree that, subject to Section 7.3(c), (x) by seeking the remedies provided for in this Section 8.10(c), a party shall not in any respect waive its right to seek any other form of relief, at law or in equity, that may be available to a party under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 8.10(c) are not available or otherwise are not granted, and (y) nothing contained in this Section 8.10(c) shall require any party to institute any proceeding for (or limit any party’s right to institute any proceeding for) specific performance under this Section 8.10(c) before exercising any termination right under Section 7.1 (and pursuing damages after such termination) (and, for the avoidance of doubt, the Company may pursue both (x) a grant of specific performance to the extent permitted by this Section 8.10(c) and the Equity Commitment Letter and (y) the payment of the Parent Termination Fee by asserting in the alternative a claim for the Parent Termination Fee following termination pursuant to Section 7.1(d)(iii) should specific performance not be awarded), nor shall the commencement of any action pursuant to this Section 8.10(c) or anything contained in this Section 8.10(c) restrict or limit any party’s right to terminate this Agreement in accordance with the terms of Section 7.1 or pursue any other remedies under this Agreement that may be available then or thereafter in accordance with the terms of this Agreement; provided, however, that in no event shall any party be entitled to monetary damages in the event of an Order of specific performance to consummate the Merger, provided that such Closing occurs.
(d) Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to the Merger, on behalf of itself or its property, in accordance with Section 8.2 or in such other manner as may be permitted by Law, of copies of such process to such party, and nothing in this Section 8.10(d) shall affect the right of any party to serve legal process in any other manner permitted by Law, (ii) irrevocably and unconditionally consents and submits itself and its property in any action or proceeding to the exclusive general jurisdiction of the Chancery Court for the 20th Judicial District of the State of Tennessee, at Nashville or, if unavailable, the federal court in the State of Tennessee, in each case sitting in the City of Nashville in the State of Tennessee, in the event any dispute arises out of this Agreement or the Merger, or for recognition and enforcement of any judgment in respect thereof, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees that any actions or proceedings arising in connection with this Agreement or the Merger shall be brought, tried and determined only in the courts of the State of Tennessee or, if unavailable, the federal court in the State of Tennessee, in each case sitting in the City of Nashville in the State of Tennessee (and any courts from which an appeal from such courts may be taken), (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it shall not bring any action relating to this Agreement or the Merger in any court other than the aforesaid courts. Each of Parent and Merger Sub and the Company agrees that a final judgment in any action or proceeding in such court as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
Section 8.11 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including penalties and interest) incurred in connection with the Merger (“Transfer Taxes”) shall be paid by Parent and Merger Sub when due, and Parent and the Company shall cooperate in the preparation, execution and filing of all returns, questionnaires, applications or other documents regarding any Transfer Taxes and shall cooperate in attempting to minimize the amount of Transfer Taxes.
Section 8.12 Definitions. As used in this Agreement, the following terms, when used in this Agreement, and the Schedules, and other documents delivered in connection herewith, shall have the meanings specified in this Section 8.12:
“Acceptable Confidentiality Agreement” has the meaning set forth in Section 5.2(b).
“Acquisition Proposal” has the meaning set forth in Section 5.2(c)(i).

“Affiliate” of any Person means another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person, and “control” has the meaning specified in Rule 405 under the Securities Act; provided, however, that notwithstanding anything herein to the contrary, as to Parent and Merger Sub, “Affiliates” shall refer only to Parent and its direct or indirect Subsidiaries.
“Agreement” has the meaning set forth in the Preamble.
“Alternative Acquisition Agreement” has the meaning set forth in Section 5.2(d)(ii).
“Articles of Merger” has the meaning set forth in Section 1.3.
“Bankruptcy and Equity Exception” has the meaning set forth in Section 2.3(a).
“Benefits Continuation Period” has the meaning set forth in Section 5.5(a).
“Book-Entry Shares” has the meaning set forth in Section 1.8(c).
“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or commercial banks in the City of New York are authorized or required by Law to be closed.
“Capitalization Date” has the meaning set forth in Section 2.2(a).
“Certificate” has the meaning set forth in Section 1.8(c).
“Claim” has the meaning set forth in Section 5.7(b).
“Class B Unit” has the meaning set forth in Section 1.12(e).
“Closing” has the meaning set forth in Section 1.2.
“Closing Date” has the meaning set forth in Section 1.2.
“Code” means the Internal Revenue Code of 1986, as amended.
“Collective Bargaining Agreement” has the meaning set forth in Section 2.8(a).
“Committed Bidder” has the meaning set forth in Section 5.2(g).
“Company” has the meaning set forth in the Preamble.
“Company Award Agreement” has the meaning set forth in Section 1.12(d).
“Company Benefit Plan” has the meaning set forth in Section 2.13(a).
“Company Board Recommendation” has the meaning set forth in Section 2.3(b).
“Company Bylaws” has the meaning set forth in Section 2.1.
“Company Capitalization Representations” means the representations and warranties of the Company in Section 2.2 (other than Section 2.2(d)).
“Company Charter” has the meaning set forth in Section 2.1.
“Company Common Stock” has the meaning set forth in the Recitals.
“Company Disclosure Schedule” has the meaning set forth in ARTICLE II.
“Company Information” means all information, in any form, maintained, owned or controlled by or on behalf of the Company or any of its Subsidiaries.
“Company Material Adverse Effect” means any event, change, effect, development or occurrence, circumstance or effect, that, individually or in the aggregate, (a) has or would be reasonably expected to have a material adverse effect on the business, results of operations or financial condition of the Company and its Subsidiaries, taken as a whole, or (b) prevents or materially impedes or delays, or is reasonably likely to prevent or materially impede or delay, the consummation by the Company of the Merger or any of the other transactions contemplated hereby on a timely basis or the performance by the Company of its covenants and obligations hereunder; provided, however, that (subject to the next proviso) no event, change, effect, development or occurrence, circumstance or effect shall be deemed (individually or in the aggregate)

to constitute, nor shall any of the foregoing be taken into account in determining whether there has been, a Company Material Adverse Effect as described in clause (a) of this definition, to the extent that such event, change, effect, development or occurrence, circumstance or effect results from or arises out of: (i) any general United States or global economic conditions, (ii) any conditions generally affecting the upscale casual dining segment of the restaurant industry, (iii) any decline, in and of itself, in the market price or trading volume of Company Common Stock (it being understood that the foregoing shall not preclude any event, change, effect, development or occurrence, circumstance or effect giving rise to or contributing to such decline that is not otherwise excluded from the definition of Company Material Adverse Effect from constituting, or being taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (iv) any regulatory, legislative or political conditions, including any trade wars or tariffs, or securities, credit, financial, debt or other capital markets conditions, in each case, in the United States or any foreign jurisdiction, (v) any failure, in and of itself, by the Company to meet any internal or published projections, forecasts, estimates or predictions in respect of revenues, earnings or other financial or operating metrics for any period (it being understood that the foregoing shall not preclude any event, change, effect, development or occurrence, circumstance or effect giving rise to or contributing to such failure that is not otherwise excluded from the definition of Company Material Adverse Effect from constituting, or being taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (vi) the public announcement of this Agreement, the Merger or the identity of Parent, Merger Sub or their respective Subsidiaries, including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company or any of its Subsidiaries with customers, suppliers, officers, employees, Governmental Entities or any other third Persons, provided, that this clause (vi) shall be disregarded for purposes of the definition of Company Material Adverse Effect used in the representations and warranties in Section 2.4 (and in Section 6.2(a) as it relates to Section 2.4, (vii) any change in applicable Law, (viii) any change in GAAP (or authoritative interpretations thereof), (ix) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism threatened or underway as of the date of this Agreement, (x) any taking of any action at the written request of Parent or Merger Sub, (xi) any reduction, in and of itself, in the credit rating of the Company or any of its Subsidiaries to the extent attributable to the expected consummation of the Merger (it being understood that the foregoing shall not preclude any event, change, effect, development or occurrence, circumstance or effect giving rise to or contributing to such reduction that is not otherwise excluded from the definition of Company Material Adverse Effect from constituting, or being taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect), (xii) any hurricane, earthquake, flood or other natural disasters, epidemics, disease outbreaks, pandemics or other public health emergencies (including COVID-19), acts of God or any change resulting from weather conditions, (xiii) any action taken by the Company which is required by the terms and conditions of this Agreement or (xiv)(A) any action taken by Parent, Merger Sub or any of their respective Affiliates that results in a breach of or default by Parent or Merger Sub under this Agreement or (B) the omission of an action that was required to be taken by Parent, Merger Sub or any of their respective Affiliates pursuant to this Agreement; provided, however, that with respect to clauses (i), (ii), (iv), (vii), (viii), (ix) or (xii), any such event, change, effect, development or occurrence, circumstance or effect shall be taken into account if it is disproportionately adverse to the Company and its Subsidiaries, taken as a whole, when compared to other, similarly-situated Persons operating in the upscale casual dining segment of the restaurant industry in the geographies in which the Company and its Subsidiaries operate.
“Company Material Contract” has the meaning set forth in Section 2.14(a).
“Company Option” has the meaning set forth in Section 1.12(a).
“Company Performance Share Award” has the meaning set forth in Section 1.12(b).
“Company Permits” has the meaning set forth in Section 2.10(a).
“Company Preferred Stock” has the meaning set forth in Section 2.2(a).
“Company Qualified Plan” has the meaning set forth in Section 5.5(e).
“Company Registered IP” has the meaning set forth in Section 2.16(a).

“Company Related Parties” has the meaning set forth in Section 7.3(d).
“Company Restricted Share Award” has the meaning set forth in Section 1.12(c).
“Company SEC Disclosure” has the meaning set forth in ARTICLE II.
“Company SEC Documents” has the meaning set forth in Section 2.6(a).
“Company SEC Financial Statements” has the meaning set forth in Section 2.6(b).
“Company Share Awards” has the meaning set forth in Section 1.12(c).
“Company Shareholder Approval” has the meaning set forth in Section 2.3(a).
“Company Shareholders” has the meaning set forth in the Recitals.
“Company Shareholders Meeting” has the meaning set forth in Section 5.1(b).
“Company Stock Incentive Plan” means the J. Alexander’s Holdings, Inc. Amended and Restated 2015 Equity Incentive Plan, dated May 1, 2019.
“Company Welfare Plans” has the meaning set forth in Section 5.5(f).
“Conditional Commitment” has the meaning set forth in Section 5.2(g).
“Confidentiality Agreement” means together, collectively, the confidentiality letter agreement, dated as of April 14, 2021, between the Company and Fortress Investment Group LLC, as may be amended, supplemented or otherwise modified by the parties, and the confidentiality letter agreement, dated as of April 30, 2021, between the Company and Parent, as may be amended, supplemented or otherwise modified by the parties.
“Consents” has the meaning set forth in Section 2.5.
“Continuing Employees” has the meaning set forth in Section 5.5(a).
“Contract” has the meaning set forth in Section 2.4.
“COVID-19” means the SARS-CoV-2 or COVID-19 virus, and any evolutions or mutations thereof.
“COVID-19 Measures” means quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester, safety or similar Law, directive, restrictions, guidelines, responses or recommendations of or promulgated by any Governmental Entity, including the Centers for Disease Control and Prevention and the World Health Organization, in each case, in connection with or in response to COVID-19.
“Effective Time” has the meaning set forth in Section 1.3.
“Electronic Delivery” has the meaning set forth in Section 8.4.
“Environmental Laws” means all applicable foreign, federal, state and local laws, regulations, rules, ordinances and other legal requirements (including common law) relating to pollution or protection of human health, the environment or natural resources, including, without limitation, laws relating to generation, storage, labeling, transportation, treatment, recycling, management, cleanup, release or threatened release of Hazardous Substances into the environment.
“Environmental Permits” has the meaning set forth in Section 2.19(a).
“Equity Commitment Letter” means that certain executed commitment letter, dated as of the date of this Agreement, a copy of which has been delivered to the Company on the date hereof, pursuant to which the Equity Financing Source has committed to provide the Equity Financing in the amounts and subject to the terms set forth therein for the purposes of financing the transactions contemplated by this Agreement and related fees, expenses and liabilities.
“Equity Financing” means the equity financing pursuant to the Equity Commitment Letter.
“Equity Financing Source” has the meaning set forth in the Recitals.
“ERISA” has the meaning set forth in Section 2.13(a).

“ERISA Affiliate” has the meaning set forth in Section 2.13(c).
“Exchange” has the meaning set forth in Section 1.12(e)(i).
“Exchange Act” has the meaning set forth in Section 2.5.
“Exchange Agent” has the meaning set forth in Section 1.11(a).
“Exchange Fund” has the meaning set forth in Section 1.11(a).
“Excluded Shares” has the meaning set forth in Section 1.8(b).
“Expenses” has the meaning set forth in Section 5.6.
“Facilities” means all buildings, structures, improvements and fixtures located on any Real Property.
“Fairness Opinion” has the meaning set forth in Section 2.22.
“Filings” has the meaning set forth in Section 2.5.
“Financial Advisor” means Piper Sandler & Co., financial advisor to the Company in connection with the transactions contemplated by this Agreement, including the Merger.
“Financing Activities” has the meaning set forth in Section 5.15(b).
“Financing Sources” has the meaning set forth in Section 5.15(b).
“Franchise Agreements” has the meaning set forth in Section 2.15.
“Franchise Laws” has the meaning set forth in Section 2.15.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Entity” has the meaning set forth in Section 2.5.
“Group” means “group” within the meaning of Section 13(d) of the Exchange Act.
“Hazardous Substances” means any chemicals, materials, substances or wastes defined as or included in the definition of “hazardous substances,” “hazardous wastes,” “hazardous materials,” “hazardous constituents,” “restricted hazardous materials,” “extremely hazardous substances,” “toxic substances,” “contaminants,” “pollutants,” “toxic pollutants,” or words of similar meaning and regulatory effect under any applicable Environmental Law including, without limitation, petroleum, asbestos, polychlorinated biphenyls, radon and per- and polyfluoroalkyl substances.
“HSR Act” has the meaning set forth in Section 2.5.
“Indemnified Party” has the meaning set forth in Section 5.7(a).
“Information Security Incident” means any (i) accidental or unauthorized access to or loss, alteration, destruction, use, disclosure or acquisition of Company Information, or (ii) compromise to the security, confidentiality, integrity or availability of IT Assets, in each case of clause (i) and (ii), except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole.
“Intellectual Property” means all intellectual property rights throughout the world, including rights in or arising from: (a) patents, patent applications, and the invention and discoveries therein; (b) trade secrets or proprietary confidential information; (c) copyrights and works of authorship, and all registrations, renewals and applications for the foregoing, including rights in proprietary website content; (d) trademarks, service marks, trade names, brand names, designs, logos, emblems, signs, insignia, trade dress, slogans and other source indicators, and the goodwill of the business appurtenant thereto, and all applications, registrations and renewals in connection with the foregoing; (e) Internet domain names and social media accounts; and (f) computer software (including source and object codes), computer programs, data, databases, applications, code, systems, networks, website content, and related documentation and materials, technology, trade secrets, confidential business information (including ideas, formulae, algorithms, models, methodologies, compositions, know-how, manufacturing and production processes and techniques, research and development information, drawings, designs, plans, recipes, discoveries, proposals and technical data, financial, marketing and business data and pricing and cost information) and other intellectual property rights (in whatever form or medium).
“Intervening Event” has the meaning set forth in Section 5.2(d).
“IRS” has the meaning set forth in Section 2.13(a).
“IT Assets” means all computers, computing hardware, platforms, software, software services, firmware, systems, middleware, network, computer or operating systems, information technology devices, servers, facilities, workstations, routers, hubs, switches, data websites, file servers, printers and all other information technology infrastructure, equipment or systems owned or controlled by or on behalf of the Company or any of its Subsidiaries.
“JAX LLC” has the meaning set forth in Section 1.12(e).
“Knowledge” means, with respect to the Company or Parent, the actual knowledge, and such knowledge that would be obtained after conducting a reasonable inquiry of such Person’s direct reports, of the Persons set forth in Section 8.12 of the Company Disclosure Schedule or the officers of Parent, respectively.
“Laws” means any United States, federal, state or local or any foreign law (in each case, statutory, common or otherwise), constitution, treaty, convention, ordinance, code, rule, statute, regulation (domestic or foreign), Order or other similar requirement enacted, issued, adopted, promulgated, entered into or applied by a Governmental Entity.
“Leased Real Property” means the real property, together with all Facilities and all easements, rights-of-way and other appurtenances thereto, as specified in the Leases.
“Leases” means any lease, sublease, occupancy agreement, license, concession or other similar agreement, in each case whether written or oral, in connection with the occupancy or use of any real property by the Company or its Subsidiaries, together with all amendments, modifications, extensions, renewals, guaranties, supplements, and agreements with respect thereto.
“Liens” means all liens, pledges, mortgages, charges, encumbrances, adverse rights, restrictions, covenants, encroachments, title retention agreements or claims and security interests of any kind whatsoever (including any restriction on the right to vote or transfer the same), excluding restrictions imposed by securities laws.
“Liquor License” means any liquor or alcohol permit, including beer, wine and mixed beverage permits and licenses, issued by any Governmental Entity.
“LLC Agreement” has the meaning set forth in Section 1.12(e).
“Loan Agreement” means the Fourth Amended and Restated Loan Agreement, dated October 28, 2020, by and between J. Alexander’s, LLC and Pinnacle Bank.
“Material Suppliers” has the meaning set forth in Section 2.24.
“Merger” has the meaning set forth in the Recitals.
“Merger Agreement” has the meaning set forth in the Preamble.
“Merger Consideration” has the meaning set forth in Section 1.8(c).
“Merger Sub” has the meaning set forth in the Preamble.
“Notice of Intervening Event” has the meaning set forth in Section 5.2(f).
“Notice of Superior Proposal” has the meaning set forth in Section 5.2(f).
“Notice Period” has the meaning set forth in Section 5.2(f).
“NYSE” has the meaning set forth in Section 2.5.

“Order” means any order, writ, injunction, ruling, decree, judgment, award, injunction, settlement or stipulation issued, promulgated, made, rendered or entered into by or with any Governmental Entity or any binding arbitration order or award (in each case, whether temporary, preliminary or permanent).
“Ordinary Course of Business” means the usual and ordinary course of normal day-to-day operations of the business, consistent (in scope, manner, amount and otherwise) with the Company’s and its Subsidiaries’ past practices through the date of this Agreement.
“Owned Real Property” means the real property, together with all Facilities and all easements, rights-of-way and other appurtenances thereto, owned by the Company or any of its Subsidiaries.
“Parent” has the meaning set forth in the Preamble.
“Parent Material Adverse Effect” means any event, change, effect, development or occurrence, circumstance or effect, that, individually or in the aggregate, prevents or materially impedes or delays, or is reasonably likely to prevent or materially impede or delay, the consummation by Parent or Merger Sub of the Merger or any of the other transactions contemplated hereby on a timely basis or the performance by Parent or Merger Sub of their respective covenants and obligations hereunder.
“Parent Prepared Tax Return” has the meaning set forth in Section 1.12(f).
“Parent Related Parties” has the meaning set forth in Section 7.3(d).
“Parent Termination Fee” has the meaning set forth in Section 7.3(c).
“Payoff Letters” has the meaning set forth in Section 5.4(a).
“Permitted Lien” means (i) any Liens for Taxes not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP, (ii) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other similar Liens arising in the Ordinary Course of Business for amounts not yet due and payable or which are being contested in good faith by appropriate proceedings and for which appropriate reserves have been established to the extent required by GAAP, (iii) pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation, (iv) Liens upon pledges and deposits to secure the performance of bids, trade contracts, leases, surety and appeal bonds, performance bonds and other obligations of a similar nature, in each case in the Ordinary Course of Business, for amounts not yet due and payable; (v) defects, imperfections or irregularities in title, easements, covenants, conditions, exceptions, restrictions and rights of way (unrecorded and of record) and other similar Liens (or other encumbrances of any type), excluding monetary Liens, and zoning, building and other similar codes or restrictions, in each case that do not adversely affect in any material respect the current use, operation or occupancy of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries; (vi) statutory landlords’ Liens and Liens granted to landlords under any lease for amounts not due and owing, (vii) nonexclusive licenses to Intellectual Property granted in the Ordinary Course of Business, (viii) any purchase money security interests, equipment leases or similar financing arrangements arising in the Ordinary Course of Business, (ix) any Liens which are disclosed on the most recent consolidated balance sheet of the Company or notes thereto included in the Company SEC Financial Statements filed with the SEC prior to the date hereof, (x) zoning ordinances and other land use regulations imposed by any Governmental Entity having jurisdiction over any property that are not violated by the current use and operation of the property, and (xi) all matters of record affecting any property that would be shown on current surveys of the real estate or would be revealed by physical inspections thereof, in each case that do not adversely affect in any material respect the current value, use, operation or occupancy of the applicable property owned, leased, used or held for use by the Company or any of its Subsidiaries.
“Person” means any individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Personal Information” means any Company Information relating to an identified or identifiable natural person, including any information that identifies, relates to, describes, is reasonably capable of being associated with, or could reasonably be linked, directly or indirectly, with a particular individual or household.

“Personal Property Leases” has the meaning set forth in Section 2.18(f).
“Policies” has the meaning set forth in Section 2.26.
“Privacy Commitments” means all representations, statements, obligations or commitments that the Company or any of its Subsidiaries has made or entered into with respect to the collection, use, disclosure, sale, licensing, transfer, security, storage, retention, disposal or other processing of Personal Information, including all (i) policies, notices, statements or similar disclosures published or otherwise made publicly available by Company or any of its Subsidiaries; (ii) internal policies, procedures or standards of the Company or any of its Subsidiaries; and (iii) agreements, contracts, licenses or other similar instruments or obligations to which the Company or any of its Subsidiaries is a party.
“Privacy Laws” means all applicable Laws relating in any way to the privacy, confidentiality, protection or security of Personal Information or IT Assets, including any and all applicable Laws regulating data protection, financial privacy, website or online service operators, biometric identifiers or biometric data, consumer reports, data breach notification, information security safeguards, secure disposal of records, use of online cookies or other tracking mechanisms, or the transmission of marketing or commercial messages through any means, including via email, text message and/or any other means. Privacy Laws also include the Payment Card Industry Data Security Standard and any other applicable security standards, requirements or assessment procedures published by the Payment Card Industry Security Standards Council in connection with a Payment Card Industry Security Standards Council program.
“Privacy Requirements” has the meaning set forth in Section 2.17(c).
“Proceeding” means any suit, action, claim, charge, complaint, proceeding, litigation, audit, hearing, inquiry or, to the Knowledge of the Person in question, investigation (in each case, whether civil, criminal, administrative, investigative, formal or informal) commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Entity or any arbitration or mediation.
“Proxy Statement” has the meaning set forth in Section 5.1(a).
“Real Property” means, collectively, the Owned Real Property and the Leased Real Property.
“Recommendation Withdrawal” has the meaning set forth in Section 5.2(d)(i).
“Reporting Tail Endorsement” has the meaning set forth in Section 5.7(c).
“Representatives” has the meaning set forth in Section 5.2(a).
“SEC” means the United States Securities and Exchange Commission.
“Securities Act” has the meaning set forth in Section 2.5.
“SOX” has the meaning set forth in Section 2.6(a).
“Subsidiary” when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, (i) of which at least a majority of the securities or other interests having by their terms voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization is directly or indirectly beneficially owned or controlled by such party or by any one or more of its Subsidiaries or (ii) that would be required to be consolidated in such party’s financial statements under generally accepted accounting principles as adopted (whether or not yet effective) in the United States.
“Superior Proposal” has the meaning set forth in Section 5.2(c)(ii).
“Surviving Corporation” has the meaning set forth in Section 1.1.
“Takeover Statute” has the meaning set forth in Section 2.20.
“Tax” means all income, gross receipts, capital, franchise, sales, use, ad valorem, property, payroll, withholding, excise, severance, transfer, employment, estimated, alternative or add-on minimum, value added, stamp, occupation, premium, environmental or windfall profits taxes, and other taxes, charges, fees, levies, imposts, customs, duties, licenses or other assessments, together with any interest and any penalties (including penalties for failure to file or late filing of any return, report or other filing, and any interest in respect of such penalties and additions, additions to tax or additional amounts imposed by any and all federal, state, local, foreign or other taxing authority).
“Tax Return” means any statement, report, return, information return or claim for refund relating to Taxes (including any elections, declarations, schedules or attachments thereto, and any amendments thereof), including, if applicable, any combined, consolidated or unitary return for any group of entities that includes the Company or any of its Subsidiaries.
“Taxing Authority” means, with respect to any Tax, the Governmental Entity that imposes such Tax, and the agency (if any) charged with the collection of such Tax for such Governmental Entity.
“TBCA” has the meaning set forth in Section 1.1.
“Termination Date” has the meaning set forth in Section 7.1(b)(i).
“Termination Fee” has the meaning set forth in Section 7.3(a).
“Transfer Taxes” has the meaning set forth in Section 8.11.
“Treasury Regulations” means the income tax regulations promulgated under the Code.
“Unit Grant Agreement” has the meaning set forth in Section 1.12(f).
“Voting Agreements” has the meaning set forth in the Recitals.
“WARN” has the meaning set forth in Section 2.8(b).
“Willful and Material Breach” means a material breach of any representation, warranty, covenant or agreement set forth in this Agreement that is a consequence of an act or a failure to act by a party with the actual knowledge that the taking of such act or failure to act would cause, or would reasonably be expected to result in, a material breach of this Agreement.
Section 8.13 No Recourse. This Agreement may only be enforced against, and any Proceeding that may be based upon or under, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement, may only be made against the entities that are expressly identified as parties hereto and then only with respect to the specific obligations set forth herein with respect to such party. No Parent Related Party (other than Parent and Merger Sub to the extent set forth in this Agreement and the Equity Financing Source to the extent set forth in the Equity Commitment Letter) shall have any liability for any obligations or liabilities of any party hereto under this Agreement or for any Proceeding based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. In no event shall the Company or any of the Company Related Parties, and the Company agrees not to and to cause the Company Related Parties not to, seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Parent Related Party (other than Parent and Merger Sub under this Agreement or the Equity Financing Source under the Equity Commitment Letter).
[The remainder of this page is left blank intentionally.]

IN WITNESS WHEREOF, Parent, Merger Sub and the Company have caused this Agreement to be executed and delivered by their respective officers thereunto duly authorized, all as of the date first written above.
SPB HOSPITALITY LLC

By:	/s/ James Mazany
Name:	James Mazany
Title:	Chief Executive Officer
TITAN MERGER SUB, INC.

By:	/s/ James Mazany
Name:	James Mazany
Title:	Chief Executive Officer
J. ALEXANDER’S HOLDINGS, INC.

By:	/s/ Mark A. Parkey
Name:	Mark A. Parkey
Title:	President and Chief Executive Officer
[Signature Page to Agreement and Plan of Merger]

ANNEX A
Charter of the Surviving Corporation
[See attached.]

SECOND AMENDED AND RESTATED CHARTER
OF
J. ALEXANDER’S HOLDINGS, INC.
ARTICLE I
The name of the corporation is J. Alexander’s Holdings, Inc. (the “Corporation”).
ARTICLE II
The name and complete address of the Corporation’s initial registered agent and office located in the State of Tennessee is:
C T Corporation System
300 Montvue Road
Knoxville, Tennessee 37919
County of Knox
ARTICLE III
The complete address of the Corporation’s principal office is:
19219 Katy Freeway, Suite 500
Houston, TX 77094
County of Harris
Email address: jim.mazany@SPBHospitality.com
ARTICLE IV
The name and address of the incorporator is:
Ryan Hoffman
c/o Bass, Berry & Sims PLC
150 3rd Avenue South, Suite 2800
Nashville, TN 37201
ARTICLE V
The Corporation is for profit.
ARTICLE VI
The duration of the Corporation is perpetual.
ARTICLE VII
The Corporation is organized to do any and all things and to exercise any and all powers, rights and privileges that a corporation may now or hereafter be organized to do or exercise under the Tennessee Business Corporation Act (the “TBCA”), as amended from time to time.
ARTICLE VIII
The Corporation is authorized to issue a total of 100 shares of common stock (the “Common Stock”). All shares of Common Stock shall be one and the same class and when issued shall have equal rights of participation in dividends and assets of the Corporation and shall be fully paid and nonassessable. Each outstanding share of Common Stock shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders. There shall be no cumulative voting of the Common Stock.
ARTICLE IX
No shareholder of the Corporation shall have, solely by reason of being a shareholder, any preemptive or preferential right or subscription right to any stock of the Corporation or to any obligations convertible into stock of the Corporation, or to any warrant or option for the purchase thereof. However, such rights may be provided by written agreement with the Corporation.

ARTICLE X
Any action required or permitted to be taken by the shareholders of the Corporation may be effected at a duly called annual or special meeting of the shareholders of the Corporation or by a written resolution in lieu of a meeting signed by shareholders representing the number of affirmative votes required for such action at a meeting, in accordance with Section 48-17-104 of the TBCA.
ARTICLE XI
In further and not in limitation of the powers conferred by statute, the bylaws of the Corporation may be made, altered, amended or repealed by the shareholders of the Corporation or by a majority of the Board of Directors.
ARTICLE XII
a. Limitation of Liability. To the fullest extent permitted by the TBCA as in effect on the date hereof any person who is or was a director of the Corporation shall have no liability to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director provided that this Article XII shall not eliminate or limit liability of a director. If the TBCA or any successor statute is amended or other Tennessee law is enacted after adoption of this provision to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the TBCA, as so amended from time to time, or such successor statute or other Tennessee law. Any repeal or modification of this Article XII or subsequent amendment of the TBCA or enactment of other applicable Tennessee law shall not affect adversely any right or protection of a director of the Corporation existing at the time of such repeal, modification, amendment or enactment or with respect to events occurring prior to such time.
b. Indemnification and Advancement of Expenses. The Corporation shall indemnify every person who is or was a party or is or was threatened to be made a party to any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, including without limitation any action, suit or proceeding by or in right of the Corporation, by reason of the fact that he or she is or was a director or officer or is or was serving at the request of the Corporation as a director, officer, employee, manager, agent, or trustee of another corporation or of a partnership, limited liability company, joint venture, trust, employee benefit plan, or other enterprise, including service on a committee formed for any purpose (and, in each case, his or her heirs, executors, and administrators), against all expense, liability, and loss (including counsel fees, judgments, fines, ERISA excise taxes, penalties, and amounts paid in settlement) actually and reasonably incurred or suffered in connection with such action, suit, or proceeding, to the fullest extent permitted by applicable law, as in effect on the date hereof and as hereafter amended, except to the extent that any such person was grossly negligent or engaged in intentional misconduct. Such indemnification shall include advancement of expenses in advance of final disposition of such action, suit, or proceeding, subject to the provision of any applicable statute.
c. Non-Exclusivity of Rights. The indemnification and advancement of expenses provisions of this Article XII shall not be exclusive of any other right that any person (and his or her heirs, executors, and administrators) may have or hereafter acquire under any statute, this Charter, the Corporation’s Bylaws, resolution adopted by the shareholders, resolution adopted by the Board of Directors, agreement, or insurance, purchased by the Corporation or otherwise, both as to action in his or her official capacity and as to action in another capacity. The Corporation is hereby authorized to provide for indemnification and advancement of expenses through its Bylaws, resolution of shareholders, resolution of the Board of Directors, or agreement, in addition to that provided by this Charter.
ARTICLE XIII
To the maximum extent permitted under Tennessee law, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time presented to any director or officer of the Corporation who is also an officer, employee or agent of Fortress Investment Group LLC (“Fortress”) or any affiliates of Fortress (each, a “Fortress Affiliate”). Accordingly, to the maximum extent permitted from time to time by Tennessee law (a) no such director or officer is required to present, communicate or offer any business opportunity to the Corporation or any of its subsidiaries and (b) such director or officer, on his or her own behalf or on behalf of Fortress or a Fortress Affiliate, shall have the right to hold and exploit any business opportunity, or to direct, recommend, offer, sell, assign or otherwise transfer such business opportunity to any person or other entity other than the Corporation and its subsidiaries. The taking by any such director or officer for himself or herself, or the offering or other transfer to another person or entity, of any potential business opportunity whether pursuant to this Charter or otherwise, shall not constitute or be construed or interpreted as (a) an act or omission of the director or officer committed in bad faith or as the result of active or deliberate dishonesty or (b) receipt by the director or officer of an improper benefit or profit in money, property, services or otherwise.

Annex B
[Piper Sandler & Co. letterhead]
Board of Directors
J. Alexander’s Holdings, Inc.
3401 West End Avenue, Suite 260
Nashville, TN 37203
Members of the Board:
You have requested our opinion as to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (the “Company Common Stock”), of J. Alexander’s Holdings, Inc. (the “Company”), of the Merger Consideration (as defined below), pursuant to the Agreement and Plan of Merger, dated as of July 2nd, 2021 (the “Agreement”), to be entered into among the Company, SPB Hospitality LLC (the “Acquiror”) and Titan Merger Sub, Inc., (“Merger Sub”), a newly formed wholly-owned subsidiary of the Acquiror. The Agreement provides for, among other things, the merger (the “Merger”) of the Merger Sub with and into the Company, pursuant to which each outstanding share of Company Common Stock, other than shares of Company Common Stock owned by the Acquiror, will be converted into the right to receive $14.00 in cash (the “Merger Consideration”). The terms and conditions of the Merger are more fully set forth in the Agreement.
In arriving at our opinion, we have: (i) reviewed and analyzed the financial terms of the Agreement; (ii) reviewed and analyzed certain financial and other data with respect to the Company which was publicly available, (iii) reviewed and analyzed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of the Company that were publicly available, as well as those that were furnished to us by the Company; (iv) conducted discussions with members of senior management and representatives of the Company concerning the matters described in clauses (ii) and (iii) above, as well as its business and prospects before and after giving effect to the Merger; (v) reviewed the current and historical reported prices and trading activity of Company Common Stock and similar information for certain other companies deemed by us to be comparable to the Company; (vi) compared the financial performance of the Company with that of certain other publicly-traded companies that we deemed relevant; and (vii) reviewed the financial terms, to the extent publicly available, of certain business combination transactions that we deemed relevant. In addition, we have conducted such other analyses, examinations and inquiries and considered such other financial, economic and market criteria as we have deemed necessary in arriving at our opinion.
We have relied upon and assumed, without assuming liability or responsibility for independent verification, the accuracy and completeness of all information that was publicly available or was furnished, or otherwise made available, to us or discussed with or reviewed by us. We have further relied upon the assurances of the management of the Company that the financial information provided has been prepared on a reasonable basis in accordance with industry practice, and that they are not aware of any information or facts that would make any information provided to us incomplete or misleading. Without limiting the generality of the foregoing, for the purpose of this opinion, we have assumed that with respect to financial forecasts, estimates and other forward-looking information reviewed by us, that such information has been reasonably prepared based on assumptions reflecting the best currently available estimates and judgments of the management of the Company as to the expected future results of operations and financial condition of the Company. We express no opinion as to any such financial forecasts, estimates or forward-looking information or the assumptions on which they were based. We have relied, with your consent, on advice of the outside counsel and the independent accountants to the Company, and on the assumptions of the management of the Company, as to all accounting, legal, tax and financial reporting matters with respect to the Company and the Agreement.
In arriving at our opinion, we have relied upon and assumed, without independent verification, that (i) the representations and warranties of all parties to the Agreement and all other related documents and instruments that are referred to therein are true and correct, (ii) each party to such agreements will fully and timely perform all of the covenants and agreements required to be performed by such party, (iii) the Merger will be consummated pursuant to the terms of the Agreement without amendments thereto and (iv) all conditions to the consummation of the Merger will be satisfied without waiver by any party of any conditions or obligations thereunder. Additionally, we have assumed that all the necessary regulatory approvals and consents required for the Merger will be obtained in a manner that will not adversely affect the Company or the contemplated benefits of the Merger.

Piper Sandler & Co.
July 2nd, 2021

In arriving at our opinion, we have not performed any appraisals or valuations of any specific assets or liabilities (fixed, contingent or other) of the Company, and have not been furnished or provided with any such appraisals or valuations, nor have we evaluated the solvency of the Company under any state or federal law relating to bankruptcy, insolvency or similar matters. The analyses performed by us in connection with this opinion were going concern analyses. We express no opinion regarding the liquidation value of the Company or any other entity. Without limiting the generality of the foregoing, we have undertaken no independent analysis of any pending or threatened litigation, regulatory action, possible unasserted claims or other contingent liabilities, to which the Company or any of its affiliates is a party or may be subject, and at the direction of the Company and with its consent, our opinion makes no assumption concerning, and therefore does not consider, the possible assertion of claims, outcomes or damages arising out of any such matters. We have also assumed that neither the Company nor the Acquiror is party to any material pending transaction, including without limitation any financing, recapitalization, acquisition or merger, divestiture or spin-off, other than the Merger.
This opinion is necessarily based upon the information available to us and facts and circumstances as they exist and are subject to evaluation on the date hereof; events occurring after the date hereof could materially affect the assumptions used in preparing this opinion. We are not expressing any opinion herein as to the price at which shares of Company Common Stock may trade following announcement of the Merger or at any future time. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof and do not have any obligation to update, revise or reaffirm this opinion.
We have been engaged by the Company to act as its financial advisor and we will receive a fee from the Company for providing our services, a significant portion of which is contingent upon the consummation of the Merger. We will also receive a fee for rendering this opinion. Our opinion fee is not contingent upon the consummation of the Merger or the conclusions reached in our opinion. The Company has also agreed to indemnify us against certain liabilities and reimburse us for certain expenses in connection with our services. Within the past three years, we have received investment banking fees from portfolio companies of investment funds affiliated with the Acquiror, which fees amount to approximately $10 million. In addition, in the ordinary course of our business, we and our affiliates may actively trade securities of the Company for our own account or the account of our customers and, accordingly, may at any time hold a long or short position in such securities. We may also, in the future, provide investment banking and financial advisory services to the Company, the Acquiror or entities that are affiliated with the Company or the Acquiror, for which we would expect to receive compensation.
This opinion is provided to the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation to any stockholder of the Company as to how such stockholder should act or vote with respect to the Merger or any other matter. Except with respect to the use of this opinion in connection with the proxy statement relating to the Merger in accordance with our engagement letter with the Company, this opinion shall not be disclosed, referred to, published or otherwise used (in whole or in part), nor shall any public references to us be made, without our prior written approval. This opinion has been approved for issuance by the Piper Sandler Opinion Committee.
This opinion addresses solely the fairness, from a financial point of view, to holders of Company Common Stock of the proposed Merger Consideration set forth in the Agreement and does not address any other terms or agreement relating to the Merger or any other terms of the Agreement. We were not requested to opine as to, and this opinion does not address, the basic business decision to proceed with or effect the Merger, the merits of the Merger relative to any alternative transaction or business strategy that may be available to the Company, Acquiror’s ability to fund the merger consideration, or any other terms contemplated by the Agreement or the fairness of the Merger to any other class of securities, creditor or other constituency of the Company. Furthermore, we express no opinion with respect to the amount or nature of compensation to any officer, director or employee of any party to the Merger, or any class of such persons, relative to the compensation to be received by holders of Company Common Stock in the Merger or with respect to the fairness of any such compensation.

Piper Sandler & Co.
July 2nd, 2021

Based upon and subject to the foregoing and based upon such other factors as we consider relevant, it is our opinion that the Merger Consideration is fair, from a financial point of view, to the holders of Company Common Stock as of the date hereof.
Sincerely,

/s/ PIPER SANDLER & CO.

PIPER SANDLER & CO.

Annex C
VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Agreement”), dated as of July 2, 2021, is entered into by and among SPB Hospitality LLC, a Delaware limited liability company (“Parent”), Titan Merger Sub, Inc., a Tennessee corporation and an indirect, wholly-owned subsidiary of Parent (“Merger Sub”), and the shareholder of J. Alexander’s Holdings, Inc., a Tennessee corporation (the “Company”), listed on Schedule A hereto (“Shareholder”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.
RECITALS
WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger (as the same may be amended, modified or supplemented from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein), among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as an indirect, wholly-owned subsidiary of Parent;
WHEREAS, this Agreement is being entered into in connection with, and all rights and obligations hereunder are being created pursuant to and in connection with, the Merger Agreement to which the Company is a party and the Merger to be effected in accordance with the Merger Agreement and the TBCA;
WHEREAS, Shareholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the terms “beneficial owner,” “beneficial ownership” or “own beneficially” are used) of the number of shares of Company Common Stock set forth on Schedule A hereto (with respect to Shareholder, the “Owned Shares”; the Owned Shares and any additional shares of Company Common Stock or other voting securities of the Company of which Shareholder acquires record or beneficial ownership after the date hereof, including, without limitation, by purchase, by grant, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, Shareholder’s “Covered Shares”); provided, however, that Covered Shares shall not include any Company Common Stock that Shareholder sells or otherwise disposes of following the date of this Agreement as and to the extent expressly permitted hereby;
WHEREAS, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent, Merger Sub and the Shareholder are entering into this Agreement; and
WHEREAS, the Shareholder acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Shareholder set forth in this Agreement and would not enter into the Merger Agreement if Shareholder did not enter into this Agreement.
AGREEMENTS
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Shareholder hereby agree as follows:
Section 1. Agreement to Vote. Prior to the Termination Date, Shareholder, in its capacity as a shareholder of the Company, irrevocably and unconditionally agrees that at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, Shareholder shall (a) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, if any and (b) vote, or cause to be voted at such meeting, all Covered Shares owned as of the record date for such meeting of the shareholders (i) in favor of the Merger, the approval of the Merger Agreement and the other transactions contemplated in the Merger Agreement and (ii) against the following actions (other than the Merger, the Merger Agreement and the other transactions contemplated thereby): (A) any Acquisition Proposal, (B) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between the Company and any other Person and (C) any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or this Agreement (collectively, the “Covered Proposals”). Except as expressly set forth in this Section 1 with respect to Covered Proposals, the Shareholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the shareholders of the Company.
Section 2. Grant of Irrevocable Proxy; Appointment of Proxy.
(a) IF SHAREHOLDER FAILS TO TAKE ANY OF THE ACTIONS SET FORTH IN SECTION 1 AT LEAST FIVE (5) BUSINESS DAYS PRIOR TO (OR TAKES OR ATTEMPTS TO TAKE ANY ACTIONS INCONSISTENT WITH THE ACTIONS SET FORTH IN SECTION 1 PRIOR TO OR AT) ANY MEETING OF THE SHAREHOLDERS OF THE COMPANY CONVENED FOR THE PURPOSES SET FORTH IN SECTION 1, THEN SHAREHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, THE OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, SHAREHOLDER’S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY IN FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES AS INDICATED IN SECTION 1 SOLELY WITH RESPECT TO COVERED PROPOSALS TO BE CONSIDERED AND VOTED UPON AT SUCH MEETING. SHAREHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SHAREHOLDER WITH RESPECT TO THE COVERED SHARES.
(b) The proxy granted in this Section 2 shall expire automatically upon the termination of this Agreement.
Section 3. No Inconsistent Agreements. Shareholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, Shareholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted any currently effective proxy or power of attorney with respect to any Covered Shares, and shall not grant at any time prior to the Termination Date any proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with Shareholder’s obligations under this Agreement.
Section 4. Termination. This Agreement shall automatically terminate without any action by any party hereto and shall be of no further force and effect upon the earliest to occur of (a) the Closing, (b) the termination of the Merger Agreement in accordance with its terms, (c) the completion of the Company Shareholders Meeting and the inspectors’ certification of the voting results thereat, (d) a Recommendation Withdrawal made in accordance with the terms of the Merger Agreement, (e) the effectiveness of any amendment, modification or supplement to the Merger Agreement or waiver under the Merger Agreement, in each case, where such amendment, modification, supplement or waiver would decrease, or change the form of, the consideration to be received under the Merger Agreement by holders of Company Common Stock, would extend the Termination Date, would impose any additional conditions or obligations that would reasonably be expected to prevent or impede the consummation of the Merger, would affect, in a manner adverse to Shareholder, any of the material terms of Article I (The Merger; Certain Related Matters), Section 5.2 (No Solicitation), Article VI (Conditions), or Article VII (Termination) of the Merger Agreement, or the defined terms used in such Sections or Articles of the Merger Agreement, or would otherwise be materially adverse to Shareholder and (f) written notice of termination of this Agreement by Parent to the Shareholder (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 8 and 12 to 23 shall survive the termination of this Agreement; provided further, that any liability incurred by any party hereto as a result of a willful and material breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.
Section 5. Representations and Warranties of the Shareholder. Shareholder hereby represents and warrants to Parent and Merger Sub as of the date hereof as follows:
(a) Shareholder is the beneficial owner of, and has good and valid title to, the Covered Shares, free and clear of all Liens that would materially and adversely affect the ability of Shareholder to perform its obligations under this Agreement other than as created by this Agreement and pursuant to applicable securities Laws. As of the date hereof, other than the Owned Shares (and any equity awards relating thereto, including any Class B Units), Shareholder does not own beneficially or of record any shares of capital stock (including common shares of beneficial interest) or voting securities of the Company.

(b) Shareholder has all requisite entity power and authority to execute and deliver this Agreement and to perform Shareholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
(c) Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Shareholder for the execution, delivery and performance of this Agreement by Shareholder or the consummation by Shareholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by Shareholder nor the consummation by Shareholder of the transactions contemplated hereby nor compliance by Shareholder with any of the provisions hereof shall (A) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of Shareholder pursuant to, any Contract to which Shareholder is a party or by which Shareholder or any property or asset of Shareholder is bound or affected or (B) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Shareholder or any of Shareholder’s properties or assets, in each case other than as would not restrict, prohibit or impair the exercise by Parent or Merger Sub of its rights under this Agreement or have an adverse effect on Shareholder’s ability to perform its obligations hereunder.
(d) As of the date of this Agreement, there is no litigation pending against Shareholder, or, to the knowledge of Shareholder, threatened against Shareholder that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent or Merger Sub of its rights under this Agreement or the performance by Shareholder of Shareholder’s obligations under this Agreement.
(e) Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Shareholder’s execution and delivery of this Agreement and the representations and warranties of Shareholder contained herein.
Section 6. Restrictions on Transfer. Shareholder hereby covenants and agrees as follows:
(a) Prior to the Termination Date, and except as contemplated hereby, Shareholder shall not (i) (x) tender any Covered Shares into any tender or exchange offer, (y) sell, transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively “Transfer”), or enter into any Contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), or (z) grant any proxies or powers of attorney with respect to any Covered Shares, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (ii) knowingly take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling Shareholder from performing Shareholder’s obligations under this Agreement; provided, however, that, notwithstanding the foregoing or any other provision in this Agreement, (x) on the first Business Day after the later to occur of the mailing of the Proxy Statement or the record date for the meeting of the shareholders convened for the purposes as set forth in Section 1 above, Shareholder may sell any Covered Shares by open market sales on a national securities exchange or via negotiated transactions with licensed brokers or investment banking firms if at the time of such sale each of the quoted price of Company Common Stock and the sale price in such sale (without giving effect to any commission or fee) are less than the Merger Consideration, provided, that Shareholder has performed its obligations under Section 1 by voting such Covered Shares by proxy on the Covered Proposals set forth in the Proxy Statement and that such proxy is not revoked and cannot be revoked by the transferee following such sale, (y) Shareholder may Transfer any Covered Shares if the transferee in such Transfer has entered into, or simultaneously therewith enters into, a voting agreement with Parent and Merger Sub on substantially the same terms of this Agreement and (z) Shareholder may Transfer any Covered Shares if Parent and Merger Sub have provided their express written consent thereto; provided, further, that nothing contained herein shall prohibit any Transfer (a) caused by a client of Shareholder unilaterally terminating its advisory agreement and/or managed account relationship with Shareholder, (b) to any member of Shareholder’s immediate family, or to a trust for the benefit of Shareholder or any member of Shareholder’s immediate family, so long as the permitted transferee executes a joinder to this Agreement pursuant to which such transferee agrees to become a party hereto and be subject to the restrictions applicable to Shareholder hereunder, or (c) by an officer or director of the Company to the Company to pay tax withholding required in connection with the vesting of restricted stock or performance share awards pursuant to the Company’s Amended and Restated 2015 Equity Incentive Plan. Any Transfer in violation of this Section 6(a) shall be null and void ab initio. To the extent a Transfer is permitted under this Agreement, such Transfer shall comply with all applicable Laws.
(b) Prior to the Termination Date, in the event that Shareholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Company Common Stock or other voting interests with respect to the Company, such Company Common Stock or other voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Company Common Stock held by Shareholder set forth on Schedule A hereto will be deemed amended accordingly and such Company Common Stock or other voting interests shall automatically become subject to the terms of this Agreement. Shareholder shall promptly notify Parent in writing of any such event.
(c) Shareholder hereby waives all right to dissent or seek appraisal under the TBCA or otherwise exercise any appraisal rights with respect to all of Shareholder’s Covered Shares owned (beneficially or of record) by Shareholder in connection with the Merger, the Merger Agreement and the other transactions contemplated therein.
(d) Notwithstanding any provision of this Agreement to the contrary, nothing herein shall prevent Shareholder from complying with its disclosure obligations under applicable Laws.
Section 7. Shareholder Capacity. This Agreement is being entered into by Shareholder solely in Shareholder’s capacity as a shareholder of the Company, and nothing in this Agreement shall restrict or limit (a) the ability of Shareholder to take any action in Shareholder’s capacity as a director or officer of the Company or its Subsidiaries and exercising Shareholder’s fiduciary duties and responsibilities in such capacity or (b) the Company from taking any actions that are otherwise permitted by the Merger Agreement, including with respect to a Superior Proposal.
Section 8. Disclosure. Shareholder hereby authorizes Parent, Merger Sub and the Company to publish and disclose in any announcement or disclosure required by the SEC or in the Proxy Statement Shareholder’s identity and ownership of the Covered Shares, this Agreement and the nature of Shareholder’s obligations under this Agreement, in each case, to the extent required by applicable Law.
Section 9. Further Assurances. From time to time, at the request of Parent and without further consideration, Shareholder shall use its commercially reasonable efforts to take such further action as may reasonably be deemed by Parent to be necessary to consummate and make effective the transactions contemplated by this Agreement.
Section 10. Non-Survival of Representations and Warranties. The representations and warranties of the Shareholder contained herein shall not survive the Termination Date.
Section 11. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party and otherwise as expressly set forth herein.
Section 12. Waiver. At any time prior to the Termination Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 13. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (a) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (b) immediately upon delivery by hand; or (c) by e-mail, upon written or electronic confirmation of receipt (excluding “out of office” or other automated replies), in each case to the intended recipient as set forth below:
(i)	If to Parent or Merger Sub:

SPB Hospitality LLC
19219 Katy Freeway
Suite 500
Houston, Texas 77094
	Attention:	James Mazany
	Email:	jim.mazany@SPBHospitality.com

with a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP
951 E. Byrd Street
Riverfront Plaza, East Tower
Richmond, Virginia 23219
	Attention:	Steven M. Haas
	Email:	shaas@huntonak.com

(ii)	If to Shareholder:

As set forth on Schedule A hereto, in each case with a copy (which shall not constitute notice) to:

Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
	Attention:	F. Mitchell Walker, Jr.
	Email:	MWalker@bassberry.com
Any notice received by email or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any party may provide notice to the other parties of a change in its address or e-mail address through a notice given in accordance with this Section 13, except that notice of any change to the address or any of the other details specified in or pursuant to this Section 13 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is two Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 13.
Section 14. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof and thereof.
Section 15. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.
Section 16. Relationship Among the Parties. This Agreement is intended to create a contractual relationship among the Shareholder, on the one hand, and Parent and Merger Sub, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any similar relationship among the parties hereto. Without limiting the generality of the foregoing, none of Shareholder or Parent or Merger Sub, by entering into this Agreement, intends to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law (including the TBCA) with Parent or Merger Sub or any other shareholder of the Company. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Shareholder, and, except as expressly provided herein, Parent and Merger Sub shall have no authority to direct Shareholder in the voting or disposition of any of the Covered Shares. Parent and Merger Sub shall not be deemed to be the beneficial owner of any Covered Shares by virtue of this Agreement.
Section 17. Governing Law and Venue; Waiver of Jury Trial.
(a) This Agreement (and all claims, controversies and causes of action relating thereto or arising therefrom or in connection therewith, whether in contract, tort or otherwise) shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and enforced in accordance with the Laws of the State of Tennessee without regard to the conflicts of laws rules thereof.
(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.
(c) Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to this Agreement, on behalf of itself or its property, in accordance with Section 13 or in such other manner as may be permitted by Law, of copies of such process to such party, and nothing in this Section 17(c) shall affect the right of any party to serve legal process in any other manner permitted by Law, (ii) irrevocably and unconditionally consents and submits itself and its property in any action or proceeding to the exclusive general jurisdiction of the courts of the State of Tennessee or, if unavailable, the federal court in the State of Tennessee, in each case sitting in the City of Nashville in the State of Tennessee, in the event any dispute arises out of this Agreement, or for recognition and enforcement of any judgment in respect thereof, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees that any actions or proceedings arising in connection with this Agreement shall be brought, tried and determined only in the courts of the State of Tennessee or, if unavailable, the federal court in the State of Tennessee, in each case sitting in the City of Nashville in the State of Tennessee (and any courts from which an appeal from such courts may be taken), (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it shall not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the parties hereto agrees that a final judgment in any action or proceeding in such court as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
Section 18. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that Parent and Merger Sub are expressly permitted to assign their rights under this Agreement to any Affiliate of Parent (including by way of a transfer of shares of capital stock of Merger Sub), and any such Person shall be entitled to assume Parent’s and/or Merger Sub’s obligations under this Agreement; provided, that no such assignment and assumption shall release Parent or Merger Sub from any of its obligations under this Agreement to the extent not performed. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
Section 19. Enforcement. The parties acknowledge and agree that irreparable harm would occur and that the parties would not have any adequate remedy at law (a) for any actual or threatened breach of the provisions of this Agreement or (b) in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement. Each of the parties hereby agrees (i) that it shall not oppose the granting of such relief by reason of there being an adequate remedy at law, (ii) that it hereby irrevocably waives any requirement for the security or posting of any bond in connection with such relief and (iii) that such relief may be granted without the requirement that the party seeking such relief offer proof of actual damages. The parties further agree that, by seeking the remedies provided for in this Section 19, a party shall not in any respect waive its right to seek any other form of relief, at law or in equity, that may be available to a party under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 19 are not available or otherwise are not granted.
Section 20. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.
Section 21. Counterparts; Effectiveness. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail, including any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) or other transmission method (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
Section 22. No Presumption Against Drafting Party. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.
Section 23. Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.
[Signature Page Follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Shareholder have caused to be executed or executed this Agreement as of the date first written above.
Parent:

SPB Hospitality LLC

By:	/s/ James Mazany
Name:	James Mazany
Title:	Chief Executive Officer

Merger Sub:

Titan Merger Sub, Inc.

By:	/s/ James Mazany
Name:	James Mazany
Title:	Chief Executive Officer
[Signature Page to Voting Agreement]

Shareholder:

Newport Global Opportunities Fund I-A LP

By:	Newport Global Advisors, L.P.
Its:	Investment Manager

By:	Newport Global Advisors LLC
Its:	General Partner

By:	/s/ Timothy T. Janszen
Name:	Timothy T. Janszen
Title:	Chief Executive Officer
[Signature Page to Voting Agreement]

Annex D
VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Agreement”), dated as of July 2, 2021, is entered into by and among SPB Hospitality LLC, a Delaware limited liability company (“Parent”), Titan Merger Sub, Inc., a Tennessee corporation and an indirect, wholly-owned subsidiary of Parent (“Merger Sub”), and the shareholder of J. Alexander’s Holdings, Inc., a Tennessee corporation (the “Company”), listed on Schedule A hereto (“Shareholder”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.
RECITALS
WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger (as the same may be amended, modified or supplemented from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein), among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as an indirect, wholly-owned subsidiary of Parent;
WHEREAS, this Agreement is being entered into in connection with, and all rights and obligations hereunder are being created pursuant to and in connection with, the Merger Agreement to which the Company is a party and the Merger to be effected in accordance with the Merger Agreement and the TBCA;
WHEREAS, Shareholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the terms “beneficial owner,” “beneficial ownership” or “own beneficially” are used) of the number of shares of Company Common Stock set forth on Schedule A hereto (with respect to Shareholder, the “Owned Shares”; the Owned Shares and any additional shares of Company Common Stock or other voting securities of the Company of which Shareholder acquires record or beneficial ownership after the date hereof, including, without limitation, by purchase, by grant, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, Shareholder’s “Covered Shares”); provided, however, that Covered Shares shall not include any Company Common Stock that Shareholder sells or otherwise disposes of following the date of this Agreement as and to the extent expressly permitted hereby;
WHEREAS, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent, Merger Sub and the Shareholder are entering into this Agreement; and
WHEREAS, the Shareholder acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Shareholder set forth in this Agreement and would not enter into the Merger Agreement if Shareholder did not enter into this Agreement.
AGREEMENTS
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Shareholder hereby agree as follows:
Section 1. Agreement to Vote. Prior to the Termination Date, Shareholder, in its capacity as a shareholder of the Company, irrevocably and unconditionally agrees that at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, Shareholder shall (a) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, if any and (b) vote, or cause to be voted at such meeting, all Covered Shares owned as of the record date for such meeting of the shareholders (i) in favor of the Merger, the approval of the Merger Agreement and the other transactions contemplated in the Merger Agreement and (ii) against the following actions (other than the Merger, the Merger Agreement and the other transactions contemplated thereby): (A) any Acquisition Proposal, (B) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between the Company and any other Person and (C) any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or this Agreement (collectively, the “Covered Proposals”). Except as expressly set forth in this Section 1 with respect to Covered Proposals, the Shareholder shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the shareholders of the Company.
Section 2. Grant of Irrevocable Proxy; Appointment of Proxy.
(a)  IF SHAREHOLDER FAILS TO TAKE ANY OF THE ACTIONS SET FORTH IN SECTION 1 AT LEAST FIVE (5) BUSINESS DAYS PRIOR TO (OR TAKES OR ATTEMPTS TO TAKE ANY ACTIONS INCONSISTENT WITH THE ACTIONS SET FORTH IN SECTION 1 PRIOR TO OR AT) ANY MEETING OF THE SHAREHOLDERS OF THE COMPANY CONVENED FOR THE PURPOSES SET FORTH IN SECTION 1, THEN SHAREHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, THE OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, SHAREHOLDER’S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY IN FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES AS INDICATED IN SECTION 1 SOLELY WITH RESPECT TO COVERED PROPOSALS TO BE CONSIDERED AND VOTED UPON AT SUCH MEETING. SHAREHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SHAREHOLDER WITH RESPECT TO THE COVERED SHARES.
(b) The proxy granted in this Section 2 shall expire automatically upon the termination of this Agreement.
Section 3. No Inconsistent Agreements. Shareholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, Shareholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted any currently effective proxy or power of attorney with respect to any Covered Shares, and shall not grant at any time prior to the Termination Date any proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with Shareholder’s obligations under this Agreement.
Section 4. Termination. This Agreement shall automatically terminate without any action by any party hereto and shall be of no further force and effect upon the earliest to occur of (a) the Closing, (b) the termination of the Merger Agreement in accordance with its terms, (c) the completion of the Company Shareholders Meeting and the inspectors’ certification of the voting results thereat, (d) a Recommendation Withdrawal made in accordance with the terms of the Merger Agreement, (e) the effectiveness of any amendment, modification or supplement to the Merger Agreement or waiver under the Merger Agreement, in each case, where such amendment, modification, supplement or waiver would decrease, or change the form of, the consideration to be received under the Merger Agreement by holders of Company Common Stock, would extend the Termination Date, would impose any additional conditions or obligations that would reasonably be expected to prevent or impede the consummation of the Merger, would affect, in a manner adverse to Shareholder, any of the material terms of Article I (The Merger; Certain Related Matters), Section 5.2 (No Solicitation), Article VI (Conditions), or Article VII (Termination) of the Merger Agreement, or the defined terms used in such Sections or Articles of the Merger Agreement, or would otherwise be materially adverse to Shareholder and (f) written notice of termination of this Agreement by Parent to the Shareholder (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 8 and 12 to 23 shall survive the termination of this Agreement; provided further, that any liability incurred by any party hereto as a result of a willful and material breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.
Section 5. Representations and Warranties of the Shareholder. Shareholder hereby represents and warrants to Parent and Merger Sub as of the date hereof as follows:
(a) Shareholder is the beneficial owner of, and has good and valid title to, the Covered Shares, free and clear of all Liens that would materially and adversely affect the ability of Shareholder to perform its obligations under this Agreement other than as created by this Agreement and pursuant to applicable securities Laws. As of the date hereof, other than the Owned Shares (and any equity awards relating thereto, including any Class B Units), Shareholder does not own beneficially or of record any shares of capital stock (including common shares of beneficial interest) or voting securities of the Company.

(b) Shareholder has all requisite entity power and authority to execute and deliver this Agreement and to perform Shareholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by Shareholder and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
(c) Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Shareholder for the execution, delivery and performance of this Agreement by Shareholder or the consummation by Shareholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by Shareholder nor the consummation by Shareholder of the transactions contemplated hereby nor compliance by Shareholder with any of the provisions hereof shall (A) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of Shareholder pursuant to, any Contract to which Shareholder is a party or by which Shareholder or any property or asset of Shareholder is bound or affected or (B) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Shareholder or any of Shareholder’s properties or assets, in each case other than as would not restrict, prohibit or impair the exercise by Parent or Merger Sub of its rights under this Agreement or have an adverse effect on Shareholder’s ability to perform its obligations hereunder.
(d) As of the date of this Agreement, there is no litigation pending against Shareholder, or, to the knowledge of Shareholder, threatened against Shareholder that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent or Merger Sub of its rights under this Agreement or the performance by Shareholder of Shareholder’s obligations under this Agreement.
(e) Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon Shareholder’s execution and delivery of this Agreement and the representations and warranties of Shareholder contained herein.
Section 6. Restrictions on Transfer. Shareholder hereby covenants and agrees as follows:
(a) Prior to the Termination Date, and except as contemplated hereby, Shareholder shall not (i) (x) tender any Covered Shares into any tender or exchange offer, (y) sell, transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively “Transfer”), or enter into any Contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), or (z) grant any proxies or powers of attorney with respect to any Covered Shares, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (ii) knowingly take any action that would make any representation or warranty of Shareholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling Shareholder from performing Shareholder’s obligations under this Agreement; provided, however, that, notwithstanding the foregoing or any other provision in this Agreement, (x) on the first Business Day after the later to occur of the mailing of the Proxy Statement or the record date for the meeting of the shareholders convened for the purposes as set forth in Section 1 above, Shareholder may sell any Covered Shares by open market sales on a national securities exchange or via negotiated transactions with licensed brokers or investment banking firms if at the time of such sale each of the quoted price of Company Common Stock and the sale price in such sale (without giving effect to any commission or fee) are less than the Merger Consideration, provided, that Shareholder has performed its obligations under Section 1 by voting such Covered Shares by proxy on the Covered Proposals set forth in the Proxy Statement and that such proxy is not revoked and cannot be revoked by the transferee following such sale, (y) Shareholder may Transfer any Covered Shares if the transferee in such Transfer has entered into, or simultaneously therewith enters into, a voting agreement with Parent and Merger Sub on substantially the same terms of this Agreement and (z) Shareholder may Transfer any Covered Shares if Parent and Merger Sub have provided their express written consent thereto; provided, further, that nothing contained herein shall prohibit any Transfer (a) caused by a client of Shareholder unilaterally terminating its advisory agreement and/or managed account relationship with Shareholder, (b) to any member of Shareholder’s immediate family, or to a trust for the benefit of Shareholder or any member of Shareholder’s immediate family, so long as the permitted transferee executes a joinder to this Agreement pursuant to which such transferee agrees to become a party hereto and be subject to the restrictions applicable to Shareholder hereunder, or (c) by an officer or director of the Company to the Company to pay tax withholding required in connection with the vesting of restricted stock or performance share awards pursuant to the Company’s Amended and Restated 2015 Equity Incentive Plan. Any Transfer in violation of this Section 6(a) shall be null and void ab initio. To the extent a Transfer is permitted under this Agreement, such Transfer shall comply with all applicable Laws.
(b) Prior to the Termination Date, in the event that Shareholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Company Common Stock or other voting interests with respect to the Company, such Company Common Stock or other voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Company Common Stock held by Shareholder set forth on Schedule A hereto will be deemed amended accordingly and such Company Common Stock or other voting interests shall automatically become subject to the terms of this Agreement. Shareholder shall promptly notify Parent in writing of any such event.
(c) Shareholder hereby waives all right to dissent or seek appraisal under the TBCA or otherwise exercise any appraisal rights with respect to all of Shareholder’s Covered Shares owned (beneficially or of record) by Shareholder in connection with the Merger, the Merger Agreement and the other transactions contemplated therein.
(d) Notwithstanding any provision of this Agreement to the contrary, nothing herein shall prevent Shareholder from complying with its disclosure obligations under applicable Laws.
Section 7. Shareholder Capacity. This Agreement is being entered into by Shareholder solely in Shareholder’s capacity as a shareholder of the Company, and nothing in this Agreement shall restrict or limit (a) the ability of Shareholder to take any action in Shareholder’s capacity as a director or officer of the Company or its Subsidiaries and exercising Shareholder’s fiduciary duties and responsibilities in such capacity or (b) the Company from taking any actions that are otherwise permitted by the Merger Agreement, including with respect to a Superior Proposal.
Section 8. Disclosure. Shareholder hereby authorizes Parent, Merger Sub and the Company to publish and disclose in any announcement or disclosure required by the SEC or in the Proxy Statement Shareholder’s identity and ownership of the Covered Shares, this Agreement and the nature of Shareholder’s obligations under this Agreement, in each case, to the extent required by applicable Law.
Section 9. Further Assurances. From time to time, at the request of Parent and without further consideration, Shareholder shall use its commercially reasonable efforts to take such further action as may reasonably be deemed by Parent to be necessary to consummate and make effective the transactions contemplated by this Agreement.
Section 10. Non-Survival of Representations and Warranties. The representations and warranties of the Shareholder contained herein shall not survive the Termination Date.
Section 11. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party and otherwise as expressly set forth herein.
Section 12. Waiver. At any time prior to the Termination Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

Section 13. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (a) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (b) immediately upon delivery by hand; or (c) by e-mail, upon written or electronic confirmation of receipt (excluding “out of office” or other automated replies), in each case to the intended recipient as set forth below:
(i)	If to Parent or Merger Sub:
SPB Hospitality LLC
19219 Katy Freeway
Suite 500
Houston, Texas 77094
	Attention:	James Mazany
	Email:	jim.mazany@SPBHospitality.com

with a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP
951 E. Byrd Street
Riverfront Plaza, East Tower
Richmond, Virginia 23219
	Attention:	Steven M. Haas
	Email:	shaas@huntonak.com

(ii)	If to Shareholder:
As set forth on Schedule A hereto, in each case with a copy (which shall not constitute notice) to:

Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
	Attention:	F. Mitchell Walker, Jr.
	Email:	MWalker@bassberry.com
Any notice received by email or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any party may provide notice to the other parties of a change in its address or e-mail address through a notice given in accordance with this Section 13, except that notice of any change to the address or any of the other details specified in or pursuant to this Section 13 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is two Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 13.
Section 14. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof and thereof.
Section 15. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.
Section 16. Relationship Among the Parties. This Agreement is intended to create a contractual relationship among the Shareholder, on the one hand, and Parent and Merger Sub, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any similar relationship among the parties hereto. Without limiting the generality of the foregoing, none of Shareholder or Parent or Merger Sub, by entering into this Agreement, intends to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law (including the TBCA) with Parent or Merger Sub or any other shareholder of the Company. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Shareholder, and, except as expressly provided herein, Parent and Merger Sub shall have no authority to direct Shareholder in the voting or disposition of any of the Covered Shares. Parent and Merger Sub shall not be deemed to be the beneficial owner of any Covered Shares by virtue of this Agreement.
Section 17. Governing Law and Venue; Waiver of Jury Trial.
(a) This Agreement (and all claims, controversies and causes of action relating thereto or arising therefrom or in connection therewith, whether in contract, tort or otherwise) shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and enforced in accordance with the Laws of the State of Tennessee without regard to the conflicts of laws rules thereof.
(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.
(c) Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to this Agreement, on behalf of itself or its property, in accordance with Section 13 or in such other manner as may be permitted by Law, of copies of such process to such party, and nothing in this Section 17(c) shall affect the right of any party to serve legal process in any other manner permitted by Law, (ii) irrevocably and unconditionally consents and submits itself and its property in any action or proceeding to the exclusive general jurisdiction of the courts of the State of Tennessee or, if unavailable, the federal court in the State of Tennessee, in each case sitting in the City of Nashville in the State of Tennessee, in the event any dispute arises out of this Agreement, or for recognition and enforcement of any judgment in respect thereof, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees that any actions or proceedings arising in connection with this Agreement shall be brought, tried and determined only in the courts of the State of Tennessee or, if unavailable, the federal court in the State of Tennessee, in each case sitting in the City of Nashville in the State of Tennessee (and any courts from which an appeal from such courts may be taken), (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it shall not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the parties hereto agrees that a final judgment in any action or proceeding in such court as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
Section 18. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that Parent and Merger Sub are expressly permitted to assign their rights under this Agreement to any Affiliate of Parent (including by way of a transfer of shares of capital stock of Merger Sub), and any such Person shall be entitled to assume Parent’s and/or Merger Sub’s obligations under this Agreement; provided, that no such assignment and assumption shall release Parent or Merger Sub from any of its obligations under this Agreement to the extent not performed. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

Section 19. Enforcement. The parties acknowledge and agree that irreparable harm would occur and that the parties would not have any adequate remedy at law (a) for any actual or threatened breach of the provisions of this Agreement or (b) in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement. Each of the parties hereby agrees (i) that it shall not oppose the granting of such relief by reason of there being an adequate remedy at law, (ii) that it hereby irrevocably waives any requirement for the security or posting of any bond in connection with such relief and (iii) that such relief may be granted without the requirement that the party seeking such relief offer proof of actual damages. The parties further agree that, by seeking the remedies provided for in this Section 19, a party shall not in any respect waive its right to seek any other form of relief, at law or in equity, that may be available to a party under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 19 are not available or otherwise are not granted.
Section 20. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.
Section 21. Counterparts; Effectiveness. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail, including any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) or other transmission method (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
Section 22. No Presumption Against Drafting Party. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.
Section 23. Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.
[Signature Page Follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Shareholder have caused to be executed or executed this Agreement as of the date first written above.
Parent:

SPB Hospitality LLC

By:	/s/ James Mazany
Name:	James Mazany
Title:	Chief Executive Officer

Merger Sub:

Titan Merger Sub, Inc.

By:	/s/ James Mazany
Name:	James Mazany
Title:	Chief Executive Officer
[Signature Page to Voting Agreement]

Shareholder:

Ancora Holdings Inc.

By:	/s/ Frederick DiSanto
Name:	Frederick DiSanto
Title:	Chairman and Chief Executive Officer
[Signature Page to Voting Agreement]

Annex E
VOTING AGREEMENT
THIS VOTING AGREEMENT (this “Agreement”), dated as of July 2, 2021, is entered into by and among SPB Hospitality LLC, a Delaware limited liability company (“Parent”), Titan Merger Sub, Inc., a Tennessee corporation and an indirect, wholly-owned subsidiary of Parent (“Merger Sub”), and certain shareholders of J. Alexander’s Holdings, Inc., a Tennessee corporation (the “Company”), each listed on Schedule A hereto (each, a “Shareholder” and, collectively, the “Shareholders”). Capitalized terms used but not defined herein shall have the meanings ascribed thereto in the Merger Agreement.
RECITALS
WHEREAS, concurrently with the execution of this Agreement, Parent, Merger Sub and the Company have entered into an Agreement and Plan of Merger (as the same may be amended, modified or supplemented from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein), among other things, Merger Sub will be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation and as an indirect, wholly-owned subsidiary of Parent;
WHEREAS, this Agreement is being entered into in connection with, and all rights and obligations hereunder are being created pursuant to and in connection with, the Merger Agreement to which the Company is a party and the Merger to be effected in accordance with the Merger Agreement and the TBCA;
WHEREAS, each Shareholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act, which meaning will apply for all purposes of this Agreement whenever the terms “beneficial owner,” “beneficial ownership” or “own beneficially” are used) of the number of shares of Company Common Stock set forth on Schedule A hereto (with respect to each Shareholder, the “Owned Shares”; the Owned Shares and any additional shares of Company Common Stock or other voting securities of the Company of which such Shareholder acquires record or beneficial ownership after the date hereof, including, without limitation, by purchase, by grant, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, such Shareholder’s “Covered Shares”); provided, however, that Covered Shares shall not include any Company Common Stock that a Shareholder sells or otherwise disposes of following the date of this Agreement as and to the extent expressly permitted hereby;
WHEREAS, as a condition and inducement to Parent’s and Merger Sub’s willingness to enter into the Merger Agreement and to proceed with the transactions contemplated thereby, including the Merger, Parent, Merger Sub and the Shareholders are entering into this Agreement; and
WHEREAS, the Shareholders acknowledge that Parent and Merger Sub are entering into the Merger Agreement in reliance on the representations, warranties, covenants and other agreements of the Shareholders set forth in this Agreement and would not enter into the Merger Agreement if any Shareholder did not enter into this Agreement.
AGREEMENTS
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and the Shareholders hereby agree as follows:
Section 1. Agreement to Vote. Prior to the Termination Date, each Shareholder, in his, her or its capacity as a shareholder of the Company, irrevocably and unconditionally agrees that at any meeting of the shareholders of the Company (whether annual or special and whether or not an adjourned or postponed meeting), however called, such Shareholder shall (a) when a meeting is held, appear at such meeting or otherwise cause the Covered Shares to be counted as present thereat for the purpose of establishing a quorum, if any and (b) vote, or cause to be voted at such meeting, all Covered Shares owned as of the record date for such meeting of the shareholders (i) in favor of the Merger, the approval of the Merger Agreement and the other transactions contemplated in the Merger Agreement and (ii) against the following actions (other than the Merger, the Merger Agreement and the other transactions contemplated thereby): (A) any Acquisition Proposal, (B) any proposal for any recapitalization, reorganization, liquidation, dissolution, amalgamation, merger, sale of assets or other business combination between the Company and any other Person and (C) any other action that would reasonably be expected to impede, interfere with, delay, postpone or adversely affect the Merger or any of the transactions contemplated by the Merger Agreement or this Agreement (collectively, the “Covered Proposals”). Except as expressly set forth in this Section 1 with respect to Covered Proposals, the Shareholders shall not be restricted from voting in favor of, against or abstaining with respect to any other matter presented to the shareholders of the Company.
Section 2. Grant of Irrevocable Proxy; Appointment of Proxy.
(a) IF ANY SHAREHOLDER FAILS TO TAKE ANY OF THE ACTIONS SET FORTH IN SECTION 1 AT LEAST FIVE (5) BUSINESS DAYS PRIOR TO (OR TAKES OR ATTEMPTS TO TAKE ANY ACTIONS INCONSISTENT WITH THE ACTIONS SET FORTH IN SECTION 1 PRIOR TO OR AT) ANY MEETING OF THE SHAREHOLDERS OF THE COMPANY CONVENED FOR THE PURPOSES SET FORTH IN SECTION 1, THEN EACH SHAREHOLDER HEREBY GRANTS TO, AND APPOINTS, PARENT, THE OFFICERS OF PARENT, AND ANY OTHER DESIGNEE OF PARENT, EACH OF THEM INDIVIDUALLY, SUCH SHAREHOLDER’S IRREVOCABLE (UNTIL THE TERMINATION DATE) PROXY AND ATTORNEY IN FACT (WITH FULL POWER OF SUBSTITUTION) TO VOTE THE COVERED SHARES AS INDICATED IN SECTION 1 SOLELY WITH RESPECT TO COVERED PROPOSALS TO BE CONSIDERED AND VOTED UPON AT SUCH MEETING. EACH SHAREHOLDER INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION DATE) AND COUPLED WITH AN INTEREST AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY SUCH SHAREHOLDER WITH RESPECT TO THE COVERED SHARES.
(b) The proxy granted in this Section 2 shall expire automatically upon the termination of this Agreement.
Section 3. No Inconsistent Agreements. Each Shareholder hereby represents, covenants and agrees that, except as contemplated by this Agreement, such Shareholder (a) has not entered into, and shall not enter into at any time prior to the Termination Date, any voting agreement or voting trust with respect to any Covered Shares and (b) has not granted any currently effective proxy or power of attorney with respect to any Covered Shares, and shall not grant at any time prior to the Termination Date any proxy or power of attorney with respect to any Covered Shares, in either case, which is inconsistent with such Shareholder’s obligations under this Agreement.
Section 4. Termination. This Agreement shall automatically terminate without any action by any party hereto and shall be of no further force and effect upon the earliest to occur of (a) the Closing, (b) the termination of the Merger Agreement in accordance with its terms, (c) the completion of the Company Shareholders Meeting and the inspectors’ certification of the voting results thereat, (d) a Recommendation Withdrawal made in accordance with the terms of the Merger Agreement, (e) the effectiveness of any amendment, modification or supplement to the Merger Agreement or waiver under the Merger Agreement, in each case, where such amendment, modification, supplement or waiver would decrease, or change the form of, the consideration to be received under the Merger Agreement by holders of Company Common Stock, would extend the Termination Date, would impose any additional conditions or obligations that would reasonably be expected to prevent or impede the consummation of the Merger, would affect, in a manner adverse to any Shareholder, any of the material terms of Article I (The Merger; Certain Related Matters), Section 5.2 (No Solicitation), Article VI (Conditions), or Article VII (Termination) of the Merger Agreement, or the defined terms used in such Sections or Articles of the Merger Agreement, or would otherwise be materially adverse to any Shareholder and (f) written notice of termination of this Agreement by Parent to the Shareholders (such earliest date being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 8 and 12 to 24 shall survive the termination of this Agreement; provided further, that any liability incurred by any party hereto as a result of a willful and material breach of a term or condition of this Agreement prior to such termination shall survive the termination of this Agreement.
Section 5. Representations and Warranties of the Shareholders. Each Shareholder, as to such Shareholder (severally and not jointly and severally), hereby represents and warrants to Parent and Merger Sub as of the date hereof as follows:
(a) Such Shareholder is the beneficial owner of, and has good and valid title to, the Covered Shares, free and clear of all Liens that would materially and adversely affect the ability of such Shareholder to perform his, her or its obligations under this Agreement other than as created by this Agreement and pursuant to applicable securities Laws. As of the date hereof, other than the Owned Shares (and any equity awards relating thereto, including any Class B Units), such Shareholder does not own beneficially or of record any shares of capital stock (including common shares of beneficial interest) or voting securities of the Company.
(b) Each Shareholder that is an individual has all requisite power and authority, and each Shareholder that is an entity has all requisite entity power and authority, to execute and deliver this Agreement and to perform such Shareholder’s obligations hereunder. This Agreement has been duly and validly executed and delivered by such Shareholder and, assuming due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of such Shareholder, enforceable against such Shareholder in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law).
(c) Except for the applicable requirements of the Exchange Act, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of such Shareholder for the execution, delivery and performance of this Agreement by such Shareholder or the consummation by such Shareholder of the transactions contemplated hereby and (ii) neither the execution, delivery or performance of this Agreement by such Shareholder nor the consummation by such Shareholder of the transactions contemplated hereby nor compliance by such Shareholder with any of the provisions hereof shall (A) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of such Shareholder pursuant to, any Contract to which such Shareholder is a party or by which such Shareholder or any property or asset of such Shareholder is bound or affected or (B) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Shareholder or any of such Shareholder’s properties or assets, in each case other than as would not restrict, prohibit or impair the exercise by Parent or Merger Sub of its rights under this Agreement or have an adverse effect on such Shareholder’s ability to perform its obligations hereunder.
(d) As of the date of this Agreement, there is no litigation pending against any such Shareholder, or, to the knowledge of such Shareholder, threatened against such Shareholder that restricts or prohibits (or, if successful, would restrict or prohibit) the exercise by Parent or Merger Sub of its rights under this Agreement or the performance by any such Shareholder of such Shareholder’s obligations under this Agreement.
(e) Such Shareholder understands and acknowledges that Parent and Merger Sub are entering into the Merger Agreement in reliance upon such Shareholder’s execution and delivery of this Agreement and the representations and warranties of such Shareholder contained herein.
Section 6. Restrictions on Transfer. Each Shareholder, as to such Shareholder (severally and not jointly), hereby covenants and agrees as follows:
(a) Prior to the Termination Date, and except as contemplated hereby, such Shareholder shall not (i) (x) tender any Covered Shares into any tender or exchange offer, (y) sell, transfer, pledge, hypothecate, grant, encumber, assign or otherwise dispose of (collectively “Transfer”), or enter into any Contract, option, agreement or other arrangement or understanding with respect to the Transfer of any of the Covered Shares or beneficial ownership or voting power thereof or therein (including by operation of law), or (z) grant any proxies or powers of attorney with respect to any Covered Shares, deposit any Covered Shares into a voting trust or enter into a voting agreement with respect to any Covered Shares or (ii) knowingly take any action that would make any representation or warranty of such Shareholder contained herein untrue or incorrect in any material respect or have the effect of preventing or disabling such Shareholder from performing such Shareholder’s obligations under this Agreement; provided, however, that, notwithstanding the foregoing or any other provision in this Agreement, (x) any Shareholder may Transfer any Covered Shares if the transferee in such Transfer has entered into, or simultaneously therewith enters into, a voting agreement with Parent and Merger Sub on substantially the same terms of this Agreement and (y) any Shareholder may Transfer any Covered Shares if Parent and Merger Sub have provided their express written consent thereto; provided, further, that nothing contained herein shall prohibit any Transfer (a) caused by a client of any

Shareholder unilaterally terminating its advisory agreement and/or managed account relationship with such Shareholder, (b) to any member of such Shareholder’s immediate family, or to a trust for the benefit of such Shareholder or any member of such Shareholder’s immediate family, so long as the permitted transferee executes a joinder to this Agreement pursuant to which such transferee agrees to become a party hereto and be subject to the restrictions applicable to such Shareholder hereunder, or (c) by an officer or director of the Company to the Company to pay tax withholding required in connection with the vesting of restricted stock or performance share awards pursuant to the Company’s Amended and Restated 2015 Equity Incentive Plan. Any Transfer in violation of this Section 6(a) shall be null and void ab initio. To the extent a Transfer is permitted under this Agreement, such Transfer shall comply with all applicable Laws.
(b) Prior to the Termination Date, in the event that such Shareholder acquires record or beneficial ownership of, or the power to vote or direct the voting of, any additional Company Common Stock or other voting interests with respect to the Company, such Company Common Stock or other voting interests shall, without further action of the parties, be deemed Covered Shares and subject to the provisions of this Agreement, and the number of Company Common Stock held by such Shareholder set forth on Schedule A hereto will be deemed amended accordingly and such Company Common Stock or other voting interests shall automatically become subject to the terms of this Agreement. Each Shareholder shall promptly notify Parent in writing of any such event.
(c) Each Shareholder hereby waives all right to dissent or seek appraisal under the TBCA or otherwise exercise any appraisal rights with respect to all of such Shareholder’s Covered Shares owned (beneficially or of record) by such Shareholder in connection with the Merger, the Merger Agreement and the other transactions contemplated therein.
(d) Notwithstanding any provision of this Agreement to the contrary, nothing herein shall prevent a Shareholder from complying with his, her or its disclosure obligations under applicable Laws.
Section 7. Shareholder Capacity. This Agreement is being entered into by each Shareholder solely in such Shareholder’s capacity as a shareholder of the Company, and nothing in this Agreement shall restrict or limit (a) the ability of any Shareholder to take any action in such Shareholder’s capacity as a director or officer of the Company or its Subsidiaries and exercising such Shareholder’s fiduciary duties and responsibilities in such capacity or (b) the Company from taking any actions that are otherwise permitted by the Merger Agreement, including with respect to a Superior Proposal.
Section 8. Disclosure. Each Shareholder hereby authorizes Parent, Merger Sub and the Company to publish and disclose in any announcement or disclosure required by the SEC or in the Proxy Statement such Shareholder’s identity and ownership of the Covered Shares, this Agreement and the nature of such Shareholder’s obligations under this Agreement, in each case, to the extent required by applicable Law.
Section 9. Further Assurances. From time to time, at the request of Parent and without further consideration, each Shareholder shall use its commercially reasonable efforts to take such further action as may reasonably be deemed by Parent to be necessary to consummate and make effective the transactions contemplated by this Agreement.
Section 10. Non-Survival of Representations and Warranties. The representations and warranties of the Shareholders contained herein shall not survive the Termination Date.
Section 11. Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing specifically designated as an amendment hereto, signed on behalf of each party and otherwise as expressly set forth herein.
Section 12. Waiver. At any time prior to the Termination Date, the parties may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party to this Agreement of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.
Section 13. Notices. All notices and other communications hereunder must be in writing and will be deemed to have been duly delivered and received hereunder (a) one Business Day after being sent for next Business Day delivery, fees prepaid, via a reputable nationwide overnight courier service; (b) immediately upon delivery by hand; or (c) by e-mail, upon written or electronic confirmation of receipt (excluding “out of office” or other automated replies), in each case to the intended recipient as set forth below:
(i)	If to Parent or Merger Sub:

SPB Hospitality LLC
19219 Katy Freeway
Suite 500
Houston, Texas 77094
	Attention:	James Mazany
	Email:	jim.mazany@SPBHospitality.com

with a copy (which shall not constitute notice) to:

Hunton Andrews Kurth LLP
951 E. Byrd Street
Riverfront Plaza, East Tower
Richmond, Virginia 23219
	Attention:	Steven M. Haas
	Email:	shaas@huntonak.com

(ii)	If to a Shareholder:
As set forth on Schedule A hereto, in each case with a copy (which shall not constitute notice) to:

Bass, Berry & Sims PLC
150 Third Avenue South, Suite 2800
Nashville, Tennessee 37201
	Attention:	F. Mitchell Walker, Jr.
	Email:	MWalker@bassberry.com
Any notice received by email or otherwise at the addressee’s location on any Business Day after 5:00 p.m., addressee’s local time, or on any day that is not a Business Day will be deemed to have been received at 9:00 a.m., addressee’s local time, on the next Business Day. From time to time, any party may provide notice to the other parties of a change in its address or e-mail address through a notice given in accordance with this Section 13, except that notice of any change to the address or any of the other details specified in or pursuant to this Section 13 will not be deemed to have been received until, and will be deemed to have been received upon, the later of the date (A) specified in such notice; or (B) that is two Business Days after such notice would otherwise be deemed to have been received pursuant to this Section 13.
Section 14. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all prior agreements, understandings, representations and warranties, both written and oral, among the parties with respect to the subject matter hereof and thereof.
Section 15. No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person other than the parties and their respective successors and permitted assigns any legal or equitable right, benefit or remedy of any nature under or by reason of this Agreement.

Section 16. Relationship Among the Parties. This Agreement is intended to create a contractual relationship among the Shareholders, on the one hand, and Parent and Merger Sub, on the other hand, and is not intended to create, and does not create, any agency, partnership, joint venture or any similar relationship among the parties hereto. Without limiting the generality of the foregoing, none of any Shareholder or Parent or Merger Sub, by entering into this Agreement, intends to form a “group” for purposes of Rule 13d-5(b)(1) of the Exchange Act or any other similar provision of applicable Law (including the TBCA) with Parent or Merger Sub or any other shareholder of the Company. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Covered Shares. All rights, ownership and economic benefits of and relating to the Covered Shares shall remain vested in and belong to the applicable Shareholder, and, except as expressly provided herein, Parent and Merger Sub shall have no authority to direct any Shareholder in the voting or disposition of any of the Covered Shares. Parent and Merger Sub shall not be deemed to be the beneficial owner of any Covered Shares by virtue of this Agreement.
Section 17. Governing Law and Venue; Waiver of Jury Trial.
(a) This Agreement (and all claims, controversies and causes of action relating thereto or arising therefrom or in connection therewith, whether in contract, tort or otherwise) shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and enforced in accordance with the Laws of the State of Tennessee without regard to the conflicts of laws rules thereof.
(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH PARTY MAKES THIS WAIVER VOLUNTARILY AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 17.
(c) Each of the parties hereto (i) irrevocably consents to the service of the summons and complaint and any other process in any action or proceeding relating to this Agreement, on behalf of itself or its property, in accordance with Section 13 or in such other manner as may be permitted by Law, of copies of such process to such party, and nothing in this Section 17(c) shall affect the right of any party to serve legal process in any other manner permitted by Law, (ii) irrevocably and unconditionally consents and submits itself and its property in any action or proceeding to the exclusive general jurisdiction of the courts of the State of Tennessee or, if unavailable, the federal court in the State of Tennessee, in each case sitting in the City of Nashville in the State of Tennessee, in the event any dispute arises out of this Agreement, or for recognition and enforcement of any judgment in respect thereof, (iii) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iv) agrees that any actions or proceedings arising in connection with this Agreement shall be brought, tried and determined only in the courts of the State of Tennessee or, if unavailable, the federal court in the State of Tennessee, in each case sitting in the City of Nashville in the State of Tennessee (and any courts from which an appeal from such courts may be taken), (v) waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same and (vi) agrees that it shall not bring any action relating to this Agreement in any court other than the aforesaid courts. Each of the parties hereto agrees that a final judgment in any action or proceeding in such court as provided above shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.
Section 18. Assignment; Successors. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties, in whole or in part (whether by operation of law or otherwise), without the prior written consent of the other parties, and any attempt to make any such assignment without such consent shall be null and void; provided, however, that Parent and Merger Sub are expressly permitted to assign their rights under this Agreement to any Affiliate of Parent (including by way of a transfer of shares of capital stock of Merger Sub), and any such Person shall be entitled to assume Parent’s and/or Merger Sub’s obligations under this Agreement; provided, that no such assignment and assumption shall release Parent or Merger Sub from any of its obligations under this Agreement to the extent not performed. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.
Section 19. Enforcement. The parties acknowledge and agree that irreparable harm would occur and that the parties would not have any adequate remedy at law (a) for any actual or threatened breach of the provisions of this Agreement or (b) in the event that any of the provisions of this Agreement are not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek an injunction or injunctions, specific performance or other equitable relief to prevent breaches or threatened breaches of this Agreement and to specifically enforce the terms and provisions of this Agreement. Each of the parties hereby agrees (i) that it shall not oppose the granting of such relief by reason of there being an adequate remedy at law, (ii) that it hereby irrevocably waives any requirement for the security or posting of any bond in connection with such relief and (iii) that such relief may be granted without the requirement that the party seeking such relief offer proof of actual damages. The parties further agree that, by seeking the remedies provided for in this Section 19, a party shall not in any respect waive its right to seek any other form of relief, at law or in equity, that may be available to a party under this Agreement, including monetary damages in the event that this Agreement has been terminated or in the event that the remedies provided for in this Section 19 are not available or otherwise are not granted.
Section 20. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any Law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect. Notwithstanding the foregoing, upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner.
Section 21. Counterparts; Effectiveness. This Agreement and any amendments hereto may be executed in one or more counterparts, all of which will be considered one and the same agreement and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail, including any electronic signature complying with the U.S. federal ESIGN Act of 2000 (e.g., www.docusign.com) or other transmission method (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
Section 22. No Presumption Against Drafting Party. The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement. Each of the parties to this Agreement acknowledges that it has been represented by counsel in connection with this Agreement and the transactions contemplated by this Agreement.
Section 23. Shareholder Obligation Several and Not Joint. The obligations of each Shareholder hereunder shall be several and not joint and several, and no Shareholder shall be liable for any breach of the terms of this Agreement by any other Shareholder.
Section 24. Expenses. All costs and expenses incurred in connection with the transactions contemplated by this Agreement shall be paid by the party incurring such costs and expenses.
[Signature Page Follows]

IN WITNESS WHEREOF, Parent, Merger Sub and the Shareholders have caused to be executed or executed this Agreement as of the date first written above.
Parent:

SPB Hospitality LLC

By:	/s/ James Mazany
Name:	James Mazany
Title:	Chief Executive Officer

Merger Sub:

Titan Merger Sub, Inc.

By:	/s/ James Mazany
Name:	James Mazany
Title:	Chief Executive Officer
[Signature Page to Voting Agreement]

Shareholder:

/s/ Douglas K. Ammerman
Douglas K. Ammerman
[Signature Page to Voting Agreement]

Shareholder:

/s/ Carl J. Grassi
Carl J. Grassi
[Signature Page to Voting Agreement]

Shareholder:

/s/ Timothy T. Janszen
Timothy T. Janszen
[Signature Page to Voting Agreement]

Shareholder:

/s/ Ronald B. Maggard, Sr.
Ronald B. Maggard, Sr.
[Signature Page to Voting Agreement]

Shareholder:

/s/ Raymond R. Quirk
Raymond R. Quirk
[Signature Page to Voting Agreement]

Shareholder:

/s/ Lonnie J. Stout II
Lonnie J. Stout II
[Signature Page to Voting Agreement]

Shareholder:

/s/ Mark A. Parkey
Mark A. Parkey
[Signature Page to Voting Agreement]

Shareholder:

/s/ J. Michael Moore
J. Michael Moore
[Signature Page to Voting Agreement]

Shareholder:

/s/ Jessica L. Hagler
Jessica L. Hagler
[Signature Page to Voting Agreement]

Shareholder:

/s/ Jason S. Parks
Jason S. Parks
[Signature Page to Voting Agreement]

PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION

J.ALEXANDER'S HOLDINGS, INC.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on [ ], 2021. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on [ ], 2021. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D58844-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

J. ALEXANDER'S HOLDINGS, INC.

The Board of Directors recommends you vote FOR proposals 1, 2 and 3:

NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Proxy Statement is available at www.proxyvote.com.

D58845-TBD

J. ALEXANDER'S HOLDINGS, INC.
Special Meeting of Shareholders
Loews Vanderbilt Hotel, 2100 West End Avenue, Nashville, TN 37203
[ ], 2021 at [ ] AM Central Time
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints Lonnie J. Stout II and Mark A. Parkey, and each of them, as proxies, each with full power to appoint his substitute, to vote all of the Common Stock that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on [ ], 2021 beginning at [ ] AM, Central Time, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side